UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1 (Amendment No. 4)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ZenaTech, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Registration Statement No.

British Columbia, Canada	7373	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	69 Yonge St. Suite 1404 Toronto, Ontario Canada M5E 1K3 (647) 249-1622

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shaun Passley, PhD

69 Yonge St. Suite 1404

Toronto, Ontario, Canada M5E 1K3

(647) 249-1622

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.    Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission with respect to such securities has been declared effective. This prospectus is not an offer to sell these securities and no offers to buy these securities are being solicited in any jurisdiction where their offer or sale is not permitted.

Prospectus (subject to completion)
May 22, 2024

This prospectus relates to the registration of the resale of up 102,481,427 shares of our common stock, including 382,333 shares issuable upon exercise of outstanding warrants, by the stockholders identified in this prospectus, or the Registered Stockholders, in connection with our direct listing on the Nasdaq Capital Market. Unlike an initial public offering, the resale by the Registered Stockholders is not being underwritten by any investment bank. The Registered Stockholders may, or may not, elect to sell their shares of common stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the shares of common stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. If the Registered Stockholders choose to sell their shares of common stock, we will not receive any proceeds from the sale of such shares of common stock.

No public market for our common stock currently exists and our shares of common stock have a limited history of trading in private transactions. Based on information available to us, the low and high sales price per share of common stock for such private transactions during the period from January 1, 2022 through May 22, 2024 was $0.24 and $0.80, respectively. For more information, see the section titled “Sale Price History of Common Stock.” Our recent trading prices of common stock in private transactions may have little or no relation to the opening public price or the subsequent trading price of our shares of common stock on the Nasdaq Capital Market. Further, the listing of our common stock on the Nasdaq Capital Market without underwriters is a novel method for commencing public trading in shares of our common stock and, consequently, the trading volume and price of shares of our common stock may be more volatile than if shares of our common stock were initially listed in connection with an underwritten initial public offering.

We have appointed Maxim Group LLC as our financial advisor, the Advisor, with respect to the proposed listing contemplated hereby. On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules. Under Nasdaq rules, the Current Reference Price means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. See “Plan of Distribution” for more information.

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “ZENA.” We expect our common stock to begin trading on or about June 17, 2024. If our Nasdaq application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this direct listing. This listing is a condition upon the offering. No assurance can be given that our Nasdaq application will be approved and that our common stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and we will terminate this direct listing.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “foreign private issuer” as defined in Rule 405 of the U.S. Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. In addition, we are considered a “controlled company” under Nasdaq rules given that our CEO and director Dr. Shaun Passley controls more than 50% of our outstanding voting stock.

See the section titled “Risk Factors” beginning on page 12 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

May 22, 2024

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains certain “forward-looking statements” or “forward-looking information” (collectively, “forward-looking information”). This forward-looking information relates to future events or future performance of the Company and reflects management’s expectations and projections regarding the Company’s growth, results of operations, performance, and business prospects and opportunities. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management.

In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “aim”, “seek”, “is/are likely to”, “believe”, “estimate”, “predict”, “potential”, “continue”, “target” or the negative of these terms or other comparable terminology intended to identify forward looking statements.

Forward-looking information in this prospectus includes, but is not limited to:

•the Company’s expectations regarding its revenue, expenses, production, operations, costs, cash flows, and future growth;

•expectations with respect to future production costs and capacity;

•the intention to complete the listing of the Company’s common shares on an exchange;

•the Company’s expectations regarding its revenue, expenses, and operations;

•the Company’s anticipated cash needs and it’s needs for additional financing;

•the Company’s intention to grow the business and its operations and execution risk;

•expectations with respect to future operations and costs;

•the volatility of stock prices and market conditions in the industries in which the Company operates;

•political, economic, environmental, tax, security, and other risks associated with operating in emerging markets;

•regulatory risks;

•unfavorable publicity or consumer perception;

•difficulty in forecasting industry trends;

•the ability to hire key personnel;

•the competitive conditions of the industry and the competitive and business strategies of the Company;

•the Company’s expected business objectives for the next twelve months;

•the Company’s ability to obtain additional funds through the sale of equity or debt commitments;

•investment capital and market share;

•changes in the target markets;

•market uncertainty;

•ability to access additional capital;

•management of growth (plans and timing for expansion);

•patent infringement;

•litigation;

•applicable laws, regulations, and any amendments affecting the business of the Company.

Forward-looking statements are based on certain assumptions and analyses made by the management of the Company in light of its experience and understanding of historical trends and current conditions and other factors management believes are appropriate to consider, which are subject to risks and uncertainties. Although the Company’s management believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect and actual results may vary materially from the forward-looking information presented. Given these risks and uncertainties underlying the assumptions made, prospective purchasers of the Company’s securities should not place undue reliance on these forward-looking statements. Some of the risks and uncertainties associated with the forward-looking information presented are listed under “Risk Factors”, which include, among others, risks related to:

•market volatility;

•Covid-19 effect on the market;

•our limited operating history;

•there are no profits to date;

•defects in our products;

•managing expected growth;

•dependence on internet infrastructure and risks of systems failures, breaches, and rapid technological changes;

•our ability to protect our intellectual property;

•developing new technology, sourcing materials, and engaging customers;

•economic development in North America, Europe, and globally;

•risks associated with acquisitions;

•operational risks and litigation;

•risks associated with operating in emerging markets;

•ability to obtain customer contracts and establish relationships;

•the impact of competition;

•the ability to obtain and maintain existing financing on acceptable terms;

•the ability to retain skilled management and staff;

•the ability to acquire a significant market position in the provision of products and services in its target markets;

•currency, exchange, and interest rates;

•the availability of financing opportunities, risks associated with economic conditions, dependence on management, and conflicts of interest;

•the progress and success of our product marketing;

•market competition in software development;

•the ability to successfully market, sell, and create a customer base;

•operating in a regulatory environment (i.e., regulatory environment, node compensation approaches); and

•risks associated with being a public company, including maintaining adequate internal controls and making appropriate disclosures under applicable law.

Although the forward-looking statements contained in this Prospectus are based upon what the Company’s management believes are reasonable assumptions, these risks, uncertainties, assumptions, and other factors could cause the Company’s actual results, performance, achievements, and experience to differ materially from its expectations of, future results, performances, achievements or experiences expressed or implied by the forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. See “Risk Factors”.

Potential investors should read this prospectus with the understanding that the Company’s actual future results may be materially different from what is currently anticipated.

CURRENCY

All amounts in this Prospectus are presented in Canadian dollars and references to $ are to Canadian dollars unless the context otherwise requires. United States dollars are presented as US$ or USD whether before or after an amount.

PROSPECTUS SUMMARY

The following is a summary of certain information contained in this Prospectus and should be read together with the more detailed information and financial data and statements contained elsewhere in this Prospectus. Capitalized terms used in the summary, but not defined, have the meanings ascribed elsewhere in this Prospectus.

The Company

Corporate Information

Our principal address and office is located at Suite 1404, 69 Yonge Street, Toronto, Ontario Canada M5E 1K3 and our telephone number is (647) 249-1622. Our registered and records office is located at Suite 700 – 1199 West Hastings Street, Vancouver, British Columbia V6E 3T5. Our internet website is http://www.zenatech.com.

Our Current Business

ZenaTech, Inc. is an enterprise software technology company that specializes in mission-critical cloud-based applications integrated with smart hardware to deliver innovative solutions across diverse industries. The Company operates in software development technology, sales, and distribution. The Company is also developing a drone manufacturing, sales, and distribution business (see – “Our Anticipated Business” below). ZenaTech, Inc. is the parent holding company that operates through the following subsidiary companies:

•PacePlus, Inc.(“PacePlus”), a Wyoming, United States of America (“USA”), company, provides cloud-based enterprise software solutions for the medical records industry, with its subsidiaries,

oSystemView, Inc. (“SystemView”), a Wyoming, USA, company, provides software solutions for the automated facility management industry, and,

oZigVoice, Inc. (“ZigVoice”), a Wyoming, USA, company, provides software solutions for the contact center industry,

•WorkAware, Inc., a Wyoming, USA company, provides cloud-based enterprise safety and compliance management software and mobile solutions that can be utilized in a variety of industries including field management services,

•TillerStack, GmbH. (“TillerStack”), a German company, provides cloud-based enterprise field service management software and mobile solutions for a variety of industries,

oTillerStack, Inc. was established for US sales of TillerStack software products.

oZenaDrone GmbH (“ZenaDrone German”) was established for drone sales and drone services in Germany.

•PsPortals, Inc. (“PsPortals”), a Delaware corporation, provides browser-based enterprise software applications for public safety, and,

•ZenaTech, Inc, (“ZenaTech US”), created for conducting future acquisitions in the United States of America, and its subsidiary,

oZenaDrone, Inc., a Wyoming corporation, established for the purpose of selling the drone in the United States of America.

Our core products all of which are software related are as follows:

Core Product	Status	Company	Product Description
EHR Software	Released Inhouse development Generating revenue	PacePlus, Inc.	Electronic Health Record software is designed to efficiently manage patient health information, streamline healthcare workflows and improve patient care and safety
Medical Billing Software	Released Inhouse development Generating revenue	PacePlus, Inc.	A comprehensive billing and invoicing system specifically tailored for medical practices, helping manage financial transactions and insurance claims efficiently.
SystemView Scada HMI Software	Released Inhouse development Generating revenue	SystemView, Inc.	A Supervisory Control and Data Acquisition (SCADA) software offering real-time monitoring, data visualization, and control for industrial processes.
MaintenanceView	Released Inhouse development Generating revenue	SystemView, Inc.	A software application designed to streamline and optimize maintenance operations, ensuring the reliability and longevity of equipment and assets.
ReportView	Released Inhouse development Generating revenue	SystemView, Inc.	A powerful reporting tool that compiles and presents data from various sources, simplifying data analysis and supporting informed decision-making.
EnergyView	Released Inhouse development Generating revenue	SystemView, Inc.	An energy management software that tracks energy consumption, identifies inefficiencies and offers insights for optimizing energy usage and reducing costs.

Strand Video Surveillance Software	Released Inhouse development Generating revenue	SystemView, Inc.	A sophisticated video surveillance system with intelligent analytics, enhancing security and surveillance capabilities for a wide range of environments.
Multiplatform Contact Center Suite (MCCS)	Released Inhouse development Generating revenue	ZigVoice, Inc.	An integrated suite of tools enabling seamless communication and management of customer interactions across multiple platforms and channels.
Traffic Calculator	Released Inhouse development Generating revenue	ZigVoice, Inc.	A traffic analysis software that provides valuable insights into traffic patterns, helping optimize transportation and infrastructure planning.
Zinergy Help Desk Software	Released Inhouse development Generating revenue	ZigVoice, Inc.	An efficient help desk solution that centralizes and manages customer support inquiries, ensuring timely and effective issue resolution.
Safety and Compliance Management Software	Released Inhouse development Generating revenue	WorkAware, Inc.	A comprehensive software platform designed to support businesses in maintaining safety standards, compliance, and risk management across industries.
Field Service Management Software	Released Inhouse development Generating revenue	TillerStack, GMbH

A powerful solution that optimizes field operations for businesses. From scheduling and dispatching to real-time tracking and reporting, it empowers field service teams to deliver exceptional customer experiences efficiently and effectively.

Law Enforcement Software	Released Inhouse development Generating revenue	PsPortals, Inc.	A comprehensive and secure platform designed to empower law enforcement agencies with advanced case management, evidence tracking, and streamlined communication tools.
On-site Remote Assistance	Released Inhouse development Generating revenue	TillerStack, GMbH

An innovative tool that enables remote experts to provide real-time guidance to on-site technicians. With seamless AR-powered communication and live video collaboration, it empowers teams to resolve complex issues faster and reduce downtime, revolutionizing on-site support experiences.

Commercializing Non-Generating Software Products

ZenaPay's software suite – including Plant Tracker, Merchant, Compliance, Supply Chain Blockchain Smart Contract, and Plant Recognition Technology – is spearheading a targeted marketing effort via social media, pay-per-click, and YouTube videos. This campaign is designed to highlight the ways these software products enhance farmers' operations. While these applications are yet to be launched, our current focus is on the drone business, as it aligns with these software offerings. The drone automation complements the software usage. Once the drone business starts generating revenue, the Plant Tracker will be introduced as an add-in service.

Product	Status	Company	Product Description
ZenaDrone Plant Tracker	Released Inhouse development Not currently generating revenue	ZenaDrone, Inc.	A cloud-based application that utilizes blockchain technology to provide precise tracking and management of plant-related data, enhancing efficiency in agricultural processes.
ZenaDrone Smart Farming	Beta Release Inhouse development Not currently generating revenue	ZenaDrone, Inc.	An innovative solution employing smart technology to optimize farming practices, improve crop yields, and streamline agricultural operations.

ZenaDrone Compliance Software	Testing Inhouse development Not currently generating revenue	ZenaDrone, Inc.	An automated solution to navigate regulatory requirements seamlessly. It simplifies compliance processes, ensuring adherence to necessary standards with efficiency.

Plant Recognition Technology	Testing Inhouse development Not currently generating revenue	ZenaDrone, Inc.	Software that utilizes advanced AI technology to identify various plant species swiftly and accurately, providing enhanced botanical insights for users.

The Product Table below shows products that are being developed to integrate with certain of our software products.

Product Name	Status	Company
StackLens	Prototype Inhouse development Not currently Generating revenue	TillerStack, GMbH
JourneyMan Device	Designed Inhouse development Not currently Generating revenue	WorkAware, Inc.

Our Anticipated Business

We plan to expand our business into Unmanned Vehicle Systems (commonly referred to as “drones”). In that regard, we have developed and have been testing what we believe to be a high-quality drone with certain unique features. ZenaTech, Inc. is the parent holding company that is developing its drone business through the following subsidiary companies:

•ZenaDrone, Inc. (“ZenaDrone”), a Wyoming, USA, company, and its subsidiaries,

oZenaDrone Limited (“ZenaDrone Ltd”), an Irish entity established for the Irish and European Union drone sales and drone services operations. The Company created ZenaDrone Limited to register with the Irish Aviation Authority,

oZenaDrone Manufacturing, Inc, an Arizona Corporation, established to manufacture drones in the United States of America,

•ZenaDrone, Trading LLC (“ZenaDrone LLC”) a Dubai, United Arab Emirates (“UAE”) company, established in the Middle East for the drone commercial, marketing and sales drone operations, and its subsidiary,

oZenaDrone Manufacturing (FZE) (“ZenaDrone FZE”) a Sharjah, UAE company, established in the Middle East for the manufacturing of drones and batteries.

Operations Overview

We currently have approximately 115 paying corporate clients using our medical records software, SCADA & HMI software, video surveillance software, call center software and safety and compliance management software, and field service management software. In addition, we have signed five pilot program agreements to evaluate our drone technology incorporating our drone enterprise software that we expect to convert into paying customers.

We currently generate all our income from our software business and do not anticipate any changes to the use of existing software products under our current business operated through PacePlus, SystemView, ZigVoice, WorkAware, TillerStack and PsPortals while we pursue our drone business. We have not made any royalty payments on our software products to date. In addition, we have not made any royalty payments on our drones, including to Epazz in respect of software used in our drones.

We currently conduct our software business in the United States, Canada, Ireland, United Arab Emirates, and Germany. We currently are testing our drone in Dubai and Ireland.

We currently have 11 employees on staff and 45 contractors we utilize via the management services agreement with Epazz that we utilize throughout our business.

See “Our Business” for more information.

Implications of Being a Foreign Private Issuer

Upon effectiveness of this prospectus, we will report under the Exchange Act as a non-U.S. company with foreign private issuer (“FPI”) status. As long as we qualify as an FPI under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (“SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

In addition, as a foreign private issuer, we will also be entitled to rely on exceptions from certain corporate governance requirements of the Nasdaq. However, our ability to rely on certain of these exceptions is limited as we are considered a “controlled company” under Nasdaq rules given that our CEO and director Dr. Shaun Passley controls more than 50% of our outstanding voting stock. For example, we will still be required to comply with the requirement for each member of the audit committee of our Board to be independent, independent director sessions are required and director nominations must have independent director oversight. However, while we plan to comply with all of the corporate governance requirements of Nasdaq, we are eligible and may rely on the other exceptions afforded us as a foreign private issuer, including with respect to compensation committee requirements.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We may take advantage of these exemptions until such time as we are no longer an FPI. We would cease to be an FPI at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Implications of Being Treated as an Emerging Growth Company

We are treated as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), because we qualified as an emerging growth company at the time we first submitted this prospectus on Form 20-F to the SEC. Accordingly, we are eligible to comply with reduced disclosure requirements applicable to emerging growth companies. These reduced disclosure requirements and exemptions include:

•the ability to include only two years of audited financial statements and only two years of related Management’s

Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•reduced disclosure obligations regarding executive compensation in this prospectus; and 10 Table of Contents Index to Financial Statements

•an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements for this prospectus.

As a result, the information contained in this Form 20-F may be different from the information you receive from other public companies in which you hold shares. Both FPIs and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain an FPI, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor an FPI

Implications of Being a Controlled Company

We are considered a “controlled company” under Nasdaq rules given that our CEO and director Dr. Shaun Passley controls more than 50% of our outstanding voting stock. Because we will qualify to be treated as a controlled company, we will have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of the Board of Directors consists of independent directors, the requirement that a majority of the independent directors select or recommend its director nominees, the requirement that the remuneration committee be responsible for determining or recommending the compensation of executive officers other than our Chief Executive Officer and the requirement that its remuneration committee be composed entirely of independent directors. If we elect to use certain of the controlled company exemptions, holders of our common stock will not have the same protections afforded to stockholders of companies that are subject to these corporate governance requirements.

See “Risk Factors - Risks Related to Our Common Shares and Listing”.

Summary Selected Financial Information

The following tables summarize certain of our consolidated financial information. This information has been derived from our audited consolidated financial statements for the years ended December 31, 2023 and 2022, and interim unaudited consolidated financial statements for three months ended March 31, 2024,  and related notes, included elsewhere in this prospectus. Our financial statements are prepared in accordance with International Financial Reporting Standards.

You should read the following summary consolidated financial information together with the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements for the years ended December 31, 2023 and 2022, and interim unaudited consolidated financial statements for three months ended March 31, 2024, and the related notes included elsewhere in this prospectus. The summary consolidated financial information in this section is not intended to replace our audited or interim consolidated financial statements and the related notes and is qualified in its entirety by our audited and interim consolidated financial statements and the related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of our results in any future period.

	Three-Months Ended March 31, 2024 $ (unaudited)	Year Ended December 31, 2023 $ (audited)	Year Ended December 31, 2022 $ (audited)
Total Revenues	591,379	1,831,912	3,076,054
Total Expenses	(711,847)	(2,073,416)	(3,061,778)
Net Income (Loss)	(120,924)	(241,504)	14,276
Net Income (Loss) per common share -basic and diluted	(0.00)	(0.01)	0.00

	At March 31, 2024 $ (unaudited)	At December 31, 2023 $ (audited)	At December 31, 2022 $ (audited)
Total Assets	18,210,732	16,453,876	13,543,786
Total Liabilities	10,162,355	9,134,130	5,972,094
Shareholder’s Equity	8,048,377	7,319,746	7,571,692

RISK FACTORS

The Company’s business is subject to a variety of risks and special considerations. As a result, prospective investors in the Company should carefully consider the risks described below and the other information included in this Prospectus and any information gathered as a result of the prospective investor’s own independent evaluation of the Company and its business before deciding to invest in the Company. The following summary of “risk factors” does not purport to be exhaustive or to summarize all the risks that may be associated with purchasing or owning our common shares (the “Common Shares”). Additional risks and uncertainties not presently known to the Company, or that it believes to be immaterial, may impair the Company’s business. Each potential investor is advised and expected to conduct its own investigation into the Company and to arrive at an independent evaluation of the investment. If any of the following risks actually occur, the Company’s business, financial condition, results of operations and cashflows could suffer. In that case, the value of the Common Shares could decline and you could lose all or part of your investment.

Risks Related to Our Common Shares and Listing

There is currently no public trading market for our Common Shares.

Currently there is no public market for the Common Shares of the Company, and there can be no assurance that an active market for the Common Shares will develop or be sustained. We are proposing to list on the Nasdaq Capital Market, however, there can be no assurance that the listing will be completed.

We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies that we have elected to comply with will make our Common Shares less attractive to investors.

We are currently treated as an “emerging growth company” as defined in the JOBS Act and, as a result, are eligible for reduced disclosure requirements applicable to emerging growth companies. We cannot predict if investors will find our Common Shares less attractive because we have relied on the exemption that permits such reduced disclosure. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and our share price may be more volatile.

We will be a “controlled company” within the meaning of the Nasdaq corporate governance rules and, as a result, be eligible to rely on exemptions from certain corporate governance requirements that provide protection to stockholders of companies that are not controlled companies.

We are considered a “controlled company” under Nasdaq rules given that our CEO and director Dr. Shaun Passley controls more than 50% of our outstanding voting stock. Because we will qualify to be treated as a controlled company, we will have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of the Board of Directors consists of independent directors, the requirement that a majority of the independent directors select or recommend its director nominees, the requirement that the remuneration committee be responsible for determining or recommending the compensation of executive officers other than our Chief Executive Officer and the requirement that its remuneration committee be composed entirely of independent directors. If we elect to use certain of the controlled company exemptions, holders of our common stock will not have the same protections afforded to stockholders of companies that are subject to these corporate governance requirements.

We will be a foreign private issuer and, as a result, we will not be subject to US proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including with respect to the solicitation of proxies and the requirements for insiders to file reports with respect to stock ownership. Foreign private issuers are also exempt from the Regulation FD, aimed at preventing issuers from making selective disclosures of material information.

In addition, as a foreign private issuer, we will also be entitled to rely on exceptions from certain corporate governance requirements of the Nasdaq. However, our ability to rely on certain of these exceptions is limited as we are considered a “controlled company” under Nasdaq rules given that our CEO and director Dr. Shaun Passley controls more that 50% of our outstanding voting stock. For example, we will still be required to comply with the requirement for each member of the audit committee of our Board to be independent, independent director sessions are required and director nominations must have independent director oversight. However, while we plan to comply with all of the corporate governance requirements of Nasdaq, we are eligible and may rely on the other exceptions afforded us as a foreign private issuer, including with respect to compensation committee requirements.

As a result, investors may not have the same protections afforded to shareholders of companies that are not foreign private issuers or controlled companies.

As a foreign private issuer, we are permitted and expect to follow certain home country corporate governance requirements in lieu of certain Nasdaq requirements applicable to domestic issuers.

As a foreign private issuer, if our shares are approved for listing on Nasdaq, we will be permitted to, and intend to, follow certain home country corporate governance requirements in lieu of certain Nasdaq requirements. Following our home country corporate governance requirements, as opposed to the requirements that would otherwise apply to a US company listed on the Nasdaq, may provide less protection than is afforded to investors under the Nasdaq rules or under the US Securities Act of 1933, as amended, applicable to domestic issuers.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant additional legal, accounting and other expenses.

As a foreign private issuer, we will not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to US domestic issuers. If we were to lose our foreign private issuer status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. The regulatory and compliance costs to us under US securities laws when we would be required to comply with the reporting requirements applicable to a US domestic issuer could be significantly higher than the costs we will incur as a foreign private issuer. As a result, a loss of foreign private issuer status could increase our legal and financial compliance costs and could make some activities highly time-consuming and costly. If we were required to comply with the rules and regulations applicable to US domestic issuers, it could make it more difficult and expensive for us to obtain director and officer liability insurance, and we could be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our Board.

The registration and listing of our common stock differs significantly from an underwritten initial public offering.

This listing is not an underwritten initial public offering of our common stock. In addition, the registration and listing of our Common Shares on the Nasdaq Capital Market differs from an underwritten initial public offering in several significant ways, which include the following:

•There are no underwriters. Consequently, prior to the opening of trading of our common stock on the Nasdaq Capital Market, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on the Nasdaq Capital Market. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common stock on the Nasdaq Capital Market will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. Moreover, there will be no underwriters assuming risk in connection with resales of shares of our common stock. Additionally, because there are no underwriters, there is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our common stock on the Nasdaq Capital Market immediately after the listing. In an underwritten initial public offering, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our common stock during the period immediately following the listing.

•There is no fixed or determined number of shares of common stock available for sale in connection with the registration and listing of the common stock on the Nasdaq Capital Market. Therefore, there can be no assurance that any existing stockholders will sell any of their shares of common stock and there may initially be a lack of supply of, or demand for, shares of common stock on the Nasdaq Capital Market. Alternatively, we may have a large number of existing stockholders who choose to sell their shares of common stock in the near term, resulting in potential oversupply of our common stock, which could adversely impact the price of our common stock.

•None of our existing stockholders have entered into contractual lock-up agreements or other contractual restrictions on transfer. In an underwritten initial public offering, it is customary for an issuer’s officers, directors, and most or all of its other stockholders to enter into a 180-day contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after such initial public offering. Consequently, any of our stockholders, including our directors, officers and other significant stockholders, may sell any or all of their shares of common stock, (subject to any restrictions under applicable law), including immediately upon listing. If such sales were to occur in a significant volume in a short period of time, it may result in an oversupply of our common stock in the market, which could adversely impact the price of our common stock.

•We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading of our common stock on the Nasdaq Capital Market. Since we are not conducting an underwritten initial public offering for our common stock, the market price for our common stock may be volatile and trading volume may be uncertain, which may adversely affect your ability to sell any common stock that you may purchase.

Our common stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our common stock may be volatile.

We expect our common stock to be listed and traded on the Nasdaq Capital Market. Prior to the listing on Nasdaq, there has not been a public market for any of our securities, and an active market for our Common Shares may not develop or be sustained after the listing, which could depress the market price of Common Shares and could affect the ability of our shareholders to sell our Common Shares. In the absence of an active public trading market, investors may not be able to liquidate their investments in our Common Shares. An inactive market may also impair our ability to raise capital by selling Common Shares, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using Common Shares as consideration.

In addition, we cannot predict the prices at which our Common Shares may trade on Nasdaq following the listing of our Common Shares, and the market price of our Common Shares may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our Common Shares are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our Common Shares are ready to trade, Nasdaq will confirm the Current Reference Price for our Common Shares, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our Common Shares on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules. The Advisor will determine when our Common Shares are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate preopening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold Common Shares to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our Common Shares may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on Nasdaq, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our Common Shares, if the price of our Common Shares or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

Furthermore, since we are not conducting an underwritten initial public offering for our Common Shares, the market price for our Common Shares may be volatile and trading volume may be uncertain, which may adversely affect your ability to sell any Common Shares that you may purchase. Because of the relatively novel listing process, individual investors may have greater influence in setting the opening public price and subsequent public prices of our Common Shares on the Nasdaq Capital Market and may participate more in our initial trading than is typical for an underwritten initial public offering. These factors could result in a public price of our Common Shares that is higher than other investors are willing to pay, which could cause volatility in the trading price of our Common Shares and an unsustainable trading price if the price of our Common Shares significantly rises upon listing and other investors believe our Common Shares are worth less, in which case the price of our Common Shares may decline over time.

Furthermore, the public price of our common stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control.

In addition, securities exchanges have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our Common Shares shortly following the listing of our Common Shares on Nasdaq as a result of the supply and demand forces described above. In the past, shareholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

An active, liquid, and orderly market for our common stock may not develop or be sustained. You may be unable to sell your shares of common stock at or above the price at which you purchased them.

We currently expect our common stock to be listed and traded on the Nasdaq Capital Market. Prior to the listing of our common stock on the Nasdaq Capital Market, there has been no public market for our common stock. Moreover, consistent with Regulation M and other federal securities laws applicable to our listing, we have not consulted with our existing stockholders regarding their desire or plans to sell shares in the public market following the listing or discussed with potential investors their intentions to buy our common stock in the open market. While our common stock may be sold after our listing of the common stock on the Nasdaq Capital Market by our existing stockholders in accordance with Rule 144 of the Securities Act, unlike an underwritten initial public offering, there can be no assurance that any of our existing stockholders will sell any of their shares of common stock. As a result, there may initially be a lack of supply of, or demand for, common stock on the Nasdaq Capital Market. Therefore, an active, liquid, and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress and result in significant volatility in the price of our  common stock. This could affect your ability to sell your shares of common stock.

The trading price of our common stock, upon listing on the Nasdaq Capital Market, may have little or no relationship to the historical sales prices of our capital stock in private transactions, and such private transactions have been limited.

Prior to the registration and listing of our common stock on the Nasdaq Capital Market, there has been no public market for our capital stock. The historical sales prices of our capital stock are primarily from sales of shares of our capital stock in private transactions. In the section titled “Sale Price History of Common Stock,” we have provided the historical sales prices of our capital stock in private transactions. However, given the limited history of sales, among other factors, this information may have little or no relation to broader market demand for our common stock and thus the price of our common stock. As a result, you should not place undue reliance on these historical sales prices as they may differ materially from the opening price of the common stock and subsequent prices of our common stock.

There will be volatility in our stock price and market conditions affecting our business.

The market price of the Common Shares may be subject to wide fluctuations in response to factors such as actual or anticipated variations in its results of operations, changes in financial estimates by securities analysts, general market conditions and other factors. Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may adversely affect the market price of the Common Shares, even if the Company is successful in maintaining revenues, cash flows or earnings. The purchase of the Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. Securities of the Company should not be purchased by persons who cannot afford the possibility of the loss of their entire investment. Furthermore, an investment in the Company should not constitute a major portion of an investor's portfolio.

The Company has the contingent obligation to issue additional Common Shares in the future.

The Company has issued convertible notes that are convertible into Common Shares discounted to market price. The convertible notes could be converted to an aggregate of 2,495,711 shares if fully converted. In addition, subject to such regulatory approvals as are necessary, the Company may exchange non-convertible debt for convertible debt without shareholder consent. The board of directors has authority, without action or vote of the shareholders, to exchange non-convertible debts for convertible debts with agreement by the lenders, subject to regulatory approvals.

The conversion of the Company’s convertible notes and sale of Common Shares issuable in connection with any such conversion will likely cause the value of the Company’s Common Shares to decline and cause dilution to existing shareholders.

We have the authority to issue an unlimited number of shares of Common Shares, which could dilute the ownership and voting power of our existing shareholders and adversely affect the market price of our Common Shares.

Our articles of incorporation authorize us to issue an unlimited number of Common Shares. We may issue additional Common Shares in the future for various purposes, such as raising capital, acquiring other businesses or assets, satisfying obligations under our equity incentive plans, or otherwise. Any such issuances could significantly increase the number of our Common Shares outstanding and dilute the ownership and voting power of our existing shareholders. In addition, the market price of our Common Shares could decline as a result of the perception or reality of dilution, or the sale or potential sale of a large number of shares of Common Shares by us or our shareholders. Furthermore, the issuance of additional Common Shares could make it more difficult for us to maintain or increase our earnings per share, or to comply with any covenants or ratios that may be required by our debt agreements or other contractual obligations. We cannot assure you that we will not issue additional Common Shares in the future, or that such issuances will not have a material adverse effect on our business, financial condition, results of operations, or share price.

Risks Related to the Company’s Business

The Company has a limited operating history.

The Company has limited operating history. The Company and its business prospects must be viewed against the background of the risks, expenses and problems frequently encountered by companies in the early stages of their development, particularly companies in new and rapidly evolving markets. There is no certainty that the Company will operate profitably.

There were no profits until recently.

The Company had not made profits until recently and it may not be profitable in the future. Its future profitability will, in particular, depend upon its success in developing and managing its drone business to generate significant revenues, as well as its other software businesses. Because of the limited operating history, the changes in the business and the uncertainties regarding the development of software and drone technology, the Company’s operating results to date should not be regarded as indicators for the Company's future performance.

Discretion Concerning the Use of Available Funds

The Company’s management will have substantial discretion concerning the use of available funds as well as the timing of the expenditure of the funds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the available funds. Management may use the available funds in ways that an investor may not consider desirable. The results and effectiveness of the application of the available funds are uncertain.

The Company will need additional capital for its operations.

Substantial additional financing may be required if the Company is to be successful in developing its software and drone business. No assurances can be given that the Company will be able to raise the additional capital that it may require for its anticipated future development. Any additional equity financing may be dilutive to investors and debt financing, if available, may involve restrictions on financing and operating activities. There is no assurance that additional financing will be available on terms acceptable to the Company, if at all. If the Company is unable to obtain additional financing as needed, it may be required to reduce the scope of its operations or anticipated expansion.

Business Strategy

The growth and expansion of the Company is heavily dependent upon the successful implementation of its business strategy. There can be no assurance that the Company will be successful in the implementation of its business strategy.

The Company will need to develop new products to compete effectively.

As the software and drone industries require the ability to develop new products, the Company’s failure to successfully introduce new or enhanced products to the market may adversely affect the Company. The Company may not be successful in achieving market acceptance of its products, in spite of the creation of new products. Any failure or delay in diversifying the Company’s existing product offerings could harm its business, result of operations and financial condition.

The Company must continue to modify and enhance its products to keep pace with changing technology. The Company may not be successful in developing modifications and enhancements or bringing them to market in a timely manner. Uncertainties about timing and the nature of new technologies and platforms could increase research and development expenses. Any failure of the Company’s products to operate effectively with future network platforms and technologies could reduce the demand for the Company’s products and result in customer dissatisfaction. In addition to the potential need for increased research costs, short product life cycles often found in the software industry requires high level expenditure that could adversely affect the Company’s operating results.

The Company may face product liability claims.

While the Company’s license agreements with customers contain provisions designed to limit exposure to potential product liability, the Company may face product liability claims which could lead to additional costs and losses to the Company. It is possible however, that limitation of liability provisions contained in license agreements may not be effective under the laws of other jurisdictions. A successful product liability claim brought against the Company could result in the payment of substantial damages, undue harm to Company and an adverse financial condition.

Defects in our software or its proper development could materially adversely affect our business.

Defects or errors in the Company’s software could materially adversely affect the Company’s reputation and result in significant loss. Defects and errors will also impair the Company’s ability to sell software in the future. After the release of its software, while the Company makes every effort to guarantee accurate, error-free software, such errors may be identified from time to time by customers and staff. In an attempt to mitigate such risk, the Company intends to employ software specialists to product-test all software in beta testing and final stages.

Certain Company functions, such as software development, will be provided through off-shore contract providers. Any material disruption or slowdown in service resulting from telephone or internet failures, power or service outages, natural disasters, labor disputes, or other events could make it difficult to provide adequate off-shore services. The Company may be unable to attract and retain an adequate number of competent software developers, which is essential in the software market. As some of the Company’s outsourced software development is located in Pakistan, the Company may experience difficulties in training or monitoring the level of support provided. If the Company is unable to continually provide trained staffing for software development operations, sales could decline. The Company cannot assure that its needs will not exceed its capacities. If this occurs, the Company could experience delays in developing software and addressing customer concerns. As the Company’s success depends in large part on keeping future customers satisfied, any failure to provide satisfactory levels of software development would likely impair the Company’s reputation.

As a result of defects in our software or its development as outline above, our business, results of operations, financial condition and cash flows could be materially adversely affected.

The termination or non-renewal of certain technology licensing agreements could materially adversely affect our business.

We have entered into technology licensing agreements with Epazz relating to our software business, as well as to our drone business. This technology has been or will be integrated with certain of our products and we rely on these licensing arrangements to generate revenue. In the event these agreements or any of them are terminated or not renewed for any reason, we may have to stop selling these products completely or until we can reconfigure the products, which would have a material adverse effect on our business, results of operations, cash flows and financial condition.

The Company may not be able to manage its growth effectively.

Given the variable number of services its subsidiaries offer, the Company may not be able to effectively manage its growth, which may harm its profitability. The Company envisions strategic expansion of its business. If the Company fails to effectively manage its growth, its financial results could be adversely affected. Growth may place a strain on management systems and resources. As the Company grows, it must continue to hire, train, supervise and manage new employees. The Company cannot ensure that it will be able to meet capital needs, expand systems effectively, allocate human resources efficiently, identify and engage with qualified personnel and consults, or incorporate the components of any business that the Company acquires in its efforts to achieve growth. If the Company is unable to manage growth, its financial condition, cash flows and results of operations may be materially and adversely affected.

The Company has had negative operating cash flow.

The Company has had a negative cash flow from operating activities in the past. The Company may have negative cash flow in the foreseeable future. Operating losses may have the following consequences:

(a)increasing the Company's vulnerability to general adverse economic and industry conditions

(b)limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, operating costs and other general corporate requirements

(c)limiting the Company's flexibility in planning for, or reacting to, changes in its business and industry;

as a result of which the Company’s financial condition, cash flows and results of operations may be materially and adversely affected and you could lose your entire investment.

The Company’s expenses may not align with revenues which may cause significant variations in operating revenues.

Unexpected events may materially harm the Company's ability to align incurred expenses with recognized revenues. The Company incurs operating expenses based upon anticipated revenue trends. Since a high percentage of these expenses may be relatively fixed, a delay in recognizing revenues from transactions related to these expenses (such a delay may be due to the factors described elsewhere in this risk factor section or it may be due to other factors) could cause significant variations in operating results from quarter to quarter, and such a delay could materially reduce operating income. If these expenses are not subsequently matched by revenues, the Company's business, financial condition, and results of operations could be materially and adversely affected.

The Company’s products will need market acceptance to be successful.

If the Company's software or drone technology do not gain market acceptance, its operating results may be negatively affected. The Company intends to continue to develop software and drone technology. If the markets for the Company's software and hardware products and services fail to develop, develop more slowly than expected or become subject to increased competition, its business may suffer. As a result, the Company may be unable to: (i) successfully market its software or drone tech; (ii) develop new software or drone tech; or (iii) complete software products and services or hardware products currently under development. If the Company's technology is not accepted by its customers or by other businesses in the marketplace, the Company's business, operating results and financial condition will be materially adversely affected and you could lose your entire investment.

Global financial developments may affect the development of the Company’s business.

Stress in the global financial system may adversely affect the Company's finances and operations in ways that may be hard to predict or to defend against. Financial developments seemingly unrelated to the Company or to its industry may adversely affect the Company over the course of time. For example, material increases in any applicable interest rate benchmarks may increase the Company’s debt payment costs. Credit contraction in financial markets may hurt its ability to access credit in the event that the Company identifies an acquisition opportunity or require significant access to credit for other reasons. A reduction in credit, combined with reduced economic activity, may adversely affect business. Any of these events, or any other events caused by turmoil in world financial markets, may have a material adverse effect on the Company's business, operating results, and financial condition.

The Company’s business is subject to a variety of regulatory risks.

Changes in or more aggressive enforcement of laws and regulations could adversely impact the Company's business. Failure or delays in obtaining necessary approvals could have a materially adverse effect on the Company's financial condition and results of operations. Furthermore, changes in government, regulations and policies and practices could have an adverse impact on the Company's future cash flows, earnings, results of operations and financial condition. As a result of adverse impacts to our business from these regulatory risks, our business could be materially adversely affected and you could lose your entire investment.

Risks Specifically Related to the United States Regulatory System

The software and drone businesses are highly competitive and evolving rapidly. As such, new risks may emerge, and management may not be able to predict all such risks or be able to predict how such risks may result in actual results differing from the results contained in any forward-looking statements. The Company’s investments incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may result in additional costs for corrective measures, penalties or in restrictions of operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company’s investments and, therefore, on the Company’s prospective returns. Further, the Company may be subject to a variety of claims and lawsuits. Adverse outcomes in some or all of these claims may result in significant monetary damages or injunctive relief that could adversely affect our ability to conduct our business. The litigation and other claims are subject to inherent uncertainties and management’s view of these matters may change in the future. A material adverse impact on our financial statements also could occur for the period in which the effect of an unfavorable final outcome becomes probable and reasonably estimable. The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the control of the Company’s investments and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce the Company’s investments’ earnings and could make future capital investments or the Company’s investments’ operations uneconomic. The industry is also subject to numerous legal challenges, which may significantly affect the financial condition of market participants and which cannot be reliably predicted.

There are risks of security weaknesses in the Company Network Core Infrastructure Software.

The Company network software consists of open-source software that is itself based on open source software. There is a risk that the developers of the Company, or other third parties may intentionally or unintentionally introduce weaknesses or bugs into the core infrastructural elements of the Company network software interfering with the use of or causing the loss of tokens or other data. As a result, our business could be materially adversely impacted and you could lose your entire investment.

There is risk of theft of the Company’s intellectual property and hacking of its software.

Hackers or other groups or organizations may attempt to interfere with the Company network software or the availability of it any number of ways, including without limitation denial of service attacks, cyber attacks, spoofing, smurfing, malware attacks, or consensus-based attacks. As a result our business could be shutdown and you could lose your entire investment.

The Company intellectual property rights may be infringed or the Company may infringe the intellectual property rights of others.

The Company relies on certain intellectual property rights for its business. The loss of these rights or any of them at any one time could harm its business, results of operations and its financial condition. Although the Company is not aware of violating commercial and other proprietary rights of third parties, there can be no assurance that its products do not violate proprietary rights of third parties or that third parties will not assert or claim that such violation has occurred. Although no legal disputes in this respect or perceptible detrimental effects on The Company's business have arisen to date, any such claims and disputes arising may result in liability for substantial damages which in turn could harm the Company's business, results of operations and financial condition.

If critical components or raw materials used to manufacture the Company’s drones become scarce or unavailable, then the Company may incur delays in manufacturing and delivery of its drones, which could damage its business.

The Company obtains parts and components from a various of suppliers. The Company does not have long-term agreements with any of these suppliers that obligate it to continue to sell components or parts to the Company. Relying on these suppliers involves significant risks and uncertainties, including whether its suppliers will provide an adequate supply of required components or parts of sufficient quality, will increase prices for the components or parts or will perform their obligations on a timely basis.

In addition, certain raw materials and components used in the manufacture of the Company’s products are periodically subject to supply shortages, and its business is subject to the risk of price increases and periodic delays in delivery. Similarly, the market for electronic components is subject to cyclical reductions in supply. If the Company is unable to obtain components from third-party suppliers in the quantities and of the quality that it requires, on a timely basis and at acceptable prices, then it may not be able to deliver its products on a timely or cost-effective basis to its customers, which could cause customers to terminate their contracts with the Company, increase the Company’s costs and seriously harm its business, results of operations and financial condition. Moreover, if any of the Company’s suppliers become financially unstable, then it may have to find new suppliers. It may take several months to locate alternative suppliers, if required, or to redesign the Company’s products to accommodate components from different suppliers. The Company may experience significant delays in manufacturing and shipping its products to customers and incur additional development, manufacturing and other costs to establish alternative sources of supply if the Company loses any of these sources or is required to redesign its products. The Company cannot predict if it will be able to obtain replacement components within the time frames that it requires at an affordable cost, if at all.

The markets in which the Company competes are characterized by rapid technological change, which requires the Company to develop new products and product enhancements, and could render the Company’s existing products obsolete.

Continuing technological changes in the market for the Company’s products could make its products less competitive or obsolete, either generally or for particular applications. The Company’s future success will depend upon its ability to develop and introduce a variety of new capabilities and enhancements to its existing product and service offerings, as well as introduce a variety of new product offerings, to address the changing needs of the markets in which it offers products. Delays in introducing new products and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products or enhancements at competitive prices may cause existing and potential customers to purchase the Company’s competitors’ products.

If the Company is unable to devote adequate resources to develop new products or cannot otherwise successfully develop new products or enhancements that meet customer requirements on a timely basis, its products could lose market share, its revenue and profits could decline, and the Company could experience operating losses.

If the Company releases defective products or services, its operating results could suffer.

Products and services designed and published by the Company involve extremely complex software programs and are difficult to develop and distribute. While the Company has quality controls in place to detect defects in its products and services before they are released. Nonetheless, these quality controls are subject to human error, overriding, and reasonable resource constraints. Therefore, these quality controls and preventative measures may not be effective in detecting defects in the Company’s products and services before they have been released into the marketplace. In such an event, the Company could be required to or may find it necessary to voluntarily suspend the availability of the product or service, which could significantly harm its business and operating results.

The Company expects to incur substantial research and development costs and devote significant resources to identifying and commercializing new products and services, which could significantly reduce its profitability and may never result in revenue to the Company.

The Company’s future growth depends on penetrating new markets, adapting existing products to new applications, and introducing new products and services that achieve market acceptance. The Company plans to incur substantial research and development costs as part of its efforts to design, develop and commercialize new products and services and enhance existing products. The Company believes that there are significant investment opportunities in a number of business areas. Because the Company accounts for research and development as an operating expense, these expenditures will adversely affect its earnings in the future. Further, the Company’s research and development programs may not produce successful results, and its new products and services may not achieve market acceptance, create additional revenue or become profitable, which could materially harm the Company’s business, prospects, financial results and liquidity.

The Company’s products and services are complex and could have unknown defects or errors, which may give rise to claims against the Company, diminish its brand or divert its resources from other purposes.

The Company’s drones rely on complex avionics, sensors, user-friendly interfaces and tightly integrated, electromechanical designs to accomplish their missions. Despite testing, the Company’s products have contained defects and errors and may in the future contain defects, errors or performance problems when first introduced, when new versions or enhancements are released, or even after these products have been used by the Company’s customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in the Company’s service and maintenance costs, exposure to liability for damages, damaged customer relationships and harm to the Company’s reputation, any of which could materially harm the Company’s results of operations and ability to achieve market acceptance. In addition, increased development and warranty costs could be substantial and could reduce the Company’s operating margins.

The existence of any defects, errors, or failures in the Company’s products or the misuse of the Company’s products could also lead to product liability claims or lawsuits against it.

A defect, error or failure in one of the Company’s drones could result in injury, death or property damage and significantly damage the Company’s reputation and support for its drones in general. The Company anticipates this risk will grow as its drone begins to be used in domestic airspace and urban areas. The Company’s drone test systems also have the potential to cause injury, death or property damage in the event that they are misused, malfunction or fail to operate properly due to unknown defects or errors.

A successful product liability claim could result in substantial cost to us. Even if the Company is fully insured as it relates to a claim, the claim could nevertheless diminish the Company’s brand and divert management's attention and resources, which could have a negative impact on the Company’s business, financial condition and results of operations.

Investing in emerging markets generally involves risks.

The Company may develop its drone business in certain emerging markets, which entails certain inherent risks. Investing in emerging markets involves risk, including but not limited to:

• expropriation or nationalization of property;

• changes in laws or policies or increasing legal and regulatory requirements of particular countries, including those relating to taxation, royalties, imports, exports, duties, currency, in-country beneficiation or other claims by government entities, including retroactive claims and/or changes in the administration of laws, policies and practices;

• uncertain political and economic environments, war, terrorism, sabotage and civil disturbances;

• lack of certainty with respect to legal systems, corruption and other factors that are inconsistent with the rule of law;

• delays in obtaining or the inability to obtain or maintain necessary governmental permits or to operate in accordance with such permits or regulatory requirements;

• restrictions on the ability of local operating companies to hold U.S. dollars or other foreign currencies in offshore bank accounts;

• import and export regulations;

• limitations on the repatriation of earnings;

• underdeveloped industrial or economic infrastructure;

• internal security issues;

• increased financing costs;

• renegotiation, cancellation or forced modification of existing contracts; and

• risk of loss due to disease, and other potential medical endemic or pandemic issues, as a result of the potential related impact to employees, disruption to operations, supply chain delays, trade restrictions and impact on economic activity in affected countries or regions.

The emerging market countries where we may operate may experience economic and social problems that could affect our business, financial condition, and results of operations.

The Company’s business, financial position and results of operations may be affected by the general conditions of the emerging market countries in which it may operate, including price instability, inflation, interest rates, regulation, taxation, social instability, political unrest and other developments in or affecting those countries, over which the Company has no control. Economic and political instability that has been caused by many different factors, including the following:

• adverse external economic factors;

• inconsistent fiscal and monetary policies;

• dependence of governments on external financing;

• changes in governmental economic policies;

• high levels of inflation;

• abrupt changes in currency values;

• high interest rates;

• volatility of exchange rates;

• political and social tensions;

• exchange controls;

• wage and price controls;

• the imposition of trade barriers; and

• trade shocks.

Any of these factors could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

The economies of the emerging market countries where we may operate are vulnerable to external shocks caused by significant economic difficulties of their respective trading partners, or by more general “contagion” effects.

Weak, flat or negative economic growth or changes in international trade policy of the major trading partners of the countries where the Company operates could adversely affect their balance of payments and, consequently, their economic growth. Decreased growth affecting such major trading partners could have a material adverse effect on the markets for exports from the countries where the Company operates, and, in turn, adversely affect economic growth.

The economies of countries where the Company may operate may be affected by “contagion” effects. International investors’ reactions to events occurring in one developing country sometimes appear to follow a “contagion” pattern, in which an entire region or investment class is disfavored by international investors. A number of countries were affected adversely by such contagion effects on a number of prior occasions, including the 1994 Mexican financial crisis, the 1997 Asian financial crisis, the 1998 Russian financial crisis, the 1999 devaluation of the Brazilian real, and the 2001 collapse of Turkey’s fixed exchange rate regime. Furthermore, economic growth was negatively affected as a result of the 2008 global financial crisis, and more recently, the COVID-19 pandemic. Similar developments can be expected to affect the economies of countries where the Company operates in the future, and may accordingly affect the Company’s business, financial position, operations, and results of operations.

We may have operations in countries known to experience high levels of corruption and any violation of anti-corruption laws could subject us to penalties and other adverse consequences.

We are subject to anti-corruption, anti-bribery, anti-money laundering and other international laws and regulations and are required to comply with the applicable laws and regulations of the countries in which we operate. In general, these laws prohibit improper payments or offers of payments to governments and their officials, political parties, state-owned or controlled enterprises, and/or private entities and individuals for the purpose of obtaining or retaining business. In addition, we may be subject to economic sanctions regulations that restrict our dealings with certain sanctioned countries, individuals and entities.

We have adopted a Code of Ethics and plan on adopting other policies which mandate compliance with anti-corruption, anti-bribery, and anti-money laundering laws, and plan to implement compliance controls and procedures, and reviews and audits to ensure compliance with such laws. However, there can be no assurance that our internal controls and procedures will be sufficient to prevent or detect all inappropriate practices, fraud or violations of such laws, regulations and requirements by our affiliates, employees, directors, officers, partners, agents and service providers, or that any such persons will not take actions in violation of our policies and procedures, for which we may be ultimately responsible. Any violations of anti-bribery and anti-corruption laws or sanctions regulations could have a material adverse effect on our business, reputation, results of operations and financial condition. We cannot predict the nature, scope or effect of future anti-corruption regulatory requirements to which our operations might be subject or the manner in which existing laws might be administered or interpreted.

Local legal and regulatory systems in which we operate are not equally robust.

The jurisdictions in which the Company may operate its business may have different or less developed legal systems than Canada, which may result in risks such as:

• laws may not be enforced consistently, or at all;

• effective legal redress may not be available in the courts of such jurisdictions, whether in respect of a breach of law or regulation;

• it being more difficult to obtain or retain title in an ownership dispute;

• a higher degree of discretion on the part of governmental authorities;

• the lack of judicial or administrative guidance on interpreting applicable rules and regulations;

• inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and

• relative inexperience of the judiciary and courts in such matters.

In certain jurisdictions, the commitment of local business people, government officials and agencies and the judicial systems to abide by legal requirements and negotiated agreements may be more uncertain. As a result, concessions, licenses, permits, approvals, contracts and agreements for the Company’s business may be susceptible to revision or cancellation or may not be renewed, and the Company’s operations may be affected by changes in laws, regulations and policies relating to taxation, foreign exchange, foreign investment, and repatriation of funds. If laws and regulations are not enforced, or are changed to the Company’s detriment, legal redress may be uncertain or delayed. Even if judgments favorable to the Company are obtained, they may not be upheld.

The Company may operate in jurisdictions with historically high rates of inflation.

High rates of inflation may have an adverse impact on our business, results of operations, financial condition and prospects, and the market price of the Common Shares. Rates of inflation in the countries in which the Company may operate have been historically high, and there can be no assurance that inflation will not return to high levels. Inflationary pressures may adversely affect the Company’s ability to access foreign financial markets, leading to adverse effects on our capital expenditure plans. In addition, inflationary pressures may, among other things, reduce consumers’ purchasing power or lead certain anti-inflationary policies to be instituted by the relevant governments, such as an increase in interest rates. There is no assurance that measures taken by the relevant governments will curb inflation. Inflationary pressures may harm the Company’s business, results of operations, financial condition and prospects, or adversely affect the price of the Common Shares.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect the Company’s technologies and processes, the Company relies in part on confidentiality agreements with its employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover the Company’s trade secrets and proprietary information, and in such cases the Company could not assert any trade secret rights against such parties. To the extent that the Company’s employees, contractors or other third parties with whom it does business use intellectual property owned by others in their work for the Company, disputes may arise as to the rights in related or resulting know-how and inventions. The loss of trade secret protection could make it easier for third parties to compete with the Company’s services by copying functionality. In addition, any changes in, or unexpected interpretations of, intellectual property laws may compromise the Company’s ability to enforce its trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of the Company’s proprietary rights, and failure to obtain or maintain protection of its trade secrets or other proprietary information could harm the Company’s business, results of operations, reputation and competitive position.

The Company does not currently carry directors and officers insurance.

The Company does not currently carry any directors and officers insurance. While it plans to obtain this insurance going forward, without directors and officers insurance, the Company may have to indemnify its directors and officers for any losses suffered by them in the event of a claim against them by third parties, which could have a material adverse effect on the business, results of operations and financial condition of the Company. In addition, it may be more difficult to attract qualified persons to join the Company as directors or officers without directors and officers insurance.

The Company’s insurance coverage may not sufficiently cover claims against the Company.

Although the Company maintains insurance to protect against certain risks in amounts that it considers to be reasonable, its insurance does not cover all the potential risks associated with its operations. The Company may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations are not generally available on acceptable terms. The Company might also become subject to liability for pollution or other hazards which may not be insured against or which the Company may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could have a material adverse effect upon its business, results of operations, financial condition or prospects.

The Company faces risks associated with potential acquisitions.

As part of the Company’s overall business strategy, the Company has pursued and intends to continue pursuing select strategic acquisitions, which would provide additional product offerings, vertical integrations, additional industry expertise and a stronger industry presence in both existing and new jurisdictions. The success of any such acquisitions will depend, in part, on the ability of the Company to realize the anticipated benefits and synergies from integrating those companies into the businesses of the Company. Future acquisitions may expose the Company to potential risks, including risks associated with: (i) the integration of new operations, services and personnel, (ii) unforeseen or hidden liabilities, (iii) the diversion of resources from the Company’s existing business and technology, (iv) potential inability to generate sufficient revenue to offset new costs, (v) the expense of acquisitions, and (vi) the potential loss of or harm to relationships with both employees and existing customers resulting from its integration of new businesses. In addition, any proposed acquisitions may be subject to regulatory approval.

While the Company intends to conduct reasonable due diligence in connection with such strategic acquisitions, there are risks inherent in any acquisition. Specifically, there could be unknown or undisclosed risks or liabilities of such companies for which the Company is not sufficiently indemnified. Any such unknown or undisclosed risks of liability could materially and adversely affect the Company’s financial performance and results of operations. The Company could encounter additional transaction and integration related costs or other factors such as failure to realize all of the benefits from the acquisition. All of these factors could cause dilution to the Company’s earnings per share or decrease or delay the anticipated accretive effect of the acquisition and cause a decrease in the market price of the Common Shares.

The Company may not be able to successfully integrate and combine the operations, personnel and technology infrastructure of any such strategic acquisition with its existing operations. If integration is not managed successfully by the Company’s management, the Company may experience interruptions in its business activities, deterioration in its employee and customer relationships, increased costs of integration and harm to its reputation, all of which could have a material adverse effect on the Company’s business, financial condition and results of operations.

We operate in competitive industries.

The market for software, hardware and drone technology and cloud business apps is highly competitive on both a local and a national level. The Company believes that the primary competitive factors in this market are:

•product features, functionality and ease of use

•ongoing product enhancements

•pricing

•quality service and support

•reputation and stability of the vendor

The programing industry is at a very early stage. There is currently more demand for cloud business apps and drones products than there are providers to create all of the cloud business apps and drones products in demand. However, there are no assurances that established competitors, which may have greater financial, technical, and marketing resources than the Company does, may choose to directly complete with the Company cloud business apps. The Company’s competitors may also have a larger installed base of users, longer operating histories or greater name recognition than the Company will.

There can be no assurance that the Company will successfully differentiate its cloud business apps and drones from the products of its competitors, or that the marketplace will consider the Company's cloud business apps to be superior to competing products.

Trends, risks and uncertainties make it difficult to predict all risks that might affect our business.

The Company has sought to identify what it believes to be the most significant risks to its business, but it cannot predict whether, or to what extent, any of such risks may be realized nor can the Company guarantee that it has identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to the Company’s Common Shares.

The Company’s business is dependent on its relationship with Epazz Inc. and may become dependent on a variety of third-party relationships going forward.

The Company has entered into a Management Services Agreement with Epazz pursuant to which Epazz provides the Company with a variety of services, including with respect to intellectual property relied on by the Company and personnel to develop products. Shaun Passley is the founder and a director and officer of the Company and the sole director and office and 95% shareholder of Epazz. In the event the agreement with Epazz is terminated or should Dr. Passley become incapacitated, the business, results of operations, cash flows and financial position of the Company may be materially adversely affected.

In addition, as the Company builds its business (including its drone business), the Company may become dependent on a number of third party relationships to conduct its business and implement expansion plans, including providers of key components or parts for its drones. It cannot be assured these partnerships will turn out to be as advantageous or that other partnerships would not prove to be more advantageous. In addition, it is impossible to assure that all associated partners will perform their obligations as agreed or that any strategy agreement will be specifically enforceable by the Company, which could have a material adverse effect on our business.

As part of our operations, we make advances to an affiliate which are offset by services provided by the affiliate to us.

We make advances from time to time to Epazz. Epazz provides services to our Company under a management services agreement, the value of which we offset against the advances we make to Epazz. In the event, the value of the services provided to us by Epazz are less than the amount of the advances made by us to Epazz, there is a risk that Epazz may default the repayment of these advances. We believe a risk of default on these advances is not significant as our CEO and Director Dr. Passley is also the CEO and a Director and shareholder of Epazz. In addition, under the management services agreement, we have the right to seize certain assets of Epazz to which the advances relate in the event of a default. Nonetheless, in the event of a default, we may expend funds in recovering the assets some of which are located in other countries. As a result, a default on these advances could have a material adverse effect on our business, financial position, results of operations and cash flows .

We are dependent on key personnel.

The future success of the Company will depend, in large part, upon its ability to retain its key management personnel and to attract and retain additional qualified marketing, sales and operational personnel to form part of its technical and customer services support center. The Company may not be able to enlist, train, retain, motivate and manage the required personnel. Competition for these types of personnel is intense. Failure to attract and retain personnel, particularly marketing, sales and operational personnel as well as consultants, could make it difficult for the Company to manage its business and meet its objectives. Failure to manage growth successfully may adversely impact the Company's operating results. The growth of the Company's operations places a strain on managerial, financial and human resources. The Company's ability to manage future growth will depend in large part upon a number of factors, including the ability to rapidly:

(a)build and train development, sales and marketing staff to create an expanding presence in the evolving marketplace for the Company's products

(b)attract and retain qualified technical personnel in order to administer technical support required for customers located in Canada, the United States and other countries around the world

(c)develop customer support capacity as sales increase, so that customer support can be provided without diverting resources from product sales efforts

(d)expand internal management and financial controls significantly, so that control can be maintained over operations as the number of personnel and size of the Company increases

Inability to achieve any of these objectives could materially adversely harm the business and operating results of the Company.

The Company may be subject to growth-related risks including pressure on its internal systems and controls.

The Company's ability to manage its growth effectively will require it to continue to implement and improve its operational and financial systems. The inability of the Company to deal with this growth could have a material adverse impact on its business, operations and prospects. While management believes that it will have made the necessary investments in infrastructure to process anticipated volume increases in the short term, the Company may experience growth in the number of its employees and the scope of its operating and financial systems, resulting in increased responsibilities for the Company's personnel, the hiring of additional personnel and, in general, higher levels of operating expenses. In order to manage its current operations and any future growth effectively, the Company will also need to continue to implement and improve its operational, financial and management information systems and to hire, train, motivate and manage its employees. There can be no assurance that the Company will be able to manage such growth effectively, that its management, personnel or systems will be adequate to support the Company's operations or that the Company will be able to achieve the increased levels of revenue commensurate with the increased levels of operating expenses associated with this growth.

The Company is subject to a variety of operational risks.

The Company may be affected by a number of operational risks and may not be adequately insured for certain risks, including: labor disputes; catastrophic accidents; fires; blockades or other acts of social activism; changes in the regulatory environment; impact of non-compliance with laws and regulations; natural phenomena, such as inclement weather conditions, floods, earthquakes and ground movements. There is no assurance that the foregoing risks and hazards will not result in damage to, or destruction of, the Company’s properties and extraction facilities, personal injury or death, environmental damage, adverse impacts on the Company’s operations, costs, monetary losses, potential legal liability and adverse governmental action, any of which could have an adverse impact on the Company’s future cash flows, earnings and financial condition. Also, the Company may be subject to or affected by liability or sustain loss for certain risks and hazards against which the Company may elect not to insure itself because of the cost. This lack of insurance coverage could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition.

There is risk of litigation.

The Company is not currently involved in any material litigation; however, it may be involved in legal proceedings, claims and other litigation in the future. Furthermore, the Company may be subject to various legal proceedings and claims arising out of the ordinary course of business. While management does not expect the outcome of any such litigation to have a material adverse effect on the Company’s financial position, litigation is unpredictable and excessive verdicts, both in the form of monetary damages and injunctions, could occur. In the future, litigation could result in substantial costs and diversion of resources and the Company could incur judgments or enter into settlements of claims that could have a material adverse effect on its business. Insurance may not cover such investigations and claims, may not be sufficient for one or more such investigations or claims and may not continue to be available on acceptable terms or at all. An investigation or claim brought against the Company could also result in unanticipated costs, diversion of management attention and reputational harm.

The Company’s business could be adversely affected if its consumer protection and data privacy practices are not seen as adequate or there are breaches of its security measures or unintended disclosures of its consumer data.

The rate of privacy law-making is accelerating globally and interpretation and application of consumer protection and data privacy laws in Canada, the United States, Europe and elsewhere are often uncertain, contradictory and in flux. As business practices are being challenged by regulators, private litigants, and consumer protection agencies around the world, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with the Company’s data and/or consumer protection practices. If so, this could result in increased litigation, government or court-imposed fines, judgments or orders requiring that the Company change its practices, which could have an adverse effect on its business and reputation. Complying with these various laws could cause the Company to incur substantial costs or require it to change its business practices in a manner adverse to its business.

There is no public market for our securities.

There is currently no public market for our Common Shares and there is no guarantee that a listing on Nasdaq will be completed. If a listing is not completed or approved, or if an active public market does not develop or is not maintained, investors might have difficulty selling their Common Shares.

Costs of Maintaining a Public Listing

As a public company, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of securities exchanges require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The Company may also elect to devote greater resources than it otherwise would have as a private company on shareholder communication and other activities typically considered important by publicly traded companies.

Price Volatility of Publicly Traded Securities

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continuing fluctuations in price will not occur. It may be anticipated that any quoted market for the Common Shares will be subject to market trends generally, notwithstanding any potential success of the Company in creating revenues, cash flows or earnings. The value of the Common Shares will be affected by such volatility. An active public market for the Common Shares might not develop or be sustained. If an active public market for the Common Shares does not develop, the liquidity of a shareholder’s investment may be limited and the share price may decline.

We are responsible for establishing and maintaining adequate internal control over financial reporting.

We are responsible for establishing and maintaining adequate internal control over financial reporting, which is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Because of our inherent limitations and the fact that we are a new public company and are implementing new financial control and management systems, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A failure to prevent or detect errors or misstatements may result in a decline in the market price of our Common Shares and harm our ability to raise capital in the future.

If our management is unable to certify the effectiveness of our internal controls or if material weaknesses in our internal controls are identified, we could be subject to regulatory scrutiny and a loss of public confidence, which could harm our business and cause a decline in the price of our Common Shares. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in the market price of our Common Shares and harm our ability to raise capital. Failure to accurately report our financial performance on a timely basis could also jeopardize our listing on a stock exchange on which our Common Shares may be listed. Delisting of our Common Shares on any exchange would reduce the liquidity of the market for our Common Shares, which would reduce the price of and increase the volatility of the market price of our Common Shares.

We do not expect that our disclosure controls and procedures and internal controls over financial reporting will prevent all error or fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within an organization are detected. The inherent limitations include the realities that judgments in decision making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by individual acts of certain persons, by collusion of two or more people or by management override of the controls. Due to the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and may not be detected in a timely manner or at all. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results could be materially adversely effected, which could also cause investors to lose confidence in our reported financial information, which in turn could result in a reduction in the trading price of the Common Shares.

Failure to adhere to our financial reporting obligations and other public company requirements could adversely impact the market price of our Common Shares.

Upon effectiveness of this Prospectus, we will become subject to reporting and other obligations under applicable US securities laws and rules of any stock exchange on which the Common Shares are then listed. These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources. If we are unable to accomplish any such necessary objectives in a timely and effective manner, our ability to comply with our financial reporting obligations and other rules applicable to reporting issuers could be impaired. Moreover, any failure to maintain effective internal controls could cause us to fail to satisfy our reporting obligations or result in material misstatements in our financial statements. If we cannot provide reliable financial reports or prevent fraud, its reputation and operating results could be materially adversely affected which could also cause investors to lose confidence in our reported financial information, which could result in a reduction in the trading price of the Common Shares.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our reported financial results or financial condition.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, impairment of goodwill and intangible assets, inventory, income taxes and litigation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our reported financial performance or financial condition in accordance with generally accepted accounting principles.

Our management team has limited experience managing a public company.

Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business. The individuals who now constitute our management team have relatively limited experience managing a publicly traded company and limited experience complying with the increasingly complex laws pertaining to public companies compared to senior management of other publicly traded companies. Our senior management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under applicable securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business.

Our directors and officers may have conflicts of interest.

Certain of the Company’s directors and officers are, and may continue to be, involved in other business ventures through their direct and indirect participation in, among other things, corporations, partnerships and joint ventures, that may be or become potential competitors of the technologies, products and services the Company intends to provide. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers conflict with or diverge from the Company’s interests. In accordance with applicable corporate law, directors who have a material interest in or who are parties to a material contract or a proposed material contract with the Company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the transaction. In addition, the directors and officers are required to act honestly and in good faith with a view to the Company’s best interests. However, in conflict of interest situations, the Company’s directors and officers may owe the same duty to another entity and will need to balance their competing interests with their duties to the Company. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to the Company.

It may be difficult for investors to enforce within Canada any judgments obtained against the Company in the United States and to effect service of process against certain of the Company’s directors and officers who are not resident in the United States.

The Company is organized in under the laws of the Province of British Columbia, Canada and Dr. Shaun Passley, the Company’s CEO and a director, is located in Canada. It may not be possible for shareholders to effect service of process against the Company’s directors and officers who are not resident in the United States. In the event a judgment is obtained in a US court against one or more of our directors or officers for violations of US securities or other laws, it may not be possible to enforce such judgment against those directors and officers not resident in the USA. Additionally, it may be difficult for an investor, or any other person or entity, to assert US securities law claims in original actions instituted in the U.S. Courts in these jurisdictions and such courts may refuse to hear a claim based on a violation of US securities laws on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a Canadian court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

The Company operates in multiple countries and is therefore subject to currency risk.

The Company is organized under the laws of Canada and prepares its financial statements under International Financial Reporting Standards with the Canadian dollar as its functional currency. To the extent that the Company operates its business in the United States and internationally, the Company will be exposed to foreign currency fluctuations with respect to certain expenditures and obligations denominated in US dollars or Euros or other international currencies. As such, the Company's results of operations are subject to foreign currency fluctuation risks and such fluctuations may materially adversely affect the financial position and operating results of the Company.

The Company has not paid any dividends to date.

No dividends have been paid by the Company to date. The Company anticipates that for the foreseeable future it will retain future earnings and other cash resources for the operation and development of its business. Payment of any future dividends will be at the discretion of the Board after taking into account many factors, including the Company's financial condition and current and anticipated cash needs.

OUR COMPANY

General Corporate Information

The Company was incorporated by Articles of Incorporation in the State of Illinois, USA, on August 31, 2017, under the name ZenaPay, Inc. The name of the Company was changed to ZenaDrone, Inc. on August 11, 2020, and subsequently to ZenaTech, Inc. on October 5, 2020, to better reflect the business of the Company and its corporate organization.

The Company was a wholly owned subsidiary of Epazz until November 30, 2018, when it was restructured as a separate entity by way of a stock dividend to Epazz shareholders. On December 14, 2018, the Company was domiciled in British Columbia, Canada through Articles of Continuance pursuant to the provisions of the Business Corporation Act (British Columbia).

The Company’s principal address and office is located at Suite 1404, 69 Yonge Street, Toronto, Ontario M5E 1K3 and its telephone number is (647) 249-1622. The Company’s registered and records office is located at Suite 700 – 1199 West Hastings Street, Vancouver, British Columbia V6E 3T5.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our internet website is http://www.zenatech.com.

There are a number of risks associated with our business and future plans. See “Risk Factors.”

Intercorporate Relationships

The Parent Company, ZenaTech, Inc, originally incorporated as ZenaPay, Inc. is a British of Columbia, Canada, company, which has fourteen wholly owned subsidiaries. The following seven subsidiaries are organized under the laws of the State of Wyoming, USA, being ZenaTech, Inc. (“ZenaTech US”) PacePlus Inc. (“PacePlus”), SystemView Inc. (“SystemView”), ZigVoice, Inc. (“ZigVoice”), ZenaDrone, Inc. (ZenaDrone”) and WorkAware, Inc. (“WorkAware”). In addition, TillerStack, GMBH (“TillerStack”) is organized under the laws of Germany, PsPortals, Inc. (“PsPortals”) is organized under the laws of Delaware, USA, ZenaDrone Trading, LLC is organized under the laws of the United Arab Emirates and ZenaDrone, Limited is organized under the laws of Ireland. The Company restructured PacePlus, ZigVoice, and SystemView on July 27, 2020, from Illinois corporations to Wyoming corporations by forming three new Wyoming corporations named PacePlus, Inc., ZigVoice, Inc. and SystemView, Inc. and transferring the assets and assigning the contracts of PacePlus, SystemView, and ZigVoice to the respectively formed Wyoming corporations. ZenaTech, Inc., a Wyoming, USA, corporation, is now a business and was organized for mergers and acquisitions in the United States.

The following table identifies the Company’s subsidiaries and their applicable governing jurisdictions. All the voting securities of these subsidiaries are beneficially owned, controlled, or directed, directly or indirectly, by the Company:

ZenaTech, Inc.
A British Columbia Corporation
(Parent Corporation)
ZenaTech, Inc.
A Wyoming Corporation
Pace Plus, Inc.
A Wyoming Corporation
SystemView, Inc.
A Wyoming Corporation
ZigVoice, Inc.
A Wyoming Corporation
WorkAware, Inc.
A Wyoming Corporation
WorkAware, Inc.
An Ontario Corporation
TillerStack GmbH
A German Corporation
ZenaDrone GmbH
A German Corporation
ZenaDrone, Inc.
A Wyoming Corporation
ZenaDrone Limited
An Irish Limited Liability Corporation
ZenaDrone Manufacturing, Inc.
An Arizona Corporation
PsPortals, Inc.
A Delaware Corporation
ZenaDrone Trading, LLC
A United Arab Emirates Limited Liability Corporation
ZenaDrone Manufacturing (FZE)
A Sharjah, United Arab Emirates Freezone Corporation
TillerStack, Inc.
A Wyoming Corporation

General Development of Our Business

ZenaPay

Our predecessor company ZenaPay was initially formed on August 31, 2017, to research and develop cryptocurrency wallets and cloud-based enterprise software solutions for the agriculture industry. On November 18, 2018, ZenaTech signed an industry exclusive software license with Epazz to utilize its point-of-sale, compliance, and blockchain supply chain software products.  ZenaPay launched its first software applications, ZenaPay Merchant and ZenaPay Wallet, in December 2017 to assist enterprises in the agriculture industry with compliance and sales. However, ZenaPay has never generated any revenue and the Company has pursued other business interests since 2018 and, accordingly, the Company sold ZenaPay in October 2023 given it is not a material part of the business of the Company.

PacePlus, SystemView and ZigVoice

On February 11, 2019, we acquired PacePlus, Inc. and its two subsidiaries SystemView Inc. and ZigVoice Inc. The acquisition contributed to building our technology offerings in growing market sectors. Through PacePlus, SystemView and ZigVoice, we offer medical record software, SCADA software, video surveillance software, and call center software. The software products are currently being used by paying customers such as businesses, government agencies, colleges, and healthcare providers.

PacePlus software products are part of a growing sector of the software industry. The electronic medical record requirement as part of the U.S. Affordable Care Act requires U.S. medical organizations to maintain electronic medical records. Many medical organizations in the United States cannot afford to maintain their information technology infrastructure. Many of them are optioning to contract with software companies that provide the software in the cloud. By using a cloud provider of medical records, medical organizations can focus on patient care instead of maintaining and upgrading their information technology infrastructure.

SystemView is a SCADA & HMI Software designed to improve the efficiency of manufacturing equipment. SystemView includes the Real-Time SmartServer™, Trend Server, Alarm Server, and rapid development tools. ReportView optimizes plant operations by organizing equipment, space, and work. It is customizable with the Data Import Utility and Client Application Suite. It features a clear graphical display and spreadsheet options. SystemView Video Surveillance software is used by schools, colleges, and businesses to monitor access points. The Company is using the experience of SystemView to develop plant recognition software which is being modified using face recognition technology to track and manage the health of plants.

ZigVoice provides contact management software for call centers and businesses.

ZenaDrone

During 2018 and 2019, the Company was developing drone technology initially to be used in the agriculture industry. The Company developed its drone software for the agriculture industry in the first six months of 2019. The Company had planned to use drone hardware manufactured by a third party, however, upon researching various drones available in the marketplace, it became apparent a suitably functional drone to assist farmers as envisioned by the Company was not readily available. The drones found in the market by the Company either had only limited minutes of flying time and required recharging overnight or were not able to accomplish the tasks required to obtain data useful to farmers or required a commercial drone pilot to fly the drone or had other functional limitations.

In developing the hardware for its drone, a team from the Company visited certain farmers in Ireland to gain a better understanding of their needs. The team discussed the data required by the farmers to run operations efficiently, took aerial images and videos to understand the functionality required from a drone for the farmers and began creating a design for a commercially viable drone for the agriculture industry (which was subsequently adapted for the defense industry, military industry, mining industry and various other industries). The team researched which components were available on the marketplace for the drone and which components needed to be developed and hired additional mechanical engineers and software developers to convert the hand drawings of the design for the drone into computer renderings. Subsequently, the team created CAD drawings and began creating a functional prototype of the drone.

In developing the drone hardware, the Company utilized certain technology developed by Epazz for which it has filed utility and design patents, and of which we are the exclusive licensee. Once the prototype was created, the drone underwent initial testing, the results of which were used to develop the production model of the prototype and create manufacturing processes to produce additional drones.

As a result, between August 2019 and April 2020, the Company designed, built, and tested its first commercial drone, referred to as the ZenaDrone 1000. We believe that the ZenaDrone 1000 is a high-quality drone that is five times larger than many commercial drones and made of carbon fiber to keep it light weight. It has eight electronic motors and uses a blend-wing body to lift the drone during flight, providing stability and easy maneuverability. The ZenaDrone 1000 has a longer flight time than many commercial drones and can self charge on charging pads that can be placed at various locations at a site. The Company has been showcasing the drone at various trade shows and military conferences to display its functionality and features to potential customers.

Integrating our ZenaDrone Smart Farming software, the ZenaDrone 1000 allows farmers to analyze their fields daily under a given schedule and to retrieve details of planted crops using multispectral sensors. The ZenaDrone1000 sends the retrieved data to the cloud and the ZenaDrone web application. The ZenaDrone Web application displays details about plant growth and can also trigger an alert with details of any potential issues that may be found, such as drainage or areas prone to erosion.

Our ZenaDrone Smart Farming software tracks, monitors and calculates plant life cycles from growth to sale in real time. Using this solution, farmers can detect problems before they happen by monitoring crop health, past and present weather data, and inventory status. The rapid results obtained from this smart technology solution allow farmers to make critical decisions about the health of their fields in the short and long term, such as nutrient optimization for output maximization. It also assists with quality assurance and compliance by providing accurate data extraction for management to prepare auditing reports and effectively certify the plant life cycle from the start to its targeted purpose. We believe our solution provides farmers with the data they need to save money, time, and energy with respect to their plants.

The Company signed up five beta customers in the agricultural sector to test the solution in 2020. Due to COVID-19, there was a delay in beta testing of the hardware at various customer locations. The Company completed the beta testing of the ZenaDrone 1000 in the Summer of 2021. The Company subsequently signed up five pilot customers that are currently evaluating the ZenaDrone 1000 for their business needs. ZenaDrone, Inc. was awarded in December 2023 a $75,000 contract by the US Air Force to demonstrate the use of ZenaDrone 1000 being used to carry blood in the field. ZenaDrone, Inc. signed a contract in December 2023 with the US Naval Research to demonstrate the use of ZenaDrone 1000 being used to carry cargo in below zero temperatures in Greenland.

WorkAware

On August 1, 2020, we completed the acquisition of substantially all the assets (including customer contracts) of WorkAware, a company based in Alberta, Canada which had developed a cloud-based safety and compliance management solution for businesses that can be utilized in a variety of industries, including for field management services. WorkAware software combines safety, personnel, and operations paperwork into a single cloud-based platform, all run by an easy-to-use and accessible mobile app.

TillerStack

On January 14, 2021, we acquired the business of TillerStack, a revenue generating company based in Berlin, Germany that provides field management solutions to businesses. The TillerStack software provides easy access and a convenient system for the management of field workers. As the global mobile workforce continues to rise, the software allows for the optimization of field services by technicians, independent contractors, delivery workers, home healthcare service providers, and field sales employees.

PsPortals

On December 31, 2021, we acquired all the assets of PsPortals, which is a principal supplier of browser-based law enforcement software, which law enforcement can use to search a database during traffic stops for pertinent information. Its main products, such as Portal XL, offer a web server-based application with a “true” zero-footprint client. Requiring only a web browser, it may be connected as a user-interface for traditional message switching systems, it may stand alone as a user-interface/portal to a secure interface that runs in the background or be connected via web services to other data sources. PsPortals products are fully NCIC and Nlets compliant, integrating the formatting, features, business rules, code tables, and manuals needed to effectively manage the user-interface to NCIC and Nlets.

Field Management Services

Field management services refer to the management of a company's resources employed at or en route to the property of clients, as opposed to resources employed at a company’s property. Examples include tracking vehicles, managing worker activity, scheduling and dispatching work, ensuring driver safety, and integrating the management of such activities with inventory, billing, accounting, and other back-office systems of a company.

In the past, field management could be fragmented and unorganized given all the moving parts. However, field management services technology developed over the past few years has simplified the process significantly. Field management services software now allows employees to connect remotely with a company’s office to access client data, schedule appointments, service clients and submit bills for the services provided to accounting software integrated with the software. In addition, companies using field management services software can track employees, route and dispatch them for services requested by clients. This has resulted in the development of crucial business processes such as real-time analysis of employee work, shortened billing cycles, and increased productivity. Other features of field management software include reducing overhead costs from paper-based management, marketing, and data analytics.

Examples of companies that often require field management services include infrastructure, mining, and agricultural companies. These types of companies hold a variety of assets away from company offices that require maintenance. These types of companies may also hold assets that may be difficult to service given their location, accessibility, size, or surroundings.

We believe that drone technology presents a highly useful solution to these companies in servicing certain assets. Drones can be utilized to, among other things, access towers, survey land, access mines and otherwise retrieve useful data to allow companies to not only monitor their assets but service them as well. For example, infrastructure companies could utilize drones to access towers to determine potential damage to them, mining companies could survey pits and agricultural companies could monitor plants and capture data. As a result, the time and costs of employees are reduced, as is the potential for physical harm to them.

Principal Capital Expenditures

Over the last two fiscal years to the date hereof, our principal capital expenditures and divestitures (including amounts invested) are as follows:

	Three Months Ended	Fiscal Year	Fiscal Year
Type	March 31, 2024	2023	2022
Product development costs	$229,992	$217,603	$1,321,790
Fixed assets - additions	–	2,120	8,088
Fixed assets - disposals	–	–	–
Total capital expenditures	$229,992	$219,723	$1,329,878

Our principal capital expenditures and divestitures currently in progress, are as follows:

Anticipated Three Months Ended
Type	June 30, 2024
Product development costs	$240,000
Fixed assets - additions	–
Fixed assets - disposals	–
Total anticipated capital expenditures	$240,000

All these costs are anticipated to be expended in our drone business and in United Arab Emirates.

Our Current Business

ZenaTech, Inc. is an enterprise software technology company that specializes in mission-critical cloud-based applications integrated with smart hardware to deliver innovative solutions across diverse industries. The Company operates in software development technology, sales, and distribution. The Company is also developing a drone manufacturing, sales, and distribution business (see – “Our Anticipated Business” below). ZenaTech, Inc. is the parent holding company that operates through the following subsidiary companies:

•PacePlus, Inc.(“PacePlus”), a Wyoming, United States of America (“USA”), company, provides cloud-based enterprise software solutions for the medical records industry, with its subsidiaries,

oSystemView, Inc. (“SystemView”), a Wyoming, USA, company, provides software solutions for the automated facility management industry, and,

oZigVoice, Inc. (“ZigVoice”), a Wyoming, USA, company, provides software solutions for the contact center industry,

•WorkAware, Inc., a Wyoming, USA company, provides cloud-based enterprise safety and compliance management software and mobile solutions that can be utilized in a variety of industries including field management services,

•TillerStack, GmbH. (“TillerStack”), a German company, provides cloud-based enterprise field service management software and mobile solutions for a variety of industries,

oTillerStack, Inc. was established for US sales of TillerStack software products.

oZenaDrone GmbH (“ZenaDrone German”) was established for drone sales and drone services in Germany.

•PsPortals, Inc. (“PsPortals”), a Delaware corporation, provides browser-based enterprise software applications for public safety, and,

•ZenaTech, Inc, (“ZenaTech US”), created for conducting future acquisitions in the United States of America, and its subsidiary,

oZenaDrone, Inc., a Wyoming corporation, established for the purpose of selling the drone in the United States of America.

ZenaTech originated with cloud-based enterprise software applications tailored for the agriculture sector. These applications offer blockchain-based solutions encompassing payment systems, smart farming, plant tracker software, business management tools, supply-chain blockchain management, compliance management, and government auditing software. Building upon this foundation, ZenaTech is developing a new series of next-generation applications for the agriculture industry, introducing features like point-of-sale, e-commerce, marketing tools, reward cards via mobile app, inventory control, seed-to-store tracking, employee timecards, and live video capabilities. See "Our Business - Narrative Description of the Business - Our Software Business" below for more information.

ZenaTech expanded its portfolio through the acquisition of PacePlus, which includes subsidiaries SystemView and ZigVoice. This move added profitable cloud-based enterprise software applications tailored for the medical services (PacePlus), security (SystemView), and contact center (ZigVoice) industries. ZenaTech has further r refined and enhanced these applications, serving various businesses, government agencies, colleges, and healthcare providers. See “Our Business – Narrative Description of the Business – Our Software Business” below for more information.

The acquisition of WorkAware brought a revenue-generating cloud-based safety and compliance management solution that can be deployed across multiple industries, including field management services. WorkAware Canada has been established to cater to software sales in Canada. See “Our Business – Narrative Description of the Business – Our Software Business” below for more information.

Through the acquisition of TillerStack, ZenaTech acquired a profitable cloud-based enterprise field management software and mobile solutions for diverse industries. TillerStack Wyoming has been established to handle software sales in the US and Canada. See “Our Business – Narrative Description of the Business – Our Software Business” below for more information.

The Company is generating revenue from the drone pilot programs. The Company is receiving revenue with its contract with US Airforce. Also the company has other pilot programs, once they are completed, each customer has an option to purchase the drone platform from the Company at 35-50% discount within 90 days after the pilot program. The time frame and steps to begin generating revenue will be by converting the pilot customers into paying customers. The pilot customers will sign a purchase order within 90 days. Then the Company would deliver the drone to the customer's facility and train them on the drone platform.

The table below is a tabulation of revenue totals and percentages by subsidiary and industries the Company provides services for. The table is for the three months ended March 31, 2024 and the years ended December 31, 2023 and 2022.

Subsidiary	Industry Serviced	3-months Ending 03-31-2024 in CAD	3-months Ending 03-31-2024 in (%)	2023 CAD	Percent 2023	2022 CAD	Percent 2023
PacePlus, Inc.	Medical records software	$53,843	9%	$141,780	8%	250,591	8%
PsPortals, Inc.	Law enforcement software	406,995	69%	1,189,355	65%	1,530,798	51%
SystemView, Inc.	Video surveillance software	10,516	2%	52,260	3%	159,446	5%
ZenaDrone, Inc.	Drone Platforms and Drone Services	100,597	17%	–	–	–	–
ZigVoice, Inc.	Call contact software	14,397	2%	46,076	3%	57,356	2%
WorkAware, Inc.	Safety and compliance software	3,801	1%	392,815	21%	156,378	5%
TillerStack, GmbH.	Field service management software	1,228	0%	5,454	0%	870,794	29%

Total	$591,379	100%	$1,827,740	100%	$3,025,364	100%

ZenaTech's acquisition of PsPortals added a revenue-generating cloud-based information management solution catering to law enforcement and public safety agencies. See “Our Business – Narrative Description of the Business – Our Software Business” below for more information.

Our Anticipated Business

We plan to expand our business into Unmanned Vehicle Systems (commonly referred to as  “drones”). In that regard, we have developed and have been testing what we believe to be a high-quality drone with certain unique features. ZenaTech, Inc. is the parent holding company that is developing its drone business through the following subsidiary companies:

•ZenaDrone, Inc. (“ZenaDrone”), a Wyoming, USA, company, and its subsidiaries,

oZenaDrone Limited (“ZenaDrone Ltd”), an Irish entity established for the Irish and European Union drone sales and drone services operations. The Company created ZenaDrone Limited to register with the Irish Aviation Authority,

oZenaDrone Manufacturing, Inc, an Arizona Corporation, established to manufacture drones in the United States of America,

•ZenaDrone, Trading LLC (“ZenaDrone LLC”) a Dubai, United Arab Emirates (“UAE”) company, established in the Middle East for the drone commercial, marketing and sales drone operations, and its subsidiary,

oZenaDrone Manufacturing (FZE) (“ZenaDrone FZE”) a Sharjah, UAE company, established in the Middle East for the manufacturing of drones and batteries.

Over the last 36 months, we have developed what we believe to be a high-quality drone, which we have been testing with beta customers in the agricultural industry over the past 24 months and plan to produce commercially. The ZenaDrone 1000 is five times larger than many commercial drones and made of carbon fiber to keep it lightweight. It has eight electronic motors and uses a blend-wing body to lift the drone during flight. The ZenaDrone 1000 has a longer flight time than many commercial drones and can self-charge on charging pads that can be placed at various locations at a site. The Company has been showcasing the drone at various trade shows and military conferences to display its functionality and features to potential customers, however, no contracts have been entered as yet.

We developed the drone hardware utilizing certain technology developed by Epazz for which it has filed utility and design patents, of which we are the exclusive licensee. The drone was initially tested with the cloud-based proprietary smart farming enterprise software application which we developed for the agriculture sector. The Company has since been developing software for various applications of the drone and has been creating new software specifically with defense and military capabilities, however, no contracts have been entered as yet. We plan to utilize PacePlus, SystemView, WorkAware, TillerStack, and PsPortals assets to expand our drone offerings.

We signed a Memorandum of Understanding with NightSun, LLC. to create a joint venture for the marketing and sale of drones to the Native American tribes. The joint ventures established two LLCs in which NightSun would own 51% of the LLCs and ZenaDrone 49% of the LLCs. ZenaDrone will enter into a manufacturing license agreement with ZenaDrone US Manufacturing. See “Our Business - Narrative Description of the Business – Our Drone Technology” below for more information.

Operations Overview

We currently have approximately 115 paying corporate clients using our medical records software, SCADA & HMI software, video surveillance software, call center software and safety and compliance management software, and field service management software. They break out as follows: ten paying corporate clients for Medical Healthcare record software through PacePlus; approximately 40 paying corporate clients for our Scada Software and energy management software and video surveillance through SystemView; approximately 30 paying corporate clients through ZigVoice, for our call contact software; approximately 15 paying corporate clients for our safety and compliance management software through WorkAware; approximately 10 paying corporate clients for our field service management software through TillerStack; and approximately 10 paying corporate clients for our law enforcement software through PsPortals. In addition, we have signed five pilot program agreements to evaluate our drone technology incorporating our drone enterprise software that we expect to convert into paying customers. The five pilot programs will take place with Glenmore Estate, Keadeen Mountain Estate, Gestamp, and Regenerate and NightSun. The pilot programs will take place over 45 days periods. The customers will have access to the drone and will be train on how to use the drone. The drone will scan the farmland and spray the farmland. Also the drone will count animals and scan buildings. The Company is waiting for approval from the Irish Aviation Authority and/or US Federal Aviation Authority (FAA) to begin the pilot programs. At the end of the pilot programs customers will have an option to buy the drone at a 35-50% discount to the current retail price.

We currently generate all our income from our software business and do not anticipate any changes to the use of existing software products under our current business operated through ZenaPay, PacePlus, SystemView, ZigVoice, WorkAware, TillerStack and PsPortals while we pursue our drone business. We have not made any royalty payments on our software products to date. In addition, we have not made any royalty payments on our drones, including to Epazz in respect of software used in our drones.

We currently conduct our software business in the United States, Canada, Ireland, United Arab Emirates, and Germany. We currently are testing our drone in Dubai and Ireland.

Below is a table showing the revenue breakdown by geographical location for the three months ended March 31, 2024 and the years ended December 31, 2023 and 2022.

	Quarter ended 3/31/2024	Year ended 12/31/2023	Year Ended 12/31/2022
United States of America	$586,348	$1,429,471	$1,998,191
Canada	3,803	392,815	156,378
Germany	1,228	5,454	870,794
Total Revenue by Geographical Region	$591,379	$1,827,740	$3,025,363

We signed a management service agreement with Epazz to support the development of our products. Under the agreement, we receive the benefits of a software development team, office space, project management and hosting services. Epazz is paid 20% above cost.

We currently have 11 employees on staff and 45 contractors we utilize via the management services agreement with Epazz that we utilize throughout our business.

History of Our Business

Three Year History of ZenaTech, Inc. (formerly ZenaPay, Inc.)

In May 2017, our former parent company, Epazz, developed an initial payment solution prototype and called the product ZenaPay. The name is a play off of relaxed payments. Early operations focused on concept development, product design, software development, and research of the ZenaPay product for the agriculture industry by Epazz.

In August 2017, ZenaTech, Inc. (formerly ZenaPay) was incorporated in Illinois by Epazz to continue focusing on developing the ZenaDrone software for the agriculture industry. ZenaTech further designed and developed the payment solution that allows customers to purchase products using a mobile app. The merchant would download the ZenaPay Merchant app onto an iPad or Android Tablet and the consumer would download the ZenaPay Wallet app to their iPhone. The consumer using the ZenaPay Wallet app can then transfer funds to the merchant.  ZenaTech signed a management service agreement with Epazz to support the development of the product. Under the agreement, ZenaTech receives the benefits of a software development team, office space, project management and hosting services. Epazz is paid 20% above cost.

In November 2018, Epazz determined that shareholders would best benefit if ZenaTech was spun off as its own company. On November 18, 2018, ZenaTech signed a spin-off agreement and industry-exclusive software licensing agreement with

Epazz. The former parent company received 25,000,000 preferred shares, which converted into 15 million shares of common stock post stock-split, for entering into the spin-off agreement in exchange for transferring the software rights to the ZenaPay products to ZenaTech. In addition, ZenaTech and Epazz entered into the software license agreement which provided ZenaTech with an industry exclusive for two products of the former parent company which are Enterprise Quality Management (EQM) and Point of Sale store manager. EQM and Point of Sale are proven software products used by governments and businesses for over 10 years and have generated revenues and profits for Epazz. Under the agreement, Epazz receives a royalty of 15% on all sales and the license term is perpetual.   ZenaTech plans to sell the license for its modified version of EQM and Point of Sale Store manager to the agricultural industry. ZenaTech will also own the software rights to any modules and enhancements it makes to EQM and Point of Sale Store manager.

On November 30, 2018, ZenaTech was spun off from Epazz.

On December 14, 2018, ZenaTech was domiciled in British Columbia, Canada.

On February 11, 2019, ZenaTech acquired PacePlus through a stock purchase agreement between ZenaTech and Epazz. PacePlus has product management software that will be utilized in order to enhance ZenaTech’s software development. In addition, PacePlus is a company in a strong sector of the software industry which provides many opportunities to acquire new customers and develop new software products.  The acquisition of PacePlus and its subsidiaries build on the issuers’ growth as a tech company.

On March 15, 2019, ZenaTech started work on creating the ZenaPay Smart Farming Solution, which would use a drone to monitor plants.

On June 1, 2019, ZenaTech completed the alpha drone software for monitoring plants.

On July 15, 2019, ZenaTech signed GreenHeart CBD as the first beta customer for its ZenaPay Smart Farming Solution.

On July 30, 2019, ZenaTech signed Hemp Tech as the second beta customer for its ZenaPay Smart Farming Solution.

On August 19, 2019, the ZenaTech team visited GreenHeart and Hemp Tech in Ireland to begin the beta tests of its drones.

On August 23, 2019, ZenaTech completed successful beta tests of the drones with GreenHeart CBD and HempTech.

On September 5, 2019, ZenaTech signed its first marketing campaign to attract beta customers and create a pipeline for paying customers. ZenaTech attracted over 50 companies and governments who are interested in its ZenaPay technologies.

On January 10, 2020, the ZenaDrone 1000 successfully completed its first flight test.

On March 2, 2020, the ZenaDrone 1000 successfully completed auto-takes offs and auto-lands.

On April 12, 2020, the ZenaDrone 1000 successfully completed its Mission Flight Test.

On May 1, 2020, ZenaTech begins the development of the production version of the ZenaDrone 1000.

On August 1, 2020, ZenaTech acquired WorkAware Inc. which has developed a cloud-based safety and compliance management solution for business that can be utilized in a variety of industries, including for field management services.

On January 14, 2021, ZenaTech acquired 100% of TillerStack GmbH, a field service management software company.

From May to August 2021, ZenaTech beta tested the ZenaDrone 1000 on farmland in Ireland.

On December 31, 2021, ZenaTech acquired PsPortals, Inc., a principal supplier of browser-based software applications for public safety.

On January 7, 2022, ZenaTech opened a drone manufacturing facility in Dubai, UAE.

On February 23, 2022, ZenaTech debuted the ZenaDrone 1000 at UMEX Abu Dhabi Trade Show.

TYTO ROBOTICS
Tyto Robotics
ulsion Test Stands
WWW.TYTOR
FTU-002

On March 1-15 2022, ZenaDrone testing ZenaDrone 1000 in Dubai.

On March 30, 2022, ZenaDrone displayed ZenaDrone 1000 at Amsterdam Drone Week in Amsterdam, The Netherlands

On June 12-14, 2022, ZenaDrone displayed ZenaDrone 1000 at Eurosatory 2022 in Paris, France

On September 6-8, 2022, ZenaDrone displayed ZenaDrone 1000 at Commercial UAV Expo in Las Vegas, NV

On September 7-8, 2022, ZenaDrone displayed ZenaDrone 1000 at Drone X in London, United Kingdom

On September 19-22, 2022, ZenaDrone displayed ZenaDrone 1000 at Plough Champions 2022, Dublin, Ireland

On November 1, 2022, ZenaDrone Limited began drone service operations in Dublin, Ireland.

On January 26-27, 2023, ZenaDrone displayed ZenaDrone 1000 at AFWerx in San Antonio, TX, USA

On March 16, 2023, ZenaDrone showcased Zenadrone 1000 at Travis US AirForce Base CA, USA

On April 10, 2023, ZenaDrone displayed ZenaDrone 1000 at AERO Germany

On July 19, 2023, ZenaDrone attended Vertex at Austin, Texas USA

Three Year History of PacePlus, Inc.

Epazz  acquired the software rights of a medical record keeping software called PacePlus. The former parent company was going to change the name of PacePlus to CAI Health. It formed the entity as CAI Health, Inc. however, the former parent company was able to purchase the domain name paceplus.com. Therefore, it changed the name of the entity to PacePlus, Inc.

On December 29, 2014, Epazz acquired the software rights of PacePlus from a third party. As part of the acquisition, Epazz was assigned customer contracts of PacePlus.

On September 3, 2015, Epazz started the development of PacePlus version 5.

On August 26, 2016, Epazz formed CAI Health, Inc. as an Illinois corporation.

On August 31, 2016, CAI Health, Inc.’s legal name was changed to PacePlus, Inc.

On September 30, 2016, PacePlus release new ICD medical billing codes. ICD stands for International Classification of Diseases. These codes are used to enter into a patient's electronic health record and used for diagnostic, billing, and reporting purposes.

On January 1, 2017, internal transactions with Epazz transferred ZigVoice, Inc. and SystemView, Inc. to PacePlus, Inc. through stock purchase agreements.

On August 31, 2017, PacePlus started alpha testing of PacePlus version 5.

In August 2018, PacePlus started beta testing of PacePlus version 5.

On February 11, 2019, ZenaPay acquired PacePlus through a stock purchase agreement between ZenaPay and Epazz.

In February 2019, PacePlus released PacePlus version 5.

In October 2019, PacePlus has two customers using PacePlus version 5.

On July 27, 2020, the Company restructured PacePlus, SystemView and ZigVoice by forming new Wyoming corporations and transferring the related assets of PacePlus, SystemView, and ZigVoice to the related Wyoming companies.

On December 31, 2021, the Company started development of PacePlus version 6. The Company anticipates this update will be completed in 12 months.

On September 30, 2023, PacePlus version 6 is being tested. The Company anticipates upgrading customers early in 2024.

Three Year History of SystemView, Inc.

On February 11, 2019, ZenaTech acquired SystemView through a stock purchase agreement between ZenaTech and Epazz.

In March 2019, SystemView and Epazz agreed to an exclusive licensing agreement for its plant recognition software technology from its filing of a provisional patent. Epazz agreed to pay for the patent cost.

In October 2019, SystemView began a project to upgrade its software to a Web Based and Mobile platform.

On July 1, 2020, SystemView developed a thermal detection system and mask detection system.

On July 27, 2020, the Company restructured PacePlus, SystemView and ZigVoice by forming new Wyoming, USA corporations and transferring the related assets of PacePlus, SystemView, and ZigVoice to the related Wyoming, USA companies.

On April 20, 2022, the Company completed the development of the next version of SystemView StrandUSA. The Company will be updating Strandusa.com to show all of the new features.

On November 1, 2022, the Company begin to redesign the website and marketing materials in order to launch the new version of StrandUSA.

On June 1, 2023, the Company is developing the next version of StrandUSA.

Three Year History of ZigVoice, Inc.

On February 11, 2019, ZenaTech acquired ZigVoice through a stock purchase agreement between ZenaTech and Epazz.

In March 2019, ZigVoice started Alpha testing of the new Zinergy help desk software. New features are added, and user interface is upgraded. Alpha testing is completed.

In October 2019, Zinergy releases a new version of Help desk software.

On July 27, 2020, the Company restructured PacePlus, SystemView and ZigVoice by forming new Wyoming corporations and transferring the related assets of PacePlus, SystemView, and ZigVoice to the related Wyoming companies.

On April 1, 2022, the Company began updating the software of ZigVoice to provide PBX solutions.

On October 23, 2022, the Company began update the web interface of ZigVoice.

On May 1, 2023, the Company use Twillo in order to add PBX features to ZigVoice.

History of WorkAware, Inc. Since Acquisition

On August 1, 2020, the Company acquired the assets of WorkAware.

On October 1, 2020, the Company started development of the WorkAware mobile app.

On December 15, 2021, the company launched the mobile app for WorkAware.

On September 25, 2022, the Company completed the web interface for WorkAware.

On July 1, 2023, the Company is developing an Apple watch app for WorkAware.

History of TillerStack, GMBH Since Acquisition

On January 14, 2021, the Company acquired 100% of the shares of TillerStack.

On May 7, 2021, the Company used the development of TillerStack smart glasses as part of a ZenaDrone attachment development.

On September 19, 2021, the Company released a mobile app for TillerStack.

On November 8, 2022, the Company releases TillerStack Onsite Remote Assist at SmartHK tradeshow, Berlin Germany.

On July 1, 2023, the Company is developing smart glasses for technicians.

History of PsPortals, Inc. Since Acquisition

On December 31, 2021, the Company acquired the assets of PsPortals.

On April 13, 2021, the Company started to develop a new mobile app for PsPortals.

On September 20, 2022, the Company launched the new version of the PsPortals at Unisys User conference in Minneapolis, USA.

On May 1, 2023, the Company is updating the software to be use by local law enforcement.

Narrative Description of Our Business

At present, our primary focus lies in the realm of software development and licensing. However, recognizing the trajectory of the drone industry and its significant growth over the last five years, we have embarked on an expansion into the drone business. Our objective is to capitalize on the increasing prevalence and demand for drones in various sectors.

Despite this diversification, our core software products, which are currently offered through our well-established entities such as ZenaPay, PacePlus, SystemView, ZigVoice, WorkAware, TillerStack, and PsPortals, will remain unaffected by this expansion. These software products have been integral to our current business, and we have no intentions of altering their usage or compromising their efficiency during this transition.

Our Software Business

Our current business involves selling software licenses to our cloud builder applications. We have been upgrading our software products to be more competitive with other companies on the market. We have been upgrading the user interface for of our software products to display a new modern look and feel to the software products, making them more attractive to the modern business software user, as well as creating new websites to attract new customers to the software products.  We have been moving our applications from static servers to cloud platforms such as Amazon AWS to provide our existing customers with new packages which allow them to better scale their applications. Our mechanical engineers work with our software developers to integrate software applications into computer hardware products.

The Product Table below shows our current software products, together with the product’s status.

Our core products all of which are software related are as follows:

Core Product	Status	Company	Product Description
EHR Software	Released Inhouse development Generating revenue	PacePlus, Inc.	Electronic Health Record software is designed to efficiently manage patient health information, streamline healthcare workflows and improve patient care and safety
Medical Billing Software	Released Inhouse development Generating revenue	PacePlus, Inc.	A comprehensive billing and invoicing system specifically tailored for medical practices, helping manage financial transactions and insurance claims efficiently.
SystemView Scada HMI Software	Released Inhouse development Generating revenue	SystemView, Inc.	A Supervisory Control and Data Acquisition (SCADA) software offering real-time monitoring, data visualization, and control for industrial processes.
MaintenanceView	Released Inhouse development Generating revenue	SystemView, Inc.	A software application designed to streamline and optimize maintenance operations, ensuring the reliability and longevity of equipment and assets.
ReportView	Released Inhouse development Generating revenue	SystemView, Inc.	A powerful reporting tool that compiles and presents data from various sources, simplifying data analysis and supporting informed decision-making.

EnergyView	Released Inhouse development Generating revenue	SystemView, Inc.	An energy management software that tracks energy consumption, identifies inefficiencies and offers insights for optimizing energy usage and reducing costs.
Strand Video Surveillance Software	Released Inhouse development Generating revenue	SystemView, Inc.	A sophisticated video surveillance system with intelligent analytics, enhancing security and surveillance capabilities for a wide range of environments.
Multiplatform Contact Center Suite (MCCS)	Released Inhouse development Generating revenue	ZigVoice, Inc.	An integrated suite of tools enabling seamless communication and management of customer interactions across multiple platforms and channels.
Traffic Calculator	Released Inhouse development Generating revenue	ZigVoice, Inc.	A traffic analysis software that provides valuable insights into traffic patterns, helping optimize transportation and infrastructure planning.
Zinergy Help Desk Software	Released Inhouse development Generating revenue	ZigVoice, Inc.	An efficient help desk solution that centralizes and manages customer support inquiries, ensuring timely and effective issue resolution.
Safety and Compliance Management Software	Released Inhouse development Generating revenue	WorkAware, Inc.	A comprehensive software platform designed to support businesses in maintaining safety standards, compliance, and risk management across industries.

Field Service Management Software	Released Inhouse development Generating revenue	TillerStack, GMbH

A powerful solution that optimizes field operations for businesses. From scheduling and dispatching to real-time tracking and reporting, it empowers field service teams to deliver exceptional customer experiences efficiently and effectively.

Law Enforcement Software	Released Inhouse development Generating revenue	PsPortals, Inc.	A comprehensive and secure platform designed to empower law enforcement agencies with advanced case management, evidence tracking, and streamlined communication tools.
On-site Remote Assistance	Released Inhouse development Generating revenue	TillerStack, GmbH.

An innovative tool that enables remote experts to provide real-time guidance to on-site technicians. With seamless AR-powered communication and live video collaboration, it empowers teams to resolve complex issues faster and reduce downtime, revolutionizing on-site support experiences.

Commercializing Non-Generating Software Products

ZenaDrone's software suite – including Plant Tracker, Compliance, and Plant Recognition Technology – is spearheading a targeted marketing effort via social media, pay-per-click, and YouTube videos. This campaign is designed to highlight the ways these software products enhance farmers' operations. While these applications are yet to be launched, our current focus is on the drone business, as it aligns with these software offerings. The drone automation complements the software usage. Once the drone business starts generating revenue, the Plant Tracker will be introduced as an add-in service.

Product	Status	Company	Product Description
ZenaDrone Plant Tracker	Released Inhouse development Not currently generating revenue	ZenaDrone, Inc.	A cloud-based application that utilizes blockchain technology to provide precise tracking and management of plant-related data, enhancing efficiency in agricultural processes.

ZenaDrone Smart Farming	Beta Release Inhouse development Not currently generating revenue	ZenaDrone, Inc.	An innovative solution employing smart technology to optimize farming practices, improve crop yields, and streamline agricultural operations.
ZenaDrone Compliance Software	Testing Inhouse development Not currently generating revenue	ZenaDrone, Inc.	An automated solution to navigate regulatory requirements seamlessly. It simplifies compliance processes, ensuring adherence to necessary standards with efficiency.
Plant Recognition Technology	Testing Inhouse development Not currently generating revenue	ZenaDrone, Inc.	Software that utilizes advanced AI technology to identify various plant species swiftly and accurately, providing enhanced botanical insights for users.

The Product Table below shows products that are being developed to integrate with certain of our software products.

Product Name	Status	Company
StackLens	Prototype Inhouse development Not currently Generating revenue	TillerStack, GmbH.
JourneyMan Device	Designed Inhouse development Not currently Generating revenue	WorkAware, Inc.

ZenaTech Applications

Our cloud-based enterprise software products provide simple solutions for tracking the plant growth cycle and processing payments for the agriculture industry. We are continuing to develop the software and releasing free beta versions of the software to users. We integrate our point-of-sale solutions with our compliance software to provide businesses with solutions that follow their trajectory from a new business to a larger enterprise through enhanced analytic and mobile app support. We have received some support questions from users, but in the past, the Company has not enquired who the users of our software were; however, we have learned some retail stores are testing our software. Our support is asking the users how they are using the software and if they have any feedback for us about how to improve the software.

ZenaDrone Plant Tracker

The ZenaDrone Plant Tracker software records data about growing plants. Recorded data helps to monitor plant growing conditions and gives useful findings on optimal growing conditions. This app also helps to identify potential issues during the plant growing process.

The ZenaDrone Plant Tracker tracks plants from seed to harvest. Plant Tracker is available on the Google Play store and soon will be available on the Apple App store. The first version provides an effortless way for growers to monitor the different varieties of plants they harvest for their businesses. ZenaDrone Plant Tracker has no paying growers as customers.

ZenaDrone Plant Tracker has been downloaded, however ZenaDrone does not have information about who has downloaded the software. Currently, no farmers are using the ZenaDrone Plant Tracker software.

Smart Farming

Our Smart Farming software is a drone enabled smart farming solution, which monitors plant life cycle from growth to sale. Our ZenaDrone Smart Farming software tracks, monitors and calculates plant life cycles from growth to sale in real time. Using this solution, farmers can detect problems before they happen by monitoring crop health, past and present weather data, and inventory status. The rapid results obtained from this smart technology solution allow farmers to make critical decisions about the health of their fields in the short and long term, such as nutrient optimization for output maximization. It also assists with quality assurance and compliance by providing accurate data extraction for management to prepare auditing reports and effectively certify the plant life cycle from the start to its targeted purpose.

Integrating our ZenaDrone Smart Farming software, the ZenaDrone 1000 allows farmers to analyze their fields daily under a given schedule and to retrieve details of planted crops using multispectral sensors. The ZenaDrone1000 sends the retrieved data to the cloud and the ZenaDrone web application. The ZenaDrone Web application displays details about plant growth and can also trigger an alert with details of any potential issues that may be found, such as drainage or areas prone to erosion.

The rapid results obtained from ZenaTech's smart technology solution allows any farmer to make critical decisions about the health of their field in the short and long term, including nutrient optimization and detecting irrigation problems. Farmers can detect problems before they happen by monitoring crop health, past and present weather data and inventory status. We believe our solution provides farmers with the data they need to save money, time and energy with respect to their plants.

ZenaDrone Compliance Software

ZenaDrone Compliance Software is being developed to provide enterprise-level risk management software for the agriculture industry, allowing mid to large agricultural operations to identify, monitor, and remedy the regulatory, harvesting, growing, technological, and reputation risks; financial problems; and operational difficulties that may threaten the achievement of their organizational objectives. It is also intended to provide a centralized information system that helps identify risks, assess the likelihood of occurrence and impact thereof, mitigate the risks, and trace each solution.  The product is being developed from our licensed EQM application software, a proven and tested software application currently used by the US State of Maryland counties governments and businesses to manage compliance over the past 20 years. US State of Maryland counties governments and businesses are paying customers of Epazz. EQM is a web-based solution that has mobile tools to enable administration bodies to manage compliance electronically, conduct audits and inspections, fulfill work orders, monitor licensing, certifications and permits, and check compliance enforcement. EQM is a successful software solution used around the world. The first version, released in 1990, managed auditing and corrective actions.

It is also being developed as a tool for building a repository of risks associated with business objectives, metrics, and events. An outcome will be that it will be easier for you to identify risks in your business; manage remediation processes; implement your risk model; and automate, measure, and report every step of the process.

Finally, it is being developed as a tool for evaluating client expectations against experience, which is often critical to the success and continued growth of any organization. With our simple user interface, which can integrate compliance and regulatory processes, you will be able to improve operational efficiency, enhance risk management, and keep up with the increasing number of fluctuating regulatory demands while maintaining profitability. There are no paying customers or users currently.

Characteristics

•Enables the logging, controlling, managing, and monitoring of remediation tasks for different findings and incidents

•Calendarize tasks automatically, such as periodic assessments, scans, and notifications, allowing for continuous improvement in the implementation of different strategies

•Builds models for evaluating qualitative and quantitative risks

•Customizes models and risk assessment metrics that can be imported and/or built within ZenaPay, allowing users to measure operational risks and financial, technological, and legal problems through their metrics

•Integrates and correlates IT information security through risk controls and compliance

Benefits

•Reduces time and costs by concentrating manual processes in an integrated and automated risk management system

•Improves the use of organizational, financial, technological, and human resources

•Provides a complete picture of the company from multiple angles

•Aligns your methodologies with the ability to model and assess risk in a way that makes sense to your particular organization

•Identifies the risks that may impact the corporate strategy

Reasons for choosing ZenaDrone Compliance Software

•It provides access to a database of solutions that have been applied in different sectors to reduce the risks associated with different jobs.

•It selects the most appropriate module for your particular company.

•It offers detailed and easy-to-interpret reports that are customizable. In addition, modules can be incorporated for more complex analysis.

•Sets the calculation criteria of ISO standards.

•The network installation allows people to use it any time, anywhere.

•Each year, ZenaDrone will release a new version that improves the software performance with new functionalities.

PacePlus, Inc. Software Products

Electronic Health Records Software

PACE+ is an integrated, cloud-based Electronic Health Records (“EHR") and Database Management System designed for behavioral healthcare and human services. PACE+ offers a comprehensive set of tools for managing a professional medical practice using EHR (Electronic Health Records). An electronic health record (EHR) is a digital version of a patient’s paper chart. EHRs are real-time, patient-centered records that make information available instantly and securely to authorized users. While an EHR does contain the medical and treatment histories of patients, an EHR system is built to go beyond standard clinical data collected in a provider’s office and can be inclusive of a broader view of a patient’s care. PACE+ is a comprehensive EHR solution.

PACE+ integrates EHR with Practice Management. Practice Management is the set of activities used to manage the day-to-day operations of a clinic, such as appointment scheduling, billing, and other administrative tasks. EHR improve medical practice management by increasing practice efficiencies and cost savings. The patient portal and secure web-based platform personalizes care delivery, increases patient safety and minimizes costs for medical practices of all sizes. Medical practice size can be from 1 to 100+ physicians. A practice with 2-5 physicians is the most common size in the US. PACE+ is suitable for small to large practices.  Healthcare providers are faced with many challenges such as improving care quality, managing disease, monitoring patient safety, reducing costs, complying with the latest regulations and meeting performance benchmarks set by the healthcare industry. Performance benchmarks involve collecting and reporting data on practices, clinical processes and outcomes. Measuring clinical performance can be helpful to track the improvement in the practice over time. PACE+ shows important data in graphical format. Our web-based EHR solution addresses all these challenges by connecting the healthcare continuum, as well as driving outcomes and subsidy payments that can be in the form of insurance or third party payments. PACE+ server-based secure cloud platform allows you to access your information easily.

A practice can maintain a complete electronic client record, including data collection of care visits, service providers, and locations across multiple programs. PACE+ helps eliminate redundant record-keeping. The scheduler tracks client, staff, and group appointments. It is easy to use, and it interfaces seamlessly with service authorization tracking, service history and billing.  This product can generate financial reporting data in any format that can be imported into any accounting system (web based or desktop accounting solution which has capability to import financial data), including electronic claims and remittance, third-party insurance, and client, municipality, and grantor billing.

Medical Billing Software

PACE+ uses the practice management program for billing, processing claims and reporting services. It keeps track of billable services from the start of the claim to reporting. Being able to track, query, correct and resubmit claims is essential for a healthcare provider. Claim status reports can interface with most accounting software systems. PACE+ eliminates the need for data entry staff because the program automatically creates claims and service encounters from progress notes. Practice Management is designed to process claims based on the requirements of different insurance providers and funding sources. PACE+ medical billing software is HIPAA compliant. The cloud-based software is designed for use in mental healthcare practices and medical billing services. PACE+, allows you to bill for the services you have provided in a secure and easy-to-use way.

PACE+ simplifies tedious and repetitive clinical documentation and provides quick access to assessments, treatment plans, progress notes, outcome studies and other tasks. Its design encourages and demonstrates HIPAA Compliance, facilitating accreditation and re-accreditation by organizations such as COA, CARF and JCAHO.

PACE+ includes reports that are easily customized; thus, users can create new reports as needed to meet the demands of grantors, government entities, and payers. Users can output the report results in a variety of formats such as graphs, spreadsheets, etc.

Integrated Components: Electronic health records are fully integrated with practice management (billing), scheduling, reports, imaging and interactive forms. Validations and edits keep data clean and accurate, preventing costly data validation errors and corrections.

Electronic Health Records: Electronic health records are each stored in a single electronic file so that each client’s clinical and demographic data is kept from initial contact through the completion of treatment. Components include scheduling, referral, enrollment, e-prescribing, clinical assessment, service plans and progress notes. All records are fully integrated with reporting and scanning capabilities.

Program Applicability: PACE+ supports a wide range of health and human services that including mental health and substance abuse prevention and treatment, psychiatric and nursing services, consumer-operated recovery and self-help programs, child welfare and protection services, social services, programs for the developmentally disabled as well as foster care, residential and other out-of-home programs.

Workflow Management: iWorkflow is an integral part of PACE+, enabling providers, payers and public health systems to coordinate, streamline and integrate information with other entities. The robust and secure features of iWorkflow allow users to electronically validate criteria, process and share information to reduce fragmentation across systems. iWorkflow features include queuing, allowing notification alerts, auditing, routing and checking compliance.

E-Prescription: PACE+ incorporates the Info-Scriber Electronic Prescription Application with several features including prescriber libraries, drug-to-drug and drug-to-food interaction checking, allergy alerts, pregnancy and lactation alerts and patient medication education leaflets. This allows prescribers and their agents to either print prescriptions or send them to pharmacies electronically or via FAX. It also includes standard reports to assist with medication management, and a titration/taper module for gradual dosing of medications. E-Prescription also has a notes feature.

Document Imaging: iImage is a document imaging web component with automated controls to scan, organize, and manage paper-based documents and electronic files (i.e., Word, Excel) into one comprehensive record. This allows secure users access to complete client information. iImage provides an efficient and automated solution to manage client documents and records within each file.

Time Tracking Component: This PACE+ component allows organizations to manage and track employee hours and pay periods, with the ability to output time data for 3rd party payroll systems. Employee hours are based on a customizable system for each user (i.e., date, department, location, start/end time, pay type, wage class, job codes, etc.). This component helps to alleviate confusion or costly errors involving employee pay. This component allows the supervisor and/or Accounting Dept. to approve time before payroll submission. You can ensure your records are complete and correct. Another great feature is the time tracking component is web based so you do not need to install any software. Access it anywhere through an internet connection. The power of PACE+ can give your organization the leading edge in employee time tracking.

SystemView, Inc. Software Products

SystemView is a SCADA & HMI Software System designed specifically to improve efficiency and increase the value of manufacturing equipment. The SystemView improves your bottom line by making sure your equipment stays agile throughout the production process.

Access and communicate with every part of your production process instead of using isolated interface systems with limited functionality. Choose a more innovative SCADA system with centralized management, which combines and accurately displays your facility's processes. SystemView functions as a Human-Machine Machine Interface (“HMI”), Operator Interface (“OI”), and dashboard development system.

Our Integrated Plant Management & Control (“IPMC”) Suite offers the full-featured SystemView (SCADA Software) application, which offers a set of rapid application development tools. With the SystemView application, you can create realistic graphical displays, virtual control panels, trend views, alarm views and hierarchical menu systems quickly and easily.

Video Surveillance Software

SystemView’s Strand surveillance management system is a “lean client,” which designates the server for a majority of the data processing. This setup ensures stability in the surveillance system and allows users to control their system from any location in the world without having to download client software from a CD. Protecting the soundness of operations in a surveillance system can often be a difficult endeavor in itself. With Strand’s web-enabled reporting tools and support diagnostics, and with customized camera labels, keeping track of your surveillance operations is simplified, and enabled from anywhere in the world, at any time.

Plant Recognition Technology

SystemView uses modified facial recognition technology to recognize individual plants during the growing process. The technology, which is in the early stages of development, will identify many abnormalities which can affect the growth and health of the plant. The technology will use facial recognition to identify the plant, then use machine learning to understand if there are issues with the health of the plant. Currently plant recognition technology can track changes in the plant and alert the user of the changes. Later phases of the project will have the cameras mounted in the greenhouses to monitor batches of plants and alert the growers of any issues. The final phase of the project is to use drones to scan fields and alert growers. The former parent company filed a provisional patent with the United States Patent and Trademark office in March 2019. SystemView and the former parent signed an exclusive technology agreement in which the former parent agreed to pay for the patent and SystemView will have exclusive rights to develop and market the technology. The former parent will receive a royalty of 7% on all sales. The license term is perpetual.

EnergyView Software and Hardware Solution

EnergyView by SystemView is a software and hardware solution to make your energy use more efficient. It is specifically designed for the water and wastewater industries.

Smart technology uses the newest innovations to measure energy use reliably and efficiently. Having more information about your energy use and how to keep it running efficiently helps control your facility's power consumption. Older, traditional energy meters cannot provide the same support. EnergyView Metering Solution offers all the latest technology needed to monitor energy consumption for the water and wastewater industry.

Smart energy meters have large benefits for industrial facilities. Knowing your current energy use and how to best manage it allows for increased efficiencies. Power meters report past energy usage and track future usage as well as notify you of outages and equipment failure. Industries that use power meters are better able to run efficiently and proactively find energy solutions.

ZigVoice, Inc. Products

Multiplatform Contact Center Suite (“MCCS”) – Historical

MCCS, an ACD software, has brought Avaya, Cisc, and Nortel real-time and historical information to the web, allowing access from anywhere. This feature makes MCCS ideal for increased accessibility, including connecting with multiple sites or at home agents. Personalized, easy-to-use data includes the option for ad-hoc reporting and scheduled reporting through email. It is easy to export to Excel and PDF format. ZigVoice is currently being used in call centers.

Traffic Calculator (Call Center Software)

Our Traffic Trunking and What If Calculators are designed for call center supervisors and managers. Using these calculators, managers can project upcoming staffing needs with increased accuracy. Customers using ZigVoice Products MCCS can pull their actual call center data into the calculator automatically. This enables a supervisor to quickly highlight key situations, such as when they are over or understaffed, when too many calls are being abandoned, or when customer service quality may be deteriorating.

Zinergy Service Desk Software

Zinergy is a web-based service desk software that gives you the ability to provide quality customer support and help desk services. Zinergy service desk software is easy to setup, easy to use and can be flexibly integrated with other business applications. Zinergy's clear and organized user interface gives you the power to perform any service desk task quickly.

Zinergy’s web-based customer support and help desk software is more than a single solution. It is several web-based support products offered in one package, combining convenience and functionality. Zinergy’s help desk system is designed to give your help desk a way to solve problems quickly while keeping track of customers and call center issues. The easily accessible dashboard, ticketing management feature, asset tracking system, knowledge base and reporting functionality give you all the features of quality help desk software at a comfortable price.

WorkAware Products

WorkAware has developed a cloud-based safety and compliance management solution that can be utilized in a variety of industries, including field management services. The software acquired from WorkAware combines and automates all safety, personnel, and operations paperwork into a single cloud-based platform accessible through our mobile app. See “Corporate Structure – General Development of Our Business – Field Management Services” and “Risk Factors.”

TillerStack Products

TillerStack is in the business of providing field management services to customers. In that regard, TillerStack has developed a new live support product called Onsite Remote Assistance, which can be utilized by technicians in the field by connecting with an external expert via voice, video, and augmented reality to obtain assistance with on-site situations. On Site Remote Assist can integrate with TillerStack’s field management solutions to utilize data from maintenance, repair, or service orders to assist in providing services. See “Corporate Structure – General Development of Our Business – Field Management Services”.

In addition to the Onsite Remote Assistance, TillerStack is developing its smart glasses called StackLenses, which are lightweight glasses with a computer that displays information for hands free work, similar to Google Glasses. StackLenses have a durable and flexible design for onsite technicians to collaborate with remote workers anywhere in the world. TillerStack plans to provide these glasses to customers as an option going forward.

PsPortals Products

PsPortals is a principal supplier of browser-based law enforcement software, which law enforcement can use to search a database during traffic stops for pertinent information and main products. Its main products, such as Portal XL, offer a web server-based application with a “true” zero-footprint client. Requiring only a web browser, it may be connected as a user-interface for traditional message switching systems, it may stand alone as a user-interface/portal to a secure interface that runs in the background or be connected via web services to other data sources. PsPortals products are fully NCIC and Nlets compliant, integrating the formatting, features, business rules, code tables, and manuals needed to effectively manage the user-interface to NCIC and Nlets.

TillerStack
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TillerStack
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Kognitives Assistenzsystem
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Our Drone Technology Business

At Amsterdam Week on March 29, 2022

During 2018 and 2019, the Company was developing drone technology initially to be used in the agriculture industry. The Company developed its drone software in the first six months of 2019. The Company had planned to use drone hardware manufactured by a third party, however, upon researching various drones available in the marketplace, it became apparent a suitably functional drone to assist hemp farmers as envisioned by the Company was not readily available. The drones found in the market by the Company either had only limited minutes of flying time and required recharging overnight or were not able to accomplish the tasks required to obtain data useful to farmers or required a commercial drone pilot to fly the drone or had other functional limitations.

In developing the hardware for its drone, a team from the Company visited certain farmers in Ireland to gain a better understanding of their needs. The team discussed the data required by the farmers to run operations efficiently, took aerial images and videos to understand the functionality required from a drone for the farmers and began creating a design for a commercially viable drone for the agriculture industry. The team researched which components were available on the marketplace for the drone and which components needed to be developed and hired additional mechanical engineers and software developers to convert the hand drawings of the design for the drone into computer renderings. Subsequently, the team created CAD drawings and began creating a functional prototype of the drone.

In developing the drone hardware, the Company utilized certain technology developed by Epazz for which it has filed utility and design patents, and of which we are the exclusive licensee. Once the prototype was created, the drone underwent initial testing, the results of which were used to develop the production model of the prototype and create manufacturing processes to produce additional drones.

As a result, between August 2019 and April 2021, the Company designed, built, and tested its first commercial drone, referred to as the ZenaDrone 1000. We believe the ZenaDrone 1000 is a high-quality drone that is five times larger than many commercial drones and made of carbon fiber to keep it lightweight. It has eight electronic motors and uses a blend-wing body to lift the drone during flight, providing stability and easy maneuverability. The ZenaDrone 1000 has a longer flight time than many commercial drones and can self charge on charging pads that can be placed at various locations at a site.

Integrating our ZenaDrone Smart Farming software, the ZenaDrone 1000 allows farmers to analyze their fields daily under a given schedule and to retrieve details of planted crops using multispectral sensors. The ZenaDrone1000 sends the retrieved data to the cloud and the ZenaDrone web application. The ZenaDrone Web application displays details about plant growth and can also trigger an alert with details of any potential issues that may be found, such as drainage or areas prone to erosion.

Our ZenaDrone Smart Farming software tracks, monitors and calculates plant life cycles from growth to sale in real time. Using this solution, farmers can detect problems before they happen by monitoring crop health, past and present weather data, and inventory status. The rapid results obtained from this smart technology solution allows farmers to make critical decisions about the health of their fields in the short and long term, such as nutrient optimization for output maximization. It also assists with quality assurance and compliance by providing accurate data extraction for management to prepare auditing reports and effectively certify the plant life cycle from the start to its targeted purpose. We believe our solution provides farmers with the data they need to save money, time, and energy with respect to their plants.

ZenaDrone has signed up five pilot customers in the agricultural sector and construction to test the solution. We are also demonstrating the functionality of our drone to potential buyers in Dubai, UAE where we have a manufacturing facility in Sharjah, UAE. The five pilot programs will take place with Glenmore Estate, Keadeen Mountain Estate, Gestamp, and Regenerate and NightSun. The pilot programs will take place over 45 days periods. The customers will have access to the drone and will be train on how to use the drone. The drone will scan the farmland and spray the farmland. Also the drone will count animals and scan buildings. The Company is waiting for approval from the Irish Aviation Authority and/or US Federal Aviation Authority (FAA) to begin the pilot programs. At the end of the pilot programs customers will have an option to buy the drone at a 35-50% discount to the current retail price.

The Company is generating revenue from the drone pilot programs. The Company is receiving revenue with its contract with US Airforce. Also the company has other pilot programs, once they are completed, each customer has an option to purchase the drone platform from the Company at 35-50% discount within 90 days after the pilot program. The time frame and steps to begin generating revenue will be by converting the pilot customers into paying customers. The pilot customers will sign a purchase order within 90 days. Then the Company would deliver the drone to the customer's facility and train them on the drone platform.

ZenaTech signed a Memorandum of Understanding with NightSun, LLC. to create a joint venture for the marketing and sale of drones to the Native American tribes. The joint ventures established two LLCs in which NightSun would own 51% of the LLCs and ZenaDrone 49% of the LLCs. ZenaDrone will enter into a manufacturing license agreement with ZenaDrone US Manufacturing.

Our Plan of Operations for Drones

We plan to develop markets for our drones in the United States, Canada, Germany, Dubai. We have opened a manufacturing facility in Dubai and are currently working towards opening another in Phoenix, Arizona, USA. Our standard drone will have certain basic attachments, such as lights and a camera. Customers will be able to customize a drone within certain specifications for which we will modulate our software and add to the hardware. We will also be providing training to customers with respect to flying drones.

As an example, a company in the mining industry may need a drone to fly over a site to survey it or fly into a mine to photograph certain areas. We will modulate the software in the drone to ensure it will fly according to the needs of the customer, fit the drone with an infrared or another special type of camera as advised by the customer, fit the drone with any special attachments such as an arm as may be required by the customer, as well train the customer in using and flying the drone.

We have manufactured drones in Sharjah, UAE for testing, where we have leased a facility and believe we can maintain lower costs of production. Because the Company’s drone is designed and manufactured in-house, the Company can control the quality, design, software, and systems integration, to deliver an inherently stable solution.

Raw materials for our drones consist of a combination of original equipment manufacturer parts and third-party components, which we have been sourcing from various suppliers. We do not have long-term agreements with any of these suppliers that oblige such suppliers to continue to sell components or parts to us. As a result, there are risks and uncertainties, including whether suppliers will provide an adequate supply of components or parts of sufficient quality, will increase prices for them or will perform their obligations on a timely basis. See “Risk Factors”.

ZenaTech plans to pursue business enterprises in a variety of sectors, from agriculture to infrastructure to mining. The Company entered a joint venture in July 2023 and may enter other partnerships or joint ventures.

Market Regulation

The regulation of drones is determined by each jurisdiction in which they are used. The following table sets forth certain information about the regulation of drones in the various jurisdictions where we are seeking approval for the operation of drones. We also plan to seek approvals in other jurisdictions as our business expands. We expect customers may be able to rely on our permits in the various jurisdictions to fly drones, however, a qualified remote pilot license holder with training may be required to fly them.

Country	Category	Criteria	Gov. Body	Approx. timing	Status
Ireland	PDRA G03 (Pre-defined Risk assessment)

PDRA G-03 is a AMC6 to Article 11 to Regulation 2019/947. The main criteria for drones to be considered under this assessment are as follows: -

         BVLOS (Beyond Visual Light of Sight) should be in the range of C2 (Command and Control) link (radio line of sight).

         Controlled or uncontrolled airspace.

         Operating at a maximum height not more than 30 meters from ground.

         Operating no more than 30 meters horizontally from an obstacle, operating at a maximum height no more than 15 meters from obstacle; if height of obstacle does not exceed beyond 20 meters, then height of operation maybe be up to 30 meters from obstacle or no more than 50 meters from ground.

         Maximum UAS (Unmanned Aircraft System) dimension of less than 3 meters, meeting the technical requirements defined in PDRA.

         Typical operational areas include Linear inspections and agricultural works.

         Following preprogrammed or preplanned flexible routes within the operational volume.

For Ireland regulations are as follows:

         Maximum UAS (Unmanned Aircraft System e.g.- wingspan, rotor diameter/area or maximum distance between rotors in case of multirotor) characteristic dimension should be up to 3 meters.

         Typical Kinetic Energy of up to 34kJ.

         BVLOS (Beyond Visual Light of Sight) should be in the range of C2 (Command and Control) link (radio line of sight).

         Overflown area should be sparsely populated where populated area should be considered as a 'Congested Area' as defined in Regulation (EU) No 965/2012 (Air Operations Regulation): In relation to City, Town or Settlement, any area which is substantially used for residential, commercial, or recreational purposes.

			Irish Aviation Authority. The EASA rules book must be followed.	3-4 weeks.	Waiting for approval

Germany	PDRA G03 (Pre-defined Risk assessment)	EASA and aviation rules are same as Ireland for Germany as they are member of state. Both countries should comply with all the rules generated by EASA. (European Aviation Safety Authority).	German Federal Aviation Office. EASA rule book must be followed.	8-10 weeks minimum	Not applied yet.
UAE	N/A

This regulation provides us with the requirements to be met by person / organization operating Unmanned Aircraft System for the purpose of following: -

         commercial and non-commercial activities

         experimentation and research and development activities

         UA event

         Demonstration flights.

COMMERCIAL AND NON-COMMERCIAL ACTIVITIES

         Under this category organization/operators who would like to operate UAS/drones in the UAE for commercial purposes or for special operations (non-commercial) such as. photography, aerial survey, etc.

Alternative means of compliance FOR UAS

The procedure is as follows: -

         Apply for security clearance for the organization through the GCAA website. https://www.gcaa.gov.ae/en/pages/ViewServiceCard.aspx?_ID=123

         Submit Application Letter to drones@gcaa.gov.ae along with the following details: - A description of the proposed operation - Management Commitment Statement - List of the unmanned aircraft type with serial number, color, and mass in KG Note: The Application Letter should be formatted in company letterhead signed by an authorized representative.

         Subscription to GCAA E-Publication through GCAA web site: https://www.gcaa.gov.ae/en/pages/viewservicecard.aspx?_ID=214&_T=E-Publication (the applicant should provide evidence of such subscription.)

The following list while not exhaustive includes types of incidents involving UA Operations, which shall be reported to the GCAA (by email to drones@gcaa.gov.ae):

         Crashes resulting in any injury or fatality to a person, damage to property, damage to UA, interferences in signal or control of UA.

         Experiences a near miss with a manned aircraft or other UA.

         Colliding with a building or structure.

         Operates without appropriate GCAA approval.

         Penetrates controlled airspace without an ATC Clearance.

         Conducts photography without appropriate security approval.

         Operation which results in a public nuisance.

         Penetrates No flying Zone without appropriate GCAA Approval.

         Any other applicable occurrence as prescribed by CAAP 22.

ADDITIONAL REQUIREMENTS TO FLY DRONE IN DUBAI

A no objection certificate must be issued from DCAA (Dubai Civil Aviation Authority) before flying drone in Dubai.

			Drone registration with Dubai civil aviation authority and get NOC from them. Drone registration to general civil aviation authority and get NOC from them, Ministry of defense approval.	4-5 weeks	Permission granted.

USA	Medium large Category drone operation.

WAYS TO FLY DRONES

•Drone weight more than 55 pounds through Special unmanned aircraft system rule.

•Commercial Operations: - Type certification, 49 U.S.C 44807 Grant of exemption.

•Special Airworthiness Certificate operations.

•Recreational flyers.

•Public Aircraft Operations.

INFORMATION NEEDED TO FLY DRONE

•Training and qualification of crew.

•Operations and Maintenance Manuals.

•Procedures.

•Specifications and performance of UAS (Unmanned Aircraft System).

•Operating areas.

•Risk assessment.

PREPARE THE PETITION

•Petition Contents are in 14 CFR Part 11.

•Follow instructions on Regulations.gov to submit petition.

•Proprietary Information must be submitted separately.

SPECIAL AIRWORTHIINESS CERTIFICATE

•This is applicable if no testing and data documentation is present for safe operation.

•Flying crew is not qualified enough.

•In cases where airworthiness requirements for a standard airworthiness certificate are not met Special airworthiness certificates in the experimental category (SAC-EC) may be issued:- Use FAA Form 8130-7 and follow instructions to apply.

		Federal aviation authority.	3-6 month minimum	Not applied.
Canada	SFOC-RPAS

CRITERIA FOR FLYING DRONES IN CANADA

Drone operations are divided into two namely categories Basic and Advanced, but

If a specific drone operation is needed to be carried out, they need to apply for a Special Flight Operations Certificate (SFOC) for Remotely Piloted Aircraft System (RPAS).

SFOC-RPAS gives drone permission to carry out those specific operations under special conditions.

The SFOC-RPAS permission is of two types: -

•Lower Risk

•Higher Risk

Lower Risk permission may be obtained under following conditions: -

•Flying less than 5.6 km (3 NM) of a military aerodrome.

•Flying more than five RPAs at the same time from a single control station and at more than 9.3 km (5 NM) of an aerodrome in uncontrolled airspace.

•Flying at an advertised event.

•Organize an RPA special aviation event.

Higher Risk permission may be obtained under following conditions: -

•Flying a drone weighing over 25 kg.

•Flying beyond visual line-of-sight.

•Flying above 122 meters (400 ft).

•Flying more than five RPAs at the same time from a single control station and at less than 9.3 km (5 NM) of an aerodrome or in controlled airspace.

•Carrying dangerous or hazardous payloads (e.g. chemicals).

		Canadian Transportation Agency	8-9 weeks minimum	Not applied.

All patents from the above table are exclusive licenses.

See “Use of Available Funds – Business Objectives and Milestones” for more information.

Distribution Methods

ZenaTech is in the process of implementing its enterprise solutions on Amazon Web Services in Canadian data centers as a software-as-a-service business model (“SaaS”). The software is ready for testing with a grower. The company currently is working on arranging meetings with growers to demo our software to them. Once we have signed up a beta customer, we will need to gather their feedback and make changes to the workflow of the software. The software has a built-in tool that allows a technician to make modifications to the workflow onsite. The company plans to travel to a greenhouse facility with our software developers and technicians and make modifications at the site of our beta customers to speed up our launch to market. Under the SaaS business model, ZenaTech will provide users with a monthly or annual subscription to access the software via their web browser or mobile apps. ZenaTech currently has apps available for download on the Google Play Store and the Apple App Store. ZenaPay products will be launched on the Google Play Store and the Apple AppStore.

ZenaTech will use an inbound marketing program to attract new customers to its software products. An inbound marketing program includes search engine optimization, pay-per-click, content marketing, and social media marketing.

PacePlus, SystemView, ZigVoice, TillerStack, WorkAware, PsPortals

PacePlus, SystemView, ZigVoice, TillerStack, WorkAware, and PsPortals use an inbound marketing strategy to acquire customers by using content and media to increase traffic to their websites. In addition, the company will be using new artificial intelligence marketing agencies to clearly identify customers who need our solutions.

ZenaDrone

We hired business development managers in Phoenix, Berlin, Dublin, and Dubai. We plan to offer our drones through the sales team, as well as offer it on the ZenaDrone website.

We signed Memorandum of Understanding with NightSun, LLC to create a joint venture in order to market and sale drone related word to the Native American tribes. The joint ventures established two LLCs in which NightSun would owned 51% of the LLCs and ZenaDrone 49% of the LLCs. ZenaDrone will enter into a manufacturing license agreement with ZenaDrone US Manufacturing.

Intellectual Property

In accordance with industry practice, we rely on a combination of patent, copyright, trademark and trade secret laws and contractual provisions to protect our proprietary rights in our products. We have acquired software from Epazz that has been used to develop products offered or to be offered by ZenaPay. We own all of the software rights related to products offered by PacePlus, SystemView and ZigVoice, as well as TillerStack, WorkAware and PsPortals We have also developed the software and hardware for the drone to be offered by ZenaDrone and are the exclusive license of certain patents relating to our drone. In addition, we attempt to protect our trade secrets and other proprietary information through agreements with suppliers, employees, and consultants. Furthermore, our employees have assigned all rights to intellectual property developed in the course of their employment.

Software Intellectual Property

The Company’s software products are protected as trade secrets. The Company uses a source safe technology to check in and check out the source code of the software products. In addition, the Company limits the number of personnel who can access the source code of our software products, all of whom have signed non-disclosure agreements. As a result, the source code of the Company’s software products are heavily guarded.

Patents

The Company has obtained a design patent relating to its drone from the United States Patent and Trademark Office (the “USPTO”) and is the exclusive licensee of certain other design and utility patents obtained or applied for by Epazz with the USPTO which are or will be utilized in its drone business.

The following provides a synopsis of the patenting process with the USPTO, which is not complete and investors should consult with their own legal and other advisors regarding the process.

The patenting process with the USPTO begins with conducting a novelty search with the USPTO to determine if a patent already exists for the invention sought to be patented. If a patent already exists, another patent for the same invention would not be available.

If there is no patented invention, the next step would be to determine the type of patent required: a utility patent essentially for a new and useful process, machine, article of manufacture, or compositions of matters, or any new useful improvement thereof; a design patent essentially for a new, original, and ornamental design for an article of manufacture; or plant patent relating to a new variety of plant.

Once the type of patent is determined, the next step would be to file a patent application with the USPTO for the invention. Often a provisional patent application would be filed which would allow the inventor 12 months to finalize its application while maintaining a priority date for the application from the date of filing. A non-provisional patent application must be filed within 12 months of the filing of the provisional patent application to maintain the priority date.

Patent applications are then examined by qualified examiners at the USPTO, which can take anywhere from six months to three years or more depending on the backlog. The inventor would most likely have to respond to objections or rejections of the patent application to address issues raised by the examiner. Once the patent is allowed, a fee must be paid to the USPTO, and the patent granted is usually published four weeks after the payment.

The table below provides information regarding patents issued or for which applications have been filed with the USPTO relating to our drone business. To date, there have been no concerns raised by the patent authority reviewing these applications in relation to the patentability of the patents applied for, nor has the Company received any correspondence from the USPTO in that regard.

Design Patent Applications
Patent Title	Status	Entity Assigned	Patent Authority
Drone Design Gen 1	Issued US Patent No.: D932369	ZenaDrone, Inc.	U.S. Patent Office
Drone Design Gen 2	Notice of Allowance 29824062	Epazz, Inc.	U.S. Patent Office

Utility Patent Applications
Patent Title	Status	Entity Assigned	Patent Authority
Drone with extendable and rotatable wings and multiple accessories securing panel	Issued US Patent No.11970293	Epazz, Inc.	U.S. Patent Office
Charging/Re-Charging Drone Assembly System and Apparatus	Issued US Patent No. 11597515	Epazz, Inc.	U.S. Patent Office
Plant Recognition Technology	Application filed January 6, 2022	Epazz, Inc.	U.S. Patent Office
Permanent Licensing Robotic Arm Technology	Application filed August 1, 2023	Ameritek Ventures, Inc.	U.S. Patent Office

Management Service Agreement

We signed a management service agreement with Epazz to support the development of our products. Under the agreement, we receive the benefits of a software development team, office space, project management and hosting services. Epazz is paid 20% above cost. The Company paid Epazz fees of $237,008 during the three months ended March 31, 2024 and $258,592 during the year ended December 31, 2023. See “Dependence on Material Agreements” for more information about the agreement with Epazz.

On May 16, 2024, the Company and Epazz, Inc. amended their management service agreement to include a default clause. If Epazz, Inc. becomes insolvent or is otherwise unable to provide the services contemplated hereby, all property and other assets relating to the services contemplated hereby provided by the Executive Manager to or for the benefit of the Company shall become the property and assets of the Company and the Company shall have the right to forthwith foreclose and seize such property and assets, including without limitation, facilities, equipment and supplies.

Competitive Conditions

There are a number of companies in the agriculture software development space, medical record keeping software, scada software, law enforcement software, field service management software, safety management software, call center software, and the drone space, with which the Company competes or expects to compete. Some of these companies are larger than and more established than we are which adversely could affect our business. See “Risk Factors”.

Medical Software

There are a number of competitors to PacePlus, SystemView and ZigVoice that are developing software for the medical records software industry. These include AdvanceMD, DrChrono EHR, NextGen and Kareo.

Safety, Compliance and Field Management Software

There are a number of competitors to TillerStack and WorkAware that are also developing software for the safety and field management software industry. These include Alcumus, gocanvas, EHSInsight, SimPRO and ServiceTitan.

Drones

There are a number of drone companies that are developing markets for the drone industry. These include DJI, Draganfly and Drone Delivery Canada.

Dependence on Certain Agreements

Our CEO and director, Dr. Shaun Passley, is also the CEO and a director of Epazz, as well as a significant shareholder in both the Company and Epazz. The Company has entered into a number of agreements with Epazz that are material to the business of the Company as summarized below. The Company relies on these arrangements to satisfy certain of its management and technology requirements. The summary of these agreements is not complete and is qualified by reference to the terms of the material agreements, which have or will be filed on SEDAR + under our profile. Investors are encouraged to read the full text of such material agreements:

Investors are encouraged to read the full text of such material agreements:

(a) On November 18, 2018, our predecessor company (ZenaPay) was restructured as a separate entity by way of a stock dividend to Epazz shareholders. On the same date, ZenaPay entered into a management services agreement with Epazz pursuant to which Epazz agreed to provide certain management services to ZenaPay, including for labor, office space, hosting, travel, banking and business development, and ZenaPay agreed to pay Epazz a 45 percent markup on all expenses incurred in providing the services to ZenaPay. The parties amended the agreement to change the markup from 45% to 20% starting January 31, 2019. Under the agreement, ZenaPay agreed to indemnify Epazz for losses incurred by it in connection with the provision of the services under the agreement to ZenaPay, except to the extent those losses result from the willful misconduct of Epazz. The agreement has a 20-year term, however, the agreement may be terminated at any time by the mutual consent of the parties. On May 16, 2024, the Company and Epazz, Inc. amended their management service agreement to include a default clause. If Epazz, Inc. becomes insolvent or is otherwise unable to provide the services contemplated hereby, all property and other assets relating to the services contemplated hereby provided by the Executive Manager to or for the benefit of the Company shall become the property and assets of the Company and the Company shall have the right to forthwith foreclose and seize such property and assets, including without limitation, facilities, equipment and supplies.

(b)On November 18, 2018, ZenaPay entered into an industry-exclusive software licensing agreement with Epazz with respect to certain enterprise quality management software for use in the business of ZenaPay. Pursuant to that agreement, the Company is able to, among other things, develop, market, and sell software modules exclusive to the agriculture industry worldwide using Epazz’s compliance, supply chain, auditing, and point-of-sale software. Epazz will receive a 15% royalty on all sales. The license term is perpetual and the license may only be terminated in accordance with applicable law.

(c)On March 31, 2019, SystemView entered into an exclusive technology licensing agreement with Epazz with respect to certain plant recognition technology for which a utility patent application has been filed by Epazz with the USPTO. Pursuant to that agreement, SystemView has the exclusive license to, among other things, develop, market and sell the plant recognition software, as well as the first right to acquire the technology in the event Epazz attempts to sell or otherwise license any remainder rights with respect to the technology. Epazz agreed to pay for the cost of the patent. If the patent is issued, SystemView will be the exclusive licensee of the patent. Epazz will receive a 7% royalty on all sales. The license term is perpetual and the license may only be terminated in accordance with applicable law. Epazz filed a non-provisional patent application in March 2019.

(d)On March 31, 2019, our predecessor company (ZenaPay) entered into an exclusive technology licensing agreement with Epazz with respect to certain technology for which a utility patent application has been filed by Epazz with the USPTO to be used for our drone. Pursuant to that agreement, the Company has the exclusive license to, among other things, develop, market and sell the drone technology being patented, as well as the first right to acquire the technology in the event Epazz attempts to sell or otherwise license any remainder rights with respect to the technology. Epazz agreed to pay for the cost of the patent. If the patent is issued, the Company will be the exclusive licensee of the patent. Epazz will receive a 7% royalty on all sales. The license term is perpetual and the license may only be terminated in accordance with applicable law. Epazz filed the non-provisional patent application in August 2020 with the USPTO.

(e) On January 7, 2022, the Company entered into an exclusive technology licensing agreement with Epazz with respect to certain technology for which a utility patent application has been filed by Epazz with the USPTO relating to a drone charging system. Pursuant to that agreement, the Company has the exclusive license to, among other things, develop, market and sell the drone technology being patented, as well as the first right to acquire the technology in the event Epazz attempts to sell or otherwise license any remainder rights with respect to the technology. Epazz agreed to pay for the cost of the patent. The Company issued three million shares of common stock to Epazz for the license, and three million shares of common stock to Shaun Passley, PhD for the assignment of his interest in the technology. The license term is perpetual and the license may only be terminated in accordance with applicable law. Epazz received a patent for the charging pad.

Employees

We have 11 employees in varying jurisdictions via our subsidiaries and also operate our business through a management services agreement with Epazz. We also use 45 contractors via the management services agreement with Epazz that we utilize throughout our business. The table below shows where our staff and contractors are located:

Subsidiary	Jurisdiction	Employee	Contractor
ZenaTech, Inc. (Parent)	Toronto, Canada	1	3
ZenaTech, Inc. (US)	Phoenix, AZ, USA	1	3
ZenaDrone, Inc.	Chicago, IL, USA		3
ZenaDrone, Inc.	Lahore, Pakistan		20
TillerStack GMbH	Berlin, Germany	3
PSPortal, Inc.	Chicago, IL USA		3
ZenaDrone Trading, LLC (Dubai)	UAE, Dubai	6
WorkAware, Inc.	Lahore, Pakistan		4
ZenaPay, Inc.	Lahore, Pakistan		1
ZenaDrone Limited	Dublin, Ireland		3
SystemView, Inc.	Lahore, Pakistan		2
SystemView, Inc.	Chicago, IL		1
ZigVoice, Inc.	Lahore, Pakistan		1
PacePlus, Inc.	Orlando, FL, USA		1
	Total	11	45

Property, Plants and Equipment

Our corporate headquarters is located 69 Yonge St. Suite 1404, Toronto ON M5E 1K3. The following sets forth information about our facilities:

Major Facilities

Location	Size of Site (in square feet)	Held	Lease Term	Major Activity
Canada	1,500	Leased	August 2024	Global Support Office
United Arab Emirates	6,500	Leased	July 2028	Drone Manufacturing Facility
Germany	1,500	Leased	October 2025	German Support Office
United States Phoenix	1,000	Leased	Monthly	Administrative Office
Ireland	1,000	Leased	April 2026	Ireland Support Office

USE OF PROCEEDS

Registered stockholders may, or may not, elect to sell shares of our common stock covered by this prospectus. To the extent any registered stockholder chooses to sell shares of our common stock covered by this prospectus, we will not receive any proceeds from any such sales of our common stock. See “Plan of Distribution.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. Our obligation to pay a dividend on our common stock is subject to our board of directors declaring such a payment. We are not obligated to pay any dividends on our common stock and we currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our capital stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

CAPITALIZATION AND INDEBTEDNESS

The following table summarizes the Company’s capitalization on March 31, 2024, and as of the date of this Prospectus:

Description of Security	Amount Authorized	Outstanding as of March 31, 2024	Outstanding as of the date of this Prospectus	Outstanding Upon Conversion of Warrants
Convertible Lines of Credit	$23,837,400	$7,730,794	$7,730,794	n/a
Long-Term Debt (1)	n/a	$8,902,139	$8,902,139	n/a
Common Shares	Unlimited	102,099,094	102,099,094	102,481,427
Preferred Shares	100,000,000	Nil	Nil	n/a
Super Voting Shares	23,000,000	Nil	Nil	n/a
Warrants	382,333	382,333	382,333	n/a

(1)All long-term debt is unguaranteed and unsecured debt.

(2)Comprised of 102,099,094 common shares issued and outstanding plus 382,333 common shares issuable upon exercise of warrants. Of the number of warrants outstanding, 132,333 are exercisable at a price of $0.35 per share for a period of 24 months from the date that the Shares are listed for trading on a recognized stock exchange and 250,000 are exercisable at a price of US$2 per share expiring three years after the Company is listed on a recognized stock exchange.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Operating Results

General

This Management Discussion & Analysis (“MD&A”) is intended to provide readers with the information that management believes is required to gain an understanding of the current results of ZenaTech, Inc. (the “Company” or “ZenaTech”) and to assess the Company’s ability to raise capital to grow its business. Accordingly, certain sections of this report contain forward-looking statements that are based on current plans and expectations. These forward-looking statements are affected by risks and uncertainties that are discussed in this document and that could have a material impact on assessing the Company’s ability to raise capital to grow its business. Readers are cautioned that actual events and results will vary.

In this MD&A we describe certain income and expense items that are unusual or non-recurring. The associated financial statements and this MD&A, including comparatives, have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations of the IFRS Interpretations Committee (“IFRIC”). Our discussion includes terms not defined by the IFRS. Our usage of these terms may vary from the usage adopted by other companies. Specifically, working capital and cash flow from operations are undefined terms by IFRS. We provide this detail so that readers have a better understanding of the significant events and transactions that have had an impact on our results.

The following MD&A is presented and dated as of May 22 2024 and should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2023. The Company’s audited consolidated financial statements have been prepared on the “going concern” basis, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The operations of the Company have been primarily funded through internally generated cash flow and private placements of debt and equity. The continued operations of the Company are dependent on the Company’s ability to generate profitable operations in the future, continued customer growth and the execution of a sufficient financing plan for future operations.

Management is responsible for the preparation and integrity of the financial statements, including the maintenance of appropriate information systems, procedures, and internal controls. Management is also responsible for ensuring that information disclosed externally, including the consolidated financial statements and MD&A, is complete and reliable.

All currency amounts in the accompanying financial statements and this MD&A are expressed in Canadian dollars, the Company’s functional currency, except where noted. This discussion contains forward-looking statements that involve risks and uncertainties. Such information, although considered to be reasonable by the Issuer’s management at the time of preparation, may prove to be inaccurate and actual results may differ materially from those anticipated in the statements made.

Forward Looking Statements

The MD&A includes certain statements that may be deemed “forward-looking statements”. These statements relate to future events or the Issuer’s future performance. All statements, other than statements of historical fact, may be forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Issuer believes that the expectations reflected in the forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this MD&A should not be unduly relied upon by investors as actual results may vary. These statements speak only as of the date of this MD&A and are expressly qualified, in their entirety, by this cautionary statement. The Issuer’s actual results could differ materially from those anticipated in these forward-looking statements because of various risk factors.

Description of Business

The Company was incorporated by Articles of Incorporation in the State of Illinois, United States of America (“USA”), on August 31, 2017, under the name ZenaPay, Inc. On August 11, 2020, the name of the Company was changed to ZenaDrone, Inc., and on October 5, 2020, to ZenaTech, Inc. to better reflect the business of the Company and its corporate organization.

Until November 30, 2018, the Company was a wholly owned subsidiary of Epazz, Inc. (“Epazz”), after which it was restructured as a separate entity by way of a stock dividend to Epazz shareholders. On December 14, 2018, the Company was domiciled in British Columbia, Canada, through Articles of Continuance pursuant to the provisions of the Business Corporation Act (British Columbia).

The Company’s principal address and office is located at Suite 1404, 69 Yonge Street, Toronto, Ontario M5E 1K3. The Company’s registered and records office is located at Suite 700 – 1199 West Hastings Street, Vancouver, British Columbia V6E 3T5, Canada.

The Company is not currently a reporting issuer in any jurisdiction and none of its securities are currently listed or quoted for trading on any stock exchange.

ZenaTech, Inc. is an enterprise software technology company that specializes in mission-critical cloud-based applications integrated with smart hardware to deliver innovative solutions across diverse industries. The company operates in two segments: software development technology, sales, and distribution, as well as drone manufacturing, sales, and distribution. Here is an overview of our parent company, ZenaTech, Inc., and its subsidiaries:

•ZenaTech, Inc. (“ZenaTech BC”), originally incorporated under the name ZenaPay, Inc., is a British of Columbia company, is the holding company through which our business operates,

•PacePlus, Inc.(“PacePlus”), a Wyoming, United States of America (“USA”), company, provides cloud-based enterprise software solutions for the medical records industry, with its subsidiaries,

oSystemView, Inc. (“SystemView”), a Wyoming, USA, company, provides software solutions for the automated facility management industry, and,

oZigVoice, Inc. (“ZigVoice”), a Wyoming, USA, company, provides software solutions for the contact center industry,

•WorkAware, Inc. (“WorkAware”), a British of Columbia, Canada, provides cloud-based enterprise safety and compliance management software and mobile solutions that can be utilized in a variety of industries including field management services,

•TillerStack, GmbH. (“TillerStack”), a German company, provides cloud-based enterprise field service management software and mobile solutions for a variety of industries,

oTillerStack, Inc. was established for US sales of TillerStack software products.

oZenaDrone GmbH (“ZenaDrone German”) was established for drone sales and drone services in Germany.

•ZenaDrone, Inc. (“ZenaDrone”), a Wyoming, USA, company, and its subsidiaries,

oZenaDrone Limited (“ZenaDrone Ltd”), an Irish entity established for the Irish and European Union drone sales and drone services operations. The Company created ZenaDrone Limited to register with the Irish Aviation Authority,

oZenaDrone Manufacturing, Inc, an Arizona Corporation, established to manufacture drones in the United States of America,

•PsPortals, Inc. (“PsPortals”), provides browser-based enterprise software applications for public safety, and,

•ZenaDrone, Trading LLC (“ZenaDrone LLC”) a United Arab Emirates (“UAE”) company, established in the Middle East for the drone commercial, marketing and sales drone operations, and its subsidiary,

oZenaDrone Manufacturing (FZE) (“ZenaDrone FZE”) a UAE company, established in the Middle East for the manufacturing of drones and batteries.

•ZenaTech, Inc, (“ZenaTech US”), created for conducting future acquisitions in the United States of America, and its subsidiary,

oZenaDrone, Inc., a Wyoming corporation, established for the purpose of selling the drone in the United States of America.

ZenaDrone LLC with its subsidiary ZenaDrone FZE, collectively ZenaDrone, operate in the drone industry and have separate production processes, customers and sales distribution systems. ZenaDrone will be a separate financial reporting segment in 2023, when it will have revenue. For the nine months ended September 30, 2023, the ZenaDrone entities were a cost center.

ZenaTech, formerly known as ZenaPay, originated with cloud-based enterprise software applications tailored for the agriculture sector. These applications offer blockchain-based solutions encompassing payment systems, smart farming, plant tracker software, business management tools, supply-chain blockchain management, compliance management, and government auditing software. Building upon this foundation, ZenaTech is developing a new series of next-generation applications for the agriculture industry, introducing features like point-of-sale, e-commerce, marketing tools, reward cards via mobile app, inventory control, seed-to-store tracking, employee timecards, and live video capabilities.

ZenaTech expanded its portfolio through the acquisition of PacePlus, which includes subsidiaries SystemView and ZigVoice. This move added profitable cloud-based enterprise software applications tailored for the medical services (PacePlus), security (SystemView), and contact center (ZigVoice) industries. ZenaTech has further refined and enhanced these applications, serving various businesses, government agencies, colleges, and healthcare providers.

The acquisition of WorkAware brought a revenue-generating cloud-based safety and compliance management solution that can be deployed across multiple industries, including field management services. ZenaTech plans to leverage the WorkAware software to expand its drone business into sectors such as agriculture, infrastructure, and mining. WorkAware Canada has been established to cater to software sales in Canada.

Through the acquisition of TillerStack, ZenaTech acquired a profitable cloud-based enterprise field management software and mobile solutions for diverse industries. Utilizing the TillerStack software, ZenaTech aims to extend its drone business into sectors such as infrastructure and mining. TillerStack Wyoming has been established to handle software sales in the US and Canada.

ZenaTech’s acquisition of PsPortals added a revenue-generating cloud-based information management solution catering to law enforcement and public safety agencies. The acquired software will support ZenaTech’s expansion into the drone business, targeting applications in law enforcement, public safety, and government sectors.

ZenaTech has diversified into drone manufacturing, sales, and service operations, establishing several entities across different regions. ZenaDrone Limited, located in Ireland, serves as the company’s platform for drone operations in the European Union. ZenaDrone GmbH. operates in Germany for drone operations, while ZenaDrone Trading, LLC, focuses on commercial activities such as sales, marketing, and demos. Additionally, ZenaDrone Manufacturing (FZE) has been set up in the Middle East as the entity responsible for drone manufacturing, holding a license from Galaxy Batteries, Inc. (owned by Epazz, Inc.) for battery production.

Business Strategies

Our current business is in software development and licensing; however, we plan to expand into the drone business as we anticipate the market for drones to become more prevalent over the next five years. We do not anticipate any changes to the use of existing software products under our current business operated through ZenaTech, PacePlus, SystemView, ZigVoice, WorkAware, TillerStack and PsPortals while we pursue our drone business through ZenaDrone. We currently generate all our income from our software business but believe our drone business will increasingly generate income over the next five years as it develops.

ZenaTech has a history of providing business-to-business software solutions. In addition, the Company has many ongoing government contracts for software solutions and support. Many of the Company’s products provide cloud-based management solutions for businesses that can be utilized in a variety of industries. Various Company products provide solutions in the medical services industry, security applications, contact center applications, safety and compliance management, field management software and mobile solutions and information management solutions for law enforcement that manages information relating to public safety.

ZenaTech has a history of growth through acquisitions, in which the Company acquires established revenue generating software companies with an established product. When acquired, some products need software updates, however the previous owners might not have had the resources and expertise to accomplish this. The Company may incur costs to update these products in the year after acquisition.

Some of the Company’s solutions products were developed internally and others were acquired through acquisitions. All products are maintained and updated internally through expert staffing. The software solutions part of the business provides positive cash flow which is utilized for acquisitions and new product development. One such new product developed over the past three years is a high-quality Unmanned Vehicle System, commonly referred to as a drone.

The Company believes it can be more effective as a software company in developing drone technology and hardware than other potential providers who do not have a software technology-based background. The ZenaDrone 1000 is a high-quality large drone that is five times larger than many commercial drones and made of carbon fiber to keep it lightweight. It has eight electronic motors and uses a blend-wing body to lift the drone during flight, making it more stable and better maneuverable than other commercial drones. The ZenaDrone 1000 has a longer flight time than many commercial drones and can self-charge on charging pads that can be placed at various locations at a site.

The Company has been showcasing the drone at various trade shows and military conferences to display its functionality and features to potential customers. In addition, the ZenaDrone 1000 is ideal for video surveillance and inspections within industries such as utilities, pipelines, construction, agriculture, wildlife management and large structure maintenance. The ZenaDrone 1000 has many innovative and proprietary technologies integrated within the product and the associated software controls.

Over the past three years, the Company transitioned the drone business from an idea – to help its agriculture customers – to creating, beta-testing, and producing a plan for marketing its drone and branching into the drone industry.

By the end of 2021, the Company completed the development of the ZenaDrone 1000 and implemented a marketing plan for the product. During 2022, ZenaTech developed market awareness and is currently seeking multiple prospects.

The Company is generating revenue from the drone pilot programs. The Company is receiving revenue with its contract with US Airforce. Also the company has other pilot programs, once they are completed, each customer has an option to purchase the drone platform from the Company at 35-50% discount within 90 days after the pilot program. The time frame and steps to begin generating revenue will be by converting the pilot customers into paying customers. The pilot customers will sign a purchase order within 90 days. Then the Company would deliver the drone to the customer's facility and train them on the drone platform.

United States of America Military Contracts

ZenaDrone, Inc. was awarded in December 2023 a $75,000 contract by the US Air Force to demonstrate the use of ZenaDrone 1000 being used to carry blood in the field.

ZenaDrone, Inc. signed a contract in December 2023 with the US Naval Research to demonstrate the use of ZenaDrone 1000 being used to carry cargo in below zero temperatures in Greenland.

Highlights of Two-Years Financial Results

We have recorded and prepared our financial statements in accordance with International Financial Reporting Standards for the past three fiscal years. Below we discuss last two audited fiscal years 2023 and 2022.

2023 and 2022.

Selected Interim Financial Information

The following selected financial data has been extracted from the consolidated financial statements for the three months period ended March 31, 2024 and 2023, prepared in accordance with International Financial Reporting Standards (“IFRS”) and should be read in conjunction with the consolidated financial statements.

2024 Q1 Selected Financial Data

Results of Operations (summary data)

	Three Months Ended
	March 31,
	2024	2023

Revenue	$591,379	$404,843

General and administrative expenses	711,847	511,040

Net (loss) income before other income (expenses)	(120,468)	(106,197)

Net income (loss) before other income	(120,924)	(114,340)

Comprehensive Income (Loss) for the Period	$(103,368)	$(116,696)

Basic and Diluted Loss Per Common Share	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding	102,099,094	101,059,094

Operations highlights for the three months ended March 31, 2024

Revenue increased by $186,536 for the three months ended March 31, 2024 as compared to the same period of 2023. This increase was due to higher sales to a PsPortals customer and new ZenaDrone development service revenue of $100,597. The Company continues to its operational refocus of adding an augmented product, the smart glasses, to its current offering of the cloud-based management software. However, no material sales of these products occurred during the first quarter 2024.

During the three months ended March 31, 2024, general and administrative expenses increased by $200,807 as compared to the same 2023 period. The following table identifies the various expenses for each period and the relative change:

	Three Months Ended
	March 31,
	2024	2023	Variance
General and Administrative Expenses
Amortization and depreciation	$66,823	$57,631	$9,192
Finance expenses	150,761	89,672	61,089
Programming and support fees	23,774	93,181	(69,407)
Professional fees	99,220	58,246	40,974
Stock-based compensation	32,000	–	32,000
Stock issued for services	133,333	–	133,333
Wages and benefits	68,817	129,722	(60,905)
General, administrative, and other	137,119	82,588	54,531

Total General and Administrative Expenses	$711,847	$511,040	$200,807

Amortization and depreciation increased in 2024 due to depreciation associated with a long-term lease entered into during June 2023 and the associated right of use asset. Finance expenses increased due to additional loans payable during 2024 verses 2023. Loans payable as of March 31, 2024 was $8,902,139, as compared to 5,475,322 at March 31, 2024. In addition, interest expense associated with the long-term lease was $3,628. Programming and support fees continued to decrease in the quarter ended March 31, 2024, as compared to the prior year first quarter, due to less programming required because software packages offered have up-to-date software and platforms. Professional fees increased during the three months ended March 31, 2024, as compared to the first quarter 2023, due to additional legal and accounting fees associated with stock listing and auditing fees. Stock-based compensation was provided to newly elected Board of Director members in 2024. The cost of this compensation was $32,000, which was fully expensed in first quarter 2024.

During the three months ended March 31, 2024, the Company issued 1,000,000 shares of stock compensation for services to be rendered from February 2024 through January 2025. Stock issued for services of $133,333, listed above in the quarter ended March 31, 2024, reflects two months of services rendered under this agreement. The remaining amount of $666,667 is included in other current assets as a prepaid expense as of March 31, 2024. Wages and benefits decreased by $60,905 in the three months ended March 31, 2024, as compared to the quarter ended March 31, 2023. The primary cause of this decrease is associated with cost cutting measures in the TillerStack division. In addition, certain selling and management wages in the WorkAware division have been reduced. The Company incurred additional general and administrative expenses of $54,531 during the three months ended March 31, 2024, as compared to the first quarter 2023 due to rent increase of $11,800, drone shipping cost increase of $12,200 for demonstrations, travel expenses associated with the drone demonstrations increase of $26,000, drone flying permits increase by $8,000, which were offset slightly by other cost reductions.

Other effects on net income for the quarter ended March 31, 2024, as compared to the prior year first quarter, include a reduction of foreign exchange loss of $1,900, interest income during the quarter ended March 31, 2024 of $6,800 and less favorable income taxes of $1,000.

The Company recognized a foreign currency translation reserve gain of $17,555 during the three months ended March 31, 2024, as compared to a foreign currency translation reserve loss of $ 2,356 during the prior year comparative quarter. The variance reflects the stronger Canadian dollar in 2024. As a result the comprehensive loss for the three months ended March 31, 2024 of $103,368 was slightly better than that of the comparable 2023 period loss of $116,696.

The basic and fully dilutive lose per share for the period ended March 31, 2024 was $(0.00).

Summary Balance Sheet Data

	March 31,	December 31,
	2024	2023

Total current assets	$3,093,143	$2,571,365
Fixed assets, net	29,404	31,332
Total long-term assets (excluding Fixed assets)	15,088,185	13,851,179

Total assets	$18,201,732	$16,453,876

Total current liabilities	$1,070,318	$1,077,434
Total long-term liabilities	9,092,037	8,056,696
Total shareholders’ equity	8,048,377	7,319,746

Total liabilities and shareholders’ deficiency	$18,210,732	$16,453,876

Total current assets increased by $521,778 during the three months ended March 31, 2024. During the period, cash increased by $146,644 to a balance of $147,828. The cash increase was a result of recent financing. The accounts receivable declined by $40,092 to $6,356 at March 31, 2024. The decline in accounts receivable is seasonably normal during the first quarter of the year, as the Company has only a few sales contracts renewable in March. Short-term advances to affiliates for future services decreased by $237,008 during the first quarter 2024 to $2,262,992. Services provided by Epazz during the three months ended March 31, 2024 were $237,008. Other current assets during the three months ended March 31, 2024 increased by $652,234 to $675,967. Other current assets include a prepaid expense of $666,667 for the issuance of stock in February 2024 for services to be rendered during the period February 2024 through January 2025. This item will be charged to expense during the next ten months.

Fixed assets decreased by $1,928 to $29,404 during the three months ended March 31, 2024. These assets decreased by $2,594 for depreciation, which was offset by $666 for currency exchange fluctuations.

Notes receivable from non-affiliates decreased by $5,152 to $16,775 during the quarter due primarily to payments received. Notes receivable from affiliates stayed unchanged at $341,850. Long-term advances to affiliates increased by $1,040,099 to $5,663,254 during the first quarter 2024. These advances are for future service needs the Company will require as the drone product is fully deployed. The right-of-use asset associated with a long-term capital lease declined by $8,717 during the three months ended March 31, 2024. This decrease is associated with depreciation of $14,254 somewhat offset by foreign currency translation gains. Product development costs, net increased by $210,776 during the three months ended March 31, 2024 to $4,915,814. Product development new expenditures were $229,992, with amortization of $49,976 and an increase of $30,760 from foreign currency translation. There were no changes to drone patent and goodwill of $1,440,000 and $2,468,722, respectively, during the quarter ended March 31, 2024.

Total current liabilities decreased by $7,116 during the three months ended March 31, 2024 to $1,070,318. Accounts payable and accrued liabilities increased by $179,608 during the period to 469,975 as of March 31, 2024. Approximately, $18,000 of the increase was from accrued interest. The remainder of the increase is from accounts payable mostly associated with drone expenses, attorney’s fees and other listing fees. Short-term lease liability increased by $1,674 to $52,771 as of March 31, 2024. Deferred revenue decreased by $191,304 during the three months ended March 31, 2024 to a balance of $412,571. Deferred revenue decreased due to seasonal activity as the Company experiences few service renewals during the first quarter of the year. Short-term lines of credit decreased by $2,906 during the first quarter to $135,001.

Long-term liabilities include long-term debt and long-term lease obligations. Long-term lease obligations decreased by $4,668 to $189,898 as of March 31, 2024. Long-term debt increased by $1,040,009 to $8,902,139 as of March 31, 2024. The increase in long-term debt is caused by $113,576 financing expenses added to principal, new borrowings of $802,592, a decrease of $52,374 for repayment of debt and an increase of $176,215 for foreign currency translation.

Shareholders’ equity increased by $728,631 to 8,048,377 as of March 31, 2024. Equity increased by $32,000 for stock-based compensation, $800,000 for stock issued for services to be rendered and $17,555 for foreign currency translation reserve gain. Shareholders’ equity decreased by net loss of $120,924.

Financial Condition, Liquidity and Capital Resources

Net Working Capital

	March 31,	December 31,
	2024	2023
Current assets
Cash	$147,828	$1,184
Accounts receivable, net	6,356	46,448
Advance to affiliate for future services	2,262,992	2,500,000
Other current assets	675,967	23,733
Total current assets	3,093,143	2,571,365
Current liabilities
Accounts payable and accrued liabilities	$469,975	$290,367
Lease liability	52,711	51,097
Deferred revenue	412,571	603,875
Acquisition cost payable	135,001	132,095
Total current liabilities	1,070,318	1,077,434

Net Working Capital	$2,022,825	$1,493,931

Net working capital increased from $1,493,931 at December 31, 2023 to $2,022,825 at March 31, 2024, which is an increase of $528,894. The primary causes of the increase are improved cash position of $146,644, increase in prepaid expenses of $666,667 and a decrease in deferred revenue. The primary negative effects to working capital include a $40,092 reduction in accounts receivable, a $237,008 decrease in short-term advances to affiliates for future services and an increase in accounts payable and accrued expenses of $179,608.

Long-term Debt

	March 31,	December 31,
	2024	2023
Balance of loans payable:
GG Mars Capital, Inc.	$2,916,867	$2,508,843
Star Financial Corporation	2,250,311	1,993,071
Jennings Family Investments, Inc.	2,563,616	2,470,429
PsPortals, Inc. (seller note)	180,351	227,637
Propal Investments, LLC	676,950	662,150
Debentures-related parties	164,781	–
Other debentures	149,263	–
Total loans payable	$8,902,139	$7,862,130

The Company has borrowed funds from the GG Mars Capital, Inc., Star Financial Corporation and Jennings Family Investments, Inc. revolving lines of credit, as it has done in the past, to meet strategic objectives for software services expansion, acquisitions, and drone technology development. GG Mars Capital, Inc. and Star Financial Corporation are related parties to the Company. Certain borrowings from GG Mars Capital, Inc., Star Financial Corporation and Jennings Family Investments, Inc. lines of credit have been converted into common stock of the Company in the past and are likely to occur in the future. Such conversions have occurred in the past at market value.

The Company has options in managing strategic growth associated with its drone technology. ZenaTech will seek capital market partners to ensure a faster growth cycle as we are launching our drone technology product.

The items affecting the GG Mars Capital, Inc., Star Financial Corporation and Jennings Family Investments, Inc. revolving lines of credit are as follows:

•New borrowings of $491,195,

•Accrued interest converted to principal of $73,125,

•Conversion to equity of $–, and

•Increase in loans payable of $100,944 associated with currency translation adjustments.

ZenaTech makes monthly payments for the PsPortals, Inc. acquisition loan, which included principal of $52,374 during the three months ended March 31, 2024. In addition, the loan increased by $5,088 associated with currency translation adjustments.

The Company incurred an unrealized currency exchange loss of $14,800 related to the Propal Investments, LLC loan during the three months ended March 31, 2024. There were no payments required for this loan during the three months ended March31, 2024.

During the three months ended March 31, 2024, the Company borrowed funds under new debentures agreements, which provide an annual interest rate of 10%. These debentures also have a convertible feature in which the bearer can convert outstanding principal and interest to the Company’s common stock at a 20% discount. New borrowings under these debenture agreements during the three months ended March 31, 2024 were $164,781 associated with related parties and $149,263 from other investors.

Equity Structure

	March 31,	December 31,
	2024	2023
Shareholders’ Equity
Share capital	$5,104,955	$5,052,955
Contributed surplus	7,125,940	6,345,940
Foreign currency translation reserve	(19,232)	(36,787)
Accumulated deficit	(4,163,286)	(4,042,362)
Total Shareholders’ Equity	$8,048,377	$7,319,746

Shareholders’ equity increased by $728,631 to 8,048,377 as of March 31, 2024. During the three months ended March 31, 2024, the Company issued common stock of $32,000 for stock-based compensation and $800,000 for professional services to be rendered. These transactions increased share capital by $52,000 and contributed surplus by $780,000. Total common shares issued were 1,040,000. During the three months ended March 31, 2024, the Company recorded $17,555 for foreign currency translation reserve gain. Shareholders’ equity decreased by net loss of $120,924 during the three months ended March 31, 2024.

The Issuer has not entered into any off-balance sheet financing or arrangements.

Related Party Transactions

We organized the related party transactions by total as of March 31, 2024 in the table below according with IAS 24, paragraph 18. Readers should refer to the footnotes following the table for a detailed description of all related party transactions.

Para 18	Related Party	Nature of the Relationship	Information of the Transaction	Total Shares of Stock Owned as of March 31, 2024	Total Amount of Transactions in US or CA Dollars as of March 31, 2024	Total Outstanding Balance in US or CAD dollars as of March 31, 2024
1	Shaun Passley, PhD	CEO, Chairman of the BOD, controlling common stock ownership with Epazz	Stock ownership[1]	29,018,756	–	–
2	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	Stock ownership[2]	29,803,808	–	–
3	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	$400,000 USD note payable, currently not used	–	–	–
4	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	Advance to affiliate for future services[3]	–	$8,261,259 CAD	$8,261,259 CAD
5	Ameritek Ventures, Inc.	Shaun Passley owns Ameritek Ventures’ voting stock	Stock ownership[4]	3,500,000	–	–

7	GG Mars Capital, Inc.	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Stock ownership	9,819,130	–	–
8	GG Mars Capital, Inc.	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Convertible line of credit[5]	–	$2,849,505 CAD	2,849,505 CAD
9	GG Mars Capital, Inc.	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Debentures 1 and 2	–	$150,000 USD	205,399 CAD
10	Vivienne Passley	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Stock ownership	1,000	–	–
11	Star Financial Corporation	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Stock ownership	9,900,691	–	–
12	Star Financial Corporation	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Convertible line of credit[6]	–	$2,250,311 CAD	2,250,311 CAD
13	Fay Passley	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Stock ownership	1,000	–	–
14	Epazz, Limited	A subsidiary of Epazz, Inc. Epazz, Inc. and Shaun Passley, PhD. have controlling common stock ownership	Note receivable from affiliate[7]	–	$341,850 CAD	$341,850 CAD
15	James A. Sherman	Chief Financial Officer	Stock ownership	2,170,000	–	–
16	Craig Passley	Board member, Shaun Passley's family member	Stock ownership	560,001	–	–
17	Paul Piekos	Director and board member	Stock ownership	224,000	–	–
18	Thomas Burns	Director and board member	Stock ownership	224,000	–	–
19	Neville Brown	Director and board member	Stock ownership	20,000	–	–
20	Yvonne Rattray	Director and board member	Stock ownership	20,000	–	–
21	Yvonne Rattray	Director and board member	Debenture	–	$10,000 USD	$13,359 CAD
22	Marie Pindling	Shaun Passley’s family member	Debenture	–	$10,000 USD	$13,359 CAD
23	Olga Passley	Shaun Passley’s family member	Debenture	–	$10,000 USD	$13,359 CAD
23	Epazz, Inc. or its subsidiaries[8]	Epazz, Inc. has controlling common stock ownership of ZenaTech with Shaun Passley, PhD	Programming and support, salaries and wages, legal and professional services during 2023[8]	–	$267,308 CAD	–

25	Epazz, Inc. or its subsidiaries[4]	Epazz, Inc. has controlling common stock ownership of ZenaTech with Shaun Passley, PhD	Programming and support, salaries and wages, legal and professional services three months ended March 31, 2024[58]	–	$237,008 CAD	–

1 – Includes stock issued in 2022 for Drone Technology, see ‘Other stock issuances’ below.

2 – Includes stock issued in 2022 for Drone Technology, see ‘Other stock issuances’ below.

3 – Advance to affiliate for future services, see ‘Advance to affiliate for future services’ below.

4 – Includes stock issued in 2022 for permanent licensing of the Robotic Arm Technology, see ‘Other stock issuances’ below.

5 – This agreement was negotiated by Dr. Passley with a member of his family and may not be as favorable to the Company as if it had been negotiated at       arm's length with an unaffiliated party.

6 – This agreement was negotiated by Dr. Passley with a member of his family and may not be as favorable to the Company as if it had been negotiated at arm's length with an unaffiliated party.

7– See note 4 and 'Sale of ZenaPay, Inc wallet software.' below

8 – For itemized description by category, see ‘Other payments to affiliates’ below.

There are no commitments, doubtful accounts and provision related to any of the outstanding balances due from related parties listed above.

Stock ownership following company spin-off

On November 18, 2018, the Company was restructured as a way of stock dividend to Epazz shareholders. Shaun Passley, PhD and Epazz, Inc. commonly own 58.2% of the Company’s common stock after the spin-off and subsequent common shares distributions.

Management services agreement

On November 18, 2018, in connection with the spin off, ZenaPay entered into a management services agreement with Epazz pursuant to which Epazz agreed to provide certain management services to ZenaPay, including for labor, office space, hosting, travel, banking and business development, and ZenaPay agreed to pay Epazz a 45 percent markup on all expenses incurred in providing the services to ZenaPay. The parties amended the agreement to change the markup from 45% to 20% starting January 31, 2019. Under the agreement, ZenaPay agreed to indemnify Epazz for losses incurred by it in connection with the provision of the services under the agreement to ZenaPay, except to the extent those losses result from the willful misconduct of Epazz. The agreement has a 20-year term, however, the agreement may be terminated at any time by the mutual consent of the parties. All funds due from Epazz, Inc. represent advances for programming, support and management fees on the statement of net income or loss. The Company will realize this asset through services rendered by Epazz during 2023 and 2024.

On May 16, 2024, the Company and Epazz, Inc. amended their management service agreement to include a default clause. If Epazz, Inc. becomes insolvent or is otherwise unable to provide the services contemplated hereby, all property and other assets relating to the services contemplated hereby provided by the Executive Manager to or for the benefit of the Company shall become the property and assets of the Company and the Company shall have the right to forthwith foreclose and seize such property and assets, including without limitation, facilities, equipment and supplies.

Under this agreement the Company pays Epazz for certain management, programming, support, various office operating costs and product development costs. ZenaTech received services totaling $237,008 CAD from Epazz, Inc. for programming and support, salaries and wages and product development services during the three months ended March 31, 2024. ZenaTech received services totaling $267,308 CAD from Epazz, Inc. for programming and support, salaries and wages, legal and professional services during the year ended December 31, 2023.

Directors’ stock compensation

Key management personnel are those people that have the authority and responsibility for planning, directing, and controlling the activities of the Company directly and indirectly. Key management personnel include the Company’s directors and members of the senior management group. The Company offers its directors and officers only stock compensation for their services. Neither officers nor board of directors are paid salaries. The stock awards are recognized as an expense at the time of granting and for each period are described below.

As of March 31, 2024, the Company issued 40,000 common shares to the board of directors at a price of $0.80.

Advance to affiliate for future services

As an operation process, ZenaTech advances funds to Epazz, Inc. These funds are relating to the Management Services Agreement with Epazz and are restricted for the use and benefit of ZenaTech. Funds advanced to Epazz are designed to be consumed through services provided by Epazz for the benefit of ZenaTech. Epazz is paying for product development costs, professional fees, wages and benefits, and other general and administrative costs. Funds are settled on a daily or weekly basis. The Company has the right to enforce repayment of these funds from Epazz.

The management services agreement is similar to software as a service, in which Epazz not only provides the labor but also the equipment and facilities. The Company prepays Epazz to acquire the equipment and facilities, and then the equipment and facilities are provided as services that correspond with our labor needs. The amount of the equipment and facilities is recorded over time as the labor uses the equipment and facilities, as a single fee per contractor.

The Company is using the management service agreement as opposed to establishing our own facility in offshore locations for the reasons that it is very time-consuming, the cost would be much greater, it is difficult to establish entities in foreign countries and establish banking relations difficult, and hiring foreign personnel which speaks different languages would cause communication issues. Furthermore, the foreign market would see ZenaDrone as a start-up company versus Epazz which has been well established in the offshore market for over a decade.

The total advances to Epazz for future services was $7,123,155 as of December 31, 2023. Of this amount $2,500,000 is included in current assets and $4,623,155 is included in the long-term assets. The Company deducts every quarter the expenses from the $2,500,000 current assets then the Company debits long-term assets at the end of the quarter and credits current assets. The amount is based on what the Company needs, but the Company expected that $2,500,000 will be for a twelve-month (12) period based on the current projected needs of the Company. The Company is planning for a ramp-up period as manufacturing of the drones starts. Therefore, the Current asset amount will most likely increase.

The table below summarizes the balances to affiliates as of December 31, 2023, and 2022, respectively.

	Activity	Short-term	Long-term	Notes Receivable
Balances as of December 31, 2022	Type	Advance	Advance	from Affiliates
		$2,500,000	$2,336,623	$–
Additions to the advance to affiliates during the year
Advances to Epazz, Inc. during the year	(A)	–	2,545,124	–
Sale of ZenaPay, Inc. to Epazz, Inc.	(B)	–	–	341,850
Total additions during the year		–	2,545,124	341,850
Less, services provided by Epazz, Inc. during the year
Wages and benefits	(A)	236,884	–	–
Product development costs	(B)	21,708	–	–
Total services provided during the year		258,592	–	–

Adjustment for expected services provided in the next 12-months	(A)	258,592	(258,592)	–

Balances as of December 31, 2023		$2,500,000	$4,623,155	$341,850

Activity types in the table above are,

(A)Operating activity, and

(B)Investing activity.

The total advances to Epazz for future services as of December 31, 2022 was $4,836,623. Of this amount $2,500,000 is included in current assets and $2,336,623 is included in the long-term assets.

Sale of ZenaPay, Inc. wallet software

ZenaTech, Inc. sold for $250,000 all ZenaPay, Inc. the wallet software assets to Epazz Limited, Ireland, a related party, on October 2, 2023. The sale was in the form of a convertible promissory note with interest rate of 8% and 10-year terms. The sale note is convertible into Common Stock at 20% discount based on average closing price of trading day. ZenaPay, Inc., a Wyoming, USA corporation is a subsidiary of ZenaTech, Inc., a British Columbia corporation that provides software and cloud-based enterprise software solutions for e-commerce industry. Epazz Limited, Ireland is a subsidiary of Epazz, Inc., a company controlled by Shaun Passley, PhD (note 4).

Other payments to affiliates

Out of $257,884 representing total balance that the Company paid Epazz or its subsidiaries during the year ended December 31, 2023, $236,884 was advanced for salaries to Epazz Research and Development and $21,708, or $15,891 USD was paid for programming and support.

Stock conversions

On February 1, 2022, Jennings Family Investments, Inc. and the Company agreed to convert $640,000 USD of the convertible line of credit dated August 1, 2019, into 800,000 shares of common stock at $0.80 per share.

On February 1, 2022, GG Mars Capital, Inc. and the Company agreed to convert $800,000 USD of the convertible line of credit dated August 1, 2019, into 1,000,000 shares of common stock at $0.80 per share.

On February 1, 2022, Star Financial and the Company agreed to convert $720,000 USD of the convertible line of credit dated August 1, 2019, into 900,000 shares of common stock at $0.80 per share.

Debt financing

From time-to-time we have received and repaid loans from our CEO and his immediate family members to fund operations. These related party debts are fully disclosed in Note 9 and below. The Company has authorized as back-up lines of credit from related parties totaling $16,274,000 to cover the repayment of the current portion of long-term debt, should the Company need it.

Epazz, Inc. convertible line of credit

On June 1, 2018, the Company and Epazz, Inc., a related party, entered into a convertible line of credit agreement whereby Epazz agreed to advance funds of up to $400,000 USD to the Company as needed for acquisitions and working capital needs. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s outstanding shares. The agreement expires on December 31, 2025, and carries an interest rate of 6% on unpaid funds. No payments are due to Epazz on balances of $400,000 USD or less until the expiration of the agreement. Interest on the note is rolled into the principal amount on a quarterly basis. Provided that the Company is not in default, the agreement can be renewed for ten additional twelve-months periods. On October 25, 2020, Epazz and the Company agreed to convert $270,805 USD of this line of credit to 1,128,353 common shares at a price of $0.24 per share.

As of March 31, 2023 the total amount available to borrow was $400,000 USD.

As of December 31, 2023 the total amount available to borrow was $400,000 USD.

GG Mars Capital, Inc. convertible line of credit

On August 1, 2019, the Company entered into an agreement with GG Mars Capital, Inc. (“GG Mars Capital” or “Lender”), a related party, for a $100,000 USD convertible line of credit. The Company issued GG Mars Capital a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. The principal amount of this loan shall be due and payable on July 31, 2022. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2019. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. GG mars Capital has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. GG Mars Capital, Inc. is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. On August 1, 2020, the Company borrowed $295,000 USD from GG Mars Capital and issued GG Mars Capital a promissory note for $295,000 USD and a simple interest rate of six percent (6%) per annum. On March 1, 2021, both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On February 1, 2022, GG Mars Capital converted $800,000 USD of the convertible line of credit debt into the Company’s common stock.

As of March 31, 2024 the total amount available to borrow was $2,000,000 USD and the amount drawn on the note was $1,756,451 USD. The Company had accrued interest expense of $84,684.

As of December 31, 2023 the total amount available to borrow is $2,000,000 USD. The amount drawn was $1,044,522 USD, while the Company had accrued interest expense of $81,372.

Star Financial Corporation convertible line of credit

On August 1, 2019, the Company entered into an agreement with Star Financial Corporation (“Star Financial Corporation”), a related party, for a $100,000 USD convertible line of credit. The Company issued Star Financial Corporation a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2020. Star Financial Corporation has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. Star Financial Corporation is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. On August 1, 2020 the Company borrowed $149,000 USD from Star Financial Corporation and issued Star Financial Corporation a promissory note for $149,000 USD and a simple interest rate of six percent (6%) per annum. The principal amount of this loan shall be due and payable on July 31, 2022. On March 1, 2021 both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On February 1, 2022 Star Financial Corporation converted $720,000 USD of the convertible line of credit debt into the Company’s common stock.

As of March 31, 2024 the total amount available to borrow was $2,000,000 USD and the amount drawn on the note was $ 1,311,778 USD. The Company had accrued interest expense of $59,619.

As of December 31, 2023 the total amount available to borrow was $2,000,000 USD and the amount drawn was $714,874 USD, while the Company had accrued interest expense of $14,476.

Propal Investments LLC loan

On December 15, 2022, the Company secured a $500,000 USD, three-year loan from Propal Investments, LLC. Interest payments of 14% are accrued on the 10th of each month and the principal amount of the loan is due December 14, 2025. This loan carries 250,000 warrants, each exercisable into one Unit of $25,000 USD of debenture (notes 9 and 10). Each one unit of debenture carries an annual rate of fourteen percent (14%), paid monthly and no prepayment penalty. Every $2.00 USD of debenture comes with a warrant to purchase one share of the company’s common stock at a share price of $2.00

USD, with the warrants expiring three years after the Company listing on the Canadian Securities Exchange. The loan also has a minimum conversion amount of $25,000 USD or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal to the greater of twenty-five (25%) of a debenture holder’s initial investment of $25,000 USD. The conversion price after applying the twenty percent (20%) discount must be equal to or greater than $0.75. The loan has a personal guarantee by James A. Sherman, the Company’s Chief Financial Officer, and Director.

As of March 31, 2024 the Company incurred an unrealized currency exchange gain of $850 related to this loan. There were no payments made for the first three months ended March 31, 2024.

Other stock issuances

On January 1, 2022, the Company issued 3,000,000 common shares of the Company to Shaun Passley, PhD. For Drone Technology Patent at a price of $0.24 per share.

On January 1, 2022, the Company issued 3,000,000 common shares of the Company to Epazz, Inc. for Drone Technology Patent at a price of $0.24 per share.

On January 6, 2022, the Company issued 3,500,000 common shares of the Company to Ameritek Ventures, Inc., a related company, for Permanent Licensing Robotic Arm Technology at a price of $0.24 per share (notes 6 and 10). Shaun Passley and Epazz, Inc. own one hundred percent of the Ameritek Ventures, Inc. control voting shares. Shaun Passley owns all of Epazz, Inc.’s voting stock, and together they own the Company’s voting stock.

Proposed Future Company Activities

ZenaDrone, Inc. was awarded in December 2023 a $75,000 contract by the US Air Force to demonstrate the use of ZenaDrone 1000 being used to carry blood in the field. ZenaDrone, Inc. signed a contract in December 2023 with the US Naval Research to demonstrate the use of ZenaDrone 1000 being used to carry cargo in below zero temperatures in Greenland.

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with International Financial Reporting Standards requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the fiscal year. The Issuer makes estimates for, among other items, useful lives for depreciation and amortization, determination of future cash flows associated with impairment testing for long-lived assets, determination of the fair value of stock options and warrants, valuation allowance for deferred tax assets, allowances for doubtful accounts, and potential income tax assessments and other contingencies. The Issuer bases its estimates on historical experience, current conditions, and other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from those estimates and assumptions.

Changes in Accounting Policies

There were no changes in accounting policies during the three months ended March 31, 2024 and for the year ended December 31, 2023. There were no changes in accounting policies up through the dating of this Management Discussion and Analysis.

Management anticipates that all the pronouncements will be adopted in the Issuer’s accounting policies for the first period beginning after the effective date of the pronouncement. Information on new standards, amendments and interpretations that are expected to be relevant to the Issuer’s consolidated financial statements is provided below. Certain other new standards and interpretations have been issued, but are not expected to have an impact on the Issuer’s financial statements.

Future Changes in Accounting Standards

As of March 31, 2024 and as of December 31, 2023 the date of authorization of the Issuer's audited consolidated financial statements, certain new standards, amendments and interpretations to existing standards have been published but are not yet effective and have not been early-adopted by the Issuer.

There were no changes in accounting policies during the three months ended March 31, 2024 or for the year ended December 31, 2023

Financial Instruments

The Company’s consolidated financial instruments include amounts receivable, accounts payable, a note receivable and loans payable. The carrying value of amounts receivable and accounts payable as presented in these consolidated financial statements are reasonable estimates of fair values due to the relatively short periods to maturity and the terms of these instruments.

Financial instruments must be classified at one of three levels within a fair value hierarchy according to the relative reliability of the inputs used to estimate their values. The three levels of the hierarchy are as follows:

•Level 1: Unadjusted quoted prices in active markets for identical assets and liabilities;

•Level 2: Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•Level 3: Inputs that are not based on observable market data.

Selected Annual Financial Information

The following selected financial data has been extracted from the audited consolidated financial statements, prepared in accordance with International Financial Reporting Standards (“IFRS”), for the fiscal years indicated and should be read in conjunction with those audited financial statements.

As of December 31,	2023	2022

Total assets	$16,453,876	$13,543,786
Total liabilities	$9,134,130	$5,972,094
Working capital[1]	$1,493,931	$1,751,890
Shareholders’ equity	$7,319,746	$7,571,692
Common shares outstanding	101,059,094	101,059,094
[1]Working capital is current assets less current liabilities.

Results of Operations (Revenue)

For the year ended December 31,	2023	2022

Revenue	$1,827,740	$3,025,363

ZenaTech has only one operating and reporting segment. All revenue comes from software licensing and subscription agreements, software support and maintenance, and technology consulting services. Software licensing, subscription agreements, software support and maintenance agreements provide the Company repeat annual sales to existing clients. When the drone segment produces revenue, ZenaTech will have two operating segments. The Company seeks acquisitions of established companies with revenue producing software solutions and an existing client base with a history of licensing renewal. The Company believes this provides stable revenue and positive cash flow while reducing risk.

2023 revenue

Revenue decreased by 40% to $1.2 million in 2023 from $3.2 million in 2022, mostly due to the short term contract related to the ending of the COVID 19. The Company did not market the software products during 2023 as the Company was developing new versions of the software and was focusing on the drone operations. WorkAware revenue went up by 151% to $392,815 during 2023 from $156,378 during 2022.

Results of Operations (General and administrative expenses)

For the year ended December 31,	2023	2022

Amortization and depreciation	$263,059	$246,907
Bad debts	8,114	162,755
Financing expenses	470,488	219,136
Programming and support fees	149,423	567,119
Professional fees	132,480	180,554
Salaries and benefits	652,743	1,137,517
Stock–based compensation	–	266,400
General and administrative and other	385,501	281,390
Total general and administrative expenses	$2,061,808	$3,061,778

General and administrative expenses for 2023

Total general and administrative expenses for 2023 decreased by almost a million from 2022, a 33% decrease from 2022. General and administrative expenses totaled $2,061,808, as compared to the year ended December 31, 2022 of $3,061,778.

Amortization and depreciation are non-cash flow items and are added back to net income when calculating cash provided by or used for operating activities. Total amortization and depreciation saw only a small increase due to depreciation of the new warehouse lease. The Company has a new warehouse lease in Sharjah, United Arab Emirates since June 2023.

The Company writes off accounts receivable to bad debts expense when a particular account is deemed unlikely to be collected. Bad debts expense was $8,114 for the year ended December 31, 2023 a decrease by $154,641 over the previous year since there was not much bad write-off during 2023.

Financing expenses are associated with long-term debt, which is classified in the balance sheet as loans payable. Finance expenses increased by $251,352 for the year ended December 31, 2023, as compared to a 2022 amount of $219,136. Certain finance expenses incurred are added to the principal balance of loans payable. These finance expenses are considered non-cash flow items and are added back to net income when calculating cash provided by or used for operating activities. Of the $470,488 finance expense in 2023, $326,949 was a non-cash flow item. The remaining finance expense of $143,539 is associated with seller notes and acquisition loans payable.

Programming and support fees are a direct cost of revenue and are incurred internally and externally. ZenaTech has a software programming and support agreement with Epazz, Inc. to maintain the Company’s software programs. All funds due from Epazz, Inc. represent advances for programming, support, and management fees. The Company will realize this asset through services rendered by Epazz in 2024 and 2025. The Company believes this is the most cost-efficient way to maintain and keep client products updated to work with the newest operating system versions. In this way, the Company eliminates a common complaint associated with software solution providers, which is the provider’s software is outdated and does not work with the newest operating systems. Programming and support fees went down by 74% or  $417,696 from $567,119 and there was less activity in 2023 since the Company did most of its upgrades during 2022.

The Company incurs professional fees mainly for legal, certain technical services and unique programming issues. The legal fees the Company incurred during the years ended December 31, 2023, and 2022 are fees a company would incur in the normal course of business and are mainly associated with acquisitions, registration, and listing purposes. For the year ended December 31, 2023, professional fees were $132,480, down by 27% from the 2022 amount of $180,554, due to an decrease in cost for hiring more professionals for listing purposes.

Salaries and benefits are costs associated with employees and direct full-time consultants. These costs are mainly associated with sales, customer services, in-house programming, and administration. Salaries and benefits costs for the year ended December 31, 2023 were $652,743, which is a 43% decrease from the 2022 costs of $1,137,517. Approximately $38,200 represents the PsPortals payroll, $367,000 was the TillerStack payroll and $250,550 was the WorkAware payroll.

Stock–based compensation is incurred by the Company for services provided by the Board of Directors and Officers. During 2023 and 2022 neither the Board of Directors nor Company Officers were paid a direct salary, benefits, or other compensation for the 2022 services. Stock–based compensation is considered an expense at the time shares are awarded. There was no stock–based compensation during 2023, as no shares were awarded.

General and administrative and other expenses consist mainly of advertising, rent, other office expenses, banking costs and travel costs. These costs totaled $385,501 for the year ended December 31, 2023, as compared to $281,390 for the year ended December 31, 2022, an increase of about $104,000 or 37%. A variety of causes is associated with this increase, which include the following:

•During 2023 expenditures relating to advertising and marketing the drone and for various other software products were up by 21%. Costs in 2023 for the marketing plans totaled $98,780. Costs in 2022 for marketing plans were $79,231.

•Travel costs increased by 22% to $84,935 from $69,841 during the year ended December 31, 2023, as compared to the prior year. This increase in travel costs is mainly associated with technological development of the drone product and market awareness.

•In 2023 office supplies expenses went up by $10,780 and repairs and maintenance went up by $5,852.

•Miscellaneous banking and payment clearing costs decreased by $3,132 for the year ended December 31, 2023, as compared to the year ended December 31, 2021.

Results of Operations (Other income, expenses and foreign currency)

For the year ended December 31,	2023	2022

Net loss before other income and expenses	$(234,068)	$(36,415)

Interest income	–	29,474
Foreign currency exchange gain	(11,608)	15,453
Income tax recovery	4,172	5,764
Net income (loss) for the year	(241,504)	14,276
Foreign currency translation reserve	(10,443)	6,626
Comprehensive income (loss) for the year	$(251,947)	$20,902

ZenaTech incurred a loss before other income and expenses of $234,068 during the year ended December 31, 2023, as compared to a loss of $36,415 during the year ended December 31, 2022. Significant effects on the loss before other income and expenses during 2023 as compared to 2022 include the following:

•Year-to-year revenue decrease of $0.99 million due primarily to TillerStack having no sales in 2023.

•A corresponding decrease in general and administrative expenses for $0.99 million, mostly due to reduction in programming and support fees by $417,696, reduction in wages and benefits by $484,774 and no issuance of stock-based compensation for 2023.

Changes to other income or expenses during 2023 as compared to 2022 were the following:

•Decrease in interest income from The Now Corporation Note to $29,474, since the note was cancelled in June 2022.

•Foreign currency exchange loss in 2023 of $(11,608) as compared to a gain in 2022 of $5,764.

•Income tax recovery went down to a gain of $4,172 in 2023 from a gain of $15,453 in 2022.

Foreign currency exchange income or expense is considered a component of net income. The amount is calculated based on realized foreign currency gains or losses. Foreign currency translation reserve adjustment is not considered a component of net income but is a separate component of shareholders’ equity. The amount is calculated based on unrealized foreign currency gains or losses.

Amounts included in income tax recovery are associated with deferred income taxes and timing differences between taxable income and financial income. These timing differences will be fully reversed during 2024.

For the year ended December 31, 2023 net loss was $(241,504), as compared to the net gain of $14,276 for the year ended December 31, 2022. Comprehensive net loss for the year ended December 31, 2023 was $(251,947) as compared to comprehensive income of $20,902 for the year ended December 31, 2022. The difference between net income or loss and comprehensive income or loss for the periods is unrealized foreign currency gains or losses classified as “Foreign currency translation reserve.”

The Company has low risk associated with the pricing of supplies since its suppliers are local. The suppliers did not experience strikes or work stoppages.

Summary of the Drone Development Costs

For the year ended December 31,	2023	2022
	Capitalized	Capitalized
Research and development of the drone, USA	$–	$–
Programming and support fees	–	–
Salaries and benefits	–	–
Office set up in Ireland	–	25,000
Manufacturing development facilities Sharjah, UAE	602,038	767,168
Total costs –drone	$602,038	$792,168

ZenaTech incurred $602,038 associated with the development of the drone during 2023, which were capitalized.

The Company incurred $792,168 associated with the development of the drone during 2022, which were capitalized.

Balance Sheet Data (summary data)

As of December 31,	2023	2022
Total current assets	$2,571,365	$2,871,708
Total long-term assets	13,882,511	10,672,078
Total assets	$16,453,876	$13,543,786
Total current liabilities	$1,077,434	$1,119,818
Total long-term liabilities	8,056,696	4,852,276
Total shareholders’ equity	7,319,743	7,571,692
Total liabilities and shareholders’ equity	$16,453,876	$13,543,786

ZenaTech’s total assets went up by 21% to $16,453,876 as of December 31, 2023, from $13,543,786 as of December 31, 2022.

The Company’s total current assets decreased by $300,343, or 10% for the year ended December 31, 2023, compared to the year ended December 31, 2022. The Company continued to use all available funds for the drone development. Cash decreased by almost $200,000, net accounts receivable went down by $74,668 due to TillerStack not having any sales. The short-term advance to affiliates for future services remained the same at $2,500,000. Other current assets were also down by $26,067, representing a rent deposit being returned to the Company.

Total long-term assets increased by 21% or $2,910,089 for the year ended December 31, 2023, mostly due to an increase in long-term advance to affiliate. This amount increased about by $2,628,382, or 112%, during the year ended December 31, 2023, as compared to $2,336,623 as of December 31, 2022. There was also a new lease which created an ROU asset for $250,486 and an increase in net product developments costs of $365,461 as of December 31, 2023, as compared to 2022. Goodwill and patent for drone design remained the same since they are not yet placed in use.

ZenaTech’s total liabilities went up by 53% to $9,134,130 as of December 31, 2023, from $5,972,094 as of December 31, 2022.

Total current liabilities were $1,077,434 as of December 31, 2023 and they decreased by $42,384 or only $4% from December 31, 2022. Accounts payable increased by 85% to $290,367 as of December 31, 2023, from $157,311, as of December 31, 2022. There was a new current portion of the lease liability for $51,097 that started in June 2023. These increases were partially offset by the deferred revenue decrease by about 27% or $223,000 as the Company converted it to revenue. The Company has now two lines of credit totaling $132,095 acquired with the purchase of PsPortals.

Long-term liabilities increased by 66% from $4,852,276 as of December 31, 2022, to $8,056,696 as of December 31, 2023, a difference of $3,204,420 since the loans payables went up by $3,014,026, as the Company continues to use debt to fund its operations. Other items affecting this section was the long-term lease obligation of $194,566 and a decrease in deferred tax liability of $4,172.

Shareholders’ equity remained at 101,059,094 for the year ended December 31, 2023 since the Company did not issue any stock.

The Company issued common shares in January 2022, with total proceeds of nearly $2,546,000. Of these, $720,000 were issued to Shaun Passley, PhD for Drone Technology and $720,000 to Epazz, Inc. for the same, $266,400 for Board of Directors for services and $840,000 to Ameritek Ventures, Inc. for permanent licensing of the Robotic Arm Technology. In February 2022, the Company converted some of the lines of credit and issued $2,160,000 to GG Mars Capital, Inc, Star Financial Corporation and Cloud Builder, Inc, collectively. On June 30 2022 the Company cancelled The NOW Corporation notes, eliminating over 3,500,000 shares of common stock and that reduced the receivable by $797,188.

On December 15, 2022 the Company entered into a loan agreement for $500,000, which carries 25,000 warrants at $2.00 upon conversion of subscription receipts issued after the Company’s listing on a recognized stock exchange. Each warrant is exercisable into one common share at a discounted price which must be equal or greater than $0.75.

Liquidity and capital resources

Liquidity risk is the risk that the Issuer will not be able to meet its obligations as they become due. The Issuer manages its liquidity risk by forecasting cash flows from operations and anticipating any investing and financing activities. Management and the Board of Directors are actively involved in the review, planning and approval of significant expenditures and commitments.

Liquidity risks can be challenging for all companies, especially those companies how’s product lines are in the product development, market introduction or product growth cycle. In 2023, the Company’s drone product has completed the product development stage. Drone technology has a need for capital resources associated with marketing, drone distribution and production line setup. The Company manages these liquidity risks and capital resources needs in several ways. But the Company has two sides. First of which, it is a successful technology driven software company with positive margins in a business with established clients, including some in the government sector. The software and solutions side of the business provides needed cash flow for the drone technology side of the business.

Starting late in 2019, the Company has incurred costs for drone development. Most development has been completed in-house with new and existing personnel. The Company has engaged certain outside experts for specific needs when required. The Company believes this process has kept the drone development costs below what other companies may have incurred. None-the-less, the Company will continue to face challenges with drone marketing and deployment. The greater amount of capital the Company can secure in the future will have a positive impact on the growth of drone sales.

As of December 31, 2023 the Company did not have any commitments for capital expenditures. During 2023 ZenaTech spent about $600,000 on the drone business, used to support the manufacturing facility to purchase machinery and final stages of development in the warehouse facility in Sharjah, UAE. Currently the drones are manufactured by hand. The Company used the funds to purchase machines to speed up the manufacturing process and quality of the drone product.

ZenaTech’s existing cash and funds available through lines of credit will be sufficient to finance the next twelve months of the Company’s operations. ZenaTech anticipates that cash generated internally, and lines of credit will be sufficient to fund the drone development. The available funds through short-term lines of credit are more than $17,000,000. These funds are available through three separate lenders and credit facilities. In addition, the Company will receive repayments from Epazz, Inc. of long-term funds currently advanced to them.

The Company has adequate short-term capital associated with software subscriptions, programming, maintenance, and support. The Company has a receivable from Epazz, Inc. of $2.5 million as of December 31, 2023. This receivable remained the same for the year ended as of December 31, 2023. This receivable will provide funding for programming and support fees in 2024, which are associated with software services.

Following is a chart calculating working capital as of December 31, 2023, with a comparison to working capital as of December 31, 2022.

Net Working Capital Calculation

As of December 31,	2023	2022
Total current assets	$2,571,365	$2,871,708
Total current liabilities	1,077,434	1,119,818
Net working capital	$1,493,931	$1,751,890

The Company’s net working capital went down for 2023 by $257,959 from $1,493,931 in 2022.

Total current assets decreased by $300,343 to $2,571,365 for 2022. Cash decreased by $(199,608) as the Company continues to use all cash to fund drone operations. Accounts receivable decreased by $74,668 for the year ended December 31, 2023, as compared to 2022, due to TillerStack not having any new customers. The short-term advance to affiliate for future services remained the same at $2,500,000, as Epazz supports the increasing cost of product development services for ZenaTech. Other current assets decreased slightly.

Risk Exposure and Management

The Company is exposed to various financial instrument risks and continuously assesses the impact and likelihood of this exposure. These risks include credit risk, liquidity risk, interest rate risk and currency risk. Where material these risks are reviewed and monitored by the Board of Directors.

Fair Values

The fair values of cash and equivalents, receivables and trade payables approximate their book values because of the short-term nature of these instruments.

(a)Financial Risk Management the Board of Directors has overall responsibility for the establishment and oversight of the Company's risk management framework. The Company considers the fluctuations of financial markets and seeks to minimize potential adverse effects on financial performance.

(b)Financial Instrument Risk Exposure

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board approves and monitors the risk management process.

Credit Risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company's primary exposure to credit risk is on its advances to an affiliate. The Company advances money to Epazz from time to time which is offset by services provided to the Company. In the event the amount of money advanced to Epazz is greater than the value of the services offset against the advances, there is a risk that Epazz may fail to repay the funds. However, the Company does not believe that its advances to Epazz expose it to significant credit risk as Epazz is a related party given the Company's CEO is a director, officer and shareholder of Epazz.

During the fiscal year 2023, the Company advanced funds to Epazz, Inc. representing advances for programming, support and management fees, which is a result of their management agreement from 2019. The Company will realize this asset through services rendered by Epazz in 2024 and 2025.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its obligations as they become due. The Company's ability to continue funding its operations is dependent on management's ability to raise required funding through future equity issuances. The Company manages its liquidity risk by forecasting cash flows from operations and anticipating any investing and financing activities. Management and the Board of Directors are actively involved in the review, planning and approval of significant expenditures and commitments. The Company had working capital of $2,022,825 as of March 31, 2024, a 35% improvement from the working capital of $1,453,931 as of December 31, 2023, which shows the company's ability to generate resources internally.

Interest Rate Risk

Interest risk is the risk that the fair value or future cash flows will fluctuate as a result of changes in market risk. The Company's amounts receivable currently bears no interest. The Company is not exposed to any interest rate risk.

Currency Risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company's exposure to currency risk is limited to cash, accounts receivable, notes receivable, accounts payable and loans payable denominated in U.S. Dollars and TillerStack operates in euros. The Company does not enter into derivative financial instruments to mitigate foreign exchange risk contracts.

Market Risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and commodity and equity prices. Such fluctuations may be significant.

(a)Interest rate risk

The Company's amounts receivable currently bears no interest. The Company is not exposed to any interest rate risk.

(b)Foreign currency risk

The Company's exposure to currency risk is minimal due to the nominal amounts of foreign assets and foreign liabilities.

Other MD&A Disclosures

Contingencies

The Company is not aware of any contingencies or pending legal proceedings as of the date of this report.

Additional Share Information

The Company had 102,099,094 Common Stock outstanding as of May 22, 2024.

Total current liabilities went down to $1,077,434, a small decrease of $42,384 from 2022. Accounts payable increased by $133,056 from 2022 due increase in payables for TillerStack and three was only a small decrease in the line of credit of $3,201. Deferred revenues saw decrease of about $223,336 from 2022.

Long-Term Debt

As of December 31,	2023	2022
GG Mars Capital, Inc.	$2,508,843	$1,415,431
Star Financial Corporation	1,993,072	968,726
Jennings Family Investments, Inc.	2,470,429	1,367,829
PsPortals, Inc. (seller note)	227,637	418,567
Propal Investments, LLC	662,150	667,550
Total Loans Payable	$7,862,130	$4,848,104

The Company has borrowed funds from GG Mars Capital, Inc., Star Financial Corporation, and Jennings Family Investments, Inc. in the past to meet strategic objectives for software services expansion, acquisitions, and drone technology development. GG Mars Capital and Star Financial Corporation are related parties to the Company. Certain borrowings from GG Mars Capital, Inc., Star Financial Corporation, and Jennings Family Investments, Inc. may have been converted into common stock of the Company in the past and are likely to occur in the future. Such conversions have occurred in the past at market value.

2023

The Company continues to borrow to fund its operation’s growth in 2023. The long-term debt increased only by $3,014,026 as of December 31, 2023, from the same period in 2022.

Notes Payable

Below are the notes with a detailed description of their activity during the past two years and current interim period.

GG Mars Capital, Inc. convertible line of credit

On August 1, 2019 the Company entered into an agreement with GG Mars Capital, Inc. (“GG Mars Capital” or “Lender”), a related party, for a $100,000 USD convertible line of credit (note 15). The Company issued Lender a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. The principal amount of this loan shall be due and payable on July 31, 2022. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2019. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. Lender has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. GG Mars Capital, Inc. is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. On August 1, 2020 the Company borrowed $295,000 USD from GG Mars Capital and issued GG Mars Capital a promissory note for $295,000 USD and a simple interest rate of six percent (6%) per annum. On March 1, 2021 both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On February 1, 2022 GG Mars Capital converted $800,000 USD of the convertible line of credit debt into the Company’s common stock (notes 11 and 15). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

As of December 31, 2023 the total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,894,467 USD or $2,508,843. The Company had accrued interest expense of $104,464 and GG Mars Capital had an unrealized currency loss of $34,122 during 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com.

Star Financial Corporation convertible line of credit

On August 1, 2019 the Company entered into an agreement with Star Financial Corporation (“Star Financial Corporation”), a related party, for a $100,000 USD convertible line of credit (note 15). The Company issued Star Financial Corporation a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2020. Star Financial Corporation has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. Star Financial Corporation is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. On August 1, 2020 the Company borrowed $149,000 USD from Star Financial Corporation and issued Star Financial Corporation a promissory note for $149,000 USD and a simple interest rate of six percent (6%) per annum. The principal amount of this loan shall be due and payable on July 31, 2022. On March 1, 2021 both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On February 1, 2022 Star Financial Corporation converted $720,000 USD of the convertible line of credit debt into the Company’s common stock (notes 11 and 15). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

As of December 31, 2023 the total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,505,000USD or $1,993,072. The Company had accrued interest expense of $88,427, and Star Financial Corporation had an unrealized currency loss of $(23,669) during 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com.

Jennings Family Investments, Inc. convertible line of credit

On August 1, 2019 the Company entered into an agreement with Cloud Builder, Inc. (“Cloud Builder”) for a convertible line of credit of $100,000 USD (note 14). Cloud Builder was controlled by the Company’s Chief Financial Officer. On August 1, 2023 Cloud Builder, Inc. assigned the note to Jennings Family Investments, Inc. The Company issued the Lender a promissory note for $100,000 USD and a simple interest rate of six percent (6%) per annum and no covenants. The principal amount of this loan shall be due and payable on the first month after any amount is borrowed. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting the first of the following month. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. The Lender has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. On August 1, 2020, both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On October 18, 2021, ZenaTech started to use this line of credit. On February 1, 2022, the Lender converted $640,000 USD of the convertible line of credit debt into the Company’s common stock (note 10). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

As of December 31, 2023 the total amount available was $6,000,000 USD or $7,975,800 and the amount drawn was $1,865,460 USD or $2,470,429. The Company had accrued interest expense of $37,660. The lender had an unrealized currency loss of $(703). On December 31, 2023, the currency exchange rate was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com.

Contractual Obligations

The following table presents contractual obligations including payments due for each of the next five years and thereafter.

Contractual Obligations	Payments Due by Period
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Other Obligations	$7,222,830	$560,217	$6,620,696	$41,917	$–
Total Contractual Obligations	$7,222,830	$560,217	$6,620,696	$41,917	$–

These contractual obligations are related to the GG Mars Capital, Star Financial Corporation, the Jennings Family Investments, Inc. notes which are unsecured and unguaranteed notes listed in the financial statements notes and discussed above. The total also includes and the ROU lease for the Sharjah, UAE warehouse.

Off-Balance Sheet Arrangements

The Company has no material undisclosed off-balance sheet arrangements that have or are reasonably likely to have, a current or future effect on our results of operations, financial condition, revenues or expenses, liquidity, capital expenditures or capital resources.

Related Party Transactions

We organized the related party transactions by total as of December 31, 2023 in the table below according with IAS 24, paragraph 18. Readers should refer to the footnotes following the table for a detailed description of all related party transactions.

Para 18	Related Party	Nature of the relationship	Information of the transaction	Total shares of stock owned as of December 31, 2023	Total amount of transactions in US or CA dollars as of December 31, 2023	Total outstanding balance in US or CAD dollars as of December 31, 2023

1	Shaun Passley, PhD	CEO, Chairman of the BOD, controlling common stock ownership with Epazz	Stock ownership[1]	29,018,756	–	–
2	Shaun Passley, PhD	CEO, Chairman of the BOD, controlling common stock ownership with Epazz	Reimbursement of expenses, legal and accounting	–	$(9,500) CAD	–
3	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	Stock ownership[2]	29,803,808	–	–
4	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	$400,000 USD note payable, currently not used	–	–	–
5	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	Advance to affiliate for future services[3]	–	7,465,005 CAD	7,465,005 CAD
6	Ameritek Ventures, Inc.	Shaun Passley owns Ameritek Ventures’ voting stock	Stock ownership[4]	3,500,000	–	–
7	GG Mars Capital, Inc.	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Stock ownership	9,819,130	–	–
8	GG Mars Capital, Inc.	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Convertible line of credit[5]	–	2,508,843 CAD	2,508,843 CAD
9	Vivienne Passley	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Stock ownership	1,000	–	–
10	Star Financial Corporation	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Stock ownership	9,900,691	–	–
11	Star Financial Corporation	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Convertible line of credit[6]	–	1,993,072 CAD	$1,993,072 CAD
12	Fay Passley	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Stock ownership	1,000	–	–
13	James A. Sherman	Chief Financial Officer	Stock ownership	2,170,000	–	–
14	Craig Passley	Board member, Shaun Passley's family member	Stock ownership	560,001	–	–
15	Paul Piekos	Director and board member	Stock ownership	224,000	–	–
16	Thomas Burns	Director and board member	Stock ownership	224,000	–	–
17	Epazz, Inc. or its subsidiaries	Epazz, Inc. has controlling common stock ownership of ZenaTech with Shaun Passley, PhD	Programming and support, salaries and wages, legal and professional services[7]	–	$510,743 CAD	–

18	Epazz Limited, Ireland	A subsidiary of Epazz, Inc. Epazz, Inc. and Shaun Passley, PhD. have controlling common stock ownership of ZenaTech.	Sale of ZenaPay, Inc. wallet software[8]	–	$250,000 USD	–

1 – Includes stock issued in 2022 for Drone patent, see ‘Other stock issuances’ below.

2 – Includes stock issued in 2022 for Drone patent, see ‘Other stock issuances’ below.

3 – Advance to affiliate for future services, see ‘Advance to affiliate for future services’ below.

4 – Includes stock issued in 2022 for permanent licensing of the Robotic Arm Technology, see ‘Other stock issuances’ below.

5 – This agreement was negotiated by Dr. Passley with a member of his family and may not be as favorable to the Company as if it had been negotiated at       arm's length with an unaffiliated party.

6 – This agreement was negotiated by Dr. Passley with a member of his family and may not be as favorable to the Company as if it had been negotiated at arm's length with an unaffiliated party.

7 – For itemized description by category, see 'Other payments to affiliates' below.

8 – See note 4 and 'Sale of ZenaPay, Inc wallet software.' below.

There are no commitments, doubtful accounts and provision related to any of the outstanding balances due from related parties listed above.

Stock ownership following company spin-off

On November 18, 2018, the Company was restructured as a way of stock dividend to Epazz shareholders. Shaun Passley, PhD and Epazz, Inc. have common ownership of 58.2% of the Company’s common stock, as a result of the spin-off and subsequent common shares distributions.

Management services agreement

On November 18, 2018, in connection with the spin off, ZenaPay entered into a management services agreement with Epazz pursuant to which Epazz agreed to provide certain management services to ZenaPay, including for labor, office space, hosting, travel, banking and business development, and ZenaPay agreed to pay Epazz a 45 percent markup on all expenses incurred in providing the services to ZenaPay. The parties amended the agreement to change the markup from 45% to 20% starting January 31, 2019. Under the agreement, ZenaPay agreed to indemnify Epazz for losses incurred by it in connection with the provision of the services under the agreement to ZenaPay, except to the extent those losses result from the willful misconduct of Epazz. The agreement has a 20-year term, however, the agreement may be terminated at any time by the mutual consent of the parties. All funds due from Epazz, Inc. represent advances for programming, support and management fees on the statement of net income or loss. The Company will realize this asset through services rendered by Epazz during 2023 and 2024.

On May 16, 2024, the Company and Epazz, Inc. amended their management service agreement to include a default clause. If Epazz, Inc. becomes insolvent or is otherwise unable to provide the services contemplated hereby, all property and other assets relating to the services contemplated hereby provided by the Executive Manager to or for the benefit of the Company shall become the property and assets of the Company and the Company shall have the right to forthwith foreclose and seize such property and assets, including without limitation, facilities, equipment and supplies.

Under this agreement the Company pays Epazz for management, programming, support and various office operating costs.

Directors’ stock compensation

Key management personnel are those people that have the authority and responsibility for planning, directing, and controlling the activities of the Company directly and indirectly. Key management personnel include the Company’s directors and members of the senior management group. The Company offers its directors and officers only stock compensation for their services. Neither officers nor board of directors are paid salaries. The stock awards are recognized as an expense at the time of granting and for each period are described below.

The Company and Shaun Passley, PhD decided to forgo his salary until the end of fiscal year 2023.

As of December 31, 2023, no other compensation was provided to key management personnel for the year ended December 31, 2022 (note 11).

During January 2022, the Company issued 1,110,000 common shares of the Company to its officers and board of directors at a price of $0.24 per share, representing compensation for their roles as officers and directors for the year ended December 31, 2021.

Advance to affiliate for future services

As an operation process, ZenaTech advances funds to Epazz, Inc. These funds are relating to the Management Services Agreement with Epazz and are restricted for the use and benefit of ZenaTech. Funds advanced to Epazz are designed to be consumed through services provided by Epazz for the benefit of ZenaTech. Epazz is paying for product development costs, professional fees, wages and benefits, and other general and administrative costs. Funds are settled on a daily or weekly basis. The Company has the right to enforce repayment of these funds from Epazz.

The management services agreement is similar to software as a service, in which Epazz not only provides the labor but also the equipment and facilities. The Company prepays Epazz to acquire the equipment and facilities, and then the equipment and facilities are provided as services that correspond with our labor needs. The amount of the equipment and facilities is recorded over time as the labor uses the equipment and facilities, as a single fee per contractor.

The Company is using the management service agreement as opposed to establishing our own facility in offshore locations for the reasons that it is very time-consuming, the cost would be much greater, it is difficult to establish entities in foreign countries and establish banking relations difficult, and hiring foreign personnel which speaks different languages would caused communication issues. Furthermore, the foreign market would see ZenaDrone as a start-up company versus Epazz which has been well established in the offshore market for over a decade.

The Company will increasing the number of contractors after the quarter ended March 31, since the Company’s drone products are transitioning from research and development projects to manufacturing.

Through management service agreement there is a new manufacturing facility in Lahore, Pakistan. Epazz leased the facility, did leasehold improvements and purchased all of the equipment, tools, vehicles, supplies and materials needed to begin to manufacture the drones. These are upfront investments, which the Company prepaid as services which will be expensed monthly as the contractor uses the equipment and facilities to produce the drones.

As of December 31, 2023 the total advances to Epazz for future services was $7,465,005. Of this amount $2,500,000 is included in current assets and $4,480,126 is included in the long-term assets.. The Company deducted  from $258,592 from the $2,500,000 current assets then the Company debits $258,592 long-term assets at the end of the quarter and credits current assets of $258,592 back. Since, thisamount is based on what the Company expects to need during the next twelve months (12) period,. The Company is planning for a ramp-up period as manufacturing of the drones starts. Therefore, the Current asset amount will most likely increase.

The total advances to Epazz for future services as of December 31, 2023 was $7,123,155. Of this amount $2,500,000 is included in current assets and $4,623,155 is included in the long-term assets.

	Activity Type	Short-term advance	Long-term advance	Note Receivable from affiliates
Balances as of December 31, 2022:		$ 2,500,000	$ 2,336,623	$ –
Additions to the advance to affiliates during the year
Advances to Epazz Inc during the year	(A)	–	2,545,124	–
Sale of ZenaPay, Inc. to Epazz, Inc.	(B)	–	–	341,850
Less, services provided by Epazz Inc during the year
Wages and benefits	(A)	236,884	–	–
Product development costs	(B)	21,708	–	–

Adjustment for expected services provided in next twelve months	(A)	258,592	(258,592)	–
Balances as of December 31, 2023:		2,500,000	4,623,155	341,850

Activity type:

(A)Operating activity

(B)Investing activity

Sale of ZenaPay, Inc. wallet software

ZenaTech, Inc. sold for $250,000 all ZenaPay, Inc. the wallet software assets to Epazz Limited, Ireland, a related party, on October 2, 2023. The sale was in the form of a convertible promissory note with interest rate of 8% and 10-year terms. The sale note is convertible into Common Stock at 20% discount based on average closing price of trading day. ZenaPay, Inc., a Wyoming, USA corporation is a subsidiary of ZenaTech, Inc., a British Columbia corporation that provides software and cloud-based enterprise software solutions for e-commerce industry. Epazz Limited, Ireland is a subsidiary of Epazz, Inc., a company controlled by Shaun Passley, PhD (note 4).

Other payments to affiliates

Out of $257,884 representing total balance that the Company paid Epazz or its subsidiaries during the year ended December 31, 2023, $236,884 was advanced for salaries to Epazz Research and Development and $21,708, or $15,891 USD was paid for programming and support.

The Company made the following payments during the fiscal year 2022 for drone-related costs to Epazz, Inc. or its subsidiaries, Epazz Research and Development, Inc. and Epazz Limited.

•The Company paid $72,700 USD to Epazz, Inc. for programming costs for the drone.

•ZenaTech paid $109,850 USD to Epazz Research and Development Inc. for programming and drone development.

•The Company paid $57,861 USD to Epazz Limited for subcontractor salaries and office expenses.

Stock conversions

On February 1, 2022, Cloud Builder, Inc. and the Company agreed to convert $640,000 USD of the convertible line of credit dated August 1, 2019, into 800,000 shares of common stock at $0.80 per share (notes 10 and 12).

On February 1, 2022, GG Mars Capital, Inc. and the Company agreed to convert $800,000 USD of the convertible line of credit dated August 1, 2019, into 1,000,000 shares of common stock at $0.80 per share (notes 10 and 12).

On February 1, 2022, Star Financial and the Company agreed to convert $720,000 USD of the convertible line of credit dated August 1, 2019, into 900,000 shares of common stock at $0.80 per share (notes 10 and 12).

Debt financing

From time-to-time we have received and repaid loans from our CEO and his immediate family members to fund operations. These related party debts are fully disclosed in Note 9 and below. ZenaTech has back-up lines of credit from related parties with an available spending limit of $17,000,000 to cover the repayment of the current portion of long-term debt, should it need it.

Epazz, Inc. convertible line of credit

On June 1, 2018, the Company and Epazz, Inc., a related party, entered into a convertible line of credit agreement whereby Epazz agreed to advance funds of up to $400,000 USD to the Company as needed for acquisitions and working capital needs. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. The agreement expires on December 31, 2025, and carries an interest rate of 6% on unpaid funds. No payments are due to Epazz on balances of $400,000 USD or less until the expiration of the agreement. Interest on the note is rolled into the principal amount on a quarterly basis. Provided that the Company is not in default, the agreement can be renewed for ten additional twelve-months periods. On October 25, 2020, Epazz and the Company agreed to convert $270,805 USD of this line of credit to 1,128,353 common shares at a price of $0.24 per share (notes 12 and 15).

As of December 31, 2023 the total amount available to borrow was $400,000 USD or $529,720. The currency exchange rate used in calculations was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com.

As of December 31, 2022 the total amount available to borrow was $400,000 USD or $542,040. On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD, as listed on https://www.poundsterlinglive.com.

There are no borrowings outstanding under this agreement as of December 31, 2023 or December 31, 2022.

GG Mars Capital, Inc. convertible line of credit

On August 1, 2019, the Company entered into an agreement with GG Mars Capital, Inc. (“GG Mars Capital” or “Lender”), a related party, for a $100,000 USD convertible line of credit (note 10). The Company issued GG Mars Capital a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. The principal amount of this loan shall be due and payable on July 31, 2022. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2019. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. GG Mars Capital has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. GG Mars Capital, Inc. is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. On August 1, 2020, the Company borrowed $295,000 USD from GG Mars Capital and issued GG Mars Capital a promissory note for $295,000 USD and a simple interest rate of six percent (6%) per annum. On March 1, 2021, both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On February 1, 2022, GG Mars Capital converted $800,000 USD of the convertible line of credit debt into the Company’s common stock (note 12). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

As of December 31, 2023 the total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,894,467 USD or $2,508,843. The Company had accrued interest expense of $104,464 and GG Mars Capital had an unrealized currency loss of $34,122 during 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com. See the number of shares this indenture can convert into in the ‘Convertible debt’ table above.

As of December 31, 2022 the total amount available to borrow is $2,000,000 USD or $2,710,200. The amount drawn was $1,044,522 USD or $1,415,431, while the Company had accrued interest expense of $81,372. GG Mars Capital had an unrealized currency loss of $(92,559). On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD as listed on https://www.poundsterlinglive.com.

Star Financial Corporation convertible line of credit

On August 1, 2019, the Company entered into an agreement with Star Financial Corporation (“Star Financial Corporation”), a related party, for a $100,000 USD convertible line of credit (note 10). The Company issued Star Financial Corporation a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2020. Star Financial Corporation has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. Star Financial Corporation is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. On August 1, 2020 the Company borrowed $149,000 USD from Star Financial Corporation and issued Star Financial Corporation a promissory note for $149,000 USD and a simple interest rate of six percent (6%) per annum. The principal amount of this loan shall be due and payable on July 31, 2022. On March 1, 2021 both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On February 1, 2022 Star Financial Corporation converted $720,000 USD of the convertible line of credit debt into the Company’s common stock (note 12). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

As of December 31, 2023 the total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,505,000 USD or $ 1,993,072. The Company had accrued interest expense of $88,427, and Star Financial Corporation had an unrealized currency loss of $(23,669) during 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com. See the number of shares this indenture can convert into in the ‘Convertible debt’ table above.

As of December 31, 2022 the total amount available to borrow was $2,000,000 USD or $2,710,200 and the amount drawn was $714,874 USD or $968,726, while the Company had accrued interest expense of $57,160. Star Financial Corporation had an unrealized currency loss of $63,340. On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD as listed on https://www.poundsterlinglive.com.

Propal Investments LLC loan

On December 15, 2022, the Company secured a $500,000 USD or $677,550, three-year loan from Propal Investments, LLC. Interest payments are paid on the 10th of each month and the principal amount of this loan, and the principal is due December 14, 2025. This loan carries 20 units and one unit contains $25,000 USD or $33,878 unit of debenture, which equals $500,000 USD or $677,550. Each one unit of debenture carries an annual rate of fourteen percent (14%), paid monthly and no prepayment penalty. Every $2.00 USD or $2.71 of debenture comes with a warrant to purchase one share of the company’s common stock at a share price of $2.00 USD or $2.71, with the warrants expiring three years after the Company listing on a recognized stock exchange. The loan also has a minimum conversion amount of $25,000 USD or $33,878 or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal to the greater of twenty-five (25%) of a debenture holder’s initial investment of $25,000 USD or $33,878. The conversion price after applying the twenty percent (20%) discount must be equal to or greater than $0.75 USD or $1.02. The loan has a personal guarantee by James A. Sherman, the Company’s Chief Financial Officer and Director (note 15). For the foreign currency conversions above we used the currency exchange rate of $1 USD to $1.3551 CAD as of December 31, 2022 and as listed by www.poundsterlinglive.com.

As of December 31, 2023 the Company incurred an unrealized currency exchange loss of $15,400 related to this loan. There were no payments made for the first year ended December 31, 2023.

As of December 31, 2022 the Company incurred an unrealized currency exchange gain of $4,676 related to this loan.

Other stock issuances

On January 1, 2022 the Company issued 3,000,000 common shares of the Company to Shaun Passley, PhD. for Drone patent at a price of $0.24 per share (note 10).

On January 1, 2022 the Company issued 3,000,000 common shares of the Company to Epazz, Inc. for Drone patent at a price of $0.24 per share (note 10).

On January 6, 2022 the Company issued 3,500,000 common shares of the Company to Ameritek Ventures, Inc., a related company, for the Permanent Licensing of the Robotic Arm Technology at a price of $0.24 per share (notes 6 and 11). Shaun Passley and Epazz, Inc. own one hundred percent of the Ameritek Ventures, Inc. control voting shares. Shaun Passley owns all Epazz, Inc.’s voting stock, and together they own the Company’s voting stock.

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the fiscal year. The Issuer makes estimates for, among other items, useful lives for depreciation and amortization, determination of future cash flows associated with impairment testing for long-lived assets, determination of the fair value of stock options and warrants, valuation allowance for deferred tax assets, allowances for doubtful accounts, and potential income tax assessments and other contingencies. The Issuer bases its estimates on historical experience, current conditions, and other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from those estimates and assumptions.

Changes in Accounting Policies

There were no changes in accounting policies during the two years ended December 31, 2022, and 2021. There were no changes in accounting policies up through the dating of this Management Discussion and Analysis.

Management anticipates all the pronouncements will be adopted in the Issuer’s accounting policies for the first period beginning after the effective date of the pronouncement. Information on new standards, amendments and interpretations that are expected to be relevant to the Issuer’s consolidated financial statements is provided below. Certain other new standards and interpretations have been issued, but are not expected to have an impact on the Issuer’s financial statements.

Financial Instruments

The Company’s consolidated financial instruments include amounts receivable, accounts payable, a note receivable and loans payable. The carrying value of amounts receivable and accounts payable as presented in these consolidated financial statements are reasonable estimates of fair values due to the relatively short periods to maturity and the terms of these instruments.

Financial instruments must be classified at one of three levels within a fair value hierarchy according to the relative reliability of the inputs used to estimate their values. The three levels of the hierarchy are as follows:

•Level 1: Unadjusted quoted prices in active markets for identical assets and liabilities;

•Level 2: Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•Level 3: Inputs that are not based on observable market data.

Quantitative and Qualitative Disclosures About Market Risk

The Company is exposed to various market risks in the ordinary course of its business and continuously assesses the impact and likelihood of this exposure. These risks include credit risk, liquidity risk, interest rate risk and currency risk.  These risks are reviewed and monitored by the Board of Directors.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company's primary exposure to credit risk is on its advances to an affiliate. The Company advances funds to Epazz from time to time which is offset by services provided to the Company. In the event the amount of funds advanced to Epazz is greater than the value of the services offset against the advances, there is a risk that Epazz may fail to repay the funds. However, the Company does not believe that its advances to Epazz expose it to significant credit risk as Epazz is a related party given the Company's CEO is a director, officer and shareholder of Epazz.

Liquidity risk

Liquidity risk refers to the risk that the Company will not be able to meet its financial obligations when they become due or can only do so at excessive cost. As of December 31, 2023, the Company had working capital of $1,493,931. All the Company’s financial liabilities have contractual maturities of less than 30 days and are subject to normal trade terms. The Company is not exposed to any significant liquidity risk.

Interest rate risk

Interest risk is the risk that the fair value or future cash flows will fluctuate as a result of changes in market risk. The Company’s amounts receivable currently bears no interest. The Company is not exposed to any interest rate risk.

Currency risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. ZenaTech’s functional currency is the Canadian dollar. The Company’s exposure to currency risk is limited to cash, accounts receivable, notes receivable, accounts payable and loans payable denominated in U.S. dollars and TillerStack operates in euros. To help mitigate currency exchange risks, ZenaTech has local suppliers for their products. To alleviate the exchange risks of their financial obligations, the Company has financial receivables in the United States of America, a stable economy and market. The Company does not enter into derivative financial instruments to mitigate foreign exchange risk contracts.

Contingencies

The Issuer is not aware of any contingencies or pending legal proceedings as of the date of this report.

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

Director and Management Background

The following are descriptions of the background of the directors and executive officers of the Company, including a description of each individual’s principal occupation(s) within the past five years. Dr. Passley is a full-time employee of the Company and Mr. Sherman is a full-time contractor with the Company. Both Dr. Passley and Mr. Sherman have entered into agreements with the Company containing non-competition and non-disclosure provisions.

Shaun Passley, PhD (Age 46)

Shaun Passley, PhD is the President, Chief Executive Officer, and Chair of the Board of Directors of the Company. He has over twenty years of experience in the software industry and over ten years of experience running public companies. Dr. Passley has been the president, chief executive officer, chief financial officer, and chair of the board of directors since the company’s inception in August 2017. He has also been a director and the CEO of Epazz, since 2000. Dr. Passley obtained his bachelor’s degree from DePaul University in finance in 2000, his master’s degree from DePaul University in information technology in 2006, his MBA from Benedictine University in 2007, his master’s degree from Northwestern University in product development in 2011, his PhD in Business from Benedictine University in 2014, and Master of Law in intellectual property from Northwestern University in 2016. Dr. Passley has public company experience as the CEO for Epazz and Ameritek Ventures, Inc. which trade on the OTC Markets.

James A. Sherman, CPA (Age 61)

James A. Sherman is the Chief Financial Officer, Corporate Secretary, and a director of the Company since August 2017, and President of Advocate CPA, Inc. since 2005. He has been a CPA for more than thirty years. He graduated with honours from Northern Illinois University. Mr. Sherman began his accounting career at Centel Corporation, a Fortune 500 telecommunications organization. After eight years there in positions of increasing responsibility, he left for a $3.5 billion division of Sprint Corporation, first as assistant treasurer and then acting treasurer, becoming a leading contributor to a $50 million cost savings project. Mr. Sherman spent six years at Mitsubishi Corporation, a $300 billion public conglomerate, as chief financial officer of a $250 million division, before taking the entrepreneurial leap of founding Advocate. His vision is to bring mid-sized and emerging businesses the same strategic insight, financial methods, and economies of scale from shared resources that characterize big business in America. Mr. Sherman has public company experience with Mitsubishi and Sprint, as well as Epazz and Ameritek Ventures, Inc., which trade on the OTC Markets. Also, Mr. Sherman has over 5 years Canadian public accounting experience working with Canadian auditor and preparing financial statements in IFRS for ZenaTech, Inc.

Craig Passley (Age 52)

Craig Passley has been a director of the Company since 2018. He has served as the company secretary of Epazz for over ten years, where he gained his experience managing a public company. Since November 2000, Mr. Passley has worked for Kimball Hill Homes, a nationwide homebuilder as a senior project manager. Mr. Passley obtained his bachelor’s degree in engineering from Bradley University in 1997 and his master’s degree in project management from the Keller Graduate School of Management in 2000. Mr. Passley also received his MBA from Lake Forest School of Management in 2008. Mr. Passley was the corporate secretary for Epazz between 2005 and 2016, as well as the corporate secretary for FlexFridge. Mr. Passley has public company reporting experience with Epazz Shaun Passley, PhD and Craig Passley are brothers.

Paul J. Piekos (Age 66)

Paul J. Piekos has been a director of the Company since 2018. He is the owner of Piekos Appraisals, a small consulting firm based in suburban Chicago. Specializing in the appraisal of residential real estate, Paul was one of the first certified residential appraisers in the state of Illinois, a member of the Worldwide Employee Relocation Council and an SRA member of the Appraisal Institute with over 30 years appraisal experience. Piekos Appraisals serves the mortgage and relocation industry as well as government entities which includes Fannie Mae, Freddie Mac, HUD, FHA and VA.

Thomas W. Burns (Age 61)

Thomas W. Burns has been a director of the Company since 2018. He is a proven finance and accounting executive with progressive and extensive experience in fast-paced, high-growth companies. Since 2016, Mr. Burns served in the controllership function for Consilio, a privately owned international E-Discovery and managed review software service provider worldwide. Prior to Consilio and since 2009, Mr. Burns served as controller–corporate vice president for Huron Consulting Group, a NASDAQ listed consulting company providing consulting services to healthcare, higher education, life sciences and commercial industries. Previously he had served as Huron’s director of revenue since joining Huron in 2005. Prior to joining Huron, Mr. Burns had served as director of finance for American Tower Corporation, a leading provider of wireless and broadcast towers, and as director of financial planning publicly traded on New York Stock Exchange and analysis for 360° Communications Company, a wireless communications company. Mr. Burns received a BS in accounting from the University of Illinois and is a certified public accountant (Illinois).

Neville Brown (Age 81)

Neville Brown has been a director of the Company since 2023. Mr. Brown began his professional career with the Jamaica Defense Department for six years specialized in communications, where he was honorably discharged in 1968. Mr. Brown migrated to the United States of American began his career in reprographics. For over 39 years, Mr. Brown worked for the American Medical Associated whose mission is “to promote the art and science of medicine and the betterment of public health.” Mr. Brown supervised the Printing & Bindery Division which provided publication materials both internally and externally throughout the AMA’s campus of 1,700 employees. He oversaw the real time printing for over 500 delegates at Annual & Interim National Conventions. Mr. Brown retired from the AMA in 2008.

Yvonne Rattray (Age 74)

Yvonne Rattray has been a director of the Company since 2023. She has worked for Allstate for over 30 years beginning agency support then through the ranks from training, customer satisfaction to underwriting. Allstate Corporation is New York Stock Exchange listed, a Fortune 500 list of the largest United States corporations by total revenue providing insurance to both individuals and businesses. Prior to Allstate, Mrs. Rattray was a programmer and data analyst at Hoffman LaRoche. F. Hoffmann-La Roche AG, commonly known as Roche, is a Swiss Exchange listed multinational pharmaceuticals and healthcare company. Mrs. Rattray has experience reviewing public companies’ financial statements. Mrs. Rattray received a BA in business from DePaul University. Mrs. Rattray retired from Allstate in 2013.

Term of Office of Directors and Officers

The directors of the Company are elected at each annual general meeting of the shareholders of the Company. The term of office of each of the executive officers of the Company expires at the discretion of the Board of Directors.

Aggregate Ownership of Common Shares

As at the date of this Prospectus, the directors and officers of the Company as a group beneficially own, directly or indirectly, an aggregate of 65,500,565 Common Shares, representing 64.8% of the issued and outstanding Common Shares on a non-diluted basis, and an aggregate of 65,500,565 Common Shares representing 64.6% of the issued and outstanding Common Shares on a fully diluted basis.

Conflicts of Interest

Dr. Passley is a director and CEO of the Company and a director and CEO of Epazz, as well as a majority shareholder of both the Company and Epazz. As a result, there may be a potential conflict of interest between his duties as a director and officer of the Company and a director and officer of Epazz, of which the Company’s Board is aware.

The Company licenses certain patents from Epazz and the Company has entered into a management services agreement with Epazz pursuant to which the Company receives the benefits of a software development team, office space, project management and hosting services from Epazz. The Company’s Board approved the management services agreement with Epazz and the terms of the patent licenses from Epazz, and Dr. Passley is required to abstain on voting as a director with respect to matters involving Epazz.

Other than as described above, to the best knowledge of the Company, there are no known, existing or potential material conflicts of interest between the Company or a subsidiary of the Company and a director, officer or promoter of the Company, except that certain of the directors, officers and promoters of the Company serve as directors, officers and promoters of other companies and therefore it is possible that a conflict may arise between their duties as a director, officer or promoter of the Company and their duties as a director, officer and promoter of such other companies.

The directors, officers and promoters of the Company are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosure by directors of conflicts of interest and the Company will rely upon such laws in respect of any directors’ and officers’ conflict of interest or in respect of any breaches of duty by any of its directors or officers. All such conflicts will be disclosed by such directors or officers in accordance with applicable law and they will govern themselves in respect thereof to the best of their ability in accordance with the obligation imposed upon them by law.

Other Directorships

The following directors of the Company also serve as directors of other publicly listed companies:

Name of Director	Name of Other Reporting Issuer	Exchange or Market
Shaun Passley, PhD.	Epazz, Inc.	OTC Markets
Shaun Passley, PhD.	Ameritek Ventures, Inc.	OTC Markets

Compensation

Overview of Compensation Program

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by or paid to each of our directors and executive officers named in the Summary Compensation Table below who served during the last two financial years. This compensation discussion considers the size and stage of development of the Company to date.

As at the date of this Prospectus, the named executive officers of the Company are Shaun Passley, PhD as Chief Executive Officer, and James Sherman as Chief Financial Officer (the “Named Executive Officers”). Dr. Passley and Mr. Sherman are expected to be the only Named Executive Officers for the next fiscal year as well.

In assessing the compensation of its Named Executive Officers, the Company’s objectives have been to retain and motivate a highly talented executive team, allowing the Company to develop, evolve and achieve business and financial objectives. We believe compensation should be structured to ensure that a significant portion of an executive's compensation opportunity is at risk and related to factors that influence shareholder value.

Our Named Executive Officers' performance is reviewed and may be adjusted in light of the Company's objectives from time to time and such officers' compensation is also compared to that of executive officers of companies of similar size and stage of development in the technology industry. The Company recently established a compensation committee that will review all compensation arrangements and policies in place and consider recommending to the Board the adoption of formal compensation guidelines.

Summary Compensation Table

The following table sets forth the compensation paid to the Named Executive Officers and directors of the Company in the years ended December 31, 2023, and 2022.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Perquisites	All other Compensation	Total
Shaun Passley, PhD (1) President, Chief Executive Officer, and Chair of the Board of Directors	2022	$-0-	$-0-	$48,000 (paid in 200,000 Common Shares)	$-0-	$-0-	$48,000
	2023	$-0-	$-0-	$-0-	$-0-	$-0-	$0
James A. Sherman Chief Financial Officer, Corporate Secretary and Director	2022	$-0-	$-0-	$180,000 (paid in 750,000 Common Shares)	$-0-	$-0-	$180,000
	2023	$-0-	$-0-	$-0-	$-0-	$-0-	$0
Craig Passley Director	2022	$-0-	$-0-	$48,000 (paid in 200,000 Common Shares)	$-0-	$-0-	$48,000
	2023	$-0-	$-0-	$-0-	$-0-	$-0-	$0
Paul Piekos Director	2022	$-0-	$-0-	$19,200 (paid in 80,000 Common Shares)	$-0-	$-0-	$19,200
	2023	$-0-	$-0-	$-0-	$-0-	$-0-	$0
Thomas W. Burns Director	2022	$-0-	$-0-	$19,200 (paid in 80,000 Common Shares)	$-0-	$-0-	$19,200
	2023	$-0-	$-0-	$-0-	$-0-	$-0-	$0
Neville Brown Director	2023	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Yvonne Rattray Director	2023	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

(1) Dr. Passley and the Company decided to forgo his salary until the end of 2023.

Stock Option Grants

The Company has not granted any stock options to its directors or executive officer since incorporation. The Company has adopted a long-term incentive plan (described below) pursuant to which it plans to issue stock options or other incentive based compensation to directors, employees and consultants going forward.

Employment Agreements

The Company has entered into an employment agreement with Shaun Passley pursuant to which Dr. Passley has agreed to act as the Company’s CEO for a period of ten years, subject to termination with or without cause in certain instances by the Company, or by Dr. Passley for good reason or upon 30 days prior written notice. Under the agreement, Dr. Passley is entitled to a salary of US$180,000, payable as to US$60,000 in cash and US$120,000 in Common Shares at a discount to the trading price of the shares. Dr. Passley is entitled to a bonus of US$100,000 in Common Shares if he is able to increase revenue by US$1 million dollars during a calendar year. In addition, Dr. Passley is entitled to a bonus of US$50,000 or 5% of the revenue during the first year after an acquisition, in the event the Company completes an acquisition that generates additional revenue of at least US$500,000 in the year of acquisition or during the first year post acquisition. The agreement also contains terms customary for agreements of this type, including confidentiality and non-competition provisions. Dr. Passley and the Company decided to forgo his salary until the end of March 31, 2024.

At the end of 2018, the Company entered into an agreement with James Sherman pursuant to which Mr. Sherman has agreed to act as the Company’s CFO in consideration for $60,000 paid in 1,200,000 Common Shares.

Director Compensation

The Company has entered into agreements with its independent directors pursuant to which they are paid in the form of Common Shares of the Company. Since the stock is not trading, the directors receive various amounts of Common Shares per year, in direct relation to their contribution during the year.

Indebtedness of Directors and Officers

As of the date of this Prospectus, there was no indebtedness, other than routine indebtedness, of any director, officer or employee of the Company or any associate or affiliate of any such director, officer or employee, to the Company or to any other entity which is, or at any time since the beginning of the most recently completed financial period has been, the subject of a guarantee, support agreement, letter of agreement or other similar arrangement or understanding provided by the Company.

Long-Term Incentive Plan

A Long-Term Incentive Plan (the “2022 Long-Term Incentive Plan”) was approved by the Board on December 1, 2022, for which the Company obtained shareholder approval at a special meeting of shareholders held March 10, 2023.. The Board has not made distributions of any securities-based compensation awards to directors and officers under the 2022 Long-Term Incentive Plan.

A summary of certain terms of the 2022 Long-Term Incentive Plan is set out below, is not complete and is qualified in its entirety by the full text of the 2022 Long-Term Incentive Plan. A copy of the 2022 Long-Term Incentive Plan is attached as Exhibit 10.13 hereto and investors are urged to carefully review the 2022 Long-Term Incentive Plan. All defined terms contained in the below summary have the meaning ascribed to them in the 2022 Long-Term Incentive Plan.

Eligibility, Purpose, and Administration

Employees, Directors and Consultants of the Company and its Affiliates will be eligible to participate in the 2022 Long-Term Incentive Plan. The purpose of the 2022 Long-Term Incentive Plan is to advance the interests of the Company and its shareholders by providing to Participants a performance incentive for continued and improved services with the Company and its Affiliates.

The Board or a committee authorized by the Board will be responsible for administering the 2022 Long-Term Incentive Plan. The Board will have full and exclusive discretionary power to interpret the terms and the intent of the 2022 Long-Term Incentive Plan and any Award Agreement or other agreement in connection with the 2022 Long-Term Incentive Plan, to determine eligibility for Awards, and to adopt such rules, regulations and guidelines for administering the 2022 Long-Term Incentive Plan as the Board may deem necessary. The Board has authorized the Compensation and Governance Committee to administer the 2022 Long-Term Incentive Plan on its behalf and the Committee has wide ranging authority and powers with respect to the administration of the 2022 Long-Term Incentive Plan.

The 2022 Long-Term Incentive Plan will permit grant of Options, Stock Appreciation Rights, Restricted Share Awards, Restricted Share Unit Awards, Other Share-Based Awards, Performance Awards or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the 2022 Long-Term Incentive Plan to eligible Participants.

Common Shares Issuable Pursuant to the 2022 Long-Term Incentive Plan

The Company only grants Awards pursuant to the 2022 Long-Term Incentive Plan. As of the effective date of the 2022 Long-Term Incentive Plan, and subject to certain adjustment as provided in the 2022 Long-Term Incentive Plan, the maximum number of Shares issuable upon the exercise or redemption and settlement of all Awards granted under the 2022 Long-Term Incentive Plan shall not exceed 20% of the issued and outstanding Shares of the Company at the time of granting of the Award. Additionally, the Company shall comply with applicable securities laws and Exchange rules in issuing securities under the 2022 Long-Term Incentive Plan to individual Participants.

As at the date hereof, there were no options or other awards issued and outstanding under the 2022 Long-Term Incentive Plan. Accordingly, the Company will have room under the 2022 Long-Term Incentive Plan to issue Awards representing 20,000,000 Common Shares to Participants, representing approximately 19.7% of the current issued and outstanding Common Shares.

Types of Stock Awards Authorized by the 2022 Long-Term Incentive Plan

Options

Options may be granted to Participants either alone or in addition to other Awards granted under the 2022 Long-Term Incentive Plan. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the 2022 Long-Term Incentive Plan.

The exercise price per each Share purchasable under any Option granted pursuant to this Article shall not be less than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the Options and (b) the date of grant of the Options. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability. Unless otherwise provided in an Award Agreement, full payment of such exercise price shall be made at the time of exercise and shall be made in cash only (including certified cheque or wire transfer of immediately available funds).

The terms of an option may not be amended once issued. If an option is cancelled prior to its expiry date, the Company must post notice of the cancellation and shall not grant new options to the same person until 30 days have elapsed from the date of cancellation.

Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights in tandem with all or part of any Option granted under the 2022 Long-Term Incentive Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the 2022 Long-Term Incentive Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the 2022 Long-Term Incentive Plan, as shall be determined from time to time by the Committee as of the date of grant, including (i)

when Stock Appreciation Rights vest and become exercisable and terms of exercise (ii) such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate.

Restricted Shares and Restricted Share Units

Awards of Restricted Shares and Restricted Share Units may be granted to Participants, either alone or in addition to other Awards granted under the 2022 Long-Term Incentive Plan, and such Restricted Share Awards and Restricted Share Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the grant of Restricted Share or Restricted Share Units, subject to such minimum consideration as may be required by applicable law and Exchange Rules.

The terms of any Restricted Share Award or Restricted Share Unit Award granted under the 2022 Long-Term Incentive Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the 2022 Long-Term Incentive Plan.

A Participant who holds a Restricted Share Unit Award shall only have those rights specifically provided for in the Award Agreement. Any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Share Award or Restricted Share Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Share Award or Restricted Share Unit Award.

Other Share-Based Awards

Other Share-Based Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, including deferred share units, may be granted to Participants either alone or in addition to other Awards granted under the 2022 Long-Term Incentive Plan. Other Share- Based Awards shall also be available as a form of payment for other Awards granted under the 2022 Long-Term Incentive Plan and other earned cash-based compensation.

The terms of Other Share-Based Awards granted under the 2022 Long-Term Incentive Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the 2022 Long-Term Incentive Plan. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis.

Directors may, if determined by the Board, receive Other Share-Based Awards in the form of deferred share units in lieu of all or a portion of their annual compensation. In addition, if determined by the Board, Directors may elect to receive Other Share-Based Awards in the form of deferred share units in lieu of all or a portion of their Board committee compensation or annual meeting fees. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred share units, or other Awards, as the case may be.

Performance Awards

Performance Awards, as determined by the Committee in its sole discretion, may be granted to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the 2022 Long-Term Incentive Plan. The performance goals for Performance Awards to be achieved for each Performance Period shall be conclusively determined by the Committee and shall be based upon criteria that are objective in nature as determined by the Committee in its discretion.

The terms of any Performance Award granted under the 2022 Long-Term Incentive Plan shall be set forth in an Award Agreement  which shall contain provisions determined by the Committee and not inconsistent with the 2022 Long-Term Incentive Plan. The performance criteria to be achieved during any Performance Period shall be objective in nature and disclosed in the Award Agreement. The length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

Except as provided in the 2022 Long-Term Incentive Plan or by the Committee, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

Cessation of Awards

Upon a Participant ceasing to be an Eligible Person for a reason provided below, then, subject to the terms of the 2022 Long-Term Incentive Plan and any applicable Award Agreement:

(i)if for Cause, any vested or unvested Award granted to such Participant shall terminate automatically and become void immediately;

(ii)as a result of his or her employment or service relationship with the Company or an Affiliate being terminated without Cause: (i) any unvested Award granted to such Participant shall terminate and become void immediately and (ii) any vested Award granted to such Participant may be exercised by such Participant or redeemed and settled by the Company. Unless otherwise determined by the Committee, in its sole discretion, such Award shall only be exercisable or redeemable within the earlier of 90 days after the Termination Date, or the expiry date of the Award set forth in the Award Agreement, after which the Award will expire;

(iii)as a result of his or her resignation from the Company or an Affiliate: (i) each unvested Award granted to such Participant shall terminate and become void immediately upon resignation and (ii) each vested Award granted to such Participant will cease to be exercisable or redeemable on the earlier of 90 days following the Termination Date and the expiry date of the Award set forth in the Award Agreement, after which the Award will expire;

(iv)by reason of retirement or permanent disability: (i) any unvested Award shall terminate and become void immediately, and (ii) any vested Award will cease to be exercisable or redeemable on the earlier of the 90 days from the date of retirement or the date on which the Participant ceases his or her employment or service relationship with the Company or any Affiliate by reason of permanent disability, and the expiry date of the Award set forth in the Award Agreement, after which the Award will expire;

(v)by reason of death, any vested Award granted to such Participant may be exercised by the liquidator, executor, or administrator, as the case may be, of the estate of the Participant for that number of Shares which such Participant was entitled to acquire under the respective Award on the date of such Participant’s death. Such Vested Awards shall only be exercisable or redeemable within twelve months after the Participant’s death or prior to the expiration of the original term of the Award whichever occurs earlier;

(vi)by reason of electing a voluntary leave of absence of more than twelve months, including maternity and paternity leaves, the Board may determine, at its sole discretion but subject to applicable laws, that such Participant’s participation in the 2022 Long-Term Incentive Plan shall be terminated, provided that all vested Awards granted to the Participant shall remain outstanding and in effect until the applicable exercise or redemption date, or an earlier date determined by the Board at its sole discretion; or

(vii)if engaged primarily to provide Investor Relations Activities, as a result of his or her relationship with the Company or an Affiliate being terminated without Cause (i) any unvested Award granted to such Participant shall terminate and become void immediately and (ii) any vested Award granted to such Participant may be exercised by such Participant or redeemed and settled by the Company. Unless otherwise determined by the Board, in its sole discretion, such Award shall only be exercisable or redeemable within the earlier of 90 days after the Termination Date, or the expiry date of the Award set forth in the Award Agreement, after which the Award will expire.

Change of Control

In the event of a Change of Control, notwithstanding any other provision of the 2022 Long-Term Incentive Plan, the Board will take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change of Control:

(i)arrange for the surviving corporation or acquiring corporation (or its parent company) to assume or continue the Award or to substitute a similar award;

(ii)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to the Award to the surviving corporation or acquiring corporation;

(iii)accelerate the vesting, subject to Exchange approval, if required, in whole or in part, of an Award;

(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v)cancel or arrange for the cancellation of an Award, to the extent not vested or not exercised prior to the effective time of the Change of Control, in exchange for no consideration or such consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(vi)cancel or arrange for the cancellation of an Award, to the extent not vested or not exercised prior to the effective time of the Change of Control, in exchange for a payment, in such form as may be determined by the Board in accordance with the 2022 Long-Term Incentive Plan. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Change of Control may apply to such payment to the holder of the Award to the same extent and in the same manner as such provisions apply to the holders of Shares.

Amendment and Termination of the 2022 Long-Term Incentive Plan

The Board may suspend or terminate the 2022 Long-Term Incentive Plan at any time, or from time to time amend or revise the terms of the 2022 Long-Term Incentive Plan or any granted Award (other than with respect to Options) without the consent of a Participant, provided that such suspension, termination, amendment or revision shall (i) not materially adversely alter or impair the rights of a Participant, without the consent of such Participant, except as permitted by the provisions of the 2022 Long-Term Incentive Plan, (ii) be in compliance with applicable law, and (iii) be subject to shareholder approval, including Disinterested Shareholder Approval if applicable, where required by law or the requirements of the Exchange. However, the Committee may, from time to time, in its absolute discretion and without approval of the shareholders of the Company make certain amendments to the 2022 Long-Term Incentive Plan in connection with vesting and assignability provisions, the effect of termination of a Participants employment, amendments necessary to comply with law and administration of the 2022 Long-Term Incentive Plan, as well as certain other amendments as set forth in the 2022 Long-Term Incentive Plan.

Notwithstanding the above, the Board shall be required to obtain shareholder approval or Disinterested Shareholder Approval, if required, to make certain amendments, including amendments relating to increasing the number of shares issuable under the 2022 Long-Term Incentive Plan, exercise prices and expiry dates (except with respect to Options) and amendments proposed to the 2022 Long-Term Incentive Plan.

Adjustments

In the event of any merger, plan of arrangement, amalgamation, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the 2022 Long-Term Incentive Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences. This includes such adjustments in the aggregate number, class and kind of securities that may be delivered under the 2022 Long-Term Incentive Plan and in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the 2022 Long-Term Incentive Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares subject to any Award shall always be a whole number.

Award Agreements

Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide.

Tax Withholding

Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor, or administrator, as the case may be, of the estate of the Participant) under the 2022 Long-Term Incentive Plan shall be made net of such withholdings, including in respect of applicable taxes and source deductions, as the Company determines. It is the responsibility of each Participant to complete and file any tax returns which may be required within the periods specified in applicable laws as a result of the Participant’s participation in the 2022 Long-Term Incentive Plan.

Clawback

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law or government regulation will be subject to such deductions and clawback as may be required to be made pursuant to such law or government regulation.

Board Committees

Audit Committee

The Company has established an audit committee, the members of which are Thomas Burns (Chair), Paul Piekos and Yvonne Rattray. The Board has developed a written charter setting forth the responsibilities, powers and operations of the Audit Committee.

Composition of Audit Committee

A member of an audit committee is “independent” if the member has no direct or indirect material relationship with a Company, which could, in the view of the Company’s board of directors, reasonably interfere with the exercise of the member’s independent judgment. All of the members of the Company’s audit committee meet the definition of independent.

Relevant Education and Experience

An individual is “financially literate” if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements. All of the members of the Company’s audit committee are financially literate.

Pre-approval Policies and Procedures for Audit Services

The Audit Committee has established a practice of approving audit and non-audit services provided by the external auditor. The Audit Committee has delegated to its Chair the authority, to be exercised between regularly scheduled meetings of the Audit Committee, to pre- approve audit and non-audit services provided by the independent auditor. All such pre-approvals would be reported by the Chair at the meeting of the Audit Committee next following the pre-approval.

Compensation Committee

The Company recently established a compensation committee that will review all compensation arrangements and policies in place and consider recommending to the Board the adoption of formal compensation guidelines, including with respect to implementing, reviewing and modifying compensation, as well as overseeing our compensation philosophy and administering our equity compensation plan. The members of the compensation committee are Thomas Burns (Chair), Paul Piekos and Yvonne Rattray.

Employees

We have 11 employees in varying jurisdictions via our subsidiaries and also operate our business through a management services agreement with Epazz. We also use 45 contractors via the management services agreement with Epazz that we utilize throughout our business. See “Our Company – Employees” for more information.

Share ownership

Directors and Executive Officers

The table below presents information relating to the directors and executive officers of the Company as at the date of the Prospectus:

Name, Residence and Current Position	Position Held Since	Principal Occupation for the Past 5 Years	Number and Percentage of Shares Beneficially Owned or Controlled (1)
Shaun Passley, PhD (2) Toronto, Ontario, Canada President, Chief Executive Officer, and Chair of the Board of Directors	2017	President, Chief Executive Officer, and Chair of the Board of Directors of the Company since August 2017; Director and CEO of Epazz Inc. since 2000	29,018,756 Common Shares (28.4%)
James A. Sherman Chicago, Illinois, USA Chief Financial Officer, Corporate Secretary, and Director	2017	Chief Financial Officer, Corporate Secretary, and Director of the Company since August 2017; President of Advocate CPA, Inc. since 2005	2,170,000 Common Shares (2.1%)
Craig Passley Chicago, Illinois, USA Director	2018	Corporate Secretary for Epazz, Inc. between 2005 and 2016, Corporate Secretary for FlexFridge Inc. from 2013 to 2016; Senior Project Manager for Kimball Hill Homes since 2000	560,001 Common Shares (0.5%)
Paul J. Piekos Chicago, Illinois, USA Director	2018	Owner of Piekos Appraisals since 1990	224,000 Common Shares (0.2%)
Thomas W. Burns Chicago, Illinois, USA Director	2018	Controller for Consilio since 2016; Controller–Corporate Vice President for Huron Consulting Group since 2000	224,000 Common Shares (0.2%)
Neville Brown Chicago, Illinois, USA Director	2023	Retired, Former Supervisor with AMA for 39 years	20,000 (<1%)

Yvonne Rattray Chicago, Illinois Director	2023	Retired, formerly with Allstate for over 30 years, including in Underwriting policies.	20,000 (<1%)

(1) Based on 102,099,094 Common Shares issued and outstanding.

(2) Dr. Passley is the sole director and officer of Epazz and is its principal shareholder with 95% voting control of Epazz, which is a principal shareholder of the Company. Epazz is the principal shareholder with 95% voting of Ameritek Ventures, Inc. which is a principal shareholder of the Company. Dr. Passley is a director, and officer of Ameritek Ventures, Inc. See “Principal Shareholders” for more information.

(3) See “Description of Capital Stock” for a description of the rights and privileges attached to the super voting shares and preferred shares.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Major Shareholders

To the knowledge of the directors and officers of the Company, as of the date of this Prospectus, no person beneficially owns, or exercises control or direction over, common shares carrying more than 5% of the votes attached to such class of shares other than as indicated below:

Name	Type of Ownership	Type of Security Owned	Number of Shares Owned	Percentage of Common Shares Outstanding (1)
Shaun Passley, PhD	Beneficial and of Record	Common Stock	29,018,756	28.4%
Epazz, Inc. (2)	Beneficial and of Record	Common Stock	29,803,808	29.2%
Ameritek Ventures, Inc. (3)(4)	Beneficial of Record	Common Stock	3,500,000	3.4%

Notes:

(1)Based on 102,099,094 Common Shares issued and outstanding.

(2)Shaun Passley is the sole director and officer of Epazz, and is its principal shareholder with 95% voting control of Epazz,

(3)Shaun Passley is a director, officer, and principal shareholder of Ameritek Ventures, Inc.

(4)Epazz, is the principal shareholder with 95% voting control of Ameritek Ventures, Inc.

Related Party Transactions

See “Operating and Financial Review and Prospects – Related Party Transactions” for information about our related party transactions.

LEGAL PROCEEDINGS

Other than as set forth below, since the beginning of the most recently completed financial year for which financial statements of the Company are included in this Prospectus, there have been no legal proceedings to which the Company is or was a party or to which any of its property is or was the subject of that involves claims for damages that exceeds 10% of the Company’s current assets, nor are any such proceedings known to the Company to be contemplated.

Pursuant to a joint venture agreement (the “JV Agreement”) entered on January 5, 2019 between the Company and The NOW Corporation (“NOW”), the Company was issued convertible notes aggregating approximately US$450,000 from NOW and the Company issued a 1% equity interest in the Company to Now. Under the terms of the JV, NOW agreed that the Company could convert the convertible notes issued by it to the Company into common shares of NOW at a discounted rate from time to time and the Company provided NOW with a non-exclusive license to certain of its software applications. However, NOW refused to allow the Company to convert the convertible note into common shares and claimed a breach of contract. On March 12, 2021, the Company filed a complaint against NOW in the State of Nevada for breach of the convertible note, among other things, to which NOW countersued for breach of contract, among other things. On June 24, 2022, the parties entered into a settlement agreement pursuant to which the joint venture was terminated, the convertible note was rescinded, the Company paid NOW US$25,000, NOW returned all the shares in the capital of the Company issued to it and the parties dismissed all claims against each other.

In connection with the acquisition of the assets of WorkAware Corporation in 2019, pursuant to an earn-out agreement entered on July 1, 2020 between the Company and vendors, the Company was to provide an additional annual payment to the vendors if revenues from the assets of WorkAware acquired were over $500,000 CAD per year. In 2021, revenues from the WorkAware assets acquired were over $500,000 and the Company paid the vendors $100,000. In 2022, the assets did not achieve over $500,000 in revenue and made no payment, however, the vendors are claiming the Company did not report all revenues and are suing the Company for $200,000. The Company plans to vigorously defend against the claim, including stating that the vendors should have proceeded by way of binding arbitration. The Company has also countersued the vendors for $600,000 in damages for misrepresenting the capabilities of certain software acquired.

Regulatory Actions

There have not been any penalties or sanctions imposed against the Company by a court relating to provincial or territorial securities legislation or by a securities regulatory authority, nor have there been any other penalties or sanctions imposed by a court or regulatory body against the Company, and the Company has not entered into any settlement agreements before a court relating to provincial or territorial securities legislation or with a securities regulatory authority.

PRINCIPAL AND REGISTERED STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the date hereof by:

•each of our named executive officers;

•each of our directors;

•all of our directors and executive officers as a group;

•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and

•the number of shares of common stock held by the registered stockholders for resale by means of this prospectus.

The registered stockholders include our affiliates and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their shares of common stock from an affiliate or from us within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days. The registered stockholders may, or may not, elect to sell their shares of common stock covered by this prospectus, as and to the extent they may determine. Sales of our common stock, if any, will be made through brokerage transactions on the Nasdaq Capital Market at prevailing market prices. As such, we will have no input if and when any registered stockholder may, or may not, elect to sell their shares of common stock or the prices at which any such sales may occur.

Information concerning the registered stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The registered stockholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below. The registered stockholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See the sections titled “Management” and “Certain Relationships and Related Party Transactions” for further information regarding the registered stockholders.

We intend to use our reasonable efforts to keep the registration statement of which this prospectus forms a part effective for a period of 90 days after the effectiveness of the registration statement. As a result, we have registered shares of common stock currently held by registered stockholders, as well as by our affiliates, that can vest and settle while the registration statement of which this prospectus forms a part is effective.

We are not party to any arrangement with any registered stockholder or any broker-dealer with respect to sales of the shares of common stock by the registered stockholders. However, we have engaged financial advisors with respect to certain other matters relating to the listing of our common stock on the Nasdaq Capital Market. See the section titled “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, based on information furnished to us, the persons and entities named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Shares of our common stock subject to convertible notes that are currently exercisable or exercisable within 60 days of the date hereof are deemed to be outstanding and to be beneficially owned by the person holding the convertible note for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

We have based our calculation of the percentage ownership of our common stock prior to the effectiveness of the registration statement on 102,481,427 shares of our common stock outstanding as of the date hereof, which includes 382,333 shares of our common stock resulting from the. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o ZenaTech Inc., 69, Yonge Street, Suite 1404, Toronto, Ontario M5E 1K3 Canada.

Shares Beneficially Owned Prior to the Effectiveness of
Registration Statement

Named Executive Officers and Directors:	Number	Percentage (%)(1)	Percent of Total Voting Power (%)(1)	Shares of Common Stock Registered
Shaun Passley, PhD.	29,018,756	28.4%	28.4%	29,018,756
James A. Sherman	2,170,000	2.1%	2.1%	2,170,000
Craig Passley	560,001	<1%	<1%	560,001
Paul Piekos	224,000	<1%	<1%	224,000
Thomas W. Burns	224,000	<1%	<1%	224,000
Neville Brown	20,000	–	–	–
Yvonne Rattray	20,000	–	–	–
All executive officers and directors as a group (7 persons)	32,236,757	31.6%	31.6%	32,236,757
Other over 5% shareholders or related party:
Epazz Inc. (2)	29,803,808	29.2%	29.2%	29,803,808
GG Mars Capital, Inc. (3)	9,819,130	9.6%	9.6%	9,819,130
Star Financial Corporation (4)	9,900,691	9.7%	9.7%	9,900,691
Ameritek Ventures, Inc. (5)	3,500,000	3.4%	3.4%	3,500,000
Jennings Family Investments (6)	7,208,033	7.1%	7.1%	7,208,033
Other registered stockholders:
Shares held by warrant holders	383,332	<1%	<1%	383,332
Maxim Partners, LLC (7)	1,000,000	<1%	<1%	1,000,000
All other registered stockholders	34,595,009	33.9%	33.9%	34,595,020

(1)Based on 102,099,094 shares of common stock issued and outstanding.

(2)Shaun Passley is the sole director and officer of Epazz, and is its principal shareholder with 95% voting control of Epazz,

(3)GG Mars Capital’s President is Vivienne Passley, Shaun Passley’s aunt.

(4)Star Financial Corporation’s President is Fay Passley, Shaun Passley’s mother.

(5)Shaun Passley is a director, officer, and principal shareholder of Ameritek Ventures, Inc. Epazz, is the principal shareholder with 95% voting control of Ameritek Ventures, Inc.

(6)Jennings Family Investments, Inc.’s President is Mary B. Kluber, James Sherman’s sister.

(7)The address for Maxim Partners LLC is c/o Maxim Group, LLC, 300 Park Avenue, 16th Floor, New York, NY 10022.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The Company is authorized to issue an unlimited number of Common Shares with a par value of $0.05 per share. As of the date hereof, 102,099,094 Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

Holders of Common Shares are entitled to one vote per share upon all matters on which they have the right to vote. The Common Shares do not have pre-emptive rights, conversion rights or exchange rights and are not subject to redemption, retraction, purchase for cancellation or surrender provisions. The Company may, if authorized by the directors, purchase or otherwise acquire any of its Common Shares at a price and upon the terms determined by the directors. There are no sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no provisions which are capable of requiring a security holder to contribute additional capital. Holders of the Common Shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of dissolution or winding up of the affairs of the Company, holders of the Common Shares are entitled to share ratably in all assets of the Company remaining after payment of all amounts due to creditors.

To change the rights of holders of the Company’s common shares requires approval of at least two-thirds of the Company’s shareholders present in person or by proxy at a meeting of shareholders of the Company.

To date, the Company has not declared or paid any dividends on its Common Shares or made any distributions since its incorporation. The Company does not currently anticipate paying any cash dividends in the foreseeable future. Although the Company intends to retain its earnings, if any, to finance the development and growth of its business, the board of directors of the Company has the discretion to declare and pay dividends in the future.

Sale Price History of Common Stock

The following is a reconciliation of the common stock issuances from 91,349,952 as of January 1, 2022 to 102,099,094 as of May 17, 2024:

On January 1, 2022, the Company issued 3,000,000 common shares of the Company to Shaun Passley, PhD, for Drone Technology at a price of $0.24 per share.

On January 1, 2022, the Company issued 3,000,000 common shares of the Company to Epazz, Inc. for Drone Technology at a price of $0.24 per share.

On January 6, 2022, the Company issued 3,500,000 common shares of the Company to Ameritek Ventures, Inc. for Permanent Licensing of the Robotic Arm Technology at a price of $0.24 per share.

On February 1, 2022, GG Mars Capital and the Company agreed to convert $800,000 USD dated August 1, 2019, into 1,000,000 shares of common stock of the Company at $0.80 per share.

On February 1, 2022, Star Financial and the Company agreed to convert $720,000 USD dated August 1, 2019, into 900,000 shares of common stock of the Company at $0.80 per share.

On June 30, 2022, The Now Corporation retired its $150,000 USD and $100,000 USD plus accrued interest notes through the cancellation of share ownership of 3,599,858 shares. The resulting transaction required a cash payment to Now Corporation of $25,000 US dollars made in July 2022 and resulted in a foreign currency exchange gain of $13,853.

On February 7, 2024, the Company issued 1,000,000 common shares of the Company to Maxim, Inc. for advisory services in connection with its Nasdaq listing at a price of $0.80 per share.

On February 7, 2024, the Company issued 20,000 common shares of the Company to each of Yvonne Rattray and Neville Brown for services as directors of the Company at a price of $0.80 per share.

Subscription Receipts

On September 19, 2019, the Company issued 132,333 subscription receipts to investors through a crowdfunding portal. Each subscription receipt was issued at a price of $0.15 per subscription receipt and automatically converted to units of the Company 12 months after the date of issuance of the subscription receipts. Each unit is comprised of one Common Share and one warrant to acquire one Common Share exercisable at a price of $0.35 per share for a period of 24 months from the date that the Common Shares are listed for trading on a recognized stock exchange.

Super Voting Shares

The Company is authorized to issue up to 23,000,000 super voting shares (the "Super Voting Shares") with a par value of $0.01 per share. The holders of Super Voting Shares are entitled to 1,000 votes per share on all matters submitted to a vote of the shareholders of the Company, whether at a meeting or by written consent, and shall vote together with the holders of the Common Shares as a single class, except as otherwise required by law or the Company’s constating documents. The Super Voting Shares shall not be convertible into or exchangeable for any other class or series of shares of the Company, and shall not have any preference, liquidation, or other rights or privileges over or in addition to those of the Common Shares, nor do they have any dividend rights. The Super Voting Shares shall be subject to the same restrictions on transfer, redemption, repurchase, and other provisions as the Common Shares, as set forth in Company’s constating documents. The number, designation, and terms of the Super Voting Shares may be amended, altered, or repealed by the affirmative vote of the holders of a majority of the Super Voting Shares and a majority of the Common Shares, voting as separate classes. The Company shall not issue any additional Super Voting Shares without the prior written consent of the holders of a majority of the Super Voting Shares. There are currently zero (0) Super Voting Shares issued and outstanding.

Preferred Shares

The Company is authorized to issue up to 100,000,000 preferred shares (the “Preferred Shares”) with a par value of $0.01 per share. The Preferred Shares may be issued from time to time in one or more series, each consisting of a number of Preferred Shares, as determined by the board of directors of the Issuer, which also may fix the designations, rights, privileges, restrictions, and conditions attaching to the shares of each series of Preferred Share.

The Company has zero (0) issued and outstanding shares of $0.01 par value Preferred Shares. The Preferred Shares issued accrue dividends, when, as, and only if declared by the board of directors, out of any assets at the time legally available, being payable in preference and priority to any declaration or payment of any distribution on Common Shares of the Company in a calendar year. The issued Preferred Shares include a liquidation preference equal to $0.01 per share, plus any accrued and unpaid dividends. Each issued Preferred Share is convertible, at the option of the holder, into three shares of the Company’s Common Shares with five business days’ notice, provided that no conversion will take place until all holders of the issued Preferred Shares consent to such a conversion.

Convertible Loan

On December 15, 2022, the Company secured a $500,000 USD, three-year loan from Propal Investments, LLC. Interest payments are paid on the 10th of each month and the principal amount of this loan is due December 14, 2025. This loan carries an annual rate of fourteen percent (14%), paid monthly and no prepayment penalty. Every $2.00 USD of debenture comes with a warrant to purchase one share of the company’s common stock at a share price of $2.00 USD, with the warrants expiring three years after the Company's listing on a recognized stock exchange. The loan also has a minimum conversion amount of $25,000 USD or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal to the greater of twenty-five (25%) of a debenture holder’s initial investment of $25,000 USD. The conversion price after applying the twenty percent (20%) discount must be equal to or greater than $0.75. The loan has a personal guarantee by James A. Sherman, the Company’s Chief Financial Officer and Director.

On January 10, 2024, the Company secured a $200,000 USD, from three year convertible note from 4 shareholders. Interest payments are paid on the 10th of each month and the principal amount of this loan, and the principal is due January 10, 2027. This loan carries 40 units and one unit contains $5,000 USD unit of debenture, which equals $5,000 USD. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal of $25,000 USD. The conversion price after applying the twenty percent (20%) discount off the market price.

On March 14 2024,  the Company secured a $1,000,000 USD, three-year loan from Nancy Cowden. The principal is due March 15, 2027. This loan carries 200 units and one unit contains $5,000 USD unit of debenture, which equals $1,000,000 USD. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $25,000 USD or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $100,000 USD. The conversion price after applying the twenty percent (20%) discount off the market price.

Convertible Lines of Credit

The Company has convertible lines of credit from these lenders:

Star Financial Corporation for $4,000,000 at thirty-six (36) months terms at six percent (6%) interest which converts at a twenty percent (20%) discount to the market price of the common stock, renewable for up to ten years. The line of credit is currently used.

GG Mars Capital, Inc. for $4,000,000 at thirty-six (36) months terms at six percent (6%) interest which converts at a twenty percent (20%) discount to the market price of the common stock, renewable for up to ten years. The line of credit is currently used.

Jennings Family Investments, Inc. (Cloud Builder, Inc. assigned the line of credited to Jennings Family Investments, Inc.) for $4,000,000 at thirty-six months (36) terms at six percent (6%) interest which converts at a twenty percent (20%) discount to the market price of the common stock, renewable for up to ten years. The line of credit is currently used.

Memorandum and Articles of Association

Objects and Purposes

The Company is authorized by its Notice of Articles to carry on any lawful business.

Directors

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act (British Columbia)) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act (British Columbia). A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

The Company has a compensation committee responsible for addressing compensation matters related to directors and officers. Directors may not vote compensation to themselves or other directors.

The Company does not have an age limit for the retirement of directors nor a requirement to own shares to qualify as a director of the Company.

Borrowing Powers

The Company, if authorized by the directors, may: (1) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate; (2) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate; (3) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and (4) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

Shareholder Meetings

The directors of the Company may call a meeting of shareholders by providing the requisite notice of meeting to shareholders (10 days if a private company or 21 days if a public company). Shareholders holding in the aggregate at least 1/20 of the issued shares of the company that carry the right to vote at general meetings may requisition a general meeting for the purpose of transacting any business that may be transacted at a general meeting and the directors must, regardless of the memorandum or articles, call a general meeting to be held not more than 4 months after the date on which the requisition is received by the Company to transact the business stated in the requisition.

Material Contracts

For information concerning our material contracts, see “Our Company – Dependence on Certain Agreements”.

Exchange Controls

There are currently no exchange control restrictions in effect in Canada.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the listing of our common stock on the Nasdaq Capital Market, there has been no public market for our shares of common stock, and we cannot predict the effect, if any, that sales of shares of our common stock or the availability of shares of our common stock for sale will have on the price of our common stock prevailing from time to time. Sales or distributions of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the public price of our common stock and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. We will have no input if and when any registered stockholder may, or may not, elect to sell its shares of common stock or the prices at which any such sales may occur. Future sales of our common stock, or the availability of such shares for sale, could adversely affect market prices prevailing from time to time.

Upon the effectiveness of the registration statement of which this prospectus forms a part, we have 102,481,427 shares of our common stock issued and outstanding assuming the exercise of 382,333 shares of our common stock issuable upon conversion of outstanding warrants.

Shares of our common stock will be deemed “restricted securities” (as defined in Rule 144 under the Securities Act). Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below. Following the effectiveness of the registration statement of which this prospectus forms a part, shares of our common stock may be sold either by the registered stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

As further described below, until we have been a reporting company for at least 90 days, only non-affiliates who have beneficially owned their shares of common stock for a period of at least one year will be able to sell their shares of common stock under Rule 144.

Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period a number of shares of common stock that does not exceed the greater of:

•1% of the number of shares of our common stock then outstanding; or

• the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.

MATERIAL TAX CONSIDERATIONS

As a general rule, corporations resident in Canada are subject to Canadian corporate income tax (CIT) on worldwide income.

Federal income tax

The following rates apply for a 12-month taxation year ending on 31 December 2023.

Federal rate (%)
Basic rate	38.0
Less: Provincial abatement (1)	(10.0)
Federal rate	28.0
Less: General rate reduction or manufacturing and processing deduction (2)	(13.0)
Net federal tax rate (3, 4)	15.0

Notes

1.The basic rate of federal tax is reduced by a 10% abatement to give the provinces and territories room to impose CITs. The abatement is available in respect of taxable income allocated to Canadian provinces and territories. Taxable income allocable to a foreign jurisdiction is not eligible for the abatement and normally is not subject to provincial or territorial taxes.

2.The general rate reduction and manufacturing and processing deduction do not apply to the first CAD 500,000 of active business income earned in Canada by Canadian-controlled private corporations (CCPCs), investment income of CCPCs, and income from certain other corporations (e.g. mutual fund corporations, mortgage investment corporations, and investment corporations) that may benefit from preferential tax treatment.

3.Provincial or territorial taxes apply in addition to federal taxes. Provincial and territorial tax rates are noted below.

4.For small CCPCs, the net federal tax rate is levied on active business income above CAD 500,000; a federal rate of 9% applies to the first CAD 500,000 of active business income. Investment income (other than most dividends) of CCPCs is subject to the federal rate of 28%, in addition to a refundable federal tax of 10⅔%, for a total federal rate of 38⅔%. Access to the reduced federal tax rate on active business income of 9% is restricted for CCPCs that earn passive investment income exceeding CAD 50,000 in the previous taxation year and unavailable at CAD 150,000 of investment income.

Zero-emission technology manufacturers

CIT rates are temporarily reduced on eligible income from zero-emission technology manufacturing and processing activities by 50% (lowering the general rate to 7.5% and the CCPC rate to 4.5%) for 2022 to 2028 (the 2023 federal budget proposes to extend it to 2031), then these rates will gradually rise back to status quo by 2032 (an extension to 2035 is being proposed in the 2023 federal budget). To qualify for the lower tax rates, at least 10% of the company’s gross revenues from all active businesses carried on in Canada must be derived from eligible zero-emission technology manufacturing and processing activities.

Provincial/territorial income tax

All provinces and territories impose income tax on income allocable to a PE in the province or territory. Generally, income is allocated to a province or territory by using a two-factor formula based on gross revenue and on salaries and wages. Provincial and territorial income taxes are not deductible for federal income tax purposes. The rates given apply for a 12-month taxation year ending on 31 December 2023 and do not take into account provincial tax holidays, which reduce or eliminate tax in limited cases.

Province/territory	Income tax rate (%) (1, 2)
Alberta	8.0
British Columbia	12.0
Manitoba	12.0
New Brunswick	14.0
Newfoundland and Labrador	15.0
Northwest Territories	11.5
Nova Scotia	14.0
Nunavut	12.0
Ontario (3)	11.5 or 10.0
Prince Edward Island	16.0

Quebec	11.5
Saskatchewan (4)	12.0 or 10.0
Yukon	12.0 or 2.5

Notes

1.When two rates are indicated, the lower rate applies to manufacturing and processing income.

2.In all provinces and territories, the first CAD 500,000 (CAD 600,000 in Saskatchewan) of active business income of a small CCPC is subject to reduced rates that range from 0% to 3.2%, depending on the jurisdiction.

3.The lower Ontario rate applies to profits from manufacturing and processing, and from farming, mining, logging, and fishing operations, carried on in Canada and allocated to Ontario. Corporations subject to Ontario income tax may also be liable for corporate minimum tax (CMT) based on adjusted book income. The CMT is payable only to the extent that it exceeds the regular Ontario income tax liability. The CMT rate is 2.7% and applies when total assets are at least CAD 50 million and annual gross revenue is at least CAD 100 million on an associated basis.

4.The manufacturing and processing reduction from the general rate is determined by multiplying the maximum rate reduction (2%) by the corporation's allocation of income to Saskatchewan.

On United States Subsidiaries

US tax reform legislation enacted on 22 December 2017 (P.L. 115-97) moved the United States from a ‘worldwide’ system of taxation towards a ‘territorial’ system of taxation. Among other things, P.L. 115-97 permanently reduced the 35% CIT rate on resident corporations to a flat 21% rate for tax years beginning after 31 December 2017.

US taxation of income earned by non-US persons depends on whether the income has a nexus with the United States and the level and extent of the non-US person's presence in the United States.

Germany Subsidiaries

Germany taxes its corporate residents on their worldwide income. However, most double tax treaties (DTTs) exempt income attributable to a foreign permanent establishment (PE). Non-residents with PE or property income are taxed by assessment on German-source income; those earning royalties and dividends are taxed by withholding at source. Interest paid abroad is, in most cases, free of German tax altogether.

Ireland Subsidiary

Corporation tax is chargeable as follows on income and capital gains:

Standard rate on income ('trading rate')	Higher rate on income ('passive rate')	Capital gains rate
12.5%	25%	33%

Resident companies are taxable in Ireland on their worldwide profits (including gains). Non-resident companies are subject to Irish corporation tax only on the trading profits of an Irish branch or agency and to Irish income tax (generally by way of withholding) on certain Irish-source income.

United Arab Emirates Subsidiaries

Under the Emirate-level tax decrees, income tax is payable under a progressive rate system, with rates up to 55%. However, in practice, these tax decrees have not been applied. Instead, branches of foreign banks are subject to income tax at a flat rate of 20% under separate Emirate-level bank decrees. Companies engaged in UAE oil and gas and petrochemical activities are subject to income tax at varying rates under their individual UAE concession agreements or fiscal letters.

PLAN OF DISTRIBUTION

The Registered Stockholders, and their pledgees, donees, transferees, assignees, or other successors in interest may sell their shares of common stock covered hereby pursuant to brokerage transactions on Nasdaq, or other public exchanges or registered alternative trading venues, at prevailing market prices at any time after the common stock are listed for trading. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of shares of common stock by the Registered Stockholders, except we have engaged a financial advisor with respect to certain other matters relating to the registration of our common stock and listing of our common stock, as further described below. As such, we do not anticipate receiving notice as to if and when any Registered Stockholder may, or may not, elect to sell their shares of common stock or the prices at which any such sales may occur, and there can be no assurance that any Registered Stockholders will sell any or all of their shares of common stock covered by this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the Registered Stockholders. We will recognize costs related to this direct listing and our transition to a publicly-traded company consisting of professional fees and other expenses. We will expense these amounts in the period incurred and not deduct these costs from net proceeds to the issuer as they would be in an initial public offering.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules.

Under Nasdaq rules, the Current Reference Price means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy shares of common stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of common stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained — a limit order to buy 500 shares of common stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of common stock at an entered asking price of $10.00 per share — the Current Reference Price would be selected as follows:

●

Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

●

Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

●

Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of common stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500-share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade. Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. Under Nasdaq rules, in the event of such delay, prior to terminating such delay, there will be a 10-minute “Display Only” period during which market participants may enter quotes and orders in shares of our common stock in Nasdaq systems. In addition, beginning at 4:00 a.m., market participants may enter orders in shares of our common stock on Nasdaq. Such orders will be accepted and entered into the system. After the conclusion of the 10-minute “Display Only” period, our common stock will enter a “Pre-Launch” period of indeterminate duration. The “Pre-Launch” period will end and shares of our common stock will be released for trading by Nasdaq when certain conditions are met, including Nasdaq’s receipt of notice from the Advisor that our shares of common stock are ready to trade, after which the Nasdaq system will calculate the Current Reference Price at that time and display it to the Advisor. If the Advisor then approves proceeding, the Nasdaq system will conduct certain validation checks. The Advisor, with concurrence of Nasdaq, may determine at any point during the delay process up through the conclusion of the “Pre-Launch” period to postpone and reschedule the Direct Listing. The Registered Stockholders will not be involved in Nasdaq’s price-setting mechanism and will not coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading.

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of common stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator, or the Net Order Imbalance Indicator, a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of common stock that can be paired off the Current Reference Price, the number of shares of common stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book building process (that is, an organized process pursuant to which buy and sell interest is coordinated in advance to some prescribed level – the “book”). Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by

Nasdaq from various broker-dealers. Consequently, the public price of our shares of common stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly.

In addition, to list on Nasdaq, we are also required to have at least three registered and active market makers. We expect that the Advisor will act as a registered and active market makers and will engage other market makers.

In addition to sales made pursuant to this prospectus, the shares of common stock covered by this prospectus may be sold by the Registered Stockholders in private transactions exempt from the registration requirements of the Securities Act. Under the securities laws of some states, shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

A Registered Stockholder may from time to time transfer, distribute (including distributions in kind by Registered Stockholders that are investment funds), pledge, assign, or grant a security interest in some or all the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees, or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under applicable provisions of the Securities Act amending the list of the Registered Stockholders to include the transferee, distributee, pledgee, assignee, or other successors in interest as Registered Stockholders under this prospectus. The Registered Stockholders also may transfer the shares in other circumstances, in which case the transferees, distributes, pledgees, or other successors in interest will be the registered beneficial owners for purposes of this prospectus.

A Registered Stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus.

If any of the Registered Stockholders utilize a broker-dealer in the sale of the shares of common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.

We have engaged the Advisor, Maxim Group LLC, as our financial advisor to advise and assist us with respect to certain matters relating to the Direct Listing. The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the Direct Listing and developing and assisting with our investor communication strategy in relation to the Direct Listing. In connection with its engagement as our financial advisor, the Advisor received a fee of $25,000 and 1,000,000 shares of our common stock upon their engagement.  The Advisor will also be entitled to an expense reimbursement for all reasonable, documented expenses incurred by the Advisor in connection with its engagement, provided that such expenses, other than legal fees, may not exceed $5,000 without our prior authorization. Upon a Direct Listing, the Advisor will be due an additional $250,000 cash fee (payable upon the closing of the first financing following the date of Direct Listing), as well as 1,000,000 shares of our common stock, issuable on the Direct Listing Date.

In addition, pursuant to our agreement with the Advisor, for a period of twelve months from the date of the consummation of the Direct Listing, if we propose to (i) effect a public offering of our securities on a major U.S. exchange, (ii) effect a private placement of our securities, (iii) enter into certain financing transactions with third parties introduced to us by the Advisor or (iv) propose to enter into certain other transactions with third parties introduced to us by the Advisor, including, without limitation, a merger, acquisition or sale of stock or assets, or other similar transaction, we are obligated to offer to retain the Advisor as our exclusive underwriter and book running manager, our exclusive placement or sales agent, or our exclusive advisor, as applicable, in connection with such financing or transaction, upon such reasonable and customary terms as the Advisor and we may mutually agree, with such terms to be set forth in a separate engagement letter or other agreement between the Advisor and us.

The Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or the solicitation and/or sales of shares of our common stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein.

Prior to the financial advisory services provided by the Advisor to us in connection with the listing of our securities, neither the Advisor nor any affiliates of the Advisor have provided services of any kind to us.

Canadian Securities Laws

Canadian shareholders will be required to rely upon exemptions from the prospectus requirements under applicable securities laws to resell their Common Shares. Accordingly, Canadian shareholders are urged to consult with independent legal counsel to ascertain available prospectus exemptions for reselling their shares.

Shareholders who are residents of the Province of British Columbia may be able to rely upon the exemption from the prospectus requirement under securities laws applicable in British Columbia provided by Section 1.1 of BC Instrument 72-502 to resell their Common Shares. Under BCI 72-502, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the B.C. Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:

(1) the securities of the company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the company is required to file reports under section 15(d) of that Act;

(2) the seller’s residential address or registered office is in British Columbia;

(3) a 4-month period has passed since the date the company issued the securities to the seller, or a control person sold the securities to the seller. This 4-month hold period does not apply to securities that a seller acquired under a director or employee stock option;

(4) if the seller is a control person of the company, then the seller has held the securities for at least 6 months;

(5) the number of securities the seller proposes to sell under this Order, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company’s outstanding securities of the same class;

(6) the seller sells the securities through a registered investment dealer;

(7) the registered investment dealer executes the trade through an exchange, or market, outside Canada;

(8) there has been no unusual effort made to prepare the market or create a demand for the securities;

(9) the seller has not paid any extraordinary commission or other consideration for the trade; and

(10) if the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the company.

Similar exemptions may be available to shareholders resident in other Provinces of Canada under applicable securities laws of their province and shareholders are urged to consult with their legal advisors to ensure they resell their Common Shares in compliance with applicable laws, rules and regulations.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions, which are expected to be incurred in connection with the sale of ADSs in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq listing fee and the filing fee payable to FINRA, all amounts are estimates.

Expense	Amount
SEC registration fee	$1,048
Nasdaq initial listing fee	50,000
FINRA filing fee	1,000
Printing expenses	12,000
Legal fees and expenses	60,000
Accounting fees and expenses	45,000
Miscellaneous fees and expenses	25,000
Total	$194,048

EXPERTS

The combined financial statements of ZenaTech, Inc. as of December 31, 2023 and December 31, 2022 and for the years then ended have been audited by Bansal & Co, LP, independent registered public accounting firm, as stated in their report appearing herein. Bansal & Co. LLP is certified by the Public Company Accounting Oversight Board of the United States and has an address at A-6 Maharani Bagh, Delhi, 110065 India.

ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of the Province of British Columbia, Canada and Dr. Shaun Passley, the Company’s CEO and a director, is located in Canada. It may not be possible for shareholders to effect service of process against the Company’s directors and officers who are not resident in the United States. In the event a judgment is obtained in a US court against one or more of our directors or officers for violations of US securities or other laws, it may not be possible to enforce such judgment against those directors and officers not resident in the USA. Additionally, it may be difficult for an investor, or any other person or entity, to assert US securities law claims in original actions instituted in the U.S. Courts in these jurisdictions and such courts may refuse to hear a claim based on a violation of US securities laws on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a Canadian court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement on Form F-1, does not contain all of the information included in the registration statement on Form F-1 and the exhibits and schedules to the registration statement on Form F-1. Certain information is omitted and you should refer to the registration statement on Form F-1 and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement on Form F-1, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. You can read our SEC filings, including the registration statement on Form F-1, at the SEC’s website at www.sec.gov. We also maintain a corporate website at www.zenatech.com and, upon the closing of this offering, you may access, free of charge, our annual reports on Form 20-F and current reports on Form 6-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have included our website address in this prospectus solely as an inactive textual reference.

As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, our ability to rely on certain of these exceptions is limited as we are considered a “controlled company” under Nasdaq rules given that our CEO and director Dr. Shaun Passley controls more that 50% of our outstanding voting stock.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required of U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, or at the same time, as information is received from, or provided by, U.S. domestic reporting companies. We are only liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

INDEX TO FINANCIAL STATEMENTS

ZenaTech, Inc. (Formerly ZenaPay, Inc.) Audit Report to the Consolidated Statements of Financial Position for the Three months ended March 31, 2024 Expressed in Canadian dollars	133
ZenaTech, Inc. (formerly ZenaPay, Inc.) Consolidated Statement of Financial Position for the Three months ended March 31, 2024 Expressed in Canadian dollars	135
ZenaTech, Inc. (formerly ZenaPay, Inc.) Consolidated Income Statements of Comprehensive Loss Expressed in Canadian dollars for the Three months ended March 31, 2024 and March 31, 2023	136
ZenaTech, Inc. (formerly ZenaPay, Inc.) Consolidated Statements of Changes in Shareholder's Equity (Deficiency) Expressed in Canadian Dollars for the Three months ended March 31, 2024 and March 31, 2023	137
ZenaTech, Inc. (formerly ZenaPay, Inc.) Consolidated Statements of Cash Flows Expressed in Canadian Dollars for the Three months ended March 31, 2024 and March 31, 2023	138
Notes	139

ZenaTech, Inc. (Formerly ZenaPay, Inc.) Audit Report to the Consolidated Statements of Financial Position for the Years Ended December 31, 2023, and 2022 Expressed in Canadian dollars	166
ZenaTech, Inc. (formerly ZenaPay, Inc.) Consolidated Statement of Financial Position for the Year Ended December 31, 2023 Expressed in Canadian dollars	169
ZenaTech, Inc. (formerly ZenaPay, Inc.) Consolidated Income Statements of Comprehensive Loss Expressed in Canadian dollars for the years ended December 31, 2023, and 2022	170
ZenaTech, Inc. (formerly ZenaPay, Inc.) Consolidated Statements of Changes in Shareholder's Equity (Deficiency) Expressed in Canadian Dollars for the years ended December 31, 2023, and 2022	171
ZenaTech, Inc. (formerly ZenaPay, Inc.) Consolidated Statements of Cash Flows Expressed in Canadian Dollars for the years ended December 31, 2023, and 2022	172
Notes	173

HEAD OFFICE:
A-6, Maharani Bagh
New Delhi- 110065
Ph.: 011-41626471, 41626470
Fax: 011-41328425
E-mail: info@bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of ZenaTech, Inc.,

Results of Review of Interim Consolidated Financial Statements

We have reviewed the accompanying interim balance sheet of ZenaTech, Inc (the "Company") and consolidated subsidiaries as of March 31, 2024, for the three-month period then ended, and the related statements of operations for the three -months ended March 31, 2024 and, the statements of shareholders' equity for the three -months ended March 31, 2024, and the statements of cash flows for the three - months ended March 31, 2024 and related notes (collectively referred to as the "interim financial information or statements"). Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS").

Basis for Review Results

These interim consolidated financial statements are the responsibility of the Company's management. We are a chartered accountant's firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

For
Bansal & Co. LLP
Chartered Accountants

SURINDER KUMAR BANSAL
Digitally signed by SURINDER KUMAR BANSAL

S.K. Bansal
Partner
Place: New Delhi
Date: May 22nd , 2024

BRANCHES
Maharashtra : 7&8 GF, Wing-A, Raghavji Building, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026
Madhya Pradesh : 114, Shree Tower, 2nd Floor, Zone-II, Bhopal (MP) Ph. 0755-4076725, 2769224, 2769225
Chhatisgarh : 6/140 Next to Indra Setu Bridge, Tilaknagar, Chatapara, Bilaspur, Chhatisgarh, (Ch) – 495001
Delhi : D-Block,3rd Floor, Plot No 8, Balaji Estate, Guru Ravidas Marg, Kalkaji, New Delhi – 110019, +91 9810939245

ZenaTech, Inc.

Consolidated Statements of

Financial Position

For the Three Months Ended March 31, 2024

and March 31, 2023

Expressed in Canadian Dollars

ZenaTech, Inc.

Consolidated Statement of Financial Position

Expressed in Canadian Dollars

(Unaudited)

		As of	As of
		March 31,	December 31,
	Notes	2024	2023
Assets
Current assets
Cash	3	$147,828	$1,184
Accounts receivable, net	3	6,356	46,448
Short-term advance to affiliate for future services	15	2,262,992	2,500,000
Other current assets	3, 11	675,967	23,733
Total current assets		3,093,143	2,571,365
Long–term assets
Notes receivable	5	16,775	21,927
Note receivable from affiliate	4, 15	341,850	341,850
Long-term advance to affiliates	15	5,663,254	4,623,155
ROU asset	3	241,770	250,487
Product development costs, net	3, 4, 6	4,915,814	4,705,038
Fixed assets, net	7	29,404	31,332
Drone patent	2, 11, 15	1,440,000	1,440,000
Goodwill	3, 8,18	2,468,722	2,468,722
Total long–term assets		15,117,589	13,882,511
Total assets		$18,210,732	$16,453,876
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities		$469,975	$290,367
Lease liability	3	52,771	51,097
Deferred revenue	3	412,571	603,875
Line of credit	9	135,001	132,095
Total current liabilities		1,070,318	1,077,434
Long–term liabilities
Long-term lease obligation	11	189,898	194,566
Loans payable	3	8,902,139	7,862,130
Total long–term liabilities		9,092,037	8,056,696
Total liabilities		10,162,355	9,134,130
Shareholders’ equity
Share capital	11	5,104,955	5,052,955
Contributed surplus		7,125,940	6,345,940
Foreign currency translation reserve	2	(19,232)	(36,787)
Accumulated deficit		(4,163,286)	(4,042,362)
Total shareholders’ equity		8,048,377	7,319,746
Total liabilities and shareholders’ equity		$18,210,732	$16,453,876

The accompanying notes are an integral part of these financial statements.

For Bansal & Co., LLP	For ZenaTech, Inc.
Chartered Accountants	Approved on behalf of the Board of Directors

/s/ SK Bansal	/s/ Shaun Passley	/s/ Craig Passley
S.K. Bansal	Shaun Passley, PhD	Craig Passley
Partner	Chief Executive Officer	Director
Date: May 22, 2024	Date: May 21, 2024	Date: May 21, 2024
Place: New Delhi, India	Place: Toronto, Ontario	Place: Vernon Hills, Illinois
	Canada	United States of America

ZenaTech, Inc.

Consolidated Income Statements of Comprehensive Loss

Expressed in Canadian dollars

For the Three Months Ended

March 31, 2024, and 2023

(Unaudited)

	Three Months	Three Months
	March 31,	March 31
	2024	2023
Revenue	$591,379	404,843
General and Administrative Expenses
Amortization and depreciation (notes 3, 6, and 7)	66,823	57,631
Finance expenses (note 13)	150,761	89,672
Programming and support fees	23,774	93,181
Professional fees	99,220	58,246
Stock-based compensation (notes 12 and 15)	32,000	–
Stock issued for services (note 11)	133,333	–
Wages and benefits (note 3)	68,817	129,722
General, administrative, and other	137,119	82,588
Total General and Administrative Expenses	711,847	511,040
Loss before other (Income)/Expenses	(120,468)	(106,197)
Other (Income)/Expenses
Foreign currency exchange (loss)/gain (note 2)	(7,293)	(9,190)
Interest income	6,837	–
Income tax expense/(gain) (note 18)	–	1,047
Net Loss for the Period	(120,924)	(114,340)
Other Comprehensive Items
Foreign currency translation reserve (loss)/gain	17,555	(2,356)
Comprehensive (Loss) Income for the Period	(103,368)	(116,696)
Basic Loss per Common Share	$(0.00)	(0.00)
Diluted Loss per Common Share	(0.00)	(0.00)
Common Shares Outstanding	102,099,094	101,059,094
Weighted Average Number of Common Shares Outstanding	102,099,094	101,059,094

The accompanying notes are an integral part of these financial statements.

For Bansal & Co., LLP
Chartered Accountants

/s/ SK Bansal
S.K. Bansal
Partner
Date: May 22, 2024
Place: New Delhi, India

ZenaTech, Inc.

Consolidated Statements of Changes in Shareholder’s Equity (Deficiency)

Expressed in Canadian Dollars

For the Three Months Ended

March 31, 2024, and 2023

(Unaudited)

	Common	Common	Contributed	Foreign	Accumulated	Total
	Shares	Shares	surplus	currency	deficit	shareholder
	Number	Amount		translation		equity
Balance, December 31, 2022	101,059,094	5,052,955	6,345,940	(26,345)	(3,800,858)	7,571,692
Foreign currency translation reserve	–	–	–	(2,356)	–	(2,356)
Net Loss, Three Months Ended March 31, 2023	–	–	–	–	(114,340)	(114,340)
Balance, March 31, 2023	101,059,094	$5,052,955	$6,345,940	$(28,701)	$(3,915,198)	$(7,688,388)
Balance, December 31, 2023	101,059,094	$5,052,955	$6,345,940	$(36,787)	$(4,042,362)	$(7,319,746)
Share issuances for director services	40,000	2,000	30,000			32,000
Share issuance for services to Maxim Group	1,000,000	50,000	750,000			800,000
Foreign currency translation reserve	–	–	–	17,555	–	17,555
Net Loss, Three Months Ended March 31, 2024	–	–	–	–	(120,924)	(120,924)
Balance, March 31, 2024	102,099,094	$5,104,955	$7,125,940	$(19,232)	$(4,163,286)	$(8,048,377)

The accompanying notes are an integral part of these financial statements.

For Bansal & Co., LLP
Chartered Accountants

/s/ SK Bansal
S.K. Bansal
Partner
Date: May 22, 2024
Place: New Delhi, India

ZenaTech, Inc.

Consolidated Statements of Cash Flows

Expressed in Canadian Dollars

For the Three Months Ended

March 31, 2024, and 2023

(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2024	2023
Operating Activities
Net loss for the period	$(120,924)	$(114,340)
Item not affecting cash:
Amortization and depreciation	66,823	57,631
Deferred income tax expense	–	(1,047)
Finance expenses	131,547	56,899
Stock–based compensation	32,000	–
Lease obligation	(7,320)	–
Stocks issued for services	133,333	–
Changes in non–cash working capital:
Accounts receivable	40,092	114,496
Due from affiliate – short term	237,008	–
Other current assets	14,433	13,398
Accounts payable and accrued liabilities	161,637	(74)
Deferred revenue	(191,304)	(352,532)
Change in long-term due from affiliate	(1,040,099)	(266,983)
Cash Provided by (Used in) Operating Activities	(542,774)	(492,552)
Investing Activities
Note receivable - principal	22,698	6,173
Product development costs	(229,992)	(204,186)
Cash Provided by (Used in) Investing Activities	(207,294)	(198,013)
Financing activities
Borrowings under line of credit	802,545	615,017
Repayment of long-term debt	(52,374)	(32,919)
Cash Provided by (Used in) Financing Activities	750,171	582,098
Effect of foreign exchange on cash	(146,744)	14,251
Change in cash	103	122,718
Cash, beginning of the year	1,184	200,792
Cash, End of the Period	$147,828	78,074
Cash and Cash Equivalents Consist of:
Cash held in banks	$147,828	78,074

The accompanying notes are an integral part of these financial statements.

For Bansal & Co., LLP
Chartered Accountants

S.K. Bansal
Partner
Date: May 22, 2024
Place: New Delhi, India

1.NATURE OF OPERATIONS

ZenaTech, Inc. (“ZenaTech” or the “Company”) was incorporated by Articles of Incorporation in the State of Illinois, United States of America (“USA”), on August 31, 2017, under the name ZenaPay, Inc. On August 11, 2020, the name of the Company was changed to ZenaDrone, Inc., and on October 5, 2020, to ZenaTech, Inc. to better reflect the business of the Company and its corporate organization.

Until November 30, 2018, the Company was a wholly owned subsidiary of Epazz, Inc. (“Epazz”), after which it was restructured as a separate entity by way of a stock dividend to Epazz shareholders. On December 14, 2018, the Company was domiciled in British Columbia, Canada, through Articles of Continuance pursuant to the provisions of the Business Corporation Act (British Columbia).

The Company’s principal address and office is located at Suite 1404, 69 Yonge Street, Toronto, Ontario M5E 1K3. The Company’s registered and records office is located at Suite 700 – 1199 West Hastings Street, Vancouver, British Columbia V6E 3T5, Canada.

The Company is not currently a reporting issuer in any jurisdiction and none of its securities are currently listed or quoted for trading on any stock exchange.

ZenaTech, Inc. is an enterprise software technology company specializing in the development of mission-critical cloud-based software applications that can be integrated with smart hardware to create innovative solutions for companies in a variety of industries. The Company, through its wholly owned subsidiaries, currently conducts business in the operating segments listed below.

•ZenaTech, Inc. (“ZenaTech”), originally incorporated under the name ZenaPay, Inc., a British Columbia, Canada, company, provides cloud-based enterprise software solutions for e-commerce industry,

•PacePlus, Inc.(“PacePlus”) is a Wyoming, USA corporation that provides cloud-based enterprise software solutions for the medical records industry with its subsidiaries,

oSystemView, Inc. (“SystemView”) is a Wyoming, USA corporation that provides software solutions for the automated facility management industry, and,

oZigVoice, Inc. (“ZigVoice”) is a Wyoming, USA corporation that provides software solutions for the contact center industry.

•WorkAware, Inc. (“WorkAware”), a British Columbia, Canada corporation, which provides cloud-based enterprise safety and compliance management software and mobile solutions that can be utilized in a variety of industries including for field management services,

•TillerStack, GmbH., a German corporation which provides cloud-based enterprise field service management software and mobile solutions for a variety of industries.

•WorkAware, Inc. (“WorkAware”), an Ontario, Canada corporation that provides cloud-based enterprise safety and compliance management software and mobile solutions that can be utilized in a variety of industries including for field management services,

•PsPortals, Inc. (“PsPortals”) is a Delaware, USA corporation that provides browser-based enterprise software applications for public safety.

•ZenaDrone, Inc. (“ZenaDrone WY”) is a Wyoming, USA, company, and its subsidiaries,

oZenaDrone Limited is an Irish entity established for the Irish and European Union drone sales and drone services operations. The Company created ZenaDrone Limited to register with the Irish Aviation Authority.

oZenaDrone Manufacturing, Inc. is an Arizona corporation established to manufacture drones in the United States of America.

•ZenaDrone Trading LLC (“ZenaDrone LLC”) is a Dubai, United Arab Emirates (“UAE”) corporation established in the Middle East for the drone commercial, marketing and sales drone operations with its subsidiary,

oZenaDrone Manufacturing (FZE) (“ZenaDrone FZE”) is a Sharjah, UAE company, established in the Middle East for the manufacturing of drones and batteries.

The Company created two entities following a Memorandum of Understanding with NightSun, LLC on July 21, 2023. These two companies do not have any activity yet. ZenaDrone US Manufacturing, LLC (“ZenaDrone US Manufacturing”) is an Arizona limited liability company created to share the production and distribution of drones and it is managed by Shaun Passley. ZenaDrone US LLC, (“ZenaDrone US”) is a Wyoming limited liability company with 49% ownership formed to share the production and distribution of drones and managed by Bruce Cook of NightSun. These two entities have no revenue yet.

ZenaDrone WY with its subsidiaries and ZenaDrone LLC with its subsidiaries, collectively “ZenaDrone,” operate in the drone industry and have separate production processes, customers and sales distribution systems. ZenaDrone will be a separate financial reporting segment in 2024, when it will have revenue. ZenaDrone entities were a cost center for the year ended December 31, 2023.

ZenaTech, Inc. sold all ZenaPay, Inc.’s common stock to Epazz Limited, Ireland on October 2, 2023. ZenaPay, Inc., a Wyoming, USA corporation was a subsidiary of ZenaTech, Inc., a British Columbia corporation that provided cryptocurrency wallets and cloud-based enterprise software solutions for e-commerce industry.

Today ZenaTech is a group of companies that offers various world-class cloud-based software and enterprise software solutions for the medical records industry and compliance management for field management. The Company’s clients operate in a variety of industries, including agriculture. The Company is branching into the drone manufacturing industry.

We prepared these consolidated financial statements under a going concern basis, which presume that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company had an accumulated deficit of $(4,170,123) as of March 31, 2024, while the Company had an accumulated deficit of $(4,042,362) as of December 31, 2023. The working capital was $2,259,833 as of March 31, 2024, while the working capital was $1,453,931 as of December 31, 2023. Working capital is current assets minus current liabilities.

2.BASIS OF PREPARATION

Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Reporting Interpretation Committee (“IFRIC”). These policies have been consistently applied to all years presented, unless otherwise stated. Expenses in the income statement are categorized based on their function within the Company in compliance with IAS 1. The reviewed consolidated financial statements have been authorized by the Company’s Board of Directors on May 15, 2024.

Basis and Principle of Consolidation

We consolidated financial statements reports for all the software-provider companies for the years ended 2023 and year 2022 according to IFRS 8, paragraph 22. We have only one reportable segment since our seven operating segments are in the technology sector and have similar operating activities. We decided this based on the type of products and services each company offers, which is software licensing and software maintenance, the nature of the production processes, which is issuing new software licenses to customers, the type or class of customer for their products and services, which is users of software, and the methods used to distribute their products and services, which is online delivery.

Subsidiaries are all entities over which the Company has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company. They are de-consolidated from the date that control ceases.

Inter-company transactions, balances, income, and expenses on transactions are eliminated on consolidation. Profits or losses resulting from intercompany transactions that are recognized in assets are also eliminated. The accounting policies of subsidiaries are consistent with the policies adopted by the Company.

The consolidated financial statements include financial statements of the Company and the subsidiaries listed below:

	Country of Incorporation	Economic interests
PacePlus, Inc.	United States of America	100%
SystemView, Inc.	United States of America	100%
ZigVoice, Inc.	United States of America	100%
ZenaTech, Inc.	Canada	100%
TillerStack, GmbH.	Germany	100%
PsPortals, Inc.	United States of America	100%

Basis of Measurement

The consolidated financial statements are prepared on an accrual basis and historical cost basis, except for certain financial instruments, which are measured at fair value. These consolidated financial statements are prepared and presented in Canadian dollar (“CAD”) and represented by a dollar sign ($). The functional currency of the Company is the Canadian dollar, and the functional currency of the subsidiaries is Canadian dollar, United States of America (“USD”) dollar, and euro. In addition to Canada, the Company has operations in the United States of America and Germany.

The Company has a manufacturing facility in Lahore, Pakistan and a warehouse lease in Sharjah, UAE. ZenaTech plans to open a manufacturing facility in Nevada, USA and sales offices related to the drones in Germany, Ireland, United Arab Emirates, and United Kingdom. ZenaTech is negotiating with potential drone clients in Europe, the Middle East, Asia and South America.

Significant Accounting Estimates and Assumptions

These consolidated financial statements were prepared in conformity with International Financial Reporting Standards, or IFRS. This requires management to make assumptions, estimates, and judgments that affect the application of policies and reported amounts of assets and liabilities and disclosures of assets and liabilities at the date of the consolidated financial statements, along with reported amounts of expenses and net losses during the period. Actual results may differ from these estimates, and as such, estimates and underlying assumptions are reviewed on an ongoing basis. Revisions are recognized in the period in which the estimates are revised and in any future periods affected. Significant assumptions about the future and other sources of estimation uncertainty that management has made at the statement of financial position reporting date that could result in a material adjustment to the carrying value of assets and liabilities, if actual results differ from assumptions made, relate to, but are not limited to, the following:

Income Taxes

The determination of deferred income tax assets or liabilities requires subjective assumptions regarding future income tax rates and the likelihood of utilizing tax carryforwards. Changes in these assumptions could materially affect the recorded amounts, and therefore do not necessarily provide certainty as to their recorded values. Deferred tax assets are recognized when it is determined that the company is likely to recognize their recovery from the generation of taxable income.

Contingencies

The assessment of contingencies involves the exercise of significant judgment and estimates of the outcome of future events. In assessing loss contingencies related to legal proceedings that are pending against the Company and that may result in regulatory or government actions that may negatively impact the Company’s business or operations, the Company and its legal counsel evaluate the perceived merits of the legal proceeding or unasserted claim or action as well as the perceived merits of the nature and amount of relief sought or expected to be sought, when determining the amount, if any, to recognize as a contingent liability or when assessing the impact on the carrying value of the Company’s assets. Contingent assets are not recognized in the consolidated financial statements.

Business Combinations

The assessment of whether an acquisition meets the definition of a business or whether assets are acquired is an area of key judgment. If deemed to be a business combination, applying the acquisition method to business combinations requires each identifiable assets and liability to be measured at its acquisition date fair value. The excess, if any, of the fair value of consideration over the fair value of the net identifiable assets acquired is recognized as goodwill. If deemed to be an asset acquisition, acquisition considerations are allocated to assets acquired and liabilities assumed on a relative fair value basis and no goodwill is recognized.

Impairment of Non-Financial Assets

An impairment loss is recognized for the amount by which the asset's or cash-generating unit's carrying amount exceeds its recoverable amount. To determine the recoverable amount, management estimates expected future cash flows from each asset or cash-generating unit and determines a suitable interest rate in order to calculate the present value of those cash flows. In the process of measuring expected future cash flows, management makes assumptions about future operating results. In addition, when determining the applicable discount rate, estimation is involved in determining the appropriate adjustments to market risk and asset specific risk factors.

Other Significant Judgments

−The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;

−the classification of financial instruments;

−the assessment of revenue recognition using the five-step approach under IFRS 15 and the collectability of accounts receivable;

−the determination of whether a set of assets acquired, and liabilities assumed constitute a business; and

−the determination of the functional currency of the company.

Foreign Currency Translation

Transactions in foreign currencies are translated into Canadian dollars at rates of exchange at the time of such transactions. Monetary assets and liabilities are translated at the reporting period rate of exchange. Non-monetary assets and liabilities are translated at historical exchange rates. Revenue and expenses denominated in a foreign currency are translated at the monthly average exchange rate. Gains and losses resulting from the translation adjustments are included in income.

The functional currencies for the parent company and each subsidiary are as follows:

Functional Currency
PacePlus, Inc.	United States of America dollar
SystemView, Inc.	United States of America dollar
ZigVoice, Inc.	United States of America dollar
ZenaTech, Inc.	Canada dollar
TillerStack, GmbH.	Euro
PsPortals, Inc.	United States of America dollar

Financial statements of subsidiaries for which the functional currency is not the Canadian dollar are translated into Canadian dollars as follows: all asset and liability accounts are translated at the year-end exchange rate; all earnings and expense accounts and as well as cash flow statement items are translated at average exchange rates for the year. The resulting translation gains and losses are recorded as exchange differences on translating foreign operations in other comprehensive income.

Functional Currency

The Company determines the functional currency through an analysis of several indicators such as expenses and cash flow, financing activities, retention of operating cash flows, and frequency of transactions with the reporting entity. These assumptions relate to future events and circumstances. Actual results may vary and may cause significant adjustments to the Company’s assets within the next financial year.

ZenaTech made company acquisitions in United States dollars, or USD. We used US dollars to describe these transactions since they were the historical amounts. When appropriate for certain year-end balance sheet information, we converted those amounts to Canadian dollars, CAD or $, as listed on the https://www.poundsterlinglive.com.

3.SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of these consolidated financial statements set out below have been applied consistently in all material respects.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held at call with financial institutions and other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and subject to an insignificant risk of change in value. The Company had $147,828 in cash and no other cash equivalents as of March 31, 2024.

Other Current Assets

The Company had $675,967 in other current assets as of March 31, 2024, representing $800,000 accrued expense for Maxim Group less the corresponding expense for the quarter. ZenaTech issued Maxim Group a note for services related to ZenaTech being listed on a recognized stock exchange on February 6, 2024. The Company paid $25,000 USD as downpayment for the services. The Company shall allow Maxim Group to purchase shares up to 7% of the shares underlying the securities issued in Financing, pay a cash fee of $250,000 upon the closing of the Company’s next financing, and issue 1,000,000 shares of the Company’s common stock. The Company created a yearly accrual for $800,000 representing 1,000,000 shares at the current share trading price of $0.80 per share and expensed each month until December 2024.

The Company had $23,733 other current assets as of December 31, 2023 representing $14,471 deferred taxes for TillerStack and other tax related amounts.

Collection Policy

When all collections activities are exhausted and an account receivable is deemed uncollected, the company creates a reserve in the allowance for doubtful accounts. Based on management experience, which may involve obtaining a legal opinion on its collectability, the company will then write off the amount uncollectible by reducing the allowance for doubtful accounts.

Long-Term Assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash   expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized as equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Product Development Costs

Product development costs are stated at cost of acquisition less accumulated depreciation and impairment losses. Depreciation is provided for on a straight-line basis over 5-15 years to write off the cost less estimated residual value of each asset over its expected useful life. The residual value is the estimated amount that would currently be obtained from disposal of the asset if the asset was already of the age and in the condition expected at the end of its useful life.

Fixed Assets

Fixed assets are recorded at its acquisition cost, which includes the costs of bringing the equipment to the condition and location for its intended use. Fixed assets are depreciated using the straight-line method over the estimated useful life of the related asset. Our German fixed assets are depreciated according to the German fixed assets laws and then written off in five years. Our equipment includes computers and related equipment and has a useful life of five years.

Drone Patent

ZenaTech acquired the permanent licensing of drone design patent number USD932369S1 in January 2022. We plan to use this licensing for drone development. This was an asset purchase paid in stock to Epazz, Inc. for $1,440,000 (notes 11 and 15).

Robotic Arm Technology

ZenaTech acquired the permanent licensing of the Robotic Arm technology in January 2022. We plan to use this license for drone development. This was an asset purchase paid in stock to Ameritek Ventures, Inc., a related party, for 3,500,000 at $0.24, or $840,000, of ZenaTech common shares and 7% of any and all sales (notes 6, 11 and 15).

Intangible Assets and Goodwill

An intangible asset is an identifiable asset without physical substance. An asset is identifiable if it is separable, or arises from contractual or legal rights, regardless of whether those rights are transferrable or separable from the Company or from other rights and obligations. Intangible assets include intellectual property, which consists of patent and trademark applications.

Intangible assets acquired externally are measured at cost less accumulated amortization and impairment losses. The cost of a group of intangible assets acquired is allocated to the individual intangible assets based on their relative fair values. The cost of intangible assets acquired externally comprises its purchase price and any directly attributable cost of preparing the asset for its intended use. Research and development costs incurred subsequent to the acquisition of externally acquired intangible assets and on internally generated intangible assets are accounted for as research and development costs.

Intangible assets with finite useful lives are amortized on a straight-line basis over the expected life of each intellectual property to write off the cost of the assets from the date they are available for use.

Goodwill represents the excess of the value of the consideration transferred over the fair value of the net identifiable assets and liabilities acquired in a business combination. Goodwill is allocated to the cash generating unit to which it relates. We account for goodwill according to IFRS requirements.

Financial Instruments

Classification

The Company classifies its financial assets in the following measurement categories:

•those to be measured subsequently at fair value (either through OCI or through profit or loss), and

•those to be measured at amortized cost.

The classification depends on the Company’s business model for managing the financial assets and the contractual terms of the cash flows.

For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the group has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Company reclassifies debt instruments when and only when its business model for managing those assets changes.

Recognition and Derecognition

Purchases and sales of financial assets in the normal course of business are recognized on trade date, the date on which the Company commits to purchase or sell the asset. Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Financial assets with embedded derivatives are considered in their entirety when determining whether or not their cash flows are solely payment of principal and interest.

Debt Instruments

Subsequent measurement of debt instruments depends on the Company’s business model for managing the asset and the cash flow characteristics of the asset.  There are three measurement categories into which the Company classifies its debt instruments:

Amortized cost: Assets that are held for collection of contractual cash flows, where those cash flows represent solely payments of principal and interest, are measured at amortized cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognized directly in profit or loss and presented in other gains or losses together with foreign exchange gains and losses. Impairment losses are presented as separate line items in the statement of profit or loss.

FVOCI:  Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognized in profit or loss. When the financial asset is derecognized, the cumulative gain or loss previously recognized in OCI is reclassified from equity to profit or loss and recognized in other gains or losses. Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains or losses and impairment expenses are presented as separate line in the statement of profit or loss.

FVPL: Assets that do not meet the criteria for amortized cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognized in profit or loss and presented net within other gains or losses in the period in which it arises.

Equity Instruments

The Company subsequently measures all equity investments at fair value. Where the Company’s management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognized in profit or loss as other income when the Company’s right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognized in other gains or losses in the statement of profit or loss as applicable. Impairment losses and reversal of impairment losses on equity investments measured at FVOCI are not reported separately from other changes in fair value.

Impairment

The Company assesses on a forward-looking basis the expected credit losses associated with its debt instruments carried at amortized cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables, the Company applies the simplified approach permitted by IFRS 9, which requires expected lifetime losses to be recognized from initial recognition of the receivables.

Income Taxes

Current Income Tax

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred Income Tax

Deferred income tax is provided on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Share Capital

The Company records proceeds from share issuances net of issue costs and any tax effects. Common shares issued for consideration other than cash are valued based on their market value at the date the common shares are issued.

Revenue

IFRS 15 – Revenue from Contracts with Customers

The Company earns its revenue from managing software derived from business to business or business to government operations. The Company is the only manufacturer of this software and it only sells software on a standalone basis directly to the end user.

Revenue is usually billed and collected at the beginning of the service period, which can be one month, three months, six months, or a year. The revenue is earned through time and recognized at the end of the reporting period. Any amount billed to customers for which services have not yet been provided is recorded as deferred revenue, which is a current liability on the balance sheet. The Company’s software revenue, which comes from software licensing, and support and maintenance agreements that are earned over a period of time, represents approximately 90%.

The Company also earns revenue from custom software programming. Most custom project-oriented software programming are derived from upgrades to software or custom programming to existing software. These projects are small and will usually end within 6-8 weeks. These custom projects are typically paid 50% upfront and the second part of the revenue is earned at the end of the project. This is a small portion of the company’s revenue, approximately 10%.

Revenue Recognition

Sale of Software Licenses

The software license at the customer’s site is sold as one time perpetual license. The software license sales are recognized as revenue when a fixed fee order has been received and delivery has occurred to the customer. Revenue is recognized generally upon customer acceptance (point-in-time) of the software product and verification that it meets the required specifications. Software is delivered to customers electronically.

Software as a service

Software as a service includes revenue from software licensing and delivery in which software is licensed on a subscription basis and is centrally hosted. These services often include software updates which provide customers with rights to unspecified software product upgrades and maintenance releases and patches released during the term of the support period. Contracts for these services are generally 12-36 months in length. Revenue is recognized ratably and evenly over the term of the agreement.

Maintenance and support services

The Company sells maintenance and support services which include access to technical support personnel for software and hardware troubleshooting and monitoring of the health of a customer’s network, access to a sophisticated web-portal for managing the end-to-end hardware and software digital ecosystem, and hosting support services through our network operations center, or NOC. These services provide either physical or automated remote monitoring which support customer networks 7 days a week, 24 hours a day.

These contracts are generally 12-36 months in length and generally automatically renew for additional 12-month periods unless cancelled by the customer. Rates for maintenance and support contracts are typically established based upon a fee per location or fee per device structure, with total fees subject to the number of services selected. Revenue is recognized ratably and evenly over the term of the agreement.

ZenaTech had three major customers according to IFRS 8, paragraph 34 for the three months ended March 31, 2024. These customers were Unisys – MN with 43% revenue, USAF with 14% of revenue and Liquid PC with 9% revenue.

The Company had three major customers according to IFRS 8 paragraph 34 for the year ended December 31, 2023. These customers were Wisconsin Crime Information Bureau with 24% revenue, Liquid PC, Inc. with 22% revenue and Unisys – GA with 17% of revenue.

Earnings or Loss per Share

Basic earnings or loss per share are computed by dividing the net earnings or loss available to common shareholders by the weighted average number of shares outstanding during the reporting period. Diluted earnings or loss per share are computed similarly to basic earnings or loss per share except that the weighted average share outstanding is increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options and warrants were exercised and that the proceeds from such exercises were used to acquire common stock at the average market price during the reporting periods.

Leases

On January 13, 2016, the International Accounting Standards Board published a new standard, IFRS 16, Leases, eliminating the current dual accounting model for lessees, which distinguishes between on-balance sheet finance leases and off-balance sheet operating leases. Under the new standard, a lease becomes an on-balance sheet liability that attracts interest, together with a new right-of-use asset. In addition, lessees will recognize a front-loaded pattern of expense for most leases, even when cash rentals are constant. IFRS 16 is effective for reporting periods beginning on or after January 1, 2019, with early application permitted.

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. At the commencement date, the lease liability is recognized at the present value of the future lease payments and discounted using the interest rate implicit in the lease or the Company's incremental borrowing rate. A corresponding right-of-use ("ROU”) asset will be recognized at the amount of the lease liability, adjusted for any lease incentives received and initial direct costs incurred. Over the term of the lease, financing expense is recognized on the lease liability using the effective interest rate method and charged to net income, lease payments are applied against the lease liability and depreciation on the ROU asset is recorded by class of underlying asset.

The lease term is the non-cancellable period of a lease and includes periods covered by an optional lease extension option if reasonably certain the Company will exercise the option to extend. Conversely, periods covered by an option to terminate are included if the Company does not expect to end the lease during that time frame. Leases with a term of less than twelve months or leases for underlying low value assets are recognized as an expense in net income on a straight-line basis over the lease term.

A lease modification will be accounted for as a separate lease if it materially changes the scope of the lease. For a modification that is not a separate lease, on the effective date of the lease modification, the Company will remeasure the lease liability and corresponding ROU asset using the interest rate implicit in the lease or the Company's incremental borrowing rate. Any variance between the remeasured ROU asset and lease liability will be recognized as a gain or loss in net income to reflect the change in scope.

ZenaTech had a prepaid month-to-month lease, which expired mid-June 2023. The Company has since changed locations and commenced a long-term lease contract starting at the end of June 2023. The lease contract is non-cancellable for an initial 5-year term and then can be extended up to 25 years, per agreement.

Lease Liability

The Company makes lease liability payments every two months starting with June 2023.

Maturity analysis
Contractual undiscounted cash flows (USD)
Less than a year	$52,771
One to five years	189,898
More than 5 years	–
Total undiscounted as of March 31, 2024	$241,770

ROU Asset

ROU Asset, net
ROU asset	$279,072
Amortization	(37,302)
Total net ROU Asset	$241,770

ZenaTech paid $2,682 USD or $3,645 CAD and incurred $1,703 USD or $2,305 interest expense for the three months ended March 31, 2024. The currency exchange rate was $1 USD to $1.3539 CAD as listed on https://www.poundsterlinglive.com on March 31, 2024.

Maturity analysis
Contractual undiscounted cash flows (USD)
Less than a year	$51,097
One to five years	199,390
More than 5 years	–
Total undiscounted as of December 31, 2023	$250,487

ROU Asset

ROU Asset, net
ROU asset	$279,072
Amortization	(28,585)
Total net ROU Asset	$250,487

The Company paid $36,290 USD or $46,265 CAD for 2023 lease and incurred $6,801 USD or $9,178 interest expense for the year ended December 31, 2023. The currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com on December 31, 2023.

Account Name Changes and Reclassification

We reclassified certain amounts from the prior presentation to comply with the balance sheet presentation for the quarter ended June 30, 2023. We changed the presentation of the “Advance to affiliate for future services” on the balance sheet from the current assets section into a split amount of short-term amount of $2,500,000, and long-term amount that is the total amount less the short-term. We also changed the presentation of the “Advance to affiliate” on the statement of cash flows to investing activities from financing activities since it was incorrectly classified as a financing activity, per IAS 7. Prior period statements were reclassified to comply with IAS 8. There is no change due to this update.

The Company changed the account name from ‘Salaries and benefits’ to ‘Wages and benefits’, which better reflects the categories of expenses included in it.

4.ACQUISITIONS AND SALES

Acquisition of PsPortals, Inc.

On January 7, 2022, with an effective date of December 31, 2021, ZenaTech acquired all stock of PsPortals, Inc., a Delaware, United States of America, corporation. PsPortals is a principal supplier of browser-based software applications for public safety. The Company paid $900,000 USD and closing fees of $1,818 USD of which $450,000 USD was cash and issued a promissory note for $450,000 USD to its majority shareholder. The promissory note has terms of thirty-six months that begin January 1, 2022, and end December 31, 2024, and bears an interest of six percent (6%) per year.

The allocation of the purchase consideration is as follows:

Assets acquired
Cash	$567,975
Computers and equipment	44,798
Note receivable	63,195
Product development costs (Note 6)	1,048,782
Less liabilities assumed
Accounts payable	(1,721)
Deferred revenue	(595,860)
Net purchase price ($900,000 USD)	$1,127,169
Acquisition payment
Cash ($450,000 USD, less closing adjustment)	$558,414
Promissory note ($450,000 USD)	568,755
TOTAL	$1,127,169

The note payable balance was $180,351 as of March 31, 2024. The Company incurred a currency exchange loss of $5,088 on this note for the three months ended March 31, 2024. The currency exchange rate was $1 USD to $1.3539 CAD as listed on https://www.poundsterlinglive.com on March 31, 2024.

The note payable balance was $227,637 as of December 31, 2023. The Company incurred a currency exchange loss of $9,514 on this note for the year ended December 31, 2023. The currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com on December 31, 2023.

Sale of Wallet Software

ZenaTech, Inc. sold for $250,000 all ZenaPay, Inc. the wallet software assets to Epazz Limited, Ireland, a related party, on October 2, 2023. The sale was in the form of a convertible promissory note with interest rate of 8% and 10-year terms. The sale note is convertible into Common Stock at 20% discount based on average closing price of trading day. ZenaPay, Inc., a Wyoming, USA corporation is a subsidiary of ZenaTech, Inc., a British Columbia corporation that provides software and cloud-based enterprise software solutions for e-commerce industry. Epazz Limited, Ireland is a subsidiary of Epazz, Inc., a company controlled by Shaun Passley, PhD (note 15).

The Company accrued $6,837 interest income related to this note as of March 31, 2024.

5.NOTE RECEIVABLE

The John Gray Note

On January 7, 2022, with an effective date of December 31, 2021, the Company purchased PsPortals, Inc. With this purchase ZenaTech acquired a non-interest-bearing note receivable from John Gray, its former majority shareholder.

The note receivable had a balance of $12,390 USD or $16,775 as of March 31, 2024. The currency exchange rate was $1 USD to $1.3539 CAD as listed on https://www.poundsterlinglive.com on March 31, 2024.

The note receivable had a balance of $16,557 USD or $21,927 as of December 31, 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com.

6. PRODUCT DEVELOPMENT COSTS

The amounts listed in the tables below are historical amounts. As such, each type of software product development cost is presented in the acquired currency.

	Asset	Total		Total		Amortization	Total	Net Book
	Source and	Costs	Additions	Costs	Amortization	3 Mo. Ended	Amortization	Value
	Currency	12/31/2023	2024	03/31/2024	12/31/2023	03/31/2024	03/31/2024	03/31/2024
System View Software	Acquired – business combination, USD	$40,190	–	$40,190	$39,529	$661	$40,190	$–
ZigVoice Software	Acquired – business combination, USD	9,702	–	9,702	9,543	159	9,702	$–
WorkAware Software	Acquired – business combination, CAD	396,600	–	396,600	89,842	6,383	96,224	300,376
TillerStack Software	Acquired – business combination, EURO	1,584,516	–	1,584,516	312,345	25,627	337,972	1,246,544
PsPortals Software	Acquired – business combination, USD	1,048,782	–	1,048,782	139,694	17,146	156,840	891,943
Robotic Arm Technology	Acquired separately, USD	840,000	–	840,000	–	–	–	840,000
Drone Development	Developed internally, USD	1,406,960	229,992	1,636,952	–	–	–	1,376,200
Total		$5,295,990	$229,992	$5,556,742	$590,953	$49,976	$640,928	$4,655,062

Product development costs totaled $4,915,814 and includes a difference of $1,601 due to foreign currency adjustments to cost and intangible asset amortization as of March 31, 2024.

	Asset	Total		Total		Amortization	Total	Net Book
	Source and	Costs	Additions	Costs	Amortization	12 Mo. Ended	Amortization	Value
	Currency	12/31/2022	2023	12/31/2023	12/31/2022	12/31/2023	12/31/2023	12/31/2023
ZenaPay Wallet and Merchant[1]	Developed internally, CAD	$ 28,746	$ –	$ 28,746	$ 28,730	$ 16	$ 28,746	$ –
ZenaPay Plant Tracker	Developed internally, CAD	28,080	–	28,080	22,464	5,616	28,080	–
System View Software	Acquired – business combination, USD	40,190	–	40,190	31,491	8,038	39,529	661
ZigVoice Software	Acquired – business combination, USD	9,702	–	9,702	7,602	1,940	9,542	160
WorkAware Software	Acquired – business combination, CAD	396,600	–	396,600	63,402	26,440	89,842	306,758
TillerStack Software	Acquired – business combination, EURO	1,584,516	–	1,584,516	206,711	105,634	312,345	1,272,171

PsPortals Software	Acquired – business combination, USD	1,048,782	–	1,048,782	69,775	69,919	139,694	909,088
Robotic Arm Technology	Acquired separately, USD	840,000	–	840,000	–	–	–	840,000
Drone Development	Developed internally, USD	792,168	584,032	1,376,200	–	–	–	1,376,200
Total		$4,768,784	$584,032	$5,352,816	$430,175	$217,603	$647,779	$4,705,038

1 – The Company sold ZenaPay Wallet and Merchant software in October 2023 for $250,000 to Epazz Limited, Ireland, a related company; see notes 4 and 15.

Product development costs totaled $4,705,038 and includes a difference of $994 due to foreign currency adjustments to cost and intangible asset amortization as of December 31, 2023.

7.FIXED ASSETS

	As of	As of
	March 31,	December 31,
	2024	2023
Fixed assets:
Computers and equipment	$78,861	$77,768
Accumulated depreciation	(49,457)	(46,436)
Total fixed assets, net	$29,404	$31,332

Fixed assets had a currency gain of $1,093 and accumulated depreciation expense had a foreign currency gain of $427 for the three months ended March 31, 2024.

Fixed assets had a currency loss of $(985) and accumulated depreciation expense had a foreign currency loss of $(301) for the year ended December 31, 2023.

8.GOODWILL

The Company recorded goodwill of $2,468,722 associated with the PacePlus acquisition. The asset is not being amortized for financial reporting purposes (note 18).

9.SHORT-TERM DEBT

The Company has a $100,000 USD line of credit with TD Bank though its PS Portals, Inc. subsidiary classified as short-term debt. The line of credit has a variable interest rate that is renewable annually. The current interest rate is 9.25%.

The Company loaned $99,712 USD or $135,001 on March 31, 2024. The currency exchange rate was $1 USD to $1.3539 CAD as listed on https://www.poundsterlinglive.com.

The Company had loaned $99,747 USD or $132,095 on December 31, 2023. The currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com at that date.

10.LOANS PAYABLE

The Company had amounts borrowed in United States dollars, or USD. We used US dollars to describe these transactions since they were the historical amounts. When appropriate for certain year-end balance sheet information, we converted those amounts to Canada dollars, or CA dollars or $, as listed on the https://www.poundsterlinglive.com.

	As of	As of
	March 31,	December 31,
	2024	2023
Balance of loans payable:
GG Mars Capital, Inc. (note 15)	$2,849,505	$2,508,843

Star Financial Corporation (note 15)	2,250,311	1,993,072
Jennings Family Investments, Inc. (note 15)	2,563,616	2,470,429
PsPortals, Inc. acquisition note (note 4)	180,351	227,637
ProPal Investments, LLC. (note 15)	676,950	662,150
Debenture 1 – GG Mars Capital, Inc. (note 15)	137,704	–
Debenture 2 – GG Mars Capital, Inc. (note 15)	67,695	–
Debenture – Marie Pindling (note 15)	13,539	–
Debenture – Olga Passley (note 15)	13,539	–
Debenture – Yvonne Rattray (note 15)	13,539	–
Debenture – Nancy Cowden	135,390	–
Total loans payable	$8,902,139	$7,862,130

Note: See note 15 for related party notes.

Debt Financing

From time-to-time the Company has received and repaid loans from Epazz, Inc, Shaun Passley and his immediate family members, to fund operations. These related party debts are fully disclosed in note 14 below. ZenaTech has back-up lines of credit from related parties and others with an available spending limit of $17,000,000 to cover the repayment of the current portion of long-term debt, should it need it.

Epazz, Inc. Convertible Line of Credit

On June 1, 2018 the Company and Epazz, Inc., a related party, entered into a convertible line of credit agreement whereby Epazz agreed to advance funds of up to $400,000 USD to the Company as needed for acquisitions and working capital needs. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. The agreement expires on December 31, 2025, and carries an interest rate of 6% on unpaid funds. No payments are due to Epazz on balances of $400,000 USD or less until the expiration of the agreement. Interest on the note is rolled into the principal amount on a quarterly basis. Provided that the Company is not in default, the agreement can be renewed for ten additional twelve-months periods.

The total amount available to borrow was $400,000 USD or $529,720 as of March 31, 2024. The currency exchange rate used in calculations was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com.

The total amount available to borrow was $400,000 USD or $529,720 as of December 31, 2023. The currency exchange rate used in calculations was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com.

There were no borrowings outstanding under this agreement as of March 31, 2024, or December 31, 2023.

GG Mars Capital, Inc. Convertible Line of Credit

The Company entered into an agreement with GG Mars Capital, Inc. (“GG Mars Capital” or “Lender”), a related party, for a convertible line of credit on August 1, 2019 (note 10). The Company issued GG Mars Capital a promissory note for $100,000 USD with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. The principal amount of this loan shall be due and payable on July 31, 2022. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2019. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. GG Mars Capital has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. GG Mars Capital, Inc. is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. The Company borrowed $295,000 USD from GG Mars Capital and issued GG Mars Capital a promissory note for $295,000 USD and a simple interest rate of six percent (6%) per annum on August 1, 2020. On March 1, 2021 both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. GG Mars Capital converted $800,000 USD of the convertible line of credit debt into the Company’s common stock on February 1, 2022 (note 12). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

The total amount available to borrow was $6,000,000 USD or $8,123,400 and the amount drawn on the note was $2,104,418 USD or $2,849,172 as of March 31, 2024. The Company had an accrued interest expense of $41,049 and GG Mars Capital had an unrealized currency loss of $56,256 during this period. The currency exchange rate was $1 USD to $1.3539 CAD as listed on https://www.poundsterlinglive.com on March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible Debt’ table below.

The total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,894,467 USD or $2,508,843 as of December 31, 2023. The Company had an accrued interest expense of $104,464 and GG Mars Capital had an unrealized currency loss of $34,122 during 2023. The currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com on December 31, 2023. See the number of shares this indenture can convert into in the ‘Convertible Debt’ table below.

Star Financial Corporation Convertible Line of Credit

The Company entered into an agreement with Star Financial Corporation (“Star Financial Corporation”), a related party, for a convertible line of credit on August 1, 2019 (note 15). The Company issued Star Financial Corporation a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) months maturity date and no covenants. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2020. Star Financial Corporation has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. Star Financial Corporation is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. Both parties agreed to increase the amount to $500,000 USD on July 1, 2020. The Company borrowed $149,000 USD from Star Financial Corporation and issued Star Financial Corporation a promissory note for $149,000 USD and a simple interest rate of six percent (6%) per annum on August 1, 2020. The principal amount of this loan shall be due and payable on July 31, 2022. Both parties amended the note on March 1, 2021, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. Star Financial Corporation converted $720,000 USD of the convertible line of credit debt into the Company’s common stock on February 1, 2022 (notes 11 and 15). Both parties amended the note on November 30, 2023 which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

The total amount available to borrow was $6,000,000 USD or $8,123,400 and the amount drawn on the note was $1,662,095 USD or $2,250,311 as of March 31, 2024. The Company had an accrued interest expense of $32,076 USD and Star Financial Corporation had an unrealized currency loss of $44,688 during this period. The currency exchange rate was $1 USD to $1.3539 CAD as listed on https://www.poundsterlinglive.com on March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible Debt’ table below.

The total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,505,000 USD or $1,993,072 as of December 31 ,2023. The Company had an accrued interest expense of $88,427, and Star Financial Corporation had an unrealized currency loss of $(23,669) during 2023. The currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com on December 31, 2023. See the number of shares this indenture can convert into in the ‘Convertible Debt’ table below.

Jennings Family Investments, Inc. Convertible Line of Credit

The Company entered into an agreement with Cloud Builder, Inc. (“Cloud Builder”) for a convertible line of credit of $100,000 USD on August 1, 2019. Cloud Builder was controlled by the Company’s Chief Financial Officer. Cloud Builder, Inc. assigned the note to Jennings Family Investments, Inc on August 1, 2023. The Company issued the Lender a promissory note for $100,000 USD and a simple interest rate of six percent (6%) per annum and no covenants. The principal amount of this loan shall be due and payable in the first month after any amount is borrowed. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting the first of the following month. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. The Lender has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. Both parties amended the note on August 1. 2020, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. The Lender converted $640,000 USD of the convertible line of credit debt into the Company’s common stock on February 1, 2022. Both parties amended the note on November 30, 2023, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

The total amount available was $6,000,000 USD or $8,123,400 and the amount drawn was $1,893,505 USD or $2,563,616. The Company had accrued interest expense of $37,804 as of March 31, 2024. Jennigs Family Investments had an unrealized currency loss of $(55,383). The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible Debt’ table below.

The total amount available was $6,000,000 USD or $7,975,800 and the amount drawn was $1,865,460 USD or $2,470,429 as of December 31, 2023. The Company had accrued interest expense of $37,660. The lender had an unrealized currency loss of $(703). The currency exchange rate was $1 USD to $1.3243 CAD on December 31, 2023, as listed on https://www.poundsterlinglive.com. See the number of shares this indenture can convert into in the ‘Convertible Debt’ table below.

PsPortals, Inc. Note

ZenaTech acquired all stock of PsPortals, Inc., a Delaware corporation for $901,818 USD, on January 7, 2022, with an effective date of December 31, 2021. The Company paid $450,000 USD in cash and issued a three-year promissory note that began January 1, 2022 for $568,755 USD, which includes additional interest of six percent (6%) per year, has a maturity date of December 31, 2024 and is payable to its former shareholders.

The outstanding balance on this loan was $180,351 as of March 31, 2024. The Company paid $52,374 to former PsPortals shareholders and had a currency exchange loss of $5,088. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The outstanding balance on this loan was $227,637 as of December 31, 2023. The Company paid $181,417 to former PsPortals shareholders and had a currency exchange loss of $9,514. The currency exchange rate was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com on December 31, 2023.

Propal Investments LLC Loan

The Company secured a $500,000 USD or $677,550, three-year loan from Propal Investments, LLC on December 15, 2022. Interest payments are paid on the 10th of each month and the principal is due December 14, 2025. This loan carries 20 units of debt and one unit contains $25,000 USD or $33,878 unit of debenture, which equals $500,000 USD or $677,550. Each one unit of debenture carries an annual rate of fourteen percent (14%), paid monthly and no prepayment penalty. Every $2.00 USD or $2.71 of debenture comes with a warrant to purchase one share of the company’s common stock at a share price of $2.00 USD or $2.71, up to 250,000 shares at par value of $0.05. The warrants expire three years after the Company listing on a recognized state exchange. The loan also has a minimum conversion amount of $25,000 USD or $33,878 or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal to the greater of twenty-five (25%) of a debenture holder’s initial investment of $25,000 USD or $33,878. The conversion price after applying the twenty percent (20%) discount must be equal to or greater than $0.75 USD or $1.02. The loan has a personal guarantee by James A. Sherman, the Company’s Chief Financial Officer and Director (note 15). For the foreign currency conversions above we used the currency exchange rate of $1 USD to $1.3551 CAD as of December 31, 2022 and as listed by www.poundsterlinglive.com. This loan can convert to 250,000 warrants, see note 11.

The Company’s outstanding balance on this loan was $500,000 USD or $676,950 and it incurred an unrealized currency exchange loss of $(14,800) related to this loan as of March 31, 2024. There were no payments made for the three months ended March 31, 2024. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $500,000 USD or $662,150 and it incurred an unrealized currency exchange loss of $(15,400) related to this loan as December 31, 2023. There were no payments made for the year ended December 31, 2023. The currency exchange rate was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com on December 31, 2023.

GG Mars Capital, Inc. Debenture 1

The Company secured a $100,000 USD or $135,390, three-year loan from GG Mars Capital, Inc. on January 9, 2024. GG Mars Capital, Inc. is a related party, see note 15. The principal is due January 8, 2027. This loan carries 20 units, and one unit contains $5,000 USD or $6,770 unit of debenture, which equals $100,000 USD or $135,390. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or $6,770, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $25,000 USD or $37,848. The conversion price after applying the twenty percent (20%) discount off the market price. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $100,000 USD or $135,390 and made interest payments of $2,314 related to this loan as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible debt’ table below.

GG Mars Capital, Inc. $50,000 Debenture 2

The Company secured a $50,000 USD or $67,695, three-year loan from GG Mars Capital, Inc. on January 9, 2024. GG Mars Capital, Inc. is a related party, see note 15. The principal is due January 8, 2027. This loan carries 10 units, and one unit contains $5,000 USD or $6,770 unit of debenture, which equals $50,000 USD or $67,695. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or $6,770, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $25,000 USD or $37,848. The conversion price after applying the twenty percent (20%) discount off the market price. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $50,000 USD or $67,695 and made no interest payments related to this loan as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible debt’ table below.

Marie Pindling Debenture

The Company secured a $10,000 USD or $13,539, three-year loan from Marie Pindling on January 9, 2024. Marie Pindling is a related party, see note 15. The principal is due January 8, 2027. This loan carries 2 units, and one unit contains $5,000 USD or $6,770 unit of debenture, which equals $10,000 USD or $13,539. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or $6,770, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $25,000 USD or $37,848. The conversion price after applying the twenty percent (20%) discount off the market price. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $10,000 USD or $13,539 and made no interest payments related to this loan as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible debt’ table below.

Olga Passley Debenture

The Company secured a $10,000 USD or $13,539, three-year loan from Olga Passley on January 9, 2024. Olga Passley is a related party, see note 15. The principal is due January 8, 2027. This loan carries 2 units, and one unit contains $5,000 USD or $6,770 unit of debenture, which equals $10,000 USD or $13,539. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or $6,770, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $25,000 USD or $37,848. The conversion price after applying the twenty percent (20%) discount off the market price. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $10,000 USD or $13,539 and made no interest payments related to this loan as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible debt’ table below.

Yvonne Rattray Debenture

The Company secured a $10,000 USD or $13,539, three-year loan from Yvonne Rattray on January 11, 2024. Yvonne Rattray is a related party, see note 15. The principal is due January 10, 2027. This loan carries 2 units, and one unit contains $5,000 USD or $6,770 unit of debenture, which equals $10,000 USD or $13,539. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or $6,770, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $25,000 USD or $37,848. The conversion price after applying the twenty percent (20%) discount off the market price. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $10,000 USD or $13,539 and made no interest payments related to this loan as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible debt’ table below.

Nancy Cowden Debenture

The Company secured a $1,000,000 USD or $1,323,400, three-year loan from Nancy Cowden on March 14, 2024. The principal is due March 15, 2027. This loan carries 200 units, and one unit contains $5,000 USD or $6,622 unit of debenture, which equals $1,000,000 USD or $1,362,600. The subscriber will wire $100,00 upon the execution of the agreement and will wire the remaining $900,000 upon the SEC sending a completed review letter which means the registration statement is effective and approved. Each one unit of debenture carries an annual rate of ten percent (10%) monthly converted into additional principal each month. The loan also has a minimum conversion amount of $25,000 USD or $33,118, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $100,000 USD or $135,390. The conversion price after applying the twenty percent (20%) discount off the market price.

See the number of shares this indenture can convert into in the ‘Convertible debt’ table below.

The Company’s outstanding balance on this debt was $100,000 USD or $135,734 as of March 31, 2024. ZenaTech incurred an interest expense of $334 related to this loan during this period.

Convertible Debt

The total number of shares the Company can convert to all its debt into is 5,531,030 as of March 31, 2024. See table below for debt itemization. All amounts are in CAD.

	As of	Number
	March 31,	of
	2024	Shares
GG Mars Capital, Inc. – convertible debt	$2,849,172	1,823,470
Star Financial Corporation – convertible debt	2,250,311	1,440,199
Jennings Family Investments, Inc. – convertible debt	2,563,616	1,640,714
GG Mars Capital, Inc. – debenture 1	137,704	88,130
GG Mars Capital, Inc. – debenture 2	67,695	43,325
Marie Pindling debenture	13,539	8,665
Olga Passley debenture	13,539	8,665
Yvonne Rattray debenture	13,539	8,665
Nancy Cowden debenture	135,724	86,863
ProPal Investments, LLC – warrants	676,950	250,000
Warrants, other	132,333	132,333
Total number of Company’s shares debt can convert to		5,531,030

We used a $0.80 price per share for the debt or warrants conversion, the price of the last trading as of February 7, 2024.

11.SHARE CAPITAL

Authorized Common Stock

The Company is authorized to issue an unlimited number of Common Shares with a par value of $0.05.

Holders of Common Shares are entitled to one vote per share upon all matters on which they have the right to vote. The Common Shares do not have pre-emptive rights, conversion rights or exchange rights and are not subject to redemption, retraction, purchase for cancellation or surrender provisions. The Company may, if authorized by the directors, purchase or otherwise acquire any of its Common Shares at a price and upon the terms determined by the directors. There are no sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no provisions which are capable of requiring a security holder to contribute additional capital. Holders of the Common Shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of dissolution or winding up of the affairs of the Company, holders of the Common Shares are entitled to share ratably in all assets of the Company remaining after payment of all amounts due to creditors.

Issued and Outstanding

The Company issued 1,000,000 common shares of the Company to Maxim Group, Inc. on February 7, 2024 for advisory services in connection with its Nasdaq listing at a price of $0.80 per share.

The Company issued 20,000 common shares of the Company to Yvonne Rattray on February 7, 2024 for services as director of the Company at a price of $0.80 per share (notes 12 and 15).

The Company issued 20,000 common shares of the Company to Neville Brown on February 7, 2024 for services as director of the Company at a price of $0.80 per share (notes 12 and 15).

The Company’s outstanding share capital was 102,099,094 common shares of stock as of March 31, 2024.

The Company’s outstanding share capital was 101,059,094 common shares of stock as of December 31, 2023.

Warrants Outstanding

The Company issued 132,333 warrants on September 19, 2020 upon conversion of subscription receipts issued on September 19, 2019.  Each warrant is exercisable into one common share at a price of $0.35 per share for a period of 2 years from the date that the shares are listed on a recognized stock exchange.

The Company has 250,000 warrants outstanding from the agreement with Propal Investments, LLC.

The Company secured a $500,000 USD or $677,550, three-year loan from Propal Investments, LLC on December 15, 2022. Interest payments are paid on the 10th of each month and the principal is due December 14, 2025. This loan carries 20 units of debt and one unit contains $25,000 USD or $33,878 unit of debenture, which equals $500,000 USD or $677,550. Each one unit of debenture carries an annual rate of fourteen percent (14%), paid monthly and no prepayment penalty. Every $2.00 USD or $2.71 of debenture comes with a warrant to purchase one share of the company’s common stock at a share price of $2.00 USD or $2.71, up to 250,000 shares at par value of $0.05. The warrants expire three years after the Company listing on a recognized state exchange. The loan also has a minimum conversion amount of $25,000 USD or $33,878 or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal to the greater of twenty-five (25%) of a debenture holder’s initial investment of $25,000 USD or $33,878. The conversion price after applying the twenty percent (20%) discount must be equal to or greater than $0.75 USD or $1.02. The loan has a personal guarantee by James A. Sherman, the Company’s Chief Financial Officer and Director (note 15). For the foreign currency conversions above we used the currency exchange rate of $1 USD to $1.3551 CAD as of December 31, 2022 and as listed by www.poundsterlinglive.com.

12.STOCK COMPENSATION

The Company has a Compensation Package for Directors and Executives. Elements of compensation awarded to, earned by or paid to each of our directors and executive officers who served during the last two financial years. This compensation discussion considers the size and stage of development of the Company to date.

As of December 31, 2022, the named executive officers of the Company were Shaun Passley, PhD as Chief Executive Officer, and James Sherman as Chief Financial Officer (the “Named Executive Officers”). Mr. Passley and Mr. Sherman are expected to be the only Named Executive Officers for the current fiscal year as well.

In assessing the compensation of its Named Executive Officers, the Company’s objectives have been to retain and motivate a highly talented executive team, allowing the Company to develop, evolve and achieve business and financial objectives. We believe compensation should be structured to ensure that a significant portion of an executive's compensation opportunity is at risk and related to factors that influence shareholder value.

The Company issued 20,000 common shares of the Company to each of Yvonne Rattray and Neville Brown for services as directors of the Company on February 7, 2024 at a price of $0.80 per share (notes 11 and 15).

No other compensation was provided to key management personnel for the years ended December 31, 2023, and 2022 (note 15). The Company and Shaun Passley, PhD agreed to forego his salary from inception until March 31, 2024.

13.FINANCIAL INSTRUMENTS

The Company’s consolidated financial instruments include accounts receivable, accounts payable, a note receivable, and loans payable. The carrying value of accounts receivable and accounts payable as presented in these consolidated financial statements are reasonable estimates of fair values due to the relatively short periods to maturity and the terms of these instruments.

Financial instruments must be classified at one of three levels within a fair value hierarchy according to the relative reliability of the inputs used to estimate their values. The three levels of the hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets for identical assets and liabilities;

Level 2: Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3: Inputs that are not based on observable market data.

Risk Exposure and Management

The Company is exposed to various financial instrument risks and continuously assesses the impact and likelihood of this exposure. These risks include credit risk, liquidity risk, interest rate risk and currency risk.  Where material these risks are reviewed and monitored by the Board of Directors.

Credit Risk

Credit risk arises from the non-performance by counterparties of contractual financial obligations resulting in financial loss to the Company. Management believes the risk of loss to be minimal.

Liquidity Risk

Liquidity risk refers to the risk that the Company will not be able to meet its financial obligations when they become due or can only do so at excessive cost. The Company had a working capital of $2,259,833 as of March 31, 2024. All the Company’s financial liabilities have contractual maturities of less than 30 days and are subject to normal trade terms. Therefore, the Company is not exposed to any significant liquidity risk.

Interest Rate Risk

Interest risk is the risk that the fair value or future cash flows will fluctuate because of changes in market risk. The Company’s accounts receivable currently bears no interest. The Company is not exposed to any interest rate risk.

Currency Risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.  The Company’s exposure to currency risk is limited to cash, accounts receivable, notes receivable, accounts payable and loans payable denominated in United States of America dollars. The Company does not enter into derivative financial instruments contracts to mitigate foreign exchange risk.

14.CAPITAL MANAGEMENT

The Company has operations generating positive cash flow but still depends on financing through debt and equity to fund its long-term investments, primarily drone investment and distribution activities. The speed at which the Company will grow its drone sales will depend on the amount of financing the Company will be able to secure. The capital structure of the Company consists of shareholders’ equity, which is comprised of share capital and deficit. The Board of Directors does not establish quantitative return on capital criteria for management due to the nature of the Company’s business. The Company does not pay dividends and is not exposed to any externally imposed capital requirements. There were no changes in the Company’s approach to capital management for the years ended December 31, 2023, and 2022 respectively.

15.RELATED PARTY TRANSACTIONS

We organized the related party transactions by total as of March 31, 2024, in the table below according with IAS 24, paragraph 18. Readers should refer to the notes following the table for a detailed description of all related party transactions.

Para 18	Related Party	Nature of the Relationship	Information of the Transaction	Total Shares of Stock Owned as of March 31, 2024	Total Amount of Transactions in US or CA Dollars as of March 31, 2024	Total Outstanding Balance in US or CAD dollars as of March 31, 2024
1	Shaun Passley, PhD	CEO, Chairman of the BOD, controlling common stock ownership with Epazz	Stock ownership	29,018,756	–	–
2	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	Stock ownership	29,803,808	–	–
3	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	$400,000 USD note payable, currently not used	–	–	–
4	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	Advance to affiliate for future services[1]	–	$8,261,259 CAD	$8,261,259 CAD
5	Ameritek Ventures, Inc.	Shaun Passley owns Ameritek Ventures’ voting stock	Stock ownership	3,500,000	–	–
7	GG Mars Capital, Inc.	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Stock ownership	9,819,130	–	–

8	GG Mars Capital, Inc.[2]	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Convertible line of credit	–	$2,849,172 CAD	2,849,172 CAD
9	GG Mars Capital, Inc.	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Debentures 1 and 2	–	$150,000 USD	205,339 CAD
10	Vivienne Passley	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Stock ownership	1,000	–	–
11	Star Financial Corporation	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Stock ownership	9,900,691	–	–
12	Star Financial Corporation[3]	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Convertible line of credit	–	$2,250,311 CAD	2,250,311 CAD
13	Fay Passley	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Stock ownership	1,000	–	–
14	Epazz, Limited	A subsidiary of Epazz, Inc. Epazz, Inc. and Shaun Passley, PhD. have controlling common stock ownership	Note receivable from affiliate[4]		$341,850 CAD	$341,850 CAD
15	James A. Sherman	Chief Financial Officer	Stock ownership	2,170,000	–	–
16	Craig Passley	Board member, Shaun Passley's family member	Stock ownership	560,001	–	–
17	Paul Piekos	Director and board member	Stock ownership	224,000	–	–
18	Thomas Burns	Director and board member	Stock ownership	224,000	–	–
19	Neville Brown	Director and board member	Stock ownership	20,000	–	–
20	Yvonne Rattray	Director and board member	Stock ownership	20,000	–	–
21	Yvonne Rattray	Director and board member	Debenture		$10,000 USD	$13,359 CAD
22	Marie Pindling	Shaun Passley’s family member	Debenture		$10,000 USD	$13,359 CAD
23	Olga Passley	Shaun Passley’s family member	Debenture		$10,000 USD	$13,359 CAD
24	Epazz, Inc. or its subsidiaries[5]	Epazz, Inc. has controlling common stock ownership of ZenaTech with Shaun Passley, PhD	Programming and support, salaries and wages, legal and professional services	–	$237,008 CAD

1 – Advance to affiliate for future services, see ‘Advance to affiliate for future services’ below.

2 – This agreement was negotiated by Dr. Passley with a member of his family and may not be as favorable to the Company as if it had been negotiated at arm’s length with an unaffiliated party.

3 – This agreement was negotiated by Dr. Passley with a member of his family and may not be as favorable to the Company as if it had been negotiated at arm’s length with an unaffiliated party.

4 – See note 4 and ‘Sale of ZenaPay, Inc wallet software’ below.

5 – For itemized description by category, see ‘Other payments to affiliates’ below.

There are no commitments, doubtful accounts, and provision related to any of the outstanding balances due from related parties listed above.

Stock Ownership Following Company Spin-Off

On November 18, 2018, the Company was restructured as a way of stock dividend to Epazz shareholders. Shaun Passley, PhD and Epazz, Inc. commonly own 57.6% of the Company’s common stock after the spin-off and subsequent common shares distributions.

Management Services Agreement

The Company entered into a management services agreement with Epazz on November 18, 2018, in connection with the spin-off, pursuant to which Epazz agreed to provide certain management services to ZenaTech, including for labor, office space, hosting, travel, banking, and business development, and the Company agreed to pay Epazz a 45 percent (45%) markup on all expenses incurred in providing the services to ZenaTech. The parties amended the agreement to change the markup from 45% to 20% starting January 31, 2019. Under the agreement the Company agreed to indemnify Epazz for losses incurred by it in connection with the provision of the services to the Company, except to the extent those losses result from the willful misconduct of Epazz. The agreement has a 20-year term. However, the agreement may be terminated at any time by the mutual consent of the parties. All funds due from Epazz, Inc. represent advances for programming, support, and management fees on the statement of net income or loss. The Company will realize this asset through services rendered by Epazz during 2024 and 2025.

Under this agreement the Company pays Epazz for management, programming, support and various office operating costs. There were no payroll and programming and support fees for the three months ended March 31, 2024, or the year ended December 31, 2023.

Directors’ Stock Compensation

Key management personnel are those people that have the authority and responsibility for planning, directing, and controlling the activities of the Company directly and indirectly. Key management personnel include the Company’s directors and members of the senior management group. The Company offers its directors and officers only stock compensation for their services. Neither officers nor board of directors are paid salaries. The stock awards are recognized as an expense at the time of granting and for each period are described below.

The Company issued 40,000 common shares of the Company, representing 20,000 to each of Yvonne Rattray and Neville Brown for services as directors of the Company on February 7, 2024 at a price of $0.80 per share (notes 11 and 12).

The Company and Shaun Passley, PhD agreed to forego his salary from inception until March 31, 2024.

No other compensation was provided to key management personnel for the years ended December 31, 2023

Advance to Affiliate for Future Services

As an operation process ZenaTech advances funds to Epazz, Inc. These funds are relating to the Management Services Agreement with Epazz and are restricted for the use and benefit of ZenaTech. Funds advanced to Epazz are designed to be consumed through services provided by Epazz for the benefit of ZenaTech. Epazz is paying for product development costs, professional fees, wages and benefits, and other general and administrative costs. Funds are settled on a daily or weekly basis. The Company has the right to enforce repayment of these funds from Epazz.

The management services agreement is similar to software as a service, in which Epazz not only provides the labor but also the equipment and facilities. The Company prepays Epazz to acquire the equipment and facilities, and then the equipment and facilities are provided as services that correspond with our labor needs. The amount of the equipment and facilities is recorded over time as the labor uses the equipment and facilities, as a single fee per contractor.

The Company is using the management service agreement as opposed to establishing our own facility in offshore locations for the reasons that it is very time-consuming, the cost would be much greater, it is difficult to establish entities in foreign countries and establish banking relations difficult, and hiring foreign personnel which speaks different languages would cause communication issues. Furthermore, the foreign market would see ZenaDrone as a start-up company versus Epazz which has been well established in the offshore market for over a decade.

The Company increased the number of contractors during the quarter ended March 31, since the Company’s drone products are transitioning from research and development projects to manufacturing. The additional 20 contractors are manufacturing technicians.

Through management service agreement there is a new manufacturing facility in Lahore, Pakistan. Epazz leased the facility, did leasehold improvements and purchased all of the equipment, tools, vehicles, supplies and materials needed to begin to manufacture the drones. These are upfront investments, which the Company prepaid as services which will be expensed monthly as the contractor uses the equipment and facilities to produce the drones.

The total advances to Epazz for future services was $7,926,246 as of March 31, 2024. Of this amount $2,262,992 was included in current assets and $5,663,254 was included in the long-term assets. The current amount is expected to be provided in services by Epazz within a twelve (12) month period based on the current projected needs of the Company. The long-term amount will be paid back in services or cash.

The table below summarizes the changes in the advance and note to affiliates for the three months ended March 31, 2024:

	Activity	Short-term	Long-term	Notes Receivable
	Type	Advance	Advance	from Affiliates
Balances as of December 31, 2023		$2,500,000	$4,623,155	$341,850

Additions to the advance to affiliates during the year
Advances to Epazz, Inc. during the year	(A)	–	1,040,099	–
Total additions during the year		–	1,040,099	–
Less, services provided by Epazz, Inc. during the year
Programming and support fees	(A)	4,117
Wages and benefits	(A)	4,500	–	–
Product development costs	(B)	228,391	–	–
Total services provided during the year		237,008	–	–

Balances as of March 31, 2024		$2,262,992	$5,663,254	$341,850

Activity type:

(A)Operating expense

(B)Long-term asset for drone development.

The total advances to Epazz for future services was $7,465,005 as of December 31, 2023. Of this amount $2,500,000 is included in current assets and $4,480,126 is included in the long-term assets. The current amount is expected to be provided in services by Epazz within a twelve (12) month period based on the current projected needs of the Company. The Company deducts every quarter the expenses from the $2,500,000 current assets then the Company debits long-term assets at the end of the quarter and credits current assets. The amount is based on what the Company needs, but the Company expected that $2,500,000 will be for a twelve-month (12) period based on the current projected needs of the Company. The Company is planning for a ramp-up period as manufacturing of the drones starts. Therefore, the Current asset amount will most likely increase.

The table below summarizes the changes in the advance and note to affiliates for the year ended December 31, 2023:

	Activity	Short-term	Long-term	Notes Receivable
	Type	Advance	Advance	from Affiliates
Balances as of December 31, 2022		$2,500,000	$2,336,623	$–

Additions to the advance to affiliates during the year
Advances to Epazz, Inc. during the year	(A)	–	2,545,124	–
Sale of ZenaPay, Inc. to Epazz, Inc.	(B)	–	–	341,850
Total additions during the year		–	2,545,124	341,850
Less, services provided by Epazz, Inc. during the year
Wages and benefits	(A)	236,884	–	–
Product development costs	(B)	21,708	–	–
Total services provided during the year		258,592	–	–

Adjustment for expected services provided in the next 12-months	(A)	258,592	(258,592)	–

Balances as of December 31, 2023		$2,500,000	$4,623,155	$341,850

Activity types in the table above are,

(C)Operating activity, and

(D)Investing activity.

Sale of ZenaPay, Inc. Wallet Software

ZenaTech, Inc. sold for $250,000 all ZenaPay, Inc. the wallet software assets to Epazz Limited, Ireland, a related party, on October 2, 2023. The sale was in the form of a convertible promissory note with interest rate of 8% and 10-year terms. The sale note is convertible into Common Stock at 20% discount based on average closing price of trading day. ZenaPay, Inc., a Wyoming, USA corporation is a subsidiary of ZenaTech, Inc., a British Columbia corporation that provides software and cloud-based enterprise software solutions for e-commerce industry. Epazz Limited, Ireland is a subsidiary of Epazz, Inc., a company controlled by Shaun Passley, PhD (note 4).

Other Payments to Affiliates

Out of $257,884 representing total balance that the Company paid Epazz or its subsidiaries during the year ended December 31, 2023, $236,884 was advanced for salaries to Epazz Research and Development and $21,708, or $15,891 USD was paid for programming and support.

Debt Financing

From time-to-time we have received and repaid loans from our CEO and his immediate family members to fund operations. These related party debts are fully disclosed in Note 9 and below. ZenaTech has back-up lines of credit from related parties with an available spending limit of $17,000,000 to cover the repayment of the current portion of long-term debt, should it need it.

Epazz, Inc. convertible line of credit

The Company and Epazz, Inc., a related party, entered into a convertible line of credit agreement on June 1, 2028, whereby Epazz agreed to advance funds of up to $400,000 USD to the Company as needed for acquisitions and working capital needs. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. The agreement expires on December 31, 2025, and carries an interest rate of 6% on unpaid funds. No payments are due to Epazz on balances of $400,000 USD or less until the expiration of the agreement. Interest on the note is rolled into the principal amount on a quarterly basis. Provided that the Company is not in default, the agreement can be renewed for ten additional twelve-months periods. On October 25, 2020, Epazz and the Company agreed to convert $270,805 USD of this line of credit to 1,128,353 common shares at a price of $0.24 per share (notes 10 and 12).

The total amount available to borrow was $400,000 USD or $541,560 as of March 31, 2024. The currency exchange rate used in calculations was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com.

The total amount available to borrow was $400,000 USD or $529,720 as of December 31, 2023. The currency exchange rate used in calculations was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com.

There are no borrowings outstanding under this agreement as of March 31, 2024 and December 31, 2023.

GG Mars Capital, Inc. Convertible Line of Credit

The Company entered into an agreement with GG Mars Capital, Inc. (“GG Mars Capital” or “Lender”), a related party, for a convertible line of credit on August 1, 2019 (note 10). The Company issued GG Mars Capital a promissory note for $100,000 USD with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. The principal amount of this loan shall be due and payable on July 31, 2022. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2019. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. GG Mars Capital has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. GG Mars Capital, Inc. is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. The Company borrowed $295,000 USD from GG Mars Capital and issued GG Mars Capital a promissory note for $295,000 USD and a simple interest rate of six percent (6%) per annum on August 1, 2020. On March 1, 2021 both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. GG Mars Capital converted $800,000 USD of the convertible line of credit debt into the Company’s common stock on February 1, 2022 (note 12). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

The total amount available to borrow was $6,000,000 USD or $8,123,400 and the amount drawn on the note was $2,104,418 USD or $2,849,172 as of March 31, 2024. The Company had an accrued interest expense of $41,049 and GG Mars Capital had an unrealized currency loss of $56,256 during this period. The currency exchange rate was $1 USD to $1.3539 CAD as listed on https://www.poundsterlinglive.com on March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible Debt’ table in note 10.

The total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,894,467 USD or $2,508,843 as of December 31, 2023. The Company had an accrued interest expense of $104,464 and GG Mars Capital had an unrealized currency loss of $34,122 during 2023. The currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com on December 31, 2023. See the number of shares this indenture can convert into in the ‘Convertible Debt’ table in note 10.

Star Financial Corporation Convertible Line of Credit

The Company entered into an agreement with Star Financial Corporation (“Star Financial Corporation”), a related party, for a convertible line of credit on August 1, 2019 (note 15). The Company issued Star Financial Corporation a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) months maturity date and no covenants. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2020. Star Financial Corporation has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. Star Financial Corporation is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. Both parties agreed to increase the amount to $500,000 USD on July 1, 2020. The Company borrowed $149,000 USD from Star Financial Corporation and issued Star Financial Corporation a promissory note for $149,000 USD and a simple interest rate of six percent (6%) per annum on August 1, 2020. The principal amount of this loan shall be due and payable on July 31, 2022. Both parties amended the note on March 1, 2021, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. Star Financial Corporation converted $720,000 USD of the convertible line of credit debt into the Company’s common stock on February 1, 2022 (notes 11 and 15). Both parties amended the note on November 30, 2023 which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

The total amount available to borrow was $6,000,000 USD or $8,123,400 and the amount drawn on the note was $1,662,095 USD or $2,250,311 as of March 31, 2024. The Company had an accrued interest expense of $32,076 USD and Star Financial Corporation had an unrealized currency loss of $44,688 during this period. The currency exchange rate was $1 USD to $1.3539 CAD as listed on https://www.poundsterlinglive.com on March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible Debt’ table in note 10.

The total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,505,000 USD or $1,993,072 as of December 31 ,2023. The Company had an accrued interest expense of $88,427, and Star Financial Corporation had an unrealized currency loss of $(23,669) during 2023. The currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com on December 31, 2023. See the number of shares this indenture can convert into in the ‘Convertible Debt’ table in note 10.

Propal Investments LLC Loan

The Company secured a $500,000 USD or $677,550, three-year loan from Propal Investments, LLC on December 15, 2022. Interest payments are paid on the 10th of each month and the principal is due December 14, 2025. This loan carries 20 units of debt, and one unit contains $25,000 USD or $33,878 unit of debenture, which equals $500,000 USD or $677,550. Each one unit of debenture carries an annual rate of fourteen percent (14%), paid monthly and no prepayment penalty. Every $2.00 USD or $2.71 of debenture comes with a warrant to purchase one share of the company’s common stock at a share price of $2.00 USD or $2.71, up to 250,000 shares at par value of $0.05. The warrants expire three years after the Company listing on a recognized state exchange. The loan also has a minimum conversion amount of $25,000 USD or $33,878 or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal to the greater of twenty-five (25%) of a debenture holder’s initial investment of $25,000 USD or $33,878. The conversion price after applying the twenty percent (20%) discount must be equal to or greater than $0.75 USD or $1.02. The loan has a personal guarantee by James A. Sherman, the Company’s Chief Financial Officer and Director. For the foreign currency conversions above we used the currency exchange rate of $1 USD to $1.3551 CAD as of December 31, 2022, as listed by www.poundsterlinglive.com. This loan can convert to 250,000 warrants (note 11).

The Company’s outstanding balance on this loan was $500,000 USD or $676,950 and it incurred an unrealized currency exchange loss of $(14,800) related to this loan as of March 31, 2024. There were no payments made for the three months ended March 31, 2024. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $500,000 USD or $662,150 and it incurred an unrealized currency exchange loss of $(15,400) related to this loan as December 31, 2023. There were no payments made for the year ended December 31, 2023. The currency exchange rate was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com on December 31, 2023.

GG Mars Capital, Inc.  Debenture 1

The Company secured a $100,000 USD or $135,390, three-year loan from GG Mars Capital, Inc. on January 9, 2024. GG Mars Capital, Inc. is a related party, see note 15. The principal is due January 8, 2027. This loan carries 20 units, and one unit contains $5,000 USD or $6,770 unit of debenture, which equals $100,000 USD or $135,390. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or $6,770, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $25,000 USD or $37,848. The conversion price after applying the twenty percent (20%) discount off the market price. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $100,000 USD or $135,390 and made interest payments of $2,314 related to this loan as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible debt’ table in note 10.

GG Mars Capital, Inc. $50,000 Debenture 2

The Company secured a $50,000 USD or $67,695, three-year loan from GG Mars Capital, Inc. on January 9, 2024. GG Mars Capital, Inc. is a related party, see note 15. The principal is due January 8, 2027. This loan carries 10 units, and one unit contains $5,000 USD or $6,770 unit of debenture, which equals $50,000 USD or $67,695. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or $6,770, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $25,000 USD or $37,848. The conversion price after applying the twenty percent (20%) discount off the market price. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $50,000 USD or $67,695 and made no interest payments related to this loan as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible debt’ table in note 10.

Marie Pindling Debenture

The Company secured a $10,000 USD or $13,539, three-year loan from Marie Pindling on January 9, 2024. Marie Pindling is a related party, see note 15. The principal is due January 8, 2027. This loan carries 2 units, and one unit contains $5,000 USD or $6,770 unit of debenture, which equals $10,000 USD or $13,539. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or $6,770, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $25,000 USD or $37,848. The conversion price after applying the twenty percent (20%) discount off the market price. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $10,000 USD or $13,539 and made no interest payments related to this loan as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible debt’ table in note 10.

Olga Passley Debenture

The Company secured a $10,000 USD or $13,539, three-year loan from Olga Passley on January 9, 2024. Olga Passley is a related party, see note 15. The principal is due January 8, 2027. This loan carries 2 units, and one unit contains $5,000 USD or $6,770 unit of debenture, which equals $10,000 USD or $13,539. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or $6,770, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $25,000 USD or $37,848. The conversion price after applying the twenty percent (20%) discount off the market price. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $10,000 USD or $13,539 and made no interest payments related to this loan as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible debt’ table in note 10.

Yvonne Rattray Debenture

The Company secured a $10,000 USD or $13,539, three-year loan from Yvonne Rattray on January 11, 2024. Yvonne Rattray is a related party, see note 15. The principal is due January 10, 2027. This loan carries 2 units, and one unit contains $5,000 USD or $6,770 unit of debenture, which equals $10,000 USD or $13,539. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or $6,770, or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $25,000 USD or $37,848. The conversion price after applying the twenty percent (20%) discount off the market price. The currency exchange rate was $1 USD to $1.3539 CAD, as listed on https://www.poundsterlinglive.com on March 31, 2024.

The Company’s outstanding balance on this loan was $10,000 USD or $13,539 and made no interest payments related to this loan as of March 31, 2024. See the number of shares this indenture can convert into in the ‘Convertible debt’ table in note 10.

16.SEGMENTED INFORMATION

The Company had no operating segment information for the three months ended March 31, 2024, and for the year ended December 31, 2023. All of the Company’s business activity is considered one and included in the same financial segment.

17.SUPPLIMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

	For the Three Months Ended
	March 31,	December 31,
	2024	2023
Cash interest paid	$23,668	$53,159
Non-cash activity:
Stock issued for professional services (notes 11, 15) Maxim Group and Directors	$832,000	–

18.INCOME TAXES

The Company’s provision for income taxes differs from amounts computed by applying the combined Canadian federal and provincial tax rates, as a result of the following:

	For the Three Months Ended
	March 31,	December 31,
	2024	2023
Loss before income taxes	$(127,761)	$(241,504)

Expected income tax recovery	–	–
Permanent differences	–	–
Change in deferred tax liability	–	4,172
Income tax benefit	$–	$4,172

The tax effects of temporary timing differences that give rise to the deferred tax liability is as follows:

	As of	As of
	March 31,	December 31,
	2024	2023
Product development costs	$–	$4,172

Permanent differences	$–	$4,172

The Company recorded goodwill of $2,468,722 associated with the PacePlus acquisition. The asset is not being amortized for financial reporting purposes. The asset is being amortized over a period of twenty years for income tax purposes. This would generally give rise to a long-term deferred tax asset when companies have taxable income. Since ZenaTech did not anticipate having taxable income, the Company did not make a reserve for this asset. As such, the deferred tax asset has not been recognized.

19.SUBSEQUENT EVENTS

None.

HEAD OFFICE:
A-6, Maharani Bagh
New Delhi- 110065
Ph.: 011-41626471, 41626470
Fax: 011-41328425
E-mail: info@bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

Reissued Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of ZenaTech Inc.,

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of **ZenaTech, Inc.** (the "Company") as of December 31, 2023, and December 31, 2022, the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and the related notes to the consolidated financial statements (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023, and December 31, 2022, and the results of its operations and its cash flows for the years ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS").

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a Chartered Accountants firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence

BRANCHES
Maharashtra : 7&8 GF, Wing-A, Raghavji Building, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026
Madhya Pradesh : 114, Shree Tower, 2nd Floor, Zone-II, Bhopal (MP) Ph. 0755-4076725, 2769224, 2769225
Chhatisgarh : 6/140 Next to Indra Setu Bridge, Tilaknagar, Chatapara, Bilaspur, Chhatisgarh, (Ch) – 495001
Delhi : D-Block,3rd Floor, Plot No 8, Balaji Estate, Guru Ravidas Marg, Kalkaji, New Delhi – 110019, +91 9810939245

HEAD OFFICE:
A-6, Maharani Bagh
New Delhi- 110065
Ph.: 011-41626471, 41626470
Fax: 011-41328425
E-mail: info@bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

We place on record the audit report issued on April 10th, 2024, and the amended audit report issued on April 29th, 2024, with this amended audit report.

In the amended audit report, we draw attention to Note 20 of the notes to consolidated financial statements as of December 31, 2023, which discusses the changes made in the consolidated financial statements as of December 31, 2023, as clarification in response to instructions from the Securities and Exchange Commission in letter, dated 15th May.

Our procedures with respect to the above amendments in notes to consolidated financial statements as of December 31, 2023, are restricted solely to that amendment to the financial statements. Our opinion is not modified in respect of the same.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

SURINDER KUMAR BANSAL
Digitally signed by SURINDER KUMAR BANSAL
Date: 2024.05.22 09:24:54 -07'00'

Surinder K. Bansal
M. No. 014301

We have served as the Company's auditor since 2021.

Bansal & Co. LLP, New Delhi, India
Date: May 22nd 2024
Place: New Delhi

BRANCHES

Maharashtra : 7&8 GF, Wing-A, Raghavji Building, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026
Madhya Pradesh : 114, Shree Tower, 2nd Floor, Zone-II, Bhopal (MP) Ph. 0755-4076725, 2769224, 2769225
Chhatisgarh : 6/140 Next to Indra Setu Bridge, Tilaknagar, Chatapara, Bilaspur, Chhatisgarh, (Ch) – 495001
Delhi : D-Block,3rd Floor, Plot No 8, Balaji Estate, Guru Ravidas Marg, Kalkaji, New Delhi – 110019, +91 9810939245

ZenaTech, Inc.

Consolidated Statements of

Financial Position

For the years ended December 31, 2023

and December 31, 2022

Expressed in Canadian dollars

ZenaTech, Inc.

Consolidated Statement of Financial Position

Expressed in Canadian dollars

		As of	As of
		December 31,	December 31,
	Notes	2023	2022
Assets
Current assets
Cash	3	$1,184	$200,792
Accounts receivable, net	3	46,448	121,116
Short-term advance to affiliate for future services	15	2,500,000	2,500,000
Other current assets		23,733	49,800
Total current assets		2,571,365	2,871,708
Long–term assets
Notes receivable	5	21,927	45,155
Note receivable from affiliate	4, 15	341,850	–
Long-term advance to affiliates	15	4,623,155	2,336,623
ROU asset	3	250,487	–
Product development costs, net	3, 4, 6	4,705,038	4,339,577
Fixed assets, net	7	31,332	42,001
Drone patent	2, 11, 15	1,440,000	1,440,000
Goodwill	3, 8	2,468,722	2,468,722
Total long–term assets		13,882,511	10,672,078
Total assets		$16,453,876	$13,543,786
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities		$290,367	$157,311
Lease liability	3	51,097	–
Deferred revenue	3	603,875	827,211
Line of credit	9	132,095	135,296
Total current liabilities		1,077,434	1,119,818
Long–term liabilities
Long-term lease obligation	11	194,566	–
Loans payable	3	7,862,130	4,848,104
Deferred tax liability		–	4,172
Total long–term liabilities		8,056,696	4,852,276
Total liabilities		9,134,130	5,972,094
Shareholders’ equity
Share capital	11	5,052,955	5,052,955
Contributed surplus		6,345,940	6,345,940
Foreign currency translation reserve	2	(36,787)	(26,345)
Accumulated deficit		(4,042,362)	(3,800,858)
Total shareholders’ equity		7,319,746	7,571,692
Total liabilities and shareholders’ equity		$16,453,876	$13,543,786

The accompanying notes are an integral part of these financial statements.

For Bansal & Co., LLP	For ZenaTech, Inc.
Chartered Accountants	Approved on behalf of the Board of Directors

/s/ SK Bansal	/s/ Shaun Passley	/s/ Craig Passley
S.K. Bansal	Shaun Passley, PhD	Craig Passley
Partner	Chief Executive Officer	Director
Date: May 22, 2024	Date: May 21, 2024	Date: May 21, 2024
Place: New Delhi, India	Place: Toronto, Ontario	Place: Vernon Hills, Illinois
	Canada	United States of America

ZenaTech, Inc.

Consolidated Income Statements of Comprehensive Loss

Expressed in Canadian dollars

For the years ended

December 31, 2023, and 2022

	For the years ended
	December 31
	2023	2022

Revenue	$1,827,740	$3,025,363
General and administrative expenses
Amortization and depreciation (notes 3, 6, and 7)	263,059	246,907
Bad debts (note 3)	8,114	162,755
Finance expenses (note 13)	470,488	219,136
Programming and support fees	149,423	567,119
Professional fees	132,480	180,554
Wages and benefits (note 3)	652,743	1,137,517
Stock–based compensation (note 12, 15)	–	266,400
General, administrative, and other	385,501	281,390
Total general and administrative expenses	2,061,808	3,061,778
Net income (loss) before other income (expenses)	(234,068)	(36,415)
Other income (expenses)
Interest income (expense) (note 5)	–	29,474
Foreign currency exchange (loss)/gain (note 2)	(11,608)	5,764
Income tax recovery (expense) gain (note 18)	4,172	15,453
Net income (loss) for the period	(241,504)	14,276
Other comprehensive items
Foreign currency translation reserve gain/(loss)	(10,443)	6,626
Comprehensive (loss) income for the period	$(251,947)	20,902
Basic and diluted loss per common share	$(0.00)	0.00
Weighted average number of common shares outstanding	101,059,094	101,059,094

The accompanying notes are an integral part of these financial statements.

For Bansal & Co., LLP
Chartered Accountants

/s/ SK Bansal
S.K. Bansal
Partner
Date: May 22, 2024
Place: New Delhi, India

ZenaTech, Inc.

Consolidated Statements of Changes in Shareholder’s Equity (Deficiency)

Expressed in Canadian Dollars

For the years ended

December 31, 2023, and 2022

	Common	Common	Contributed	Foreign	Accumulated	Total
	Shares	Shares	surplus	currency	deficit	shareholder
	Number	Amount		translation		equity
Balance, December 31, 2021	91,348,952	$4,567,448	$2,922,235	$(32,971)	$(3,815,134)	$3,641,578
Shares issued Drone patent	6,000,000	300,000	1,440,000	–	–	1,440,000
Shares issued for services	1,110,000	55,500	210,900	–	–	266,400
Shares issued for Robotic Arm Technology	3,500,000	175,000	665,000	–	–	840,000
Shares issued for LOC conversion	2,700,000	135,000	2,025,000	–	–	2,160,000
Paul Khan (shares cancellation to settle NOW Corp. loan)	(3,500,000)	(175,000)	(617,195)	–	–	(797,188)
NOW Corporation (shares cancellation to settle NOW loan)	(99,858)	(4,993)	n/a	–	–	(n/a)
Foreign currency translation reserve	–	–	–	6,626	–	6,626
Net income, year ended December 31, 2022	–	–	–	–	14,726	14,726
Balance, December 31, 2022	101,059,094	5,052,955	6,345,940	(26,345)	(3,800,858)	7,571,692
Foreign currency translation reserve	–	–	–	(10,442)	–	(10,443)
Net loss, year ended December 31, 2023	–	–	–	–	(241,504)	(241,504)
Balance, December 31, 2023	101,059,094	$5,052,955	$6,345,940	$(36,787)	$(4,042,362)	$(7,319,746)

The accompanying notes are an integral part of these financial statements.

For Bansal & Co., LLP
Chartered Accountants

/s/ SK Bansal
S.K. Bansal
Partner
Date: May 22, 2024
Place: New Delhi, India

ZenaTech, Inc.

Consolidated Statements of Cash Flows

Expressed in Canadian Dollars

For the years ended

December 31, 2023, and 2022

	For the years ended
	December 31,	December 31,
	2023	2022
Operating Activities
Net loss for the period	$(241,504)	$14,276
Item not affecting cash:
Amortization and depreciation	263,059	246,907
Bad debts	8,114	162,755
Deferred income tax expense	(4,172)	(5,764)
Finance expenses	326,949	180,765
Stock–based compensation	–	266,400
Lease obligation	(37,097)	–
Interest income	–	(29,473)
Changes in non–cash working capital:
Accounts receivable	66,554	(40,790)
Other current assets	26,067	(3,112)
Short-term advance to affiliate for future services	–	(191,768)
Accounts payable and accrued liabilities	121,623	(94,535)
Deferred revenue	(223,336)	(29,842)
Change in long-term advance to affiliate for future services	(2,286,532)	(2,336,623)
Cash (used in) provided by operating activities	(1,980,275)	(1,860,804)
Investing Activities
Purchase of equipment	(2,120)	(8,504)
Note receivable – principal	22,202	21,796
Note receivable – sale of ZenaPay	(341,850)	–
Product development costs	(602,037)	(792,168)
Net cash received for PsPortals acquisition	–	(558,414)
Cash provided by (used in) investing activities	(923,805)	(1,337,290)
Financing activities
Borrowings under line of credit	2,995,884	1,619,413
Proceeds from long-term debt	–	682,226
Stock & NOW note cancellation	–	(46,038)
Repayment of long-term debt	(181,417)	(296,428)
Cash (used in) provided by financing activities	2,814,467	1,959,173
Effect of foreign exchange on cash	109,995	(242,343)
Change in cash	(199,608)	(996,578)
Cash, beginning of the year	200,792	1,197,370
Cash, end of year	$1,184	$200,792
Cash and cash equivalents consist of the following:
Cash held in banks	$1,184	$200,792

The accompanying notes are an integral part of these financial statements.

For Bansal & Co., LLP
Chartered Accountants

/s/ SK Bansal
S.K. Bansal
Partner
Date: May 22, 2024
Place: New Delhi, India

1.NATURE OF OPERATIONS

ZenaTech, Inc. (“ZenaTech” or the “Company”) was incorporated by Articles of Incorporation in the State of Illinois, United States of America (“USA”), on August 31, 2017, under the name ZenaPay, Inc. On August 11, 2020, the name of the Company was changed to ZenaDrone, Inc., and on October 5, 2020, to ZenaTech, Inc. to better reflect the business of the Company and its corporate organization.

Until November 30, 2018, the Company was a wholly owned subsidiary of Epazz, Inc. (“Epazz”), after which it was restructured as a separate entity by way of a stock dividend to Epazz shareholders. On December 14, 2018, the Company was domiciled in British Columbia, Canada, through Articles of Continuance pursuant to the provisions of the Business Corporation Act (British Columbia).

The Company’s principal address and office is located at Suite 1404, 69 Yonge Street, Toronto, Ontario M5E 1K3. The Company’s registered and records office is located at Suite 700 – 1199 West Hastings Street, Vancouver, British Columbia V6E 3T5, Canada.

The Company is not currently a reporting issuer in any jurisdiction and none of its securities are currently listed or quoted for trading on any stock exchange.

ZenaTech, Inc. is an enterprise software technology company specializing in the development of mission-critical cloud-based software applications that can be integrated with smart hardware to create innovative solutions for companies in a variety of industries. The Company, through its wholly owned subsidiaries, currently conducts business in the operating segments listed below.

•ZenaTech, Inc. (“ZenaTech”), originally incorporated under the name ZenaPay, Inc., a British Columbia, Canada, company, provides cloud-based enterprise software solutions for e-commerce industry,

•PacePlus, Inc.(“PacePlus”) is a Wyoming, USA corporation that provides cloud-based enterprise software solutions for the medical records industry with its subsidiaries,

oSystemView, Inc. (“SystemView”) is a Wyoming, USA corporation that provides software solutions for the automated facility management industry, and,

oZigVoice, Inc. (“ZigVoice”) is a Wyoming, USA corporation that provides software solutions for the contact center industry.

•WorkAware, Inc. (“WorkAware”), a British Columbia, Canada corporation, which provides cloud-based enterprise safety and compliance management software and mobile solutions that can be utilized in a variety of industries including for field management services,

•TillerStack, GmbH., a German corporation which provides cloud-based enterprise field service management software and mobile solutions for a variety of industries.

•WorkAware, Inc. (“WorkAware”), an Ontario, Canada corporation that provides cloud-based enterprise safety and compliance management software and mobile solutions that can be utilized in a variety of industries including for field management services,

•PsPortals, Inc. (“PsPortals”) is a Delaware, USA corporation that provides browser-based enterprise software applications for public safety.

•ZenaDrone, Inc. (“ZenaDrone WY”) is a Wyoming, USA, company, and its subsidiaries,

oZenaDrone Limited is an Irish entity established for the Irish and European Union drone sales and drone services operations. The Company created ZenaDrone Limited to register with the Irish Aviation Authority.

oZenaDrone Manufacturing, Inc. is an Arizona corporation established to manufacture drones in the United States of America.

•ZenaDrone Trading LLC (“ZenaDrone LLC”) is a Dubai, United Arab Emirates (“UAE”) corporation established in the Middle East for the drone commercial, marketing and sales drone operations with its subsidiary,

oZenaDrone Manufacturing (FZE) (“ZenaDrone FZE”) is a Sharjah, UAE company, established in the Middle East for the manufacturing of drones and batteries.

On July 21, 2023 the Company created two entities following a Memorandum of Understanding with NightSun, LLC and these two companies do not have any activity yet. ZenaDrone US Manufacturing, LLC (“ZenaDrone US Manufacturing”) is an Arizona limited liability company created to share the production and distribution of drones and it is managed by Shaun Passley. ZenaDrone US LLC, (“ZenaDrone US”) is a Wyoming limited liability company with 49% ownership formed to share the production and distribution of drones and managed by Bruce Cook of NightSun. These two entities have no revenue yet.

We reclassified certain amounts from the prior presentation to comply with the balance sheet presentation as of December 31, 2023. We changed the presentation of the “Advance to affiliate for future services” on the balance sheet from the current assets section into a split amount indicating the short-term amount of $2,500,000, and long-term amount that is the total amount less the short-term. We also changed the presentation of the “Advance to affiliate” on the statement of cash flows to reflect the changes in the short-term and long-term balances. The changes in short-term and long-term advances to affiliates for future services are classified as operating activities on the statement of cash flows pursuant to IAS 7 Paragraph 14. Prior period statements were reclassified to comply with IAS 8. There is no change due to this update.

ZenaDrone WY with its subsidiaries and ZenaDrone LLC with its subsidiaries, collectively “ZenaDrone,” operate in the drone industry and have separate production processes, customers and sales distribution systems. ZenaDrone will be a separate financial reporting segment in 2024, when it will have revenue. ZenaDrone entities were a cost center for the first year ended December 31, 2023.

On October 2, 2023, ZenaTech, Inc. sold all ZenaPay, Inc.’s common stock to Epazz Limited, Ireland. ZenaPay, Inc., a Wyoming, USA corporation was a subsidiary of ZenaTech, Inc., a British Columbia corporation that provided cryptocurrency wallets and cloud-based enterprise software solutions for e-commerce industry.

Today ZenaTech is a group of companies that provides various world-class cloud-based software and enterprise software solutions for the medical records industry and compliance management for field management. The Company’s clients operate in a variety of industries, including agriculture. The Company is branching into the drone manufacturing industry.

We prepared these consolidated financial statements under a going concern basis, which presume that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. As of December 31, 2023, the Company had an accumulated deficit of $(4,042,362) while as of December 31, 2022, the Company had an accumulated deficit of $(3,800,858). As of December 31, 2023, the working capital was $1,493,931 while as of December 31, 2022, the working capital was $1,751,890. Working capital is current assets minus current liabilities.

2.BASIS OF PREPARATION

Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Reporting Interpretation Committee (“IFRIC”). These policies have been consistently applied to all years presented, unless otherwise stated. Expenses in the income statement are categorized based on their function within the Company in compliance with IAS 1. The audited consolidated financial statements have been authorized by the Company’s Board of Directors on April 9, 2024. The amended audited consolidated financial statements have been authorized by the company’s Board of Directors on May 22, 2024.

Basis and principle of consolidation

We consolidated financial statements reports for all the software-provider companies for the years ended 2023 and year 2022 according to IFRS 8, paragraph 22. We have only one reportable segment since our seven operating segments are in the technology sector and have similar operating activities. We decided this based on the type of products and services each company offers, which is software licensing and software maintenance, the nature of the production processes, which is issuing new software licenses to customers, the type or class of customer for their products and services, which is users of software, and the methods used to distribute their products and services, which is online delivery.

Subsidiaries are all entities over which the Company has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company. They are de-consolidated from the date that control ceases.

Inter-company transactions, balances, income, and expenses on transactions are eliminated on consolidation. Profits or losses resulting from intercompany transactions that are recognized in assets are also eliminated. The accounting policies of subsidiaries are consistent with the policies adopted by the Company.

The consolidated financial statements include financial statements of the Company and the subsidiaries listed below:

	Country of Incorporation	Economic interests
PacePlus, Inc.	United States of America	100%
SystemView, Inc.	United States of America	100%
ZigVoice, Inc.	United States of America	100%
ZenaTech, Inc.	Canada	100%
TillerStack, GmbH.	Germany	100%
PsPortals, Inc.	United States of America	100%

Basis of measurement

The consolidated financial statements are prepared on an accrual basis and historical cost basis, except for certain financial instruments, which are measured at fair value. These consolidated financial statements are prepared and presented in Canadian dollar (“CAD”) and represented by a dollar sign ($). The functional currency of the Company is the Canadian dollar, and the functional currency of the subsidiaries is Canadian dollar, United States of America (“USD”) dollar, and euro. In addition to Canada, the Company has operations in the United States of America and Germany.

The Company has a manufacturing facility in Lahore, Pakistan and a warehouse lease in Sharjah, UAE. ZenaTech plans to open a manufacturing facility in Nevada, USA and sales offices related to the drones in Germany, Ireland, United Arab Emirates, and United Kingdom. ZenaTech is negotiating with potential drone clients in Europe, the Middle East, Asia and South America.

Significant accounting estimates and assumptions

These consolidated financial statements were prepared in conformity with International Financial Reporting Standards, or IFRS. This requires management to make assumptions, estimates, and judgments that affect the application of policies and reported amounts of assets and liabilities and disclosures of assets and liabilities at the date of the consolidated financial statements, along with reported amounts of expenses and net losses during the period. Actual results may differ from these estimates, and as such, estimates and underlying assumptions are reviewed on an ongoing basis. Revisions are recognized in the period in which the estimates are revised and in any future periods affected. Significant assumptions about the future and other sources of estimation uncertainty that management has made at the statement of financial position reporting date that could result in a material adjustment to the carrying value of assets and liabilities, if actual results differ from assumptions made, relate to, but are not limited to, the following:

Income taxes

The determination of deferred income tax assets or liabilities requires subjective assumptions regarding future income tax rates and the likelihood of utilizing tax carryforwards. Changes in these assumptions could materially affect the recorded amounts, and therefore do not necessarily provide certainty as to their recorded values. Deferred tax assets are recognized when it is determined that the company is likely to recognize their recovery from the generation of taxable income.

Contingencies

The assessment of contingencies involves the exercise of significant judgment and estimates of the outcome of future events. In assessing loss contingencies related to legal proceedings that are pending against the Company and that may result in regulatory or government actions that may negatively impact the Company’s business or operations, the Company and its legal counsel evaluate the perceived merits of the legal proceeding or unasserted claim or action as well as the perceived merits of the nature and amount of relief sought or expected to be sought, when determining the amount, if any, to recognize as a contingent liability or when assessing the impact on the carrying value of the Company’s assets. Contingent assets are not recognized in the consolidated financial statements.

Business combinations

The assessment of whether an acquisition meets the definition of a business or whether assets are acquired is an area of key judgment. If deemed to be a business combination, applying the acquisition method to business combinations requires each identifiable assets and liability to be measured at its acquisition date fair value. The excess, if any, of the fair value of consideration over the fair value of the net identifiable assets acquired is recognized as goodwill. If deemed to be an asset acquisition, acquisition considerations are allocated to assets acquired and liabilities assumed on a relative fair value basis and no goodwill is recognized.

Impairment of non-financial assets

An impairment loss is recognized for the amount by which the asset's or cash-generating unit's carrying amount exceeds its recoverable amount. To determine the recoverable amount, management estimates expected future cash flows from each asset or cash-generating unit and determines a suitable interest rate in order to calculate the present value of those cash flows. In the process of measuring expected future cash flows, management makes assumptions about future operating results. In addition, when determining the applicable discount rate, estimation is involved in determining the appropriate adjustments to market risk and asset specific risk factors.

Other significant judgments

−The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;

−the classification of financial instruments;

−the assessment of revenue recognition using the five-step approach under IFRS 15 and the collectability of accounts receivable;

−the determination of whether a set of assets acquired, and liabilities assumed constitute a business; and

−the determination of the functional currency of the company.

Foreign currency translation

Transactions in foreign currencies are translated into Canadian dollars at rates of exchange at the time of such transactions. Monetary assets and liabilities are translated at the reporting period rate of exchange. Non-monetary assets and liabilities are translated at historical exchange rates. Revenue and expenses denominated in a foreign currency are translated at the monthly average exchange rate. Gains and losses resulting from the translation adjustments are included in income.

The functional currencies for the parent company and each subsidiary are as follows:

Functional Currency
PacePlus, Inc.	United States of America dollar
SystemView, Inc.	United States of America dollar
ZigVoice, Inc.	United States of America dollar
ZenaTech, Inc.	Canada dollar
TillerStack, GmbH.	Euro
PsPortals, Inc.	United States of America dollar

Financial statements of subsidiaries for which the functional currency is not the Canadian dollar are translated into Canadian dollars as follows: all asset and liability accounts are translated at the year-end exchange rate; all earnings and expense accounts and as well as cash flow statement items are translated at average exchange rates for the year. The resulting translation gains and losses are recorded as exchange differences on translating foreign operations in other comprehensive income.

Functional currency

The Company determines the functional currency through an analysis of several indicators such as expenses and cash flow, financing activities, retention of operating cash flows, and frequency of transactions with the reporting entity. These assumptions relate to future events and circumstances. Actual results may vary and may cause significant adjustments to the Company’s assets within the next financial year.

ZenaTech made company acquisitions in United States dollars, or USD. We used US dollars to describe these transactions since they were the historical amounts. When appropriate for certain year-end balance sheet information, we converted those amounts to Canadian dollars, CAD or $, as listed on the https://www.poundsterlinglive.com.

3.SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of these consolidated financial statements set out below have been applied consistently in all material respects.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with financial institutions and other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and subject to an insignificant risk of change in value. The Company had $1,184 cash but did not have any other cash equivalents as of December 31, 2023.

Collection policy

When all collections activities are exhausted and an account receivable is deemed uncollected, the company creates a reserve in the allowance for doubtful accounts. Based on management experience, which may involve obtaining a legal opinion on its collectability, the company will then write off the amount uncollectible by reducing the allowance for doubtful accounts.

Long-term assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash   expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized as equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Product development costs

Product development costs are stated at cost of acquisition less accumulated depreciation and impairment losses. Depreciation is provided for on a straight-line basis over 5-15 years to write off the cost less estimated residual value of each asset over its expected useful life. The residual value is the estimated amount that would currently be obtained from disposal of the asset if the asset was already of the age and in the condition expected at the end of its useful life.

Fixed assets

Fixed assets are recorded at its acquisition cost, which includes the costs of bringing the equipment to the condition and location for its intended use. Fixed assets are depreciated using the straight-line method over the estimated useful life of the related asset. Our German fixed assets are depreciated according to the German fixed assets laws and then written off in five years. Our equipment includes computers and related equipment and has a useful life of five years.

Drone patent

ZenaTech acquired the permanent licensing of drone design patent number USD932369S1 in January 2022. We plan to use this licensing for drone development. This was an asset purchase paid in stock to Epazz, Inc. for $1,440,000 (notes 11 and 15).

Robotic Arm technology

ZenaTech acquired the permanent licensing of the Robotic Arm technology in January 2022. We plan to use this license for drone development. This was an asset purchase paid in stock to Ameritek Ventures, Inc., a related party, for 3,500,000 at $0.24, or $840,000, of ZenaTech common shares and 7% of any and all sales (notes 6, 11 and 15).

Intangible assets and goodwill

An intangible asset is an identifiable asset without physical substance. An asset is identifiable if it is separable, or arises from contractual or legal rights, regardless of whether those rights are transferrable or separable from the Company or from other rights and obligations. Intangible assets include intellectual property, which consists of patent and trademark applications.

Intangible assets acquired externally are measured at cost less accumulated amortization and impairment losses. The cost of a group of intangible assets acquired is allocated to the individual intangible assets based on their relative fair values. The cost of intangible assets acquired externally comprises its purchase price and any directly attributable cost of preparing the asset for its intended use. Research and development costs incurred subsequent to the acquisition of externally acquired intangible assets and on internally generated intangible assets are accounted for as research and development costs.

Intangible assets with finite useful lives are amortized on a straight-line basis over the expected life of each intellectual property to write off the cost of the assets from the date they are available for use.

Goodwill represents the excess of the value of the consideration transferred over the fair value of the net identifiable assets and liabilities acquired in a business combination. Goodwill is allocated to the cash generating unit to which it relates. We account for goodwill according to IFRS requirements.

Financial instruments

Classification

The Company classifies its financial assets in the following measurement categories:

•those to be measured subsequently at fair value (either through OCI or through profit or loss), and

•those to be measured at amortized cost.

The classification depends on the Company’s business model for managing the financial assets and the contractual terms of the cash flows.

For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI. For investments in equity instruments that are not held for trading, this will depend on whether the group has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income (FVOCI).

The Company reclassifies debt instruments when and only when its business model for managing those assets changes.

Recognition and derecognition

Purchases and sales of financial assets in the normal course of business are recognized on trade date, the date on which the Company commits to purchase or sell the asset. Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

Financial assets with embedded derivatives are considered in their entirety when determining whether or not their cash flows are solely payment of principal and interest.

Debt instruments

Subsequent measurement of debt instruments depends on the Company’s business model for managing the asset and the cash flow characteristics of the asset.  There are three measurement categories into which the Company classifies its debt instruments:

Amortized cost: Assets that are held for collection of contractual cash flows, where those cash flows represent solely payments of principal and interest, are measured at amortized cost. Interest income from these financial assets is included in finance income using the effective interest rate method. Any gain or loss arising on derecognition is recognized directly in profit or loss and presented in other gains or losses together with foreign exchange gains and losses. Impairment losses are presented as separate line items in the statement of profit or loss.

FVOCI:  Assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Movements in the carrying amount are taken through OCI, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses which are recognized in profit or loss. When the financial asset is derecognized, the cumulative gain or loss previously recognized in OCI is reclassified from equity to profit or loss and recognized in other gains or losses. Interest income from these financial assets is included in finance income using the effective interest rate method. Foreign exchange gains and losses are presented in other gains or losses and impairment expenses are presented as separate line in the statement of profit or loss.

FVPL: Assets that do not meet the criteria for amortized cost or FVOCI are measured at FVPL. A gain or loss on a debt investment that is subsequently measured at FVPL is recognized in profit or loss and presented net within other gains or losses in the period in which it arises.

Equity instruments

The Company subsequently measures all equity investments at fair value. Where the Company’s management has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognized in profit or loss as other income when the Company’s right to receive payments is established.

Changes in the fair value of financial assets at FVPL are recognized in other gains or losses in the statement of profit or loss as applicable. Impairment losses and reversal of impairment losses on equity investments measured at FVOCI are not reported separately from other changes in fair value.

Impairment

The Company assesses on a forward-looking basis the expected credit losses associated with its debt instruments carried at amortized cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables, the Company applies the simplified approach permitted by IFRS 9, which requires expected lifetime losses to be recognized from initial recognition of the receivables.

Income taxes

Current income tax

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax

Deferred income tax is provided on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Share capital

The Company records proceeds from share issuances net of issue costs and any tax effects. Common shares issued for consideration other than cash are valued based on their market value at the date the common shares are issued.

Revenue

IFRS 15 – Revenue from contracts with customers

The Company earns its revenue from managing software derived from business to business or business to government operations. The Company is the only manufacturer of this software and it only sells software on a standalone basis directly to the end user.

Revenue is usually billed and collected at the beginning of the service period, which can be one month, three months, six months, or a year. The revenue is earned through time and recognized at the end of the reporting period. Any amount billed to customers for which services have not yet been provided is recorded as deferred revenue, which is a current liability on the balance sheet. The Company’s software revenue, which comes from software licensing, and support and maintenance agreements that are earned over a period of time, represents approximately 90%.

The Company also earns revenue from custom software programming. Most custom project-oriented software programming are derived from upgrades to software or custom programming to existing software. These projects are small and will usually end within 6-8 weeks. These custom projects are typically paid 50% upfront and the second part of the revenue is earned at the end of the project. This is a small portion of the company’s revenue, approximately 10%.

Revenue recognition

Sale of Software licenses

The software license at the customer’s site is sold as one time perpetual license. The software license sales are recognized as revenue when a fixed fee order has been received and delivery has occurred to the customer. Revenue is recognized generally upon customer acceptance (point-in-time) of the software product and verification that it meets the required specifications. Software is delivered to customers electronically.

Software as a service

Software as a service includes revenue from software licensing and delivery in which software is licensed on a subscription basis and is centrally hosted. These services often include software updates which provide customers with rights to unspecified software product upgrades and maintenance releases and patches released during the term of the support period. Contracts for these services are generally 12-36 months in length. Revenue is recognized ratably and evenly over the term of the agreement.

Maintenance and support services

The Company sells maintenance and support services which include access to technical support personnel for software and hardware troubleshooting and monitoring of the health of a customer’s network, access to a sophisticated web-portal for managing the end-to-end hardware and software digital ecosystem, and hosting support services through our network operations center, or NOC. These services provide either physical or automated remote monitoring which support customer networks 7 days a week, 24 hours a day.

These contracts are generally 12-36 months in length and generally automatically renew for additional 12-month periods unless cancelled by the customer. Rates for maintenance and support contracts are typically established based upon a fee per location or fee per device structure, with total fees subject to the number of services selected. Revenue is recognized ratably and evenly over the term of the agreement.

According to IFRS 8, paragraph 34, we have three major customers, and they are Wisconsin Crime Information Bureau with 24%, Liquid PC, Inc. with 22% sales, Unisys – GA with 17% sales and for the year ended December 31, 2023.

Liquid PC, Inc. with 16% sales, Unisys – MN with 15% sales and Wisconsin Crime Information Bureau with 16% sales were the three major customers for the year ended December 31, 2022.

Earnings or loss per share

Basic earnings or loss per share are computed by dividing the net earnings or loss available to common shareholders by the weighted average number of shares outstanding during the reporting period. Diluted earnings or loss per share are computed similarly to basic earnings or loss per share except that the weighted average share outstanding is increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options and warrants were exercised and that the proceeds from such exercises were used to acquire common stock at the average market price during the reporting periods.

Leases

On January 13, 2016, the International Accounting Standards Board published a new standard, IFRS 16, Leases, eliminating the current dual accounting model for lessees, which distinguishes between on-balance sheet finance leases and off-balance sheet operating leases. Under the new standard, a lease becomes an on-balance sheet liability that attracts interest, together with a new right-of-use asset. In addition, lessees will recognize a front-loaded pattern of expense for most leases, even when cash rentals are constant. IFRS 16 is effective for reporting periods beginning on or after January 1, 2019, with early application permitted.

A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. At the commencement date, the lease liability is recognized at the present value of the future lease payments and discounted using the interest rate implicit in the lease or the Company's incremental borrowing rate. A corresponding right-of-use ("ROU”) asset will be recognized at the amount of the lease liability, adjusted for any lease incentives received and initial direct costs incurred. Over the term of the lease, financing expense is recognized on the lease liability using the effective interest rate method and charged to net income, lease payments are applied against the lease liability and depreciation on the ROU asset is recorded by class of underlying asset.

The lease term is the non-cancellable period of a lease and includes periods covered by an optional lease extension option if reasonably certain the Company will exercise the option to extend. Conversely, periods covered by an option to terminate are included if the Company does not expect to end the lease during that time frame. Leases with a term of less than twelve months or leases for underlying low value assets are recognized as an expense in net income on a straight-line basis over the lease term.

A lease modification will be accounted for as a separate lease if it materially changes the scope of the lease. For a modification that is not a separate lease, on the effective date of the lease modification, the Company will remeasure the lease liability and corresponding ROU asset using the interest rate implicit in the lease or the Company's incremental borrowing rate. Any variance between the remeasured ROU asset and lease liability will be recognized as a gain or loss in net income to reflect the change in scope.

ZenaTech had a prepaid month-to-month lease, which expired mid-June 2023. The Company has since changed locations and entered into a long-term lease contract starting at the end of June 2023. The lease contract is non-cancellable for an initial 5-year term and then can be extended up to 25 years, per agreement.

Lease liability

Maturity analysis
Contractual undiscounted cash flows (USD)
Less than a year	$51,097
One to five years	199,390
More than 5 years	–
Total undiscounted as of December 31, 2023	$250,487

ROU Asset

ROU Asset, net
ROU asset	$279,072
Amortization	(28,585)
Total net ROU Asset	$250,487

The lease liability payments are paid every two months starting with June 2023. The Company paid $36,290 USD or $46,265 CAD for 2023 lease and incurred $6,801 USD or $9,178 interest expense for the year ended December 31, 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com.

Account name change

The Company changed the account name from Salaries and benefits to Wages and benefits, which better reflects the categories of expenses included in it.

4.ACQUISITIONS AND SALES

ZenaTech made company acquisitions in United States dollars, or US dollars or USD. We used US dollars to describe these transactions since they were the historical amounts. When appropriate for certain year-end balance sheet information, we converted those amounts to Canada dollars, CA dollars, or CAD, or $ as listed on the https://www.poundsterlinglive.com.

Acquisition of TillerStack, GmbH.

On January 14, 2021 the Company acquired TillerStack, GmbH., a revenue generating company based in Berlin, Germany. TillerStack offers field service management software solutions to businesses, which can be used on an enterprise drone, that helps field technicians assess repair and maintenance issues of hard-to-reach areas.

The purchase of TillerStack was a stock purchase agreement for which ZenaTech paid $1,250,000 USD, of which $625,000 USD was cash and issued a promissory note of $625,000 USD to Invigor Group Limited. The first payment for the promissory note was February 15, 2021. The note had a one-year term, had an interest at a rate of 1% per month and required ZenaTech to make payments of $44,370 USD per month until maturity. The note holder had an option to convert some or all of the note into ZenaTech, Inc. common shares up to five days before the monthly cash payment is due from ZenaTech, Inc., or its successor, at a United States dollar price equivalent to the Canadian dollar price at which the promoters/insiders are being issued common shares evidenced by their -2- subscription receipts, based on the published Bank of Canada daily exchange rate for the United States dollar (https://www.transferwise.com) on the day the promoters/insiders subscription receipts were issued (the “Conversion Price”). The note holder had a one-time option to convert up to $125,000 USD of the note into shares to be notified on or before the date of this Agreement. The minimum conversion amount of the note that could be converted into shares was $25,000 USD. No fractional shares were to be issued. The note holder had to send the notice of conversion to ZenaTech, Inc. ZenaTech, Inc’s transfer agent had to perform the conversion within 5 business days thereof and enter the converted shares on its books. In the event of a conversion of part of this note into stock, there was an adjustment made such that the outstanding amount amortized would be reduced by the conversion amount and be split evenly across the 12 monthly payments that remain due (note 9). The note was fully paid as of January 18, 2022.

The allocation of the purchase consideration is as follows:

Purchase consideration
Cash	$252,688
Promissory note	693,386
Net acquisition price, less cash paid in 2020	565,153
TOTAL	$1,511,227
Assets acquired
Net assets acquired	$(73,289)
Product development costs (note 6)	1,584,516
TOTAL	$1,511,227

During the year ending December 31, 2022, the Company paid the last installment of $ 60,846 of the note and had a currency exchange gain of $678.

On December 31, 2022, the currency exchange rate was $1 USD to $1.3551 CAD, as listed on https://www.poundsterlinglive.com.

Acquisition of PsPortals, Inc.

On January 7, 2022, with an effective date of December 31, 2021, ZenaTech acquired all stock of PsPortals, Inc., a Delaware, United States of America, corporation. PsPortals is a principal supplier of browser-based software applications for public safety. The Company paid $900,000 USD and closing fees of $1,818 USD of which $450,000 USD was cash and issued a promissory note for $450,000 USD to its majority shareholder. The promissory note has terms of thirty-six months that begin January 1, 2022, and end December 31, 2024, and bears an interest of six percent (6%) per year.

The allocation of the purchase consideration is as follows:

Assets acquired
Cash	$567,975
Computers and equipment	44,798
Note receivable	63,195
Product development costs (Note 6)	1,048,782
Less liabilities assumed
Accounts payable	(1,721)
Deferred revenue	(595,860)
Net purchase price ($900,000 USD)	$1,127,169
Acquisition payment
Cash ($450,000 USD, less closing adjustment)	$558,414
Promissory note ($450,000 USD)	568,755
TOTAL	$1,127,169

The note payable balance was $227,637 as of December 31, 2023. The Company incurred a currency exchange loss of $9,514 on this note for the year ended December 31, 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com.

The note payable balance was $418,567 USD as of December 31, 2022. The Company incurred currency a exchange gain of $7,125 for the year ended December 31, 2022. On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD as listed on https://www.poundsterlinglive.com.

Sale of wallet software

ZenaTech, Inc. sold for $250,000 all ZenaPay, Inc. the wallet software assets to Epazz Limited, Ireland, a related party, on October 2, 2023. The sale was in the form of a convertible promissory note with interest rate of 8% and 10-year terms. The sale note is convertible into Common Stock at 20% discount based on average closing price of trading day. ZenaPay, Inc., a Wyoming, USA corporation is a subsidiary of ZenaTech, Inc., a British Columbia corporation that provides software and cloud-based enterprise software solutions for e-commerce industry. Epazz Limited, Ireland is a subsidiary of Epazz, Inc., a company controlled by Shaun Passley, PhD (note 15). Interest income on this note will be calculated starting in 2024.

5.NOTE RECEIVABLE

The Now Corporation note

On January 5, 2019 the Company entered into a joint venture agreement with The Now Corporation (“Now”), a Nevada corporation focusing on the development and distribution of blockchain systems. The joint venture was formed to utilize the expertise of Now’s CEO, Ken Williams’ thirty years of systems development and systems security and has a fifteen-year initial term. He was to design a private network for blockchain related implementations that will add an extra layer of security to the blockchain nodes. By doing this, new private cyber coins can be issued on such private networks. All profits will be distributed equally amongst Now and the Company. Now issued a convertible note to the Company in the amount of $100,000 USD that carried interest at 8% per annum and had a 50% discount to market upon conversion to Now common stock shares. The note issued to the Company was compensation for programming and expertise work completed.

On April 14, 2019 Now purchased a 1% equity stake in the Company, which consisted of 99,858 shares, and issued the Company a convertible note in the amount of $350,000 USD at an interest rate of 8% per annum (note 11). The note was convertible to Now common shares at a 50% discount to the market.

The Now Corporation retired its $350,000 USD and $100,000 USD plus accrued interest notes in June 2022, through the cancellation of share ownership of 3,599,858 shares (note 11). This settlement was a result of a dispute between the parties. Accordingly, the joint venture agreement is no longer effective and there are no cyber coins issued. The resulting transaction required a cash payment to Now Corporation of $25,000 USD made in June 2022. The Company incurred a foreign currency exchange gain of $13,853, with the same amount of $13,853 reclassified from foreign currency reserve to profit and loss.

For the year ended December 31, 2022 the Company did not accrue any interest income related to the note receivable from Now. This note is now retired.

The John Gray note

On January 7, 2022, with an effective date of December 31, 2021, the Company purchased PsPortals, Inc. With this purchase ZenaTech acquired a non-interest-bearing note receivable from John Gray, its former majority shareholder.

As of December 31, 2023 the note receivable had a balance of $16,557 USD or $21,927. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com.

As of December 31, 2022 the note receivable had a balance of $33,322 USD or $45,155. This note has monthly payments of $1,389 USD or $1,878 and no due date.

Note receivable from Epazz Limited, Ireland

ZenaTech, Inc. sold for $250,000 all ZenaPay, Inc. the wallet software assets to Epazz Limited, Ireland, a related party, on October 2, 2023. The sale was in the form of a convertible promissory note with interest rate of 8% and 10-year terms. The sale note is convertible into Common Stock at 20% discount based on average closing price of trading day. ZenaPay, Inc., a Wyoming, USA corporation is a subsidiary of ZenaTech, Inc., a British Columbia corporation that provides software and cloud-based enterprise software solutions for e-commerce industry. Epazz Limited, Ireland is a subsidiary of Epazz, Inc., a company controlled by Shaun Passley, PhD (notes 4 and 15).

This note created an interest income that will be accounted for starting in 2024.

6. PRODUCT DEVELOPMENT COSTS

The amounts listed in the table below are historical amounts. As such, each type of software product development cost is presented in the acquired currency.

	Asset	Total		Total		Amortization	Total	Net Book
	Source and	Costs	Additions	Costs	Amortization	Twelve	Amortization	Value
						Months Ended
	Currency	12/31/2022	2023	12/31/2023	12/31/2022	12/31/2023	12/31/2023	12/31/2023
ZenaPay Wallet and Merchant[1]	Developed internally, CAD	$ 28,746	$ –	$ 28,746	$ 28,730	$ 16	$ 28,746	$ –
ZenaPay Plant Tracker	Developed internally, CAD	28,080	–	28,080	22,464	5,616	28,080	–
System View Software	Acquired – business combination, USD	40,190	–	40,190	31,491	8,038	39,529	661
ZigVoice Software	Acquired – business combination, USD	9,702	–	9,702	7,602	1,940	9,542	160
WorkAware Software	Acquired – business combination, CAD	396,600	–	396,600	63,402	26,440	89,842	306,758
TillerStack Software	Acquired – business combination, EURO	1,584,516	–	1,584,516	206,711	105,634	312,345	1,272,171
PsPortals Software	Acquired – business combination, USD	1,048,782	–	1,048,782	69,775	69,919	139,694	909,088
Robotic Arm Technology	Acquired separately, USD	840,000	–	840,000	–	–	–	840,000
Drone Development	Developed internally, USD	792,168	584,032	1,376,200	–	–	–	1,376,200
Total		$4,768,784	$584,032	$5,352,816	$430,175	$217,603	$647,779	$4,705,038

1 – The Company sold ZenaPay Wallet and Merchant software in October 2023 for $250,000 to Epazz Limited, Ireland, a related company; see notes 4 and 15.

As of December 31, 2023 product development costs totaled $4,705,038 and includes a difference of $994 due to foreign currency adjustments to cost and intangible asset amortization.

As of December 31, 2022 product development costs totaled $4,339,577 and includes a difference of $968 due to foreign currency adjustments to cost and intangible asset amortization.

7.FIXED ASSETS

	As of	As of
	December 31,	December 31,
	2023	2022
Fixed assets:
Computers and equipment	$77,768	$91,821
Accumulated depreciation	(46,436)	(49,820)
Total fixed assets, net	$31,332	$42,001

Fixed assets had a currency adjustment of $(985) and accumulated depreciation expense had a foreign currency adjustment difference of $(301) for the year ended December 31, 2023.

Fixed assets had a currency adjustment of $(3,633) and depreciation expense had a foreign currency adjustment difference of $1,594 for the year ended December 31, 2022.

8.GOODWILL

The Company recorded goodwill of $2,468,722 associated with the PacePlus acquisition. The asset is not being amortized for financial reporting purposes (note 17).

9.SHORT-TERM DEBT

The Company has a $100,000 USD line of credit with TD Bank though its PS Portals, Inc. subsidiary classified as short-term debt. The line of credit has a variable interest rate that is renewable annually. The current interest rate is 9.25%.

The Company currently loaned $99,747 USD or $132,095. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com.

The Company loaned $99,842 USD or $135,296 as of December 31, 2022. The currency exchange rate was $1 USD to $1.3551 CAD as listed on https://www.poundsterlinglive.com.

10.LOANS PAYABLE

The Company had amounts borrowed in United States dollars, or USD. We used US dollars to describe these transactions since they were the historical amounts. When appropriate for certain year-end balance sheet information, we converted those amounts to Canada dollars, or CA dollars or $, as listed on the https://www.poundsterlinglive.com.

	As of	As of
	December 31,	December 31,
	2023	2022
Balance of loans payable:
GG Mars Capital, Inc. (note 15)	$2,508,843	$1,415,431
Star Financial Corporation (note 15)	1,993,072	968,726
Jennings Family Investments, Inc. (note 15)	2,470,429	1,367,829
PsPortals, Inc. acquisition note (note 4)	227,637	418,567
ProPal Investments, LLC. (note 15)	662,150	667,550
Total loans payable	$7,862,130	$4,848,104

Debt financing

From time-to-time the Company has received and repaid loans from Epazz, Inc, Shaun Passley and his immediate family members, to fund operations. These related party debts are fully disclosed in note 14 below. ZenaTech has back-up lines of credit from related parties and others with an available spending limit of $17,000,000 to cover the repayment of the current portion of long-term debt, should it need it.

Epazz, Inc. convertible line of credit

On June 1, 2018 the Company and Epazz, Inc., a related party, entered into a convertible line of credit agreement whereby Epazz agreed to advance funds of up to $400,000 USD to the Company as needed for acquisitions and working capital needs. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. The agreement expires on December 31, 2025, and carries an interest rate of 6% on unpaid funds. No payments are due to Epazz on balances of $400,000 USD or less until the expiration of the agreement. Interest on the note is rolled into the principal amount on a quarterly basis. Provided that the Company is not in default, the agreement can be renewed for ten additional twelve-months periods.

As of December 31, 2023 the total amount available to borrow was $400,000 USD or $529,720. The currency exchange rate used in calculations was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com.

As of December 31, 2022 the total amount available to borrow was $400,000 USD or $542,040. On December 31, 2022, the currency exchange rate was $1 USD to $1.3551 CAD, as listed on https://www.poundsterlinglive.com.

There were no borrowings outstanding under this agreement as of December 31, 2023, or December 31, 2022.

GG Mars Capital, Inc. convertible line of credit

On August 1, 2019 the Company entered into an agreement with GG Mars Capital, Inc. (“GG Mars Capital” or “Lender”), a related party, for a $100,000 USD convertible line of credit (note 15). The Company issued Lender a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. The principal amount of this loan shall be due and payable on July 31, 2022. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting

September 1, 2019. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. Lender has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. GG Mars Capital, Inc. is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. On August 1, 2020 the Company borrowed $295,000 USD from GG Mars Capital and issued GG Mars Capital a promissory note for $295,000 USD and a simple interest rate of six percent (6%) per annum. On March 1, 2021 both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On February 1, 2022 GG Mars Capital converted $800,000 USD of the convertible line of credit debt into the Company’s common stock (notes 11 and 15). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

As of December 31, 2023 the total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,894,467 USD or $2,508,843. The Company had accrued interest expense of $104,464 and GG Mars Capital had an unrealized currency loss of $34,122 during 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com. See the number of shares this indenture can convert into in the ‘Convertible debt’ table below.

As of December 31, 2022 the total amount available to borrow is $2,000,000 USD or $2,710,200. The amount drawn was $1,044,522 USD or $1,415,431. The Company had accrued interest expense of $81,372. GG Mars Capital had an unrealized currency loss of $(92,559). On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD as listed on https://www.poundsterlinglive.com.

Star Financial Corporation convertible line of credit

On August 1, 2019 the Company entered into an agreement with Star Financial Corporation (“Star Financial Corporation”), a related party, for a $100,000 USD convertible line of credit (note 15). The Company issued Star Financial Corporation a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2020. Star Financial Corporation has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. Star Financial Corporation is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. On August 1, 2020 the Company borrowed $149,000 USD from Star Financial Corporation and issued Star Financial Corporation a promissory note for $149,000 USD and a simple interest rate of six percent (6%) per annum. The principal amount of this loan shall be due and payable on July 31, 2022. On March 1, 2021 both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On February 1, 2022 Star Financial Corporation converted $720,000 USD of the convertible line of credit debt into the Company’s common stock (notes 11 and 15). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

As of December 31, 2023 the total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,505,000USD or $1,993,072. The Company had accrued interest expense of $88,427, and Star Financial Corporation had an unrealized currency loss of $(23,669) during 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com. See the number of shares this indenture can convert into in the ‘Convertible debt’ table below.

As of December 31, 2022, the total amount available to borrow was $2,000,000 USD or $2,710,200 and the amount drawn was $714,874 USD or $968,726. The Company had accrued interest expense of $57,160. Star Financial Corporation had an unrealized currency loss of $(63,340). On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD as listed on https://www.poundsterlinglive.com.

Other Notes Payable

Jennings Family Investments, Inc. convertible line of credit

On August 1, 2019 the Company entered into an agreement with Cloud Builder, Inc. (“Cloud Builder”) for a convertible line of credit of $100,000 USD (note 14). Cloud Builder was controlled by the Company’s Chief Financial Officer. On August 1, 2023 Cloud Builder, Inc. assigned the note to Jennings Family Investments, Inc. The Company issued the Lender a promissory note for $100,000 USD and a simple interest rate of six percent (6%) per annum and no covenants. The principal amount of this loan shall be due and payable on the first month after any amount is borrowed. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting the first of the following month. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. The Lender has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. On August 1, 2020, both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On October 18, 2021, ZenaTech started to use this line of credit. On February 1, 2022, the Lender converted $640,000 USD of the convertible line of credit debt into the Company’s common stock (note 10). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

As of December 31, 2023 the total amount available was $6,000,000 USD or $7,975,800 and the amount drawn was $1,865,460 USD or $2,470,429. The Company had accrued interest expense of $37,660. The lender had an unrealized currency loss of $(703). On December 31, 2023, the currency exchange rate was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com. See the number of shares this indenture can convert into in the ‘Convertible debt’ table below.

As of December 31, 2022 the total amount available to borrow was $2,000,000 USD or $2,710,200 and the amount drawn was $1,009,374 USD or $1,367,829. The Company had accrued interest expense of $42,233. Cloud Builder had an unrealized currency loss of $41,401. On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD as listed on https://www.poundsterlinglive.com.

WorkAware, Inc. note

On August 7, 2020 the Company acquired WorkAware software, customer lists, and fixed assets in an asset purchase for $250,000 cash and a two-year $150,000 amortizing note. The note has an interest rate of 6% and monthly payments of $6,648.

As of December 31, 2022 the Company had accrued interest expense of $679 related to this note.

This note was fully paid in the fiscal year 2022.

TillerStack, Inc. note

On January 14, 2021, ZenaTech acquired the business of TillerStack, GmbH., a revenue generating company based in Berlin, Germany. The Company acquired all TillerStack outstanding stock for $1,250,000 USD and paid $625,000 USD in cash and issued a twelve-month promissory note to Invigor Group Limited for $625,000 USD with interest of 1% calculated monthly. This was a convertible note that has a beginning date of February 15, 2021 and a maturity date of February 15, 2022. This note was fully paid in the fiscal year 2022.

During the year ending December 31, 2022 the Company paid Invigor Group $60,846 USD or $82,453 and incurred a currency exchange gain of $679. On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD. On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD, as listed on https://www.poundsterlinglive.com.

PsPortals, Inc. note

On January 7, 2022, with an effective date of December 31, 2021, ZenaTech acquired all stock of PsPortals, Inc., a Delaware, United States of America corporation for $901,818 USD. The Company paid $450,000 USD in cash and issued a three-year promissory note that began January 1, 2022 for $568,755 USD, which includes additional interest of six percent (6%) per year, has a maturity date of December 31, 2024 and is payable to its former shareholders.

As of December 31, 2023 the outstanding balance on this loan was $227,637. The Company paid $181,417 to former PsPortals shareholders and had a currency exchange loss of $9,514. On December 31, 2023, the currency exchange rate was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com.

During the year ending December 31, 2022, the Company paid $184,253 USD or $294,681 to PsPortals former shareholders and had an unrealized currency exchange loss of $(34,065). On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD, as listed on https://www.poundsterlinglive.com.

Propal Investments LLC loan

On December 15, 2022, the Company secured a $500,000 USD or $677,550, three-year loan from Propal Investments, LLC. Interest payments are paid on the 10th of each month and the principal amount of this loan, and the principal is due December 14, 2025. This loan carries 20 units and one unit contains $25,000 USD or $33,878 unit of debenture, which equals $500,000 USD or $677,550. Each one unit of debenture carries an annual rate of fourteen percent (14%), paid monthly and no prepayment penalty. Every $2.00 USD or $2.71 of debenture comes with a warrant to purchase one share of the company’s common stock at a share price of $2.00 USD or $2.71, with the warrants expiring three years after the Company listing on a recognized state exchange. The loan also has a minimum conversion amount of $25,000 USD or $33,878 or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal to the greater of twenty-five (25%) of a debenture holder’s initial investment of $25,000 USD or $33,878. The conversion price after applying the twenty percent (20%) discount must be equal to or greater than $0.75 USD or $1.02. The loan has a personal guarantee by James A. Sherman, the Company’s Chief Financial Officer and Director (note 15). For the foreign currency conversions above we used the currency exchange rate of $1 USD to $1.3551 CAD as of December 31, 2022 and as listed by www.poundsterlinglive.com.

See the number of shares this indenture can convert into in the ‘Convertible debt’ table below.

As of December 31, 2023 the Company’s outstanding balance on this loan was $500,000 USD or $662,150 and it incurred an unrealized currency exchange loss of $(15,400) related to this loan. There were no payments made for the year ended December 31, 2023.

As of December 31, 2022 the Company’s outstanding balance on this loan was $500,000 USD or $677,550 CAD, and it incurred an unrealized currency exchange gain of $4,676 related to this loan. On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD, as listed on htpps:// ww.poundsterlinglive.com.

Convertible debt

The total number of shares the Company can convert to all its debt into is 2,388,982 as of December 31, 2023. See table below for debt itemization. All amounts are in CAD.

	As of	Number
	December 31,	of
	2023	Shares
GG Mars Capital, Inc. – convertible debt	$2,508,843	774,334
Star Financial Corporation – convertible debt	1,993,072	615,146
Jennings Family Investments, Inc. – convertible debt	2,470,429	762,478
ProPal Investments, LLC – indenture	$662,150	204,367
ProPal Investments, LLC – warrants	339,200	104,691
Warrants, other	132,333	132,333
Total number of Company’s shares debt can convert to		2,388,982

We used a $3.24 price per share for the debt or warrants conversion. The price per share is the total Company value of $327,843,854 divided by 101,059,094, which is the number of shares outstanding as of December 31, 2023. The Company valuation was made in October 2022 by Stonebridge Advisory, Inc. of Pasadena, California.

11.SHARE CAPITAL

Authorized common stock

The Company is authorized to issue an unlimited number of Common Shares with a par value of $0.05.

Holders of Common Shares are entitled to one vote per share upon all matters on which they have the right to vote. The Common Shares do not have pre-emptive rights, conversion rights or exchange rights and are not subject to redemption, retraction, purchase for cancellation or surrender provisions. The Company may, if authorized by the directors, purchase or otherwise acquire any of its Common Shares at a price and upon the terms determined by the directors. There are no sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no provisions which are capable of requiring a security holder to contribute additional capital. Holders of the Common Shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of dissolution or winding up of the affairs of the Company, holders of the Common Shares are entitled to share ratably in all assets of the Company remaining after payment of all amounts due to creditors.

Issued and cancelled

On April 14, 2019, The Now Corporation purchased a 1% equity stake in the Company, which consisted of 99,858 shares of the Company common shares and issued the Company a convertible note in the amount of $350,000 USD at an interest rate of 8% per annum. This note was retired December 31, 2022, see below and note 5.

Issued and outstanding

On January 1, 2022 the Company issued 3,000,000 common shares of the Company to Shaun Passley, PhD, for Drone patent at a price of $0.24 per share (note 15).

On January 1, 2022 the Company issued 3,000,000 common shares of the Company to Epazz, Inc. for Drone patent at a price of $0.24 per share (note 15).

On January 6, 2022 the Company issued 3,500,000 common shares of the Company to Ameritek Ventures, Inc. for the Permanent Licensing of Robotic Arm Technology at a price of $0.24 per share (note 15).

On February 1, 2022 GG Mars Capital and the Company agreed to convert $800,000 USD dated August 1, 2019, into 1,000,000 shares of common stock of the Company at $0.80 per share (notes 9 and 14).

On February 1, 2022 Star Financial and the Company agreed to convert $720,000 USD dated August 1, 2019, into 900,000 shares of common stock of the Company at $0.80 per share (notes 9 and 14).

On June 30, 2022 The Now Corporation retired its $150,000 USD and $100,000 USD plus accrued interest notes through the cancellation of share ownership of 3,599,858 shares. The resulting transaction required a cash payment to Now Corporation of $25,000 US dollars made in July 2022 and resulted in a foreign currency exchange gain of $13,853 (note 5).

As of December 31, 2022 the Company’s outstanding share capital was 101,059,094 common shares of stock.

As of December 31, 2023 the Company’s outstanding share capital was 101,059,094 common shares of stock.

Warrants outstanding

On September 19, 2020 the Company issued 132,333 warrants upon conversion of subscription receipts issued on September 19, 2019.  Each warrant is exercisable into one common share at a price of $0.35 per share for a period of 2 years from the date that the shares are listed on a recognized stock exchange.

On December 15, 2022 the Company secured a $500,000 USD or $677,550, three-year loan from Propal Investments, LLC. Interest payments are paid on the 10th of each month and the principal amount of this loan, and the principal is due December 14, 2025. This loan carries 20 units and one unit contains $25,000 USD or $33,878 unit of debenture, which equals $500,000 USD or $677,550. Each one unit of debenture carries an annual rate of fourteen percent (14%), paid monthly and no prepayment penalty. Every $2.00 USD or $2.71 of debenture comes with a warrant to purchase one share of the company’s common stock at a share price of $2.00 USD or $2.71, with the warrants expiring three years after the Company listing on a recognized stock exchange. The loan also has a minimum conversion amount of $25,000 USD or $33,878 or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal to the greater of twenty-five (25%) of a debenture holder’s initial investment of $25,000 USD or $33,878. The conversion price after applying the twenty percent (20%) discount must be equal to or greater than $0.75 USD or $1.02. The loan has a personal guarantee by James A. Sherman, the Company’s Chief Financial Officer and Director (note 15). For the foreign currency conversions above we used the currency exchange rate of $1 USD to $1.3551 CAD as of December 31, 2022 and as listed by www.poundsterlinglive.com.

As of December 31, 2023, the Company incurred an unrealized currency exchange gain of $15,400 related to this loan. There were no payments made for the fiscal year 2023.

As of December 31, 2022, the Company incurred an unrealized currency exchange gain of $4,676 related to this loan.

12.STOCK COMPENSATION

The Company has a Compensation Package for Directors and Executives. Elements of compensation awarded to, earned by or paid to each of our directors and executive officers who served during the last two financial years. This compensation discussion considers the size and stage of development of the Company to date.

As of December 31, 2022, the named executive officers of the Company were Shaun Passley, PhD as Chief Executive Officer, and James Sherman as Chief Financial Officer (the “Named Executive Officers”). Mr. Passley and Mr. Sherman are expected to be the only Named Executive Officers for the current fiscal year as well.

In assessing the compensation of its Named Executive Officers, the Company’s objectives have been to retain and motivate a highly talented executive team, allowing the Company to develop, evolve and achieve business and financial objectives. We believe compensation should be structured to ensure that a significant portion of an executive's compensation opportunity is at risk and related to factors that influence shareholder value.

As of December 31, 2023, no other compensation was provided to key management personnel for the year ended December 31, 2022 (note 15). The Company and Shaun Passley, PhD agreed to forego his salary from inception until December 31, 2023.

During January 2022, the Company issued 1,110,000 common shares of the Company to its officers and board of directors at a price of $0.24 per share, representing compensation for their roles as officers and directors for the year ended December 31, 2021.

13.FINANCIAL INSTRUMENTS

The Company’s consolidated financial instruments include accounts receivable, accounts payable, a note receivable, and loans payable. The carrying value of accounts receivable and accounts payable as presented in these consolidated financial statements are reasonable estimates of fair values due to the relatively short periods to maturity and the terms of these instruments.

Financial instruments must be classified at one of three levels within a fair value hierarchy according to the relative reliability of the inputs used to estimate their values. The three levels of the hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets for identical assets and liabilities;

Level 2: Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3: Inputs that are not based on observable market data.

Risk exposure and management

The Company is exposed to various financial instrument risks and continuously assesses the impact and likelihood of this exposure. These risks include credit risk, liquidity risk, interest rate risk and currency risk.  Where material these risks are reviewed and monitored by the Board of Directors.

Credit risk

Credit risk arises from the non-performance by counterparties of contractual financial obligations resulting in financial loss to the Company. Management believes the risk of loss to be minimal.

Liquidity risk

Liquidity risk refers to the risk that the Company will not be able to meet its financial obligations when they become due or can only do so at excessive cost. As of December 31, 2023, the Company had a working capital of $4,088,513. All the Company’s financial liabilities have contractual maturities of less than 30 days and are subject to normal trade terms. Therefore, the Company is not exposed to any significant liquidity risk.

Interest rate risk

Interest risk is the risk that the fair value or future cash flows will fluctuate because of changes in market risk. The Company’s accounts receivable currently bears no interest. The Company is not exposed to any interest rate risk.

Currency risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.  The Company’s exposure to currency risk is limited to cash, accounts receivable, notes receivable, accounts payable and loans payable denominated in United States of America dollars. The Company does not enter into derivative financial instruments contracts to mitigate foreign exchange risk.

14.CAPITAL MANAGEMENT

The Company has operations generating positive cash flow but still depends on financing through debt and equity to fund its long-term investments, primarily drone investment and distribution activities. The speed at which the Company will grow its drone sales will depend on the amount of financing the Company will be able to secure. The capital structure of the Company consists of shareholders’ equity, which is comprised of share capital and deficit. The Board of Directors does not establish quantitative return on capital criteria for management due to the nature of the Company’s business. The Company does not pay dividends and is not exposed to any externally imposed capital requirements. There were no changes in the Company’s approach to capital management for the years ended December 31, 2023, and 2022 respectively.

15.RELATED PARTY TRANSACTIONS

We organized the related party transactions by total as of December 31, 2023 in the table below according with IAS 24, paragraph 18. Readers should refer to the footnotes following the table for a detailed description of all related party transactions.

Para 18	Related Party	Nature of the relationship	Information of the transaction	Total shares of stock owned as of December 31, 2023	Total amount of transactions in US or CA dollars as of December 31, 2023	Total outstanding balance in US or CAD dollars as of December 31, 2023
1	Shaun Passley, PhD	CEO, Chairman of the BOD, controlling common stock ownership with Epazz	Stock ownership[1]	29,018,756	–	–
2	Shaun Passley, PhD	CEO, Chairman of the BOD, controlling common stock ownership with Epazz	Reimbursement of expenses, legal and accounting	–	$(9,500) CAD	–
3	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	Stock ownership[2]	29,803,808	–	–
4	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	$400,000 USD note payable, currently not used	–	–	–
			Programming costs

5	Epazz, Inc.	Controlling common stock ownership with Shaun Passley, PhD	Advance to affiliate for future services[3]	–	7,465,005 CAD	7,465,005 CAD
6	Ameritek Ventures, Inc.	Shaun Passley owns Ameritek Ventures’ voting stock	Stock ownership[4]	3,500,000	–	–
7	GG Mars Capital, Inc.	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Stock ownership	9,819,130	–	–
8	GG Mars Capital, Inc.[5]	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Convertible line of credit	–	2,508,843 CAD	2,508,843 CAD
9	Vivienne Passley	Vivienne Passley, President of GG Mars Capital is Shaun Passley's family member.	Stock ownership	1,000	–	–
10	Star Financial Corporation	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Stock ownership	9,900,691	–	–
11	Star Financial Corporation[6]	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Convertible line of credit	–	1,993,072 CAD	$1,993,072 CAD
12	Fay Passley	Fay Passley, President of Star Financial Corporation is Shaun Passley's family member.	Stock ownership	1,000	–	–
13	James A. Sherman	Chief Financial Officer	Stock ownership	2,170,000	–	–
14	Craig Passley	Board member, Shaun Passley's family member	Stock ownership	560,001	–	–
15	Paul Piekos	Director and board member	Stock ownership	224,000	–	–
16	Thomas Burns	Director and board member	Stock ownership	224,000	–	–
17	Epazz, Inc. or its subsidiaries	Epazz, Inc. has controlling common stock ownership of ZenaTech with Shaun Passley, PhD	Programming and support, salaries and wages, legal and professional services[7]	–	$510,743 CAD	–
18	Epazz Limited, Ireland	A subsidiary of Epazz, Inc. Epazz, Inc. and Shaun Passley, PhD. have controlling common stock ownership of ZenaTech.	Sale of ZenaPay, Inc. wallet software[8]	–	$250,000 USD	–

1 – Includes stock issued in 2022 for Drone patent, see ‘Other stock issuances’ below.

2 – Includes stock issued in 2022 for Drone patent, see ‘Other stock issuances’ below.

3 – Advance to affiliate for future services, see ‘Advance to affiliate for future services’ below.

4 – Includes stock issued in 2022 for permanent licensing of the Robotic Arm Technology, see ‘Other stock issuances’ below.

5 – This agreement was negotiated by Dr. Passley with a member of his family and may not be as favorable to the Company as if it had been negotiated at arm's length with an unaffiliated party.

6 – This agreement was negotiated by Dr. Passley with a member of his family and may not be as favorable to the Company as if it had been negotiated at arm's length with an unaffiliated party.

7 – For itemized description by category, see 'Other payments to affiliates' below.

8 – See note 4 and 'Sale of ZenaPay, Inc wallet software.' below.

There are no commitments, doubtful accounts, and provision related to any of the outstanding balances due from related parties listed above.

Stock ownership following company spin-off

On November 18, 2018, the Company was restructured as a way of stock dividend to Epazz shareholders. Shaun Passley, PhD and Epazz, Inc. commonly own 58.2% of the Company’s common stock after the spin-off and subsequent common shares distributions.

Management services agreement

On November 18, 2018, in connection with the spin off, ZenaPay entered into a management services agreement with Epazz pursuant to which Epazz agreed to provide certain management services to ZenaPay, including for labor, office space, hosting, travel, banking and business development, and ZenaPay agreed to pay Epazz a 45 percent markup on all expenses incurred in providing the services to ZenaPay. The parties amended the agreement to change the markup from 45% to 20% starting January 31, 2019. Under the agreement, ZenaPay agreed to indemnify Epazz for losses incurred by it in connection with the provision of the services under the agreement to ZenaPay, except to the extent those losses result from the willful misconduct of Epazz. The agreement has a 20-year term, however, the agreement may be terminated at any time by the mutual consent of the parties. All funds due from Epazz, Inc. represent advances for programming, support and management fees on the statement of net income or loss. The Company will realize this asset through services rendered by Epazz during 2023 and 2024.

Under this agreement the Company pays Epazz for management, programming, support and various office operating costs. There were no services performed during the year ended December 31, 2023.

The Company received $270,000 USD from Epazz, Inc. for network support and conversion fees during the year ended December 31, 2022.

Directors’ stock compensation

Key management personnel are those people that have the authority and responsibility for planning, directing, and controlling the activities of the Company directly and indirectly. Key management personnel include the Company’s directors and members of the senior management group. The Company offers its directors and officers only stock compensation for their services. Neither officers nor board of directors are paid salaries. The stock awards are recognized as an expense at the time of granting and for each period are described below.

The Company and Shaun Passley, PhD decided to forgo his salary until the end of fiscal year 2023.

As of December 31, 2023, no other compensation was provided to key management personnel for the year ended December 31, 2022 (note 11).

During January 2022, the Company issued 1,110,000 common shares of the Company to its officers and board of directors at a price of $0.24 per share, representing compensation for their roles as officers and directors for the year ended December 31, 2021.

Advance to affiliate for future services

As an operation process, ZenaTech advances funds to Epazz, Inc. These funds are relating to the Management Services Agreement with Epazz and are restricted for the use and benefit of ZenaTech. Funds advanced to Epazz are designed to be consumed through services provided by Epazz for the benefit of ZenaTech. Epazz is paying for product development costs, professional fees, wages and benefits, and other general and administrative costs. Funds are settled on a daily or weekly basis. The Company has the right to enforce repayment of these funds from Epazz.

The management services agreement is similar to software as a service, in which Epazz not only provides the labor but also the equipment and facilities. The Company prepays Epazz to acquire the equipment and facilities, and then the equipment and facilities are provided as services that correspond with our labor needs. The amount of the equipment and facilities is recorded over time as the labor uses the equipment and facilities, as a single fee per contractor.

The Company is using the management service agreement as opposed to establishing our own facility in offshore locations for the reasons that it is very time-consuming, the cost would be much greater, it is difficult to establish entities in foreign countries and establish banking relations difficult, and hiring foreign personnel which speaks different languages would cause communication issues. Furthermore, the foreign market would see ZenaDrone as a start-up company versus Epazz which has been well established in the offshore market for over a decade.

The total advances to Epazz for future services was $7,123,155 as of December 31, 2023. Of this amount $2,500,000 is included in current assets and $4,623,155 is included in the long-term assets. The Company deducts every quarter the expenses from the $2,500,000 current assets then the Company debits long-term assets at the end of the quarter and credits current assets. The amount is based on what the Company needs, but the Company expected that $2,500,000 will be for a twelve-month (12) period based on the current projected needs of the Company. The Company is planning for a ramp-up period as manufacturing of the drones starts. Therefore, the Current asset amount will most likely increase.

The table below summarizes the balances to affiliates as of December 31, 2023, and 2022, respectively.

	Activity	Short-term	Long-term	Notes Receivable
Balances as of December 31, 2022	Type	Advance	Advance	from Affiliates
		$2,500,000	$2,336,623	$–
Additions to the advance to affiliates during the year
Advances to Epazz, Inc. during the year	(A)	–	2,545,124	–
Sale of ZenaPay, Inc. to Epazz, Inc.	(B)	–	–	341,850
Total additions during the year		–	2,545,124	341,850
Less, services provided by Epazz, Inc. during the year
Wages and benefits	(A)	236,884	–	–
Product development costs	(B)	21,708	–	–
Total services provided during the year		258,592	–	–

Adjustment for expected services provided in the next 12-months	(A)	258,592	(258,592)	–

Balances as of December 31, 2023		$2,500,000	$4,623,155	$341,850

Activity types in the table above are,

(E)Operating activity, and

(F)Investing activity.

The total advances to Epazz for future services as of December 31, 2022 was $4,836,623. Of this amount $2,500,000 is included in current assets and $2,336,623 is included in the long-term assets.

Sale of ZenaPay, Inc. wallet software

ZenaTech, Inc. sold for $250,000 all ZenaPay, Inc. the wallet software assets to Epazz Limited, Ireland, a related party, on October 2, 2023. The sale was in the form of a convertible promissory note with interest rate of 8% and 10-year terms. The sale note is convertible into Common Stock at 20% discount based on average closing price of trading day. ZenaPay, Inc., a Wyoming, USA corporation is a subsidiary of ZenaTech, Inc., a British Columbia corporation that provides software and cloud-based enterprise software solutions for e-commerce industry. Epazz Limited, Ireland is a subsidiary of Epazz, Inc., a company controlled by Shaun Passley, PhD (note 4).

Other payments to affiliates

Out of $257,884 representing total balance that the Company paid Epazz or its subsidiaries during the year ended December 31, 2023, $236,884 was advanced for salaries to Epazz Research and Development and $21,708, or $15,891 USD was paid for programming and support.

The Company made the following payments during the fiscal year 2022 for drone-related costs to Epazz, Inc. or its subsidiaries, Epazz Research and Development, Inc. and Epazz Limited.

•The Company paid $72,700 USD to Epazz, Inc. for programming costs for the drone.

•ZenaTech paid $109,850 USD to Epazz Research and Development Inc. for programming and drone development.

•The Company paid $57,861 USD to Epazz Limited for subcontractor salaries and office expenses.

Stock conversions

On February 1, 2022, Cloud Builder, Inc. and the Company agreed to convert $640,000 USD of the convertible line of credit dated August 1, 2019, into 800,000 shares of common stock at $0.80 per share (notes 10 and 12).

On February 1, 2022, GG Mars Capital, Inc. and the Company agreed to convert $800,000 USD of the convertible line of credit dated August 1, 2019, into 1,000,000 shares of common stock at $0.80 per share (notes 10 and 12).

On February 1, 2022, Star Financial and the Company agreed to convert $720,000 USD of the convertible line of credit dated August 1, 2019, into 900,000 shares of common stock at $0.80 per share (notes 10 and 12).

Debt financing

From time-to-time we have received and repaid loans from our CEO and his immediate family members to fund operations. These related party debts are fully disclosed in Note 9 and below. ZenaTech has back-up lines of credit from related parties with an available spending limit of $17,000,000 to cover the repayment of the current portion of long-term debt, should it need it.

Epazz, Inc. convertible line of credit

On June 1, 2018, the Company and Epazz, Inc., a related party, entered into a convertible line of credit agreement whereby Epazz agreed to advance funds of up to $400,000 USD to the Company as needed for acquisitions and working capital needs. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. The agreement expires on December 31, 2025, and carries an interest rate of 6% on unpaid funds. No payments are due to Epazz on balances of $400,000 USD or less until the expiration of the agreement. Interest on the note is rolled into the principal amount on a quarterly basis. Provided that the Company is not in default, the agreement can be renewed for ten additional twelve-months periods. On October 25, 2020, Epazz and the Company agreed to convert $270,805 USD of this line of credit to 1,128,353 common shares at a price of $0.24 per share (notes 12 and 15).

As of December 31, 2023 the total amount available to borrow was $400,000 USD or $529,720. The currency exchange rate used in calculations was $1 USD to $1.3243 CAD, as listed on https://www.poundsterlinglive.com.

As of December 31, 2022 the total amount available to borrow was $400,000 USD or $542,040. On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD, as listed on https://www.poundsterlinglive.com.

There are no borrowings outstanding under this agreement as of December 31, 2023 or December 31, 2022.

GG Mars Capital, Inc. convertible line of credit

On August 1, 2019, the Company entered into an agreement with GG Mars Capital, Inc. (“GG Mars Capital” or “Lender”), a related party, for a $100,000 USD convertible line of credit (note 10). The Company issued GG Mars Capital a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. The principal amount of this loan shall be due and payable on July 31, 2022. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2019. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. GG Mars Capital has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. GG Mars Capital, Inc. is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. On August 1, 2020, the Company borrowed $295,000 USD from GG Mars Capital and issued GG Mars Capital a promissory note for $295,000 USD and a simple interest rate of six percent (6%) per annum. On March 1, 2021, both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On February 1, 2022, GG Mars Capital converted $800,000 USD of the convertible line of credit debt into the Company’s common stock (note 12). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

As of December 31, 2023 the total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,894,467 USD or $2,508,843. The Company had accrued interest expense of $104,464 and GG Mars Capital had an unrealized currency loss of $34,122 during 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com. See the number of shares this indenture can convert into in the ‘Convertible debt’ table above.

As of December 31, 2022 the total amount available to borrow is $2,000,000 USD or $2,710,200. The amount drawn was $1,044,522 USD or $1,415,431, while the Company had accrued interest expense of $81,372. GG Mars Capital had an unrealized currency loss of $(92,559). On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD as listed on https://www.poundsterlinglive.com.

Star Financial Corporation convertible line of credit

On August 1, 2019, the Company entered into an agreement with Star Financial Corporation (“Star Financial Corporation”), a related party, for a $100,000 USD convertible line of credit (note 10). The Company issued Star Financial Corporation a promissory note for $100,000 USD, with a simple interest of six percent (6%) and a thirty-six (36) month maturity date and no covenants. Provided that ZenaTech is not in default, the Company may extend and renew this note for ten additional twelve months. Interest is calculated on a basis of 360-day year and charged for the actual number of days elapsed and payable monthly starting September 1, 2020. Star Financial Corporation has an option to convert all or part of the balance into ZenaTech common stock at the last valuation of share price or the lower price issued within the last 30 days. Star Financial Corporation is owned by a family member of Shaun Passley, PhD. Epazz, Inc. and Shaun Passley, PhD have common control of the Company’s shares outstanding. On July 1, 2020, both parties agreed to increase the amount to $500,000 USD. On August 1, 2020 the Company borrowed $149,000 USD from Star Financial Corporation and issued Star Financial Corporation a promissory note for $149,000 USD and a simple interest rate of six percent (6%) per annum. The principal amount of this loan shall be due and payable on July 31, 2022. On March 1, 2021 both parties amended the note, which increased the line of credit amount to $2,000,000 USD and updated the due date to December 31, 2024. On February 1, 2022 Star Financial Corporation converted $720,000 USD of the convertible line of credit debt into the Company’s common stock (note 12). On November 30, 2023 both parties amended the note, which increased the line of credit amount to $6,000,000 USD and updated the due date to December 31, 2024.

As of December 31, 2023 the total amount available to borrow was $6,000,000 USD or $7,945,800 and the amount drawn on the note was $1,505,000 USD or $ 1,993,072. The Company had accrued interest expense of $88,427, and Star Financial Corporation had an unrealized currency loss of $(23,669) during 2023. On December 31, 2023 the currency exchange rate was $1 USD to $1.3243 CAD as listed on https://www.poundsterlinglive.com. See the number of shares this indenture can convert into in the ‘Convertible debt’ table above.

As of December 31, 2022 the total amount available to borrow was $2,000,000 USD or $2,710,200 and the amount drawn was $714,874 USD or $968,726, while the Company had accrued interest expense of $57,160. Star Financial Corporation had an unrealized currency loss of $63,340. On December 31, 2022 the currency exchange rate was $1 USD to $1.3551 CAD as listed on https://www.poundsterlinglive.com.

Propal Investments LLC loan

On December 15, 2022, the Company secured a $500,000 USD or $677,550, three-year loan from Propal Investments, LLC. Interest payments are paid on the 10th of each month and the principal amount of this loan, and the principal is due December 14, 2025. This loan carries 20 units and one unit contains $25,000 USD or $33,878 unit of debenture, which equals $500,000 USD or $677,550. Each one unit of debenture carries an annual rate of fourteen percent (14%), paid monthly and no prepayment penalty. Every $2.00 USD or $2.71 of debenture comes with a warrant to purchase one share of the company’s common stock at a share price of $2.00 USD or $2.71, with the warrants expiring three years after the Company listing on a recognized stock exchange. The loan also has a minimum conversion amount of $25,000 USD or $33,878 or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal to the greater of twenty-five (25%) of a debenture holder’s initial investment of $25,000 USD or $33,878. The conversion price after applying the twenty percent (20%) discount must be equal to or greater than $0.75 USD or $1.02. The loan has a personal guarantee by James A. Sherman, the Company’s Chief Financial Officer and Director (note 15). For the foreign currency conversions above we used the currency exchange rate of $1 USD to $1.3551 CAD as of December 31, 2022 and as listed by www.poundsterlinglive.com.

As of December 31, 2023 the Company incurred an unrealized currency exchange loss of $15,400 related to this loan. There were no payments made for the first year ended December 31, 2023.

As of December 31, 2022 the Company incurred an unrealized currency exchange gain of $4,676 related to this loan.

Other stock issuances

On January 1, 2022 the Company issued 3,000,000 common shares of the Company to Shaun Passley, PhD. for Drone patent at a price of $0.24 per share (note 10).

On January 1, 2022 the Company issued 3,000,000 common shares of the Company to Epazz, Inc. for Drone patent at a price of $0.24 per share (note 10).

On January 6, 2022 the Company issued 3,500,000 common shares of the Company to Ameritek Ventures, Inc., a related company, for the Permanent Licensing of the Robotic Arm Technology at a price of $0.24 per share (notes 6 and 11). Shaun Passley and Epazz, Inc. own one hundred percent of the Ameritek Ventures, Inc. control voting shares. Shaun Passley owns all Epazz, Inc.’s voting stock, and together they own the Company’s voting stock.

16.SEGMENTED INFORMATION

The Company had no operating segment information during the years ended December 31, 2023, and 2022. All of the Company’s business activity is considered one and included in the same financial segment.

17.SUPPLIMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

	For the year ended
	December 31,	December 31,
	2023	2022
Cash interest paid	$53,159	$37,303
Non-cash activity:
Drone patent (notes 2, 11 and 15)	–	1,440,000
Robotic Arm technology (notes 2, 11 and 15)	–	840,000
Long-term debt converted to common stock (notes 11, 15)	–	2,160,000
Stock issued for professional services (notes 11, 15)	$–	266,400

18.INCOME TAXES

The Company’s provision for income taxes differs from amounts computed by applying the combined Canadian federal and provincial tax rates, as a result of the following:

	For the year ended
	December 31,	December 31,
	2023	2022
Loss before income taxes	$(241,504)	$(36,415)

Expected income tax recovery	–	(29,474)
Permanent differences	–	29,474
Change in deferred tax liability	4,172	5,764
Income tax benefit	$4,172	$5,764

The tax effects of temporary timing differences that give rise to the deferred tax liability is as follows:

	As of	As of
	December 31,	December 31,
	2023	2022
Product development costs	$4,172	$4,172

Permanent differences	$4,172	$4,172

The Company recorded goodwill of $2,468,722 associated with the PacePlus acquisition. The asset is not being amortized for financial reporting purposes. The asset is being amortized over a period of twenty years for income tax purposes. This would generally give rise to a long-term deferred tax asset when companies have taxable income. Since ZenaTech did not anticipate having taxable income, the Company did not make a reserve for this asset. As such, the deferred tax asset has not been recognized.

19.SUBSEQUENT EVENTS

The Company issued 1,000,000 common shares of the Company to Maxim Group, Inc. on February 7, 2024 for advisory services in connection with its Nasdaq listing at a price of $0.80 per share.

On February 7, 2024, the Company issued 20,000 common shares of the Company to each of Yvonne Rattray and Neville Brown on February 7, 2024 for services as directors of the Company at a price of $0.80 per share (notes 12 and 15).

Convertible Note

The Company secured a total of $200,000 USD, three-year convertible note from 4 shareholders on January 10, 2024. Interest payments are paid on the 10th of each month and the principal amount of this loan, and the principal is due January 10, 2027. This loan carries 40 units, and one unit contains $5,000 USD unit of debenture, which equals $5,000 USD. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $5,000 USD or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is equal to $25,000 USD. The conversion price after applying the twenty percent (20%) discount off the market price.

Nancy Cowden Loan

The Company secured a $1,000,000 USD, three-year loan from Nancy Cowden on March 14, 2024. The principal is due March 15, 2027. This loan carries 200 units, and one unit contains $5,000 USD unit of debenture, which equals $1,000,000 USD. Each one unit of debenture carries an annual rate of ten percent (10%), paid monthly and no prepayment penalty. The loan also has a minimum conversion amount of $25,000 USD or a debenture holder’s remaining debt, whichever is less. The maximum conversion per month is $100,000 USD. The conversion price after applying the twenty percent (20%) discount off the market price.

20.MANAGEMENT EXPLANATORY PARAGRAPHS

In response to ZenaTech, Inc. filing of the registration statement on Form F-1, file No-333-276838, from April 10, 2024, and following the comments and instructions from the Securities and Exchange Commission (SEC), dated 29th April 2024, we made some changes to the previous financial statements as clarifications:

We have revised the Statement of Cash flows and moved the advance to affiliate for future services under operating activities for 2023 and the previous period presented. In Note-15, "under advance to affiliate for future services" revised disclosures to include the reconciliation of the beginning balance to the ending balance "Advance to affiliate for the year ending December 31, 2023. In addition, in Note 3, Under "Revenue Recognition" we have revised the disclosure to include software services and revenue recognition policy in case of each type of service.

In response to ZenaTech, Inc. filing of the registration statement on Form F-1, file No-333-276838, from April 30, 2024, and following the comments and instructions from the Securities and Exchange Commission, dated 15th May 2024, we made some changes to the previous financial statements as clarifications.

We have revised the Statement of Cash flows and moved the Note receivable - sale of ZenaPay under investing activities for 2023 from the “change in long-term advance to affiliate for future service(under operating activities)”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers.

Business Corporations Act (British Columbia)

Division 5 of Part 5 of the Business Corporations Act (British Columbia) (“BCBCA”) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

•if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

•in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

Articles

Our Articles provide that, subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of this indemnity.

Item 7.	Recent Sales of Unregistered Securities.

We have issued and sold the following securities over the past three years:

•As of January 1, 2021, the Company’s outstanding share capital was 89,378,273 common shares of stock.

•On January 11, 2021, the Company issued 1,970,679 common shares of the Company to investors at $0.24 per share for cash.

•As of December 31, 2021, the Company’s outstanding share capital was 91,348,952 common shares of stock.

•On January 1, 2022, the Company issued 3,000,000 common shares of the Company to Shaun Passley, PhD, for Drone Technology at a price of $0.24 per share.

•On January 1, 2022, the Company issued 3,000,000 common shares of the Company to Epazz, Inc. for Drone Technology at a price of $0.24 per share.

•On January 6, 2022, the Company issued 3,500,000 common shares of the Company to Ameritek Ventures, Inc. for Permanent Licensing of the Robotic Arm Technology at a price of $0.24 per share.

•On February 1, 2022, GG Mars Capital and the Company agreed to convert $800,000 USD dated August 1, 2019, into 1,000,000 shares of common stock of the Company at $0.80 per share.

•On February 1, 2022, Star Financial and the Company agreed to convert $720,000 USD dated August 1, 2019, into 900,000 shares of common stock of the Company at $0.80 per share.

•On June 30, 2022, The Now Corporation retired its $150,000 USD and $100,000 USD plus accrued interest notes through the cancellation of share ownership of 3,599,858 shares. The resulting transaction required a cash payment to Now Corporation of $25,000 US dollars made in July 2022 and resulted in a foreign currency exchange gain of $13,853.

•On February 7, 2024, the Company issued 1,000,000 common shares of the Company to Maxim, Inc. for advisory services in connection with its Nasdaq listing at a price of $0.80 per share.

•On February 7, 2024, the Company issued 20,000 common shares of the Company to each of Yvonne Rattray and Neville Brown for services as directors of the Company at a price of $0.80 per share.

•As of May 22, 2024, the Company’s outstanding share capital was 102,099,094 common shares of stock.

Unless otherwise stated, the issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon (i) Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering, (ii) under Regulation S promulgated under the Securities Act as offers, sales and issuances were not made to persons in the U.S. and no directed selling efforts were made in the U.S., or (iii) under Rule 701 promulgated under the Securities Act as transactions pursuant to benefit plans and contracts relating to compensation.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions or any public offering.

Item 8.	Exhibits and Financial Statement Schedules

Exhibits

Type	Description
EX-3.1	Articles of Incorporation
EX-3.2	Certificate of Name Change
EX-3.3	Certificate of Name Change
EX-3.4	BYLAWS
EX-3.5	ARTICLES OF ZENAPAY, INC.
EX-10.1	SPIN-OFF AGREEMENT
EX-10.2	MANAGEMENT SERVICES AGREEMENT
EX-10.3	INDUSTRY SOFTWARE EXCLUSIVE LICENSE AGREEMENT
EX-10.4	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.5	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.6	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.7	SPIN-OFF AGREEMENT
EX-10.8	MANAGEMENT SERVICES AGREEMENT
EX-10.8a	Second Amending Agreement To Management Services Agreement
EX-10.9	INDUSTRY SOFTWARE EXCLUSIVE LICENSE AGREEMENT
EX-10.10	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.11	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.12	TECHNOLOGY EXCLUSIVE LICENSE AGREEMENT
EX-10.13	2022 LONG-TERM INCENTIVE PLAN
EX-10.14	REVOLVING LINE OF CREDIT NOTE
EX-10.15	REVOLVING LINE OF CREDIT NOTE
EX-10.16	SAIF ZONE WAREHOUSE LEASE
EX-10.17	MEMORANDUM
EX-10.18	TENANCY CONTRACT
EX-23.1	AUDITOR’S CONSENT
EX-23.2	AUDITOR’S CONSENT MARCH 2024
EX-107	FILING FEE TABLE

Financial Statement Schedules

None. All schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements and notes thereto.

Item 9.	Undertakings

(aInsofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(bThe Registrant hereby undertakes:

(1)That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on May 22, 2024.

ZenaTech Inc.
Date: May 22, 2024	By:	/s/ Dr. Shaun Passley
Name: Dr. Shaun Passley
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Shaun Passley his or her true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any and all amendments to this Form F-1 registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dr. Shaun Passley		Date: May 22, 2024
Name: Title:	Dr. Shaun Passley Chief Executive Officer and Director (Principal Executive Officer)
/s/ James A. Sherman		Date: May 22, 2024
Name: Title:	James A. Sherman Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Craig Passley		Date: May 22, 2024
Name: Title:	Craig Passley Director
/s/ Peter Piekos		Date: May 22, 2024
Name: Title:	Peter Piekos Director
/s/ Thomas Burns		Date: May 22, 2024
Name: Title:	Thomas Burns Director
/s/ Neville Brown		Date: May 22, 2024
Name: Title:	Neville Brown Director
/s/ Yvonne Rattray		Date: May 22, 2024
Name: Title:	Yvonne Rattray Director

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ZenaTech Inc., has signed this registration statement on May 22, 2024.

/s/ James A. Sherman
Name: James A. Sherman